     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 2000.

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         ANADARKO PETROLEUM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                1311                               76-0146568
    (STATE OR OTHER JURISDICTION          (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                             17001 NORTHCHASE DRIVE
                           HOUSTON, TEXAS 77060-7141
                                 (281) 875-1101

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                            J. STEPHEN MARTIN, ESQ.
                         ANADARKO PETROLEUM CORPORATION
                             17001 NORTHCHASE DRIVE
                           HOUSTON, TEXAS 77060-7141
                                 (281) 875-1101

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

          DANIEL A. NEFF, ESQ.                     KERRY R. BRITTAIN, ESQ.                   HOWARD L. SHECTER, ESQ.
           DAVID A. KATZ, ESQ.               UNION PACIFIC RESOURCES GROUP INC.             DAVID A. SIRIGNANO, ESQ.
     WACHTELL, LIPTON, ROSEN & KATZ                    777 MAIN STREET                     MORGAN, LEWIS & BOCKIUS LLP
           51 WEST 52ND STREET                     FORT WORTH, TEXAS 76102                       101 PARK AVENUE
        NEW YORK, NEW YORK 10019                       (812) 309-6000                     NEW YORK, NEW YORK 10178-0060
             (212) 403-1000                                                                      (212) 309-6000

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ] ____________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________
                            ------------------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       TITLE OF EACH CLASS OF                AMOUNT TO BE           PROPOSED MAXIMUM         PROPOSED MAXIMUM
     SECURITIES TO BE REGISTERED              REGISTERED        OFFERING PRICE PER UNIT  AGGREGATE OFFERING PRICE
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10 per
  share, and associated preferred
  stock purchase rights..............       119,804,179(1)                                  $5,800,957,800.93
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

       TITLE OF EACH CLASS OF                 AMOUNT OF
     SECURITIES TO BE REGISTERED        REGISTRATION FEE(2)(3)
----------------------------------------------------------------------------------------
Common Stock, par value $0.10 per
  share, and associated preferred
  stock purchase rights..............       $1,531,452.86
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of common stock ("Anadarko Common Stock"), par value $0.10 per share, of Anadarko Petroleum Corporation, a Delaware corporation ("Anadarko"), estimated to be issuable upon the consummation of the merger (the "Merger") of Dakota Merger Corp., a Utah corporation ("Merger Sub") and a direct wholly owned subsidiary of Anadarko with and into Union Pacific Resources Group Inc., a Utah corporation ("Union Pacific Resources"), as described in the Agreement and Plan of Merger, dated as of April 2, 2000 (the "Merger Agreement"), attached as Annex A to the Joint Proxy Statement/Prospectus forming part of this Registration Statement, based on the exchange ratio of 0.455 shares of Anadarko Common Stock for each share of common stock ("Union Pacific Resources Common Stock"), no par value, of Union Pacific Resources to be exchanged for Anadarko Common Stock.

(2) Pursuant to Rules 457(c) and 457(f)(1) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to (x) the estimated number of shares of Union Pacific Resources Common Stock to be exchanged in the Merger multiplied by (y) $22.03125, the average of the high and low sale prices per share of Union Pacific Resources Common Stock on the New York Stock Exchange Composite Tape on May 26, 2000.

(3) A fee of $1,134,227.93 was previously paid by the registrant pursuant to Rule 14a-6(i) promulgated under the Securities Exchange Act of 1934, as amended, in connection with the filing of the preliminary joint proxy statement/prospectus on May 19, 2000. Pursuant to Rule 457(b) under the Securities Act of 1933, as amended, such fee is being credited against the registration fee and, accordingly, an additional $397,224.93 is being paid in connection with this registration statement.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[ANADARKO LOGO]                                   [UNION PACIFIC RESOURCES LOGO]
                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

     Anadarko Petroleum Corporation and Union Pacific Resources Group Inc. have agreed on a merger transaction involving our two companies. Before we can complete the merger, we must obtain the approval of our companies' stockholders. We are sending you this joint proxy statement/prospectus to ask you to vote in favor of the merger transaction and related matters.

     In the merger, a subsidiary of Anadarko will merge with and into Union Pacific Resources. As a result, Union Pacific Resources will become a wholly owned subsidiary of Anadarko, and stockholders of Union Pacific Resources will be entitled to receive 0.455 of an Anadarko common share in return for each Union Pacific Resources common share they currently own. Outstanding Anadarko common shares will remain unchanged in the merger. The Anadarko common shares, including the Anadarko common shares issued to stockholders of Union Pacific Resources as a result of the merger, will continue to be listed on the New York Stock Exchange under the trading symbol "APC."

     Union Pacific Resources will hold a special meeting of its stockholders instead of its annual meeting to consider and vote on the merger proposal. Anadarko will hold a special meeting of its stockholders to consider and vote on four proposals related to the merger. The first proposal is to approve the issuance of Anadarko common shares in the merger. The second proposal is to increase the maximum size of the Anadarko board of directors from nine to 15 directors. The third proposal is to increase the authorized number of Anadarko common shares from 300,000,000 to 450,000,000. The fourth proposal is to amend Anadarko's 1999 stock incentive plan. Completion of the merger requires Union Pacific Resources stockholder approval of the merger proposal and Anadarko stockholder approval of the first proposal.

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your special meeting, please take the time to vote by completing the enclosed proxy card and mailing it to us or, in the case of Anadarko stockholders, you may also vote by following the Internet or telephone instructions on the proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR each of the proposals presented. If you neither return your card nor vote by Internet or telephone, or if you do not instruct your broker how to vote any shares held for you in "street name," your shares will not be voted at your special meeting.

     The dates, times and places of the stockholders' meetings are as follows:

          FOR ANADARKO STOCKHOLDERS:             FOR UNION PACIFIC RESOURCES STOCKHOLDERS:
           Thursday, July 13, 2000                        Thursday, July 13, 2000
            2:00 p.m., local time                          10:00 a.m., local time
        The Wyndham Hotel, Greenspoint                      The Fort Worth Club
           12400 Greenspoint Drive                    306 West 7th Street, 12th Floor
                Houston, Texas                               Fort Worth, Texas

     This joint proxy statement/prospectus gives you detailed information about the merger we are proposing, and it includes our merger agreement as Annex A. You can get more information about our companies from publicly available documents we have filed with the Securities and Exchange Commission. We encourage you to read carefully this entire document, including all its annexes, and WE ESPECIALLY ENCOURAGE YOU TO READ THE SECTION ON "RISK FACTORS" BEGINNING ON PAGE 18.

     We enthusiastically support this compelling combination of two successful oil and gas exploration and production companies, and we join with the members of our boards of directors in recommending that you vote FOR the merger and all of the related proposals.


            [ROBERT J. ALLISON, JR. SIG]                                [GEORGE LINDAHL, III]
               Robert J. Allison, Jr.                                     George Lindahl III
        Chairman and Chief Executive Officer                Chairman, President and Chief Executive Officer
           Anadarko Petroleum Corporation                         Union Pacific Resources Group Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED MAY 30, 2000, AND IS BEING FIRST MAILED TO STOCKHOLDERS ON OR ABOUT MAY 31, 2000.

This document incorporates important business and financial information about Anadarko and Union Pacific Resources that is not included in or delivered with this document. This information is available without charge to stockholders upon written or oral request at the applicable company's address and telephone number listed on page 4. To obtain timely delivery, stockholders must request the information no later than July 6, 2000.

[UNION PACIFIC RESOURCES LOGO]

                       UNION PACIFIC RESOURCES GROUP INC.
                                777 MAIN STREET
                            FORT WORTH, TEXAS 76102
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 13, 2000
                             ---------------------

To the Stockholders of Union Pacific Resources Group Inc.:

     A special meeting of stockholders of Union Pacific Resources Group Inc. will be held on Thursday, July 13, 2000, at 10:00 a.m., local time, at The Fort Worth Club, 306 West 7th Street, 12th Floor, Horizon and Terrace Rooms, Fort Worth, Texas, for the following purposes:

     - To consider and vote upon a proposal to approve the merger agreement among Anadarko Petroleum Corporation, Dakota Merger Corp., which is a newly formed, wholly owned subsidiary of Anadarko, and Union Pacific Resources, and the transactions contemplated by the merger agreement, including the merger.

     - To transact such other business as may properly be brought before the special meeting and any adjournments or postponements thereof.

     Holders of record of Union Pacific Resources common shares at the close of business on May 30, 2000 will be entitled to vote at the special meeting or any adjournment or postponement thereof.

     THE UNION PACIFIC RESOURCES BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY IT ARE IN THE BEST INTERESTS OF UNION PACIFIC RESOURCES AND ITS STOCKHOLDERS. ACCORDINGLY, THE UNION PACIFIC RESOURCES BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AT THE SPECIAL MEETING.

     Please take the time to vote by completing and mailing the enclosed proxy card. A postage-prepaid envelope has been provided for your convenience. You may revoke your proxy at any time before the vote is taken by sending to the Secretary of Union Pacific Resources a proxy with a later date. Alternatively, you may revoke your proxy by delivering to the Secretary of Union Pacific Resources a written revocation prior to the special meeting or by voting in person at the special meeting.

     IT IS IMPORTANT THAT YOU SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, SO THAT YOUR UNION PACIFIC RESOURCES COMMON SHARES WILL BE REPRESENTED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU DO NOT RETURN YOUR CARD, OR IF YOU DO NOT INSTRUCT YOUR BROKER HOW TO VOTE ANY UNION PACIFIC RESOURCES COMMON SHARES HELD FOR YOU IN "STREET NAME," YOUR UNION PACIFIC RESOURCES COMMON SHARES WILL NOT BE VOTED AT THE SPECIAL MEETING.

     REGARDLESS OF THE NUMBER OF UNION PACIFIC RESOURCES COMMON SHARES YOU HOLD, YOUR VOTE IS VERY IMPORTANT.
                                            By Order of the Board of Directors

                                            /s/ Kerry R. Brittain
                                            Kerry R. Brittain
                                            Vice President, General Counsel
                                            and Secretary
Fort Worth, Texas
May 30, 2000
PLEASE DO NOT SEND ANY UNION PACIFIC RESOURCES STOCK CERTIFICATES AT THIS TIME.

                                                                 [ANADARKO LOGO]
                         ANADARKO PETROLEUM CORPORATION

                             17001 NORTHCHASE DRIVE
                           HOUSTON, TEXAS 77060-2141
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 13, 2000
                             ---------------------

To the Stockholders of Anadarko Petroleum Corporation:

     A special meeting of stockholders of Anadarko Petroleum Corporation will be held on Thursday, July 13, 2000, at 2:00 p.m., local time, at The Wyndham Hotel, Greenspoint, 12400 Greenspoint Drive, Houston, Texas, for the following purposes:

     - To consider and vote upon a proposal to approve the issuance of the Anadarko common shares to be received by Union Pacific Resources Group Inc. stockholders in the proposed merger among Anadarko, Dakota Merger Corp, which is a newly formed, wholly owned subsidiary of Anadarko, and Union Pacific Resources.

     - To consider and vote upon a proposal to approve an amendment to Anadarko's restated certificate of incorporation to increase the maximum size of the Anadarko board of directors from nine to 15 directors.

     - To consider and vote upon a proposal to approve an amendment to Anadarko's restated certificate of incorporation to increase the authorized number of Anadarko common shares from 300,000,000 to 450,000,000.

     - To consider and vote upon a proposal to approve an amendment to Anadarko's 1999 stock incentive plan that would, among other things, increase the number of Anadarko common shares that may be granted under the plan.

     - To transact such other business as may properly be brought before the special meeting and any adjournments or postponements thereof.

     Holders of record of Anadarko common shares at the close of business on May 30, 2000 will be entitled to vote at the special meeting or any adjournment or postponement thereof. A list of Anadarko stockholders will be available for inspection at Anadarko's headquarters during ordinary business hours for the ten-day period prior to the special meeting.

     THE ANADARKO BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY IT ARE IN THE BEST INTERESTS OF ANADARKO AND ITS STOCKHOLDERS. THE ANADARKO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AT THE SPECIAL MEETING TO APPROVE THE SHARE ISSUANCE, THE TWO AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION AND THE AMENDMENT TO THE ANADARKO 1999 STOCK INCENTIVE PLAN.

     Please take the time to vote by following the Internet or telephone voting instructions on the enclosed proxy card or by completing and mailing the proxy card. A postage-prepaid envelope has been provided for your convenience if you wish to vote by mail. You may revoke your proxy at any time before the vote is taken by sending to the Corporate Secretary of Anadarko a proxy with a later date or voting again by Internet or telephone. Alternatively, you may revoke your proxy by delivering to the Corporate Secretary of Anadarko a written revocation prior to the special meeting or by voting in person at the special meeting.

     IT IS IMPORTANT THAT YOU SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE OR VOTE BY INTERNET OR TELEPHONE SO THAT YOUR ANADARKO COMMON SHARES WILL BE REPRESENTED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU DO NOT RETURN YOUR CARD OR VOTE BY INTERNET OR TELEPHONE, OR IF YOU DO NOT INSTRUCT YOUR BROKER HOW TO VOTE ANY ANADARKO COMMON SHARES HELD FOR YOU IN "STREET NAME," YOUR ANADARKO COMMON SHARES WILL NOT BE VOTED AT THE SPECIAL MEETING.

     REGARDLESS OF THE NUMBER OF ANADARKO COMMON SHARES YOU HOLD, YOUR VOTE IS VERY IMPORTANT.

                                        By Order of the Board of Directors

                                        /s/ Suzanne Suter
                                        Suzanne Suter
                                        Corporate Secretary

Houston, Texas
May 30, 2000
              PLEASE DO NOT SEND ANY ANADARKO STOCK CERTIFICATES.

     To find any one of the principal sections identified below, simply bend the document slightly to expose the black tabs and open the document to the tab that corresponds to the title of the section you wish to read.

                                           TABLE OF CONTENTS
                                                                   ---------------

                      QUESTIONS AND ANSWERS ABOUT THE MERGER
                                                                   ---------------

                                                     SUMMARY
                                                                   ---------------

        SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL
                                                 INFORMATION       ---------------

                                                RISK FACTORS
                                                                   ---------------

                                  FORWARD-LOOKING STATEMENTS
                                                                   ---------------

                                        THE SPECIAL MEETINGS
                                                                   ---------------

                                                  THE MERGER
                                                                   ---------------

                                        THE MERGER AGREEMENT
                                                                   ---------------

                                 THE STOCK OPTION AGREEMENTS
                                                                   ---------------

                                               THE COMPANIES
                                                                   ---------------

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                                                   ---------------

                            COMPARISON OF STOCKHOLDER RIGHTS
                                                                   ---------------

            AMENDMENTS TO ANADARKO'S RESTATED CERTIFICATE OF
                                               INCORPORATION       ---------------

           AMENDMENT TO ANADARKO'S 1999 STOCK INCENTIVE PLAN
                                                                   ---------------

                                                     ANNEXES
                                                                   ---------------

                               TABLE OF CONTENTS

                                                PAGE
                                                ----
Questions and Answers About the Merger.......        1
Summary......................................        4
Summary Historical and Unaudited Pro Forma
  Financial Information......................       11
Risk Factors.................................       18
  The Market Value of Anadarko Common Shares
    That Union Pacific Resources Stockholders
    Receive Will Vary as a Result of the
    Fixed Exchange Ratio and Possible Stock
    Price Fluctuations.......................       18
  There Are Uncertainties in Integrating Our
    Business Operations......................       18
  A Substantial or Extended Decline in Oil or
    Gas Prices Would Have a Material Adverse
    Effect on the Combined Company...........       18
  The Oil and Gas Reserves Data and Future
    Net Revenues Estimates We Report Are
    Uncertain................................       19
  If We Fail to Acquire or Find Additional
    Reserves, Our Reserves and Production
    Will Decline Materially from Their
    Current Levels...........................       19
  We Incur Costs to Comply with Government
    Regulations, Especially Regulations
    Relating to Environmental Protection, and
    We Could Incur Even Greater Costs in the
    Future...................................       19
  Our Non-U.S. Operations Are Subject to the
    Risks of Doing Business Abroad...........       19
Forward-Looking Statements...................       21
The Special Meetings.........................       22
  Information About the Special Meetings and
    Voting...................................       22
  Matters Relating to the Special Meetings...       22
  Vote Necessary at the Special Meetings to
    Approve Anadarko and Union Pacific
    Resources Proposals......................       24
  Voting by Proxy............................       24
  How to Vote by Proxy.......................       25
  Other Voting Matters.......................       26
  Other Business; Adjournments and
    Postponements............................       26
The Merger...................................       27
  Background of the Merger...................       27
  Reasons for the Merger; Recommendations of
    the Boards of Directors..................       30
  Opinion of Union Pacific Resources'
    Financial Advisor........................       34
  Opinion of Anadarko's Financial Advisor....       43
  Interests of Certain Persons in the
    Merger...................................       48
  Accounting Treatment.......................       52
  Regulatory Approvals.......................       52
  Legal Proceedings..........................       52
  Rights of Dissenting Stockholders..........       52
  Federal Securities Law Consequences........       52
  U.S. Federal Income Tax Consequences of the
    Merger...................................       53
The Merger Agreement.........................       55
  The Merger.................................       55
  Merger Consideration.......................       55
  Exchange Procedures........................       55
  Treatment of Union Pacific Resources Stock
    Options..................................       56
  Representations and Warranties.............       56
  Covenants..................................       57
  Conditions.................................       61
  Termination................................       63
  Effect of Termination......................       64
  Amendment and Waiver.......................       65
  Costs and Expenses.........................       66
The Stock Option Agreements..................       67

                                                PAGE
                                                ----
  The Stock Options..........................       67
  When the Stock Options May Be Exercised....       67
  Election to Repurchase Options.............       67
  Right of First Refusal.....................       68
  Registration Rights........................       68
  Limitation on Total Profit.................       68
  Effect of Stock Option Agreements..........       68
The Companies................................       70
  Business of Union Pacific Resources........       70
  Business of Anadarko.......................       71
  Dakota Merger Corp.........................       71
Unaudited Pro Forma Condensed Combined
  Financial Statements.......................       72
Comparison of Stockholder Rights.............       79
  Amendment of Charter Documents.............       79
  Amendment of Bylaws........................       80
  Removal of Directors.......................       80
  Vacancies on the Board.....................       81
  Indemnification of Directors and
    Officers.................................       81
  Limitation on Liability of Directors.......       82
  Right to Call Special Meetings of
    Stockholders.............................       82
  Stockholder Action Without a Meeting.......       82
  Class Voting...............................       83
  Cumulative Voting..........................       83
  Provisions Affecting Control Share
    Acquisitions and Business Combinations...       84
  Mergers, Acquisitions, Share Purchases and
    Certain Other Transactions...............       85
  Rights of Dissenting Stockholders..........       85
  Dividends..................................       86
  Preemptive Rights of Stockholders..........       86
Proposed Amendments to Anadarko's Restated
  Certificate of Incorporation...............       87
  Maximum Board Size Proposal................       87
  Authorized Common Shares Proposal..........       87
Proposed Amendment to Anadarko's 1999 Stock
  Incentive Plan.............................       89
Legal Matters................................       99
Experts......................................       99
Independent Public Accountants...............       99
Other Matters................................      100
Certain Proxy Card Matters...................      100
Stockholder Proposals........................      100
Where You Can Find More Information..........      101
Agreement and Plan of Merger, dated as of
  April 2, 2000, by and among Anadarko
  Petroleum Corporation, Dakota Merger Corp.
  and Union Pacific Resources Group Inc......  Annex A
Anadarko Stock Option Agreement, dated as of
  April 2, 2000, by and between Anadarko
  Petroleum Corporation and Union Pacific
  Resources Group Inc........................  Annex B
Union Pacific Resources Stock Option
  Agreement, dated as of April 2, 2000, by
  and between Union Pacific Resources Group
  Inc. and Anadarko Petroleum Corporation....  Annex C
Opinion of Goldman, Sachs & Co., dated April
  2, 2000....................................  Annex D
Opinion of Credit Suisse First Boston
  Corporation, dated April 2, 2000...........  Annex E
Proposed Anadarko Maximum Board Size Charter
  Amendment..................................  Annex F
Proposed Anadarko Authorized Common Shares
  Charter Amendment..........................  Annex G
Anadarko's 1999 Stock Incentive Plan.........  Annex H
Proposed Amendment to Anadarko's 1999 Stock
  Incentive Plan.............................  Annex I

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT WILL HAPPEN IN THE MERGER?

A: In the merger, Union Pacific Resources will become a wholly owned subsidiary of Anadarko. Union Pacific Resources stockholders will become Anadarko stockholders and will own approximately 47% of the Anadarko common shares that are outstanding after the merger. Current Anadarko stockholders will own the remaining approximately 53%.

Q: WHY ARE ANADARKO AND UNION PACIFIC RESOURCES PROPOSING THE MERGER?

A: Our companies are proposing the merger because we expect as a combined company to grow reserves, production, cash flow and earnings faster and beyond the levels either company could achieve individually. We believe our companies have complementary skills, and we seek to combine Anadarko's strength in oil and gas exploration with Union Pacific Resources' industry-leading oil and gas drilling and completion technology. In addition, the combined company will hold significant lease acreage positions and have significant opportunities in most of the high-potential basins of North America, as well as in select international locations. Finally, the combined company will have the cash flow and the financial strength to fund the opportunities we have in our new portfolio, which is more robust and well-balanced than either company's individual portfolio.

  Please read the more detailed description of our reasons for the merger on pages 30 through 34.

Q: WHAT WILL THE NEW COMPANY BE CALLED AND WHERE WILL IT BE HEADQUARTERED?

A: The combined company will be called "Anadarko Petroleum Corporation" and will be headquartered in Houston, Texas.

Q: WHAT WILL HAPPEN TO UNION PACIFIC RESOURCES COMMON SHARES IN THE MERGER?

A: Union Pacific Resources stockholders will receive 0.455 of an Anadarko common share for each Union Pacific Resources common share they own. Union Pacific Resources stockholders also will receive cash in place of any fractional shares.

   The Anadarko common shares received in the merger will be listed on the New York Stock Exchange under the ticker symbol "APC."

Q: WHAT WILL HAPPEN TO ANADARKO COMMON SHARES IN THE MERGER?

A: Nothing. Each Anadarko common share outstanding will remain outstanding as an Anadarko common share.

Q: WHEN ARE THE SPECIAL STOCKHOLDERS' MEETINGS?

A: Each company's special meeting of stockholders will take place on July 13, 2000. The location of each special meeting is specified on the cover page of this document.

Q: WHAT WILL HAPPEN AT THE SPECIAL STOCKHOLDERS' MEETINGS?

A: At the Union Pacific Resources special meeting, Union Pacific Resources stockholders will vote on the merger agreement and the transactions contemplated by the merger agreement, including the merger. At the Anadarko special meeting, Anadarko stockholders will vote on issuance of Anadarko common shares in the merger. Anadarko stockholders also will vote on whether

  - to amend Anadarko's restated certificate of incorporation to increase the maximum size of the Anadarko board of directors from nine to 15 directors,

  - to amend Anadarko's restated certificate of incorporation to increase the number of authorized Anadarko common shares from 300,000,000 to 450,000,000, and

  - to amend Anadarko's 1999 stock incentive plan.

   We cannot complete the merger unless, among other things, Union Pacific Resources stockholders vote to approve the merger agreement and Anadarko stockholders vote to approve the stock issuance. The completion of the merger is not contingent on stockholder approval of the proposals to amend Anadarko's restated certificate of incorporation or Anadarko's 1999 stock incentive plan.

Q: WHAT DO I NEED TO DO TO VOTE?

A: Mail your signed proxy card in the enclosed return envelope or, in the case of Anadarko stockholders, you also may vote by Internet or by telephone, in each case as soon as possible so that your shares may be represented at your special meeting. In order to assure that we obtain your vote, please vote as instructed on your proxy card even if you currently plan to attend your special meeting in person.

   THE UNION PACIFIC RESOURCES BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNION PACIFIC RESOURCES STOCKHOLDERS VOTE FOR THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER.

   THE ANADARKO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ANADARKO STOCKHOLDERS VOTE FOR THE ISSUANCE OF ANADARKO COMMON SHARES IN THE MERGER, FOR THE AMENDMENTS TO ANADARKO'S RESTATED CERTIFICATE OF INCORPORATION AND FOR THE AMENDMENT TO ANADARKO'S 1999 STOCK INCENTIVE PLAN.

Q: ARE THERE RISKS ASSOCIATED WITH THE MERGER THAT I SHOULD CONSIDER IN DECIDING
   HOW TO VOTE?

A: Yes. There are risks associated with all business combinations, including the merger. In particular, you should be aware that the number of Anadarko common shares that Union Pacific Resources stockholders will receive is fixed and will not change as the market prices of Union Pacific Resources common shares and Anadarko common shares fluctuate in the period before the merger. Accordingly, the value of the Anadarko common shares that Union Pacific Resources stockholders will receive in return for their Union Pacific Resources common shares may be either less than or more than the current market price of the appropriate number of Anadarko common shares. There also are a number of other risks that are discussed in this document and in other documents incorporated by reference in this document.

   PLEASE READ WITH PARTICULAR CARE THE MORE DETAILED DESCRIPTION OF THE RISKS ASSOCIATED WITH THE MERGER ON PAGES 18 THROUGH 20.

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We expect to complete the merger as quickly as possible once all the conditions to the merger, including obtaining the approvals of our stockholders at the special meetings, are fulfilled. Fulfilling some of these conditions, such as receiving certain governmental clearances or approvals, is not entirely within our control. We currently expect to complete the merger in the middle of this year.

Q: SHOULD I SEND IN MY UNION PACIFIC RESOURCES STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send written instructions to Union
   Pacific Resources stockholders, including a letter of transmittal, that explain how to exchange Union Pacific Resources stock certificates for Anadarko stock certificates. Please do not send in any Union Pacific Resources stock certificates until you receive these written instructions and the letter of transmittal.

Q: HOW DO I VOTE MY SHARES IF MY SHARES ARE HELD IN "STREET NAME"?

A: You should contact your broker. Your broker can give you directions on how to instruct the broker to vote your shares. Your broker will not vote your shares unless the broker receives appropriate instructions from you.

Q: MAY I CHANGE MY VOTE EVEN AFTER RETURNING A PROXY CARD?

A: Yes. If you are a Union Pacific Resources stockholder and want to change your vote, you may do so at any time before the Union Pacific Resources special meeting by sending to the Secretary of Union Pacific Resources a proxy with a later date. Alternatively, you may revoke your proxy by delivering to the Secretary of Union Pacific Resources a written revocation prior to the Union Pacific Resources special meeting or by voting in person at the Union Pacific Resources special meeting.

   Similarly, if you are an Anadarko stockholder and want to change your vote, you may do so at any time before the Anadarko special meeting by sending to the Corporate Secretary of Anadarko a proxy with a later date or by voting again by Internet or telephone. Alternatively, you may revoke your proxy by delivering to the Corporate Secretary of Anadarko a written revocation prior to the Anadarko spe-
cial meeting or by voting in person at the Anadarko special meeting.

   Union Pacific Resources stockholders that require assistance in changing or revoking a proxy should contact Innisfree M&A Incorporated, Union Pacific Resources' solicitation agent for the merger, at 1-888-750-5835.

   Anadarko stockholders that require assistance in changing or revoking a proxy should contact ChaseMellon Shareholder Services, L.L.C., Anadarko's solicitation agent for the merger, at 1-800-953-2497.

Q: IF I HAVE MORE QUESTIONS ABOUT THE MERGER OR THE TWO COMPANIES, WHERE CAN I
   FIND ANSWERS?

A: In addition to reading this document, its annexes and the documents we have incorporated in this document by reference, you can find more information about the merger or the two companies in our companies' filings with the Securities and Exchange Commission and the New York Stock Exchange. Please see pages 101 through 103.

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which this document refers to fully understand the merger and the other matters being submitted to stockholders. See "Where You Can Find More Information" on page 101. Each item in this summary includes a page reference directing you to a more complete description of that item.

THE COMPANIES (PAGE 70)

UNION PACIFIC RESOURCES GROUP INC.
777 Main Street
Fort Worth, Texas 76102
(817) 321-6000

     Union Pacific Resources, one of the largest independent oil and gas companies in North America, is engaged primarily in the exploration for and the development and production of natural gas, natural gas liquids and crude oil in several major producing basins in the United States, Canada, Guatemala, Venezuela and other international areas. As of December 31, 1999, Union Pacific Resources had 951 million energy equivalent barrels of proved reserves, 58% of which were represented by natural gas reserves. Of total proved reserves, 56% were located in the United States and 28% were located in Canada. In addition, Union Pacific Resources engages in the hard minerals business through nonoperated joint ventures and royalty interests in several coal and trona (natural soda ash) mines located on lands within and adjacent to its land grant holdings in Wyoming. The land grant consists of land in Colorado, Wyoming and Utah, where Union Pacific Resources has fee ownership of the mineral rights under approximately 7.9 million acres. Union Pacific Resources also held as of December 31, 1999 leasehold interests in more than 17 million gross acres worldwide. During 1999, over 68% of the revenues, 44% of fixed assets and 56% of proved reserves of Union Pacific Resources were generated or located in the United States.

ANADARKO PETROLEUM CORPORATION
17001 Northchase Drive
Houston, Texas 77060-7141
(281) 875-1101

     Anadarko is one of the world's largest independent oil and gas exploration and production companies, with 991 million energy equivalent barrels of proved reserves as of December 31, 1999. About 71% of these proved reserves were located in the United States, with the remaining 29% of these proved reserves in Algeria. Oil reserves accounted for 58% of Anadarko's total proved reserves while U.S. natural gas reserves accounted for 42% of Anadarko's total proved reserves. As of year-end 1999, Anadarko held worldwide interests in more than 8 million gross lease acres. During 1999, about 87% of Anadarko's production was domestic. U.S. drilling and production operations are located primarily in Alaska, the Gulf of Mexico, Kansas, Oklahoma and Texas. Anadarko has significant oil production in Algeria, and participates in exploration ventures in Tunisia, the North Atlantic Ocean and other selected areas. Anadarko also owns and operates gas gathering systems in its U.S. core producing areas.

DAKOTA MERGER CORP.
17001 Northchase Drive
Houston, Texas 77060-7141
(281) 875-1101

     Dakota Merger Corp. is a wholly owned subsidiary of Anadarko recently formed for the purpose of effecting the merger.

THE SPECIAL MEETINGS (PAGE 22)

Union Pacific Resources Stockholders

     The Union Pacific Resources special meeting of stockholders will be held on Thursday, July 13, 2000, at 10:00 a.m., local time, at The Fort Worth Club, 306 West 7th Street, 12th Floor, Horizon and Terrace Rooms, Fort Worth, Texas. At the Union Pacific Resources special meeting, you will be asked to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Anadarko Stockholders

     The Anadarko special meeting of stockholders will be held on Thursday, July 13, 2000, at 2:00 p.m., local time, at The Wyndham Hotel, Greenspoint, 12400 Greenspoint Drive, Houston,

Texas. At the Anadarko special meeting, you will be asked to approve

     - the issuance of Anadarko common shares to Union Pacific Resources stockholders in connection with the merger,

     - an amendment to Anadarko's restated certificate of incorporation to increase the maximum size of the Anadarko board of directors from nine to 15 directors,

     - an amendment to Anadarko's restated certificate of incorporation to increase the number of authorized Anadarko common shares from 300,000,000 to 450,000,000, and

     - an amendment to Anadarko's 1999 stock incentive plan.

RECORD DATE; VOTE REQUIRED (PAGES 22 AND 24)

Union Pacific Resources Stockholders

     You can vote at the Union Pacific Resources special meeting if you owned Union Pacific Resources common shares at the close of business on May 30, 2000. On that date, there were 252,219,000 Union Pacific Resources common shares outstanding and entitled to vote. You can cast one vote for each Union Pacific Resources common share you then owned. Approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, requires the approval of the holders of a majority of the outstanding Union Pacific Resources common shares. As of May 30, 2000, Union Pacific Resources directors and executive officers beneficially owned approximately 1.3% of the outstanding Union Pacific Resources common shares, including outstanding options. These individuals have indicated that they intend to vote in favor of the merger proposal.

Anadarko Stockholders

     You can vote at the Anadarko special meeting if you owned Anadarko common shares at the close of business on May 30, 2000. On that date, there were 128,322,840 Anadarko common shares outstanding and entitled to vote. You can cast one vote for each Anadarko common share you then owned.

     Approval of the share issuance requires the approval of the holders of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. Approval of the amendment to Anadarko's restated certificate of incorporation increasing the maximum size of the Anadarko board of directors requires the approval of the holders of 80% of the outstanding Anadarko common shares. Approval of the amendment to Anadarko's restated certificate of incorporation increasing the authorized number of Anadarko common shares requires the approval of the holders of a majority of the outstanding Anadarko common shares. Approval of the amendment to Anadarko's 1999 stock incentive plan requires the approval of the holders of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. As of May 30, 2000, Anadarko directors and executive officers beneficially owned approximately 4% of the outstanding Anadarko common shares, including outstanding options. These individuals have indicated that they intend to vote in favor of the Anadarko proposals.

THE MERGER (PAGE 27)

The merger agreement is attached as Annex A to this document. Please carefully read the merger agreement. The merger agreement is the legal document that governs the merger.

General

     We propose a merger transaction in which Union Pacific Resources will merge with Dakota Merger Corp., a wholly owned subsidiary of Anadarko created for the purpose of effecting the merger. After the merger, Union Pacific Resources will be a wholly owned subsidiary of Anadarko and Union Pacific Resources stockholders will become Anadarko stockholders.

Exchange of Common Shares (page 55)

     When we complete the merger, Union Pacific Resources common shares will be converted into Anadarko common shares.

     Union Pacific Resources Stockholders. Each Union Pacific Resources common share will automatically be converted into 0.455 of an Anadarko common share. The total number of Anadarko common shares received, therefore, will be equal to the number of Union Pacific Resources common shares owned multiplied by 0.455, with cash being paid in place of any fractional shares. Union Pacific Resources stockholders will own approxi-mately 47% of the Anadarko common shares outstanding after the merger.

     Anadarko Stockholders. Each Anadarko common share will remain issued and outstanding as one Anadarko common share. Anadarko stockholders will own approximately 53% of the Anadarko common shares outstanding after the merger.

Union Pacific Resources Stock Options (page 56)

     When we complete the merger, stock options to purchase Union Pacific Resources common shares granted to Union Pacific Resources employees and directors under Union Pacific Resources' stock option plans that are outstanding and not yet exercised immediately before completing the merger will become options to purchase Anadarko common shares. The number of common shares subject to such stock options and the exercise price of such stock options will be adjusted according to the exchange ratio.

Management and Operations after the Merger (page 60)

     After the merger, the Anadarko board of directors will continue to manage the business of Anadarko, which then will include the business of Union Pacific Resources as a wholly owned subsidiary. The company will continue to be called "Anadarko Petroleum Corporation" and will be headquartered in Houston, Texas.

     The merger agreement requires Anadarko to take all steps necessary to have Anadarko stockholders consider and vote upon an amendment to Anadarko's restated certificate of incorporation to increase the maximum size of the Anadarko board of directors to at least 13 directors. If the proposed amendment to increase the maximum size of the board to 15 directors is approved by the holders of 80% of the outstanding Anadarko common shares, the Anadarko board of directors will take all action necessary, immediately following the completion of the merger, to elect as Anadarko directors George Lindahl III, Chairman, President and Chief Executive Officer of Union Pacific Resources, and four others who are currently independent directors of Union Pacific Resources and who are mutually agreed upon by the chief executive officers of Anadarko and Union Pacific Resources. If this amendment is not approved by the holders of 80% of the outstanding Anadarko common shares, the Anadarko board of directors will take all action necessary, immediately following the completion of the merger, to elect as Anadarko directors Mr. Lindahl and two others who are currently independent directors of Union Pacific Resources and who are mutually agreed upon by the chief executive officers of Anadarko and Union Pacific Resources. If the maximum size of the Anadarko board of directors is not increased, two current directors of Anadarko would have to resign to make room for the new directors.

Our Recommendations to Stockholders (page 30)

     Union Pacific Resources Stockholders. The Union Pacific Resources board of directors believes that the merger is fair to you and in your best interests, and it unanimously recommends that you vote FOR the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger.

     Anadarko Stockholders. The Anadarko board of directors believes that the merger is fair to you and in your best interests, and it unanimously recommends that you vote FOR the proposals to issue Anadarko common shares in the merger. The Anadarko board also unanimously recommends that you vote FOR the proposals to amend Anadarko's restated certificate of incorporation to increase the maximum size of the Anadarko board of directors, to amend Anadarko's restated certificate of incorporation to increase the number of authorized Anadarko common shares and to amend Anadarko's 1999 stock incentive plan, although none of these three proposals is a condition to completion of the merger.

Opinion of Union Pacific Resources' Financial Advisor (page 34)

     Goldman, Sachs & Co., Union Pacific Resources' financial advisor, delivered a written opinion to the Union Pacific Resources board of directors as to the fairness, from a financial point of view, of the exchange ratio to the stockholders of Union Pacific Resources. We have attached this opinion, dated April 2, 2000, as Annex D to this document. You should read this opinion completely to understand the procedures followed, assumptions made, matters considered and limitations of the review undertaken.

     Goldman Sachs' opinion is addressed to the Union Pacific Resources board of directors and does not constitute a recommendation to any stockholder as to how that stockholder should vote in connection with the merger proposal.

Opinion of Anadarko's Financial Advisor (page 43)

     Credit Suisse First Boston Corporation, Anadarko's financial advisor, delivered a written opinion to the Anadarko board of directors as to the fairness, from a financial point of view, to Anadarko of the exchange ratio. We have attached this opinion, dated April 2, 2000, as Annex E to this document. You should read this opinion completely to understand the procedures followed, assumptions made, matters considered and limitations of the review undertaken.

     Credit Suisse First Boston's opinion is addressed to the Anadarko board of directors and does not constitute a recommendation to any stockholder as to any matters relating to the merger.

Conditions to Completion of the Merger (page 61)

     The completion of the merger depends on a number of conditions being met or waived. In addition to customary conditions relating to our compliance with the merger agreement, these include the following:

     - approval of the merger agreement by Union Pacific Resources stockholders and approval of the common share issuance by Anadarko stockholders;

     - receipt of all requisite governmental approvals, including foreign antitrust approvals; in this connection, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the expiration or termination of which had been a condition to the merger, was terminated on May 10, 2000;

     - absence of any injunction or legal restraint blocking the merger or the ownership or operation of a material portion of the business or assets of Anadarko or Union Pacific Resources;

     - absence of any proceedings by a governmental entity trying to block the merger;

     - receipt by Union Pacific Resources of an opinion from its legal counsel that, for U.S. federal income tax purposes, the exchange of Union Pacific Resources common shares for Anadarko common shares generally will not cause Union Pacific Resources stockholders to recognize any gain or loss other than in connection with any cash received in lieu of fractional shares; and

     - absence of any event that has had or is likely to have a material adverse effect on the other company.

Termination of the Agreement (page 63)

     We can agree at any time to terminate the merger agreement without completing the merger, even if Union Pacific Resources stockholders have approved the merger and Anadarko stockholders have approved the share issuance. Also, either of us can decide, without the consent of the other, to terminate the merger agreement in various circumstances, including the following:

     - if the merger has not been completed by December 31, 2000 (or, if the only barrier to closing is a governmental restraint on the merger pursuant to an antitrust law, then the relevant date is extended to the earlier of March 31, 2001 or the fifth business day after a court renders a decision on the litigation relating to the antitrust law);

     - if Union Pacific Resources stockholders do not approve the merger or if Anadarko stockholders do not approve the share issuance;

     - if any governmental entity has issued a final and non-appealable order, or has taken any other final and non-appealable action, blocking the merger; or

     - if the other party breaches the merger agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the merger and the breaching party does not promptly correct the breach.

     In addition, Union Pacific Resources may, without the consent of Anadarko, decide to terminate the merger agreement if the Anadarko board of directors withdraws or modifies its approval or recommendation in favor of the share issuance in the merger, or if the Anadarko board of directors recommends a competing business combination or similar transaction for Anadarko with a third party.

     Anadarko may, without the consent of Union Pacific Resources, decide to terminate the merger agreement if the Union Pacific Resources board of directors withdraws or modifies its approval or recommendation of the merger agreement or merger in a manner adverse to Anadarko, or if the Union Pacific Resources board of directors recommends a competing business combination or similar transaction for Union Pacific Resources with a third party.

Termination Fees (page 64)

     Anadarko must pay Union Pacific Resources a fee of $25 million in cash if the merger agreement is terminated in a number of circumstances described elsewhere in this document. Please see pages 64 through 65. In addition, if within one year of a termination giving rise to this $25 million fee, Anadarko enters into a definitive agreement with respect to one of several types of acquisitions, or such an acquisition is consummated, then Anadarko must pay Union Pacific Resources an additional $100 million upon completion of that transaction.

     Similarly, Union Pacific Resources must pay Anadarko a fee of $25 million in cash if the merger agreement is terminated in a number of circumstances described elsewhere in this document. Please see pages 64 through 65. In addition, if within one year of a termination giving rise to this $25 million fee, Union Pacific Resources enters into one of several types of acquisitions, or such an acquisition is consummated, then Union Pacific Resources must pay Anadarko an additional $100 million upon completion of that transaction.

Accounting Treatment (page 52)

     The merger will be treated as a "purchase" for accounting purposes. Therefore, the purchase price will be allocated to the assets and liabilities of Union Pacific Resources based on their estimated fair market values at the date of acquisition, and any excess of the purchase price over such fair market values will be accounted for as goodwill.

Stock Option Agreements (page 67)

     Union Pacific Resources has granted Anadarko an option to purchase up to 19.9% of the outstanding Union Pacific Resources common shares, at a per share price in cash equal to the lesser of (a) $17.60 and (b) 0.455 multiplied by the closing price of Anadarko common shares on the date the option is exercised. Anadarko can exercise this option if it becomes entitled to receive the $25 million termination fee under the merger agreement. The stock option agreement limits to $25 million the total profit Anadarko may receive from the option unless an event giving rise to the $100 million termination fee occurs, in which case the limitation on total profits is $125 million.

     Similarly, Anadarko has granted Union Pacific Resources an option to purchase up to 19.9% of the outstanding Anadarko common shares, at a per share price in cash of $38.6875. The provisions of this stock option agreement otherwise parallel the provisions of the stock option agreement described above.

     Union Pacific Resources and Anadarko granted these options to each other to increase the likelihood that the merger would be completed. The stock option agreements could discourage other companies from trying or proposing to combine with Union Pacific Resources or Anadarko before we complete the merger.

INTERESTS OF CERTAIN PEOPLE IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS (PAGE 48)

     Some of Union Pacific Resources' directors and executive officers have interests in the merger that are different from Union Pacific Resources stockholders' interests:

     - All unvested outstanding stock options (other than performance-based options) that Union Pacific Resources has granted to its directors will become exercisable upon approval of the merger by Union Pacific Resources stockholders. Any options not exercised before the merger will be converted into options to purchase Anadarko common shares, with appropriate adjustments to reflect the exchange ratio. Any director who is not asked to serve as a member of the Anadarko board of directors will be entitled to exercise the options at any time during the five-year period following the director's departure from the Union Pacific Resources board of directors or the remaining term of the option, whichever is less.

     - Union Pacific Resources' executive officers are each covered by change-in-control agreements that generally become operative upon approval of the merger by Union Pacific Resources stockholders. At such time, all unvested outstanding options (other than performance-based options) that Union Pacific Resources has granted to its executive officers will become exercisable and, if not exercised before the merger, will be converted into options to purchase Anadarko common shares with appropriate adjustments to reflect the exchange ratio. Also, at such time, all restrictions on restricted shares (other than performance-based restrictions, if any) will lapse and be deemed fully satisfied. If, after the merger, and unless waived by the executive, an executive (a) is terminated by Anadarko or the surviving corporation within a three-year period without "cause," (b) terminates employment for "good reason" or
       (c) terminates employment for any reason during a 30-day period beginning on the first anniversary of the merger, the executive is entitled to certain change-in-control benefits.

     - As a condition to Anadarko's obligation to complete the merger, Mr. Lindahl has entered into a three-year employment agreement with Anadarko under which he will serve as Vice Chairman of Anadarko commencing on the effective date of the merger and, in lieu of his current change-in-control benefits, will be entitled to equity-based compensation and other benefits.

     - Under the merger agreement, Anadarko will take all steps necessary to have Anadarko stockholders consider and vote upon an amendment to Anadarko's restated certificate of incorporation to increase the maximum size of the Anadarko board of directors to at least 13 directors. If Anadarko stockholders approve the amendment, five current Union Pacific Resources directors, including Mr. Lindahl, will become Anadarko directors. Otherwise, three current Union Pacific Resources directors, including Mr. Lindahl, will become Anadarko directors.

     Some of Anadarko's directors and executive officers have interests in the merger that are different from Anadarko stockholders' interests:

     - All unvested outstanding options of Anadarko directors become exercisable upon a change in control. The merger will constitute a change in control under Anadarko's stock plans.

     - Anadarko's executive officers are covered by change-in-control agreements with benefits and other provisions similar to those pertaining to Union Pacific Resources executive officers. The merger will constitute a change in control under these agreements. In connection with the merger, Anadarko expects to obtain assurances from the Anadarko executive officers that they will not treat the merger as a change in control under the agreement.

     - Under Anadarko's stock plans, upon a change in control, unvested options held by Anadarko's executive officers become exercisable and restrictions on executives' restricted shares lapse.

     Additional interests of Union Pacific Resources and Anadarko directors and executive officers are described elsewhere in this document. For more information, please see pages 48 through 51.

     Our boards of directors knew about these interests, and considered them, in approving the merger and recommending that our stockholders approve the merger transaction.

APPRAISAL RIGHTS (PAGE 52)

     Under Utah law, Union Pacific Resources stockholders are not entitled to dissenters' rights in connection with the merger.

     Under Delaware law, Anadarko stockholders are not entitled to appraisal rights in connection with the merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES (PAGE 53)

Union Pacific Resources Stockholders

     We expect that, for U.S. federal income tax purposes, your exchange of Union Pacific Resources common shares for Anadarko common shares generally will not cause you to recognize any gain or loss. You will, however, recognize gain or loss in connection with any cash received instead of fractional shares.

     We have conditioned the merger on Union Pacific Resources' receipt of a legal opinion from its counsel that the U.S. federal income tax treatment will be as we have described it in this document. This opinion will not bind the Internal Revenue Service, which could take a different view.

Anadarko Stockholders

     Because Anadarko common shares remain unchanged, the merger will not cause you to recognize any gain or loss for U.S. federal income tax purposes.

     THIS TAX TREATMENT MAY NOT APPLY TO CERTAIN STOCKHOLDERS. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER TO YOU MAY BE COMPLICATED. THESE CONSEQUENCES WILL DEPEND ON YOUR SPECIFIC SITUATION AND ON VARIABLES NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES FOR YOU.

CERTAIN DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS (PAGE 79)

     The rights of Union Pacific Resources stockholders currently are governed by the Utah Revised Business Corporation Act and the Union Pacific Resources charter and bylaws. The rights of Anadarko stockholders are governed by the Delaware General Corporation Law and the Anadarko charter and bylaws. Upon our completing the merger, Anadarko stockholders and Union Pacific Resources stockholders will both be Anadarko stockholders, and your rights will be governed by the Delaware General Corporation Law and by the Anadarko charter and bylaws. See pages 79 to 86 for more specific information.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE 17)

     Anadarko common shares and Union Pacific Resources common shares are both quoted on the New York Stock Exchange. On March 31, 2000, the last trading day before we announced the merger, Anadarko common shares closed at $38.69 per share and Union Pacific Resources common shares closed at $14.50 per share. On May 26, 2000, the most recent practicable date before the mailing of this document, Anadarko common shares closed at $49.06 per share and Union Pacific Resources common shares closed at $22.00 per share.

     Based on the exchange ratio in the merger, which is 0.455, the market value of the consideration that Union Pacific Resources stockholders will receive in the merger for each Union Pacific Resources common share would be $17.60 per share based on the closing price of Anadarko common shares on March 31, 2000, and $22.32 per share based on the closing price of Anadarko common shares on May 26, 2000. Of course, the market price of Anadarko common shares will fluctuate prior to and after the merger, whereas the exchange ratio is fixed. You should obtain current stock price quotations for Anadarko common shares and Union Pacific Resources common shares.

REGULATORY APPROVALS (PAGE 52)

     Under the Hart-Scott-Rodino Act, we may not complete the merger unless we make various filings with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and certain waiting periods expire or are terminated. On April 24, 2000, Anadarko and Union Pacific Resources submitted the required filings to the Federal Trade Commission and the Antitrust Division. The waiting period under the Hart-Scott-Rodino Act was terminated on May 10, 2000.

     In addition, under the laws of certain foreign nations, we may not complete the merger unless we make various filings with these nations' antitrust regulatory authorities and these authorities approve the merger. We expect that the merger will not violate any foreign antitrust laws and that all the foreign antitrust regulatory authorities whose approval we must seek will approve the merger.

        SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL INFORMATION

UNION PACIFIC RESOURCES SUMMARY HISTORICAL FINANCIAL INFORMATION

     We have derived the summary historical financial information of Union Pacific Resources set forth below for the years 1996-1999 from the information Union Pacific Resources included in its annual reports on Form 10-K filed for the fiscal years ended December 31, 1999 and 1998. Information for the quarters ended March 31, 2000 and 1999 is derived from Union Pacific Resources' quarterly reports on Form 10-Q filed for the periods ended March 31, 2000 and 1999 and is unaudited. Information in the 1996 balance sheet and for 1995 has been audited and restated for discontinued operations. Such restatements are unaudited. You should read this financial information in conjunction with the information in those reports by Union Pacific Resources and in conjunction with the other information incorporated by reference in this document. See "Where You Can Find More Information."

                                   QUARTERS ENDED
                                     MARCH 31,                      YEARS ENDED DECEMBER 31,
                                  ----------------   ------------------------------------------------------
                                   2000     1999       1999       1998         1997       1996       1995
                                  ------   -------   --------   ---------    --------   --------   --------
                                                    (MILLIONS, EXCEPT PER SHARE AMOUNTS)
REVENUE AND EXPENSE DATA
Revenues........................  $522.3   $ 415.1   $1,727.5   $ 1,841.0    $1,518.0   $1,369.2   $1,166.8(a)
Production expenses.............   107.9      90.5      400.6       444.3       300.8      263.2      223.1
Exploration expenses............    30.3      51.6      267.9       339.0(b)    204.7      144.6       89.4
Minerals........................     0.6       0.4       (2.8)        3.5         3.4        8.0        8.8
Administrative and general......    18.8      15.6       86.9       104.8        71.2       66.9       50.5
Depreciation, depletion and
  amortization..................   176.2     183.2      827.7     2,125.6(b)    504.0      478.0      414.7
Restructuring charge............      --      14.5       11.4        17.0          --         --         --
                                  ------   -------   --------   ---------    --------   --------   --------
Operating income................   188.5      59.3      135.8    (1,193.2)      433.9      408.5      380.3
Other (income) expense..........    14.8     (11.4)     (31.7)       45.3       (24.5)       3.5        2.5
Interest expense................    48.9      64.3      218.7       249.8        39.5       38.9        9.5
                                  ------   -------   --------   ---------    --------   --------   --------
Income (loss) from continuing
  operations before income
  taxes.........................   124.8       6.4      (51.2)   (1,488.3)      418.9      366.1      368.3
Income taxes....................    32.1     (35.9)    (140.4)     (605.2)      115.8      112.4       74.1
                                  ------   -------   --------   ---------    --------   --------   --------
Income (loss) from continuing
  operations before
  extraordinary items...........    92.7      42.3       89.2      (883.1)      303.1      253.7      294.2
Gain on sale of discontinued
  operations, net of tax........      --     157.0      157.0          --          --         --         --
Income (loss) from discontinued
  operations, net of tax........      --     (23.8)     (23.8)      (15.6)       29.9       67.1       56.5
                                  ------   -------   --------   ---------    --------   --------   --------
Income (loss) from discontinued
  operations....................      --     133.2      133.2       (15.6)       29.9       67.1       56.5
Extraordinary gain from early
  extinguishment of debt, net of
  tax...........................     2.9        --        3.4          --          --         --         --
                                  ------   -------   --------   ---------    --------   --------   --------
Net income (loss)...............  $ 95.6   $ 175.5   $  225.8   $  (898.7)(b) $  333.0  $  320.8   $  350.7
                                  ------   -------   --------   ---------    --------   --------   --------
Net income (loss) per common
  share
  Continuing
    operations -- basic.........  $ 0.37   $  0.17   $   0.36   $   (3.57)   $   1.21   $   1.02        n/a(c)
  Continuing
    operations -- diluted.......  $ 0.37   $  0.17   $   0.36   $   (3.57)   $   1.21   $   1.01        n/a(c)
  Discontinued
    operations -- basic and
    diluted.....................      --   $  0.54   $   0.54   $   (0.06)   $   0.12   $   0.27        n/a(c)
  Extraordinary item -- basic
    and diluted.................  $ 0.01        --   $   0.01          --          --         --        n/a(c)

                                             QUARTERS ENDED
                                               MARCH 31,                          YEARS ENDED DECEMBER 31,
                                          --------------------    --------------------------------------------------------
                                            2000       1999         1999        1998         1997        1996       1995
                                          --------   ---------    ---------   ---------    ---------   --------   --------
                                                                 (MILLIONS, EXCEPT OPERATING DATA)
BALANCE SHEET DATA (AT END OF PERIOD)
Properties, net.........................  $5,413.5   $ 5,882.8    $ 5,471.0   $ 6,093.3    $ 2,901.1   $2,404.7   $2,238.4
Total assets............................   6,059.5     6,685.2      6,146.9     7,642.4      4,313.7    3,531.6    3,265.7
Long-term debt..........................   2,606.1     2,755.4      2,797.3     3,744.9      1,230.6      670.9      101.5
Shareholders' equity....................   1,020.5       860.8        937.5       728.2      1,760.7    1,514.3    1,312.4
OTHER FINANCIAL DATA
EBITDA(d)...............................  $  380.2   $   305.5    $ 1,263.1   $ 1,226.1    $ 1,167.1   $1,027.6   $  881.9
Net cash provided by operating
  activities............................     314.5       221.7        995.5     1,031.1        856.2      772.5      719.0
Net cash provided (used) by investing
  activities............................    (152.5)    1,279.0      1,008.6    (3,293.4)    (1,390.6)    (632.1)    (472.4)
Net cash provided (used) by financing
  activities............................    (220.1)   (1,338.2)    (1,889.2)    2,204.0        487.7      (46.2)    (225.7)
Capital expenditures, including
  acquisitions..........................     155.2       110.8        428.2     3,828.8(e)   1,188.4      773.0      603.0
OPERATING DATA
Sales volumes
  Gas (Bcf).............................     106.2       119.4        466.7       526.0        404.6      361.9      336.5
  Oil (MMBbls)..........................      10.1        11.4         42.7        50.3         19.3       18.5       19.3
  NGLs (MMBbls).........................       2.7         2.2         10.4        12.1         11.6       11.2        9.5
  MMEEBs................................      30.5        33.5        130.9       150.1         98.3       90.0       84.8
  MEEBs per day.........................     334.8       371.9        358.6       411.2        269.3      245.9      232.3
Average prices
  Gas (per Mcf).........................  $   2.29   $    1.63    $    1.83   $    1.74    $    2.00   $   1.85   $   1.43
  Oil (per Bbl).........................  $  18.69   $    9.54    $   11.81   $   10.48    $   18.36   $  18.84   $  16.08
  NGLs (per Bbl)........................  $  17.86   $    7.47    $   10.95   $    7.88    $   11.23   $  11.48   $   8.36
  Per EEB...............................  $  15.75   $    9.54    $   11.26   $   10.24    $   13.16   $  12.76   $  10.25
Production cost (per Mcfe)..............  $   0.59   $    0.45    $    0.51   $    0.49    $    0.51   $   0.49   $   0.42

---------------
Bbl -- Barrel.
Bcf -- Billion cubic feet.
EEB -- Energy equivalent barrel.
Mcf -- Thousand cubic feet.
Mcfe -- Thousand cubic feet equivalent.
MEEBs -- Thousand energy equivalent barrels.
MMBbls -- Million barrels.
MMEEBs -- Million energy equivalent barrels.
NGLs -- Natural gas liquids.

(a) In November 1995, Union Pacific Resources recorded a $122.5 million pretax ($78.5 million after-tax) gain resulting from the Columbia Gas Transmission Company bankruptcy settlement.

(b) In 1998, Union Pacific Resources recorded a $760 million after-tax charge related to asset impairments in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of."

(c) Earnings per share information prior to 1996 has been omitted as Union Pacific Resources was a wholly owned subsidiary of Union Pacific Corporation until Union Pacific Resources' initial public offering in October 1995. Therefore, net income per share is not applicable for periods prior to the fourth quarter of 1995.

(d) EBITDA represents the sum of income (loss) from continuing operations before income taxes, interest expense, depreciation, depletion and amortization, and exploration expenses. EBITDA is presented because it is a widely accepted financial indicator of the ability to service and incur debt. EBITDA is not intended to represent cash flow in accordance with generally accepted accounting principles and does not represent the measure of cash flow available for distribution.

(e) In March 1998, Union Pacific Resources acquired Norcen Energy Resources of Canada for $2.634 billion.

ANADARKO SUMMARY HISTORICAL FINANCIAL INFORMATION

     We have derived the summary historical financial information of Anadarko set forth below from the information Anadarko included in its previous annual reports on Form 10-K, except for the information for the quarters ended March 31, 2000 and 1999, which is derived from Anadarko's quarterly reports on Form 10-Q for the quarters ended March 31, 2000 and 1999 and is unaudited. You should read this financial information in conjunction with the information in those reports by Anadarko and in conjunction with the other information incorporated by reference in this document. See "Where You Can Find More Information." Amounts for 1995, 1996, 1997 and 1998 have been adjusted for the 2-for-1 stock split, which occurred on July 1, 1998.

                                      QUARTERS ENDED
                                         MARCH 31,                      YEARS ENDED DECEMBER 31
                                    -------------------   ----------------------------------------------------
                                      2000       1999       1999       1998       1997       1996       1995
                                    --------   --------   --------   --------   --------   --------   --------
                                             (MILLIONS, EXCEPT PER SHARE AMOUNTS AND OPERATING DATA)
REVENUE AND EXPENSE DATA
Revenues..........................  $  247.1   $  136.4   $  701.1   $  560.3   $  675.1   $  570.1   $  435.2
Operating expenses................      43.0       34.1      141.7      160.6      154.7      115.3      105.8
Administrative and general........      30.1       24.4      103.0       94.9       73.6       67.7       59.5
Depreciation, depletion and
  amortization....................      57.3       56.5      218.1      204.5      198.8      167.2      164.7
Other taxes.......................      11.3        9.3       35.4       37.7       42.7       37.2       36.9
(Gains) losses and impairments
  related to international
  properties, net.................        --       20.0       24.0       70.0         --      (14.0)       2.6
                                    --------   --------   --------   --------   --------   --------   --------
Operating income (loss)...........     105.4       (7.9)     178.9       (7.4)     205.3      196.7       65.7
Interest expense..................      21.1       18.6       74.1       57.7       41.0       38.9       36.4
                                    --------   --------   --------   --------   --------   --------   --------
Income (loss) before income
  taxes...........................      84.3      (26.5)     104.8      (65.1)     164.3      157.8       29.3
Income taxes......................      42.5       (6.1)      62.2      (22.9)      57.0       57.1        8.3
                                    --------   --------   --------   --------   --------   --------   --------
Net income (loss).................      41.8      (20.4)      42.6      (42.2)     107.3      100.7       21.0
Preferred stock dividends.........       2.7        2.7       10.9        7.1         --         --         --
                                    --------   --------   --------   --------   --------   --------   --------
Net income (loss) available to
  common stockholders.............  $   39.1   $  (23.1)  $   31.7   $  (49.3)  $  107.3   $  100.7   $   21.0
                                    --------   --------   --------   --------   --------   --------   --------
Net income (loss) per common share
  Basic...........................  $   0.31   $  (0.19)  $   0.25   $  (0.41)  $   0.90   $   0.85   $   0.18
  Diluted.........................  $   0.30   $  (0.19)  $   0.25   $  (0.41)  $   0.89   $   0.85   $   0.18
BALANCE SHEET DATA (AT END OF
  PERIOD)
Properties and equipment, net.....  $3,807.7   $3,414.0   $3,681.2   $3,381.5   $2,754.8   $2,297.5   $2,088.8
Total assets......................   4,219.8    3,657.8    4,098.4    3,633.0    2,992.5    2,584.0    2,267.0
Long-term debt....................   1,573.2    1,560.8    1,443.3    1,425.4      955.7      731.0      674.0
Stockholders' equity..............   1,586.6    1,234.5    1,534.6    1,259.5    1,116.8    1,014.1      909.7
OTHER FINANCIAL DATA
EBITDA(a).........................  $  162.7   $   68.6   $  421.0   $  267.1   $  404.1   $  369.3   $  233.0
Net cash provided by (used in)
  operating activities............      11.8       (5.2)     317.7      239.6      362.0      314.5      248.3
Net cash used in investing
  activities......................    (183.9)    (107.9)    (536.3)    (887.3)    (589.5)    (381.1)    (268.4)
Net cash provided by financing
  activities......................     136.6      111.6      246.4      655.7      221.9       64.0       30.6
Capital expenditures, including
  acquisitions....................     184.0      111.8      679.9      917.0      686.2      427.2      331.2
OPERATING DATA
Sales volumes
  Gas (Bcf).......................      44.3       44.0      169.8      176.7      178.7      164.9      171.7
  Oil (MMBbls)....................       3.8        4.0       14.6       11.1        9.1        6.7        7.4
  NGLs (MMBbls)...................       2.0        1.6        6.6        6.6        5.5        3.5        3.6
  MMEEBs..........................      13.2       12.9       49.5       47.2       44.3       37.7       39.6
  MEEBs per day...................     145.0      143.7      135.5      129.4      121.5      103.3      108.6
Average prices
  Gas (per Mcf)...................  $   2.46   $   1.59   $   2.08   $   1.92   $   2.30   $   2.13   $   1.42
  Oil (per Bbl)...................  $  26.34   $  10.60   $  16.83   $  11.51   $  18.03   $  20.21   $  16.52
  NGLs (per Bbl)..................  $  20.73   $   8.60   $  13.40   $  10.29   $  14.64   $  16.86   $  12.81
  Per EEB.........................  $  18.98   $   9.78   $  13.88   $  11.34   $  14.77   $  14.48   $  10.41
Production cost (per EEB).........  $   3.85   $   3.01   $   3.22   $   3.67   $   3.56   $   3.22   $   3.19

---------------
(a) EBITDA represents the sum of income (loss) before income taxes, interest expense, depreciation, depletion and amortization expense and impairments related to international properties. EBITDA is presented because it is a widely accepted financial indicator of the ability to service and incur debt. EBITDA is not intended to represent cash flow in accordance with generally accepted accounting principles and does not represent the measure of cash flow available for distribution.

SUMMARY HISTORICAL OIL AND GAS RESERVE INFORMATION

     The following tables set forth summary information with respect to Union Pacific Resources' and Anadarko's proved oil and gas reserves as of December 31, 1999.

                                                       OIL, CONDENSATE                   ENERGY
                                                          AND NGLS       NATURAL GAS   EQUIVALENTS
                                                          (MMBBLS)          (BCF)       (MMEEBS)
                                                       ---------------   -----------   -----------
NET PROVED RESERVES
UNION PACIFIC RESOURCES
Developed...........................................        276.6           2,692         725.3
Undeveloped.........................................        125.5             599         225.3
                                                            -----           -----         -----
          Total.....................................        402.1           3,291         950.6
                                                            -----           -----         -----
ANADARKO
Developed...........................................        194.6           1,672         473.4
Undeveloped.........................................        378.6             835         517.6
                                                            -----           -----         -----
          Total.....................................        573.2           2,507         991.0
                                                            -----           -----         -----

RESERVE VALUATION INFORMATION

     The standardized measure of discounted future net cash flows represents the present value of future net revenues after income taxes discounted at 10%.

                                                              MILLIONS
UNION PACIFIC RESOURCES
Future net cash flows before income taxes...................  $10,775
Present value of future net cash flows before income taxes,
  discounted at 10%.........................................    6,504
Standardized measure of discounted future net cash flows....    4,659

ANADARKO
Future net cash flows before income taxes...................  $13,962
Present value of future net cash flows before income taxes,
  discounted at 10%.........................................    6,363
Standardized measure of discounted future net cash flows....    4,382

UNAUDITED PRO FORMA CONDENSED COMBINED SUMMARY FINANCIAL INFORMATION

     The pro forma balance sheet data as of March 31, 2000 gives effect to the merger as if it occurred on that date. The pro forma income statement data gives effect to the merger as if it occurred on January 1, 1999.

     We have included this unaudited pro forma condensed summary information only for the purposes of illustration, and it does not necessarily indicate what the operating results or financial position would have been if the merger between Anadarko and Union Pacific Resources had been completed at the dates indicated. Moreover, this information does not necessarily indicate what the future operating results or financial position of the combined company will be. You should read this unaudited pro forma condensed summary financial information in conjunction with the "Unaudited Pro Forma Condensed Combined Financial Statements" included elsewhere in this document. This unaudited pro forma condensed summary financial information does not reflect any adjustments to conform accounting practices, other than to conform Union Pacific Resources' accounting for oil and gas activities to the full-cost method of accounting, or to reflect any cost savings or other synergies anticipated as a result of the merger or any future merger related expenses.

                                                      QUARTER ENDED          YEAR ENDED
                                                      MARCH 31, 2000      DECEMBER 31, 1999
                                                      --------------      -----------------
                                                        (MILLIONS, EXCEPT PER SHARE DATA)
OPERATING DATA
Operating revenues..................................    $   769.2             $2,335.9
Net income from continuing operations available to
  common stockholders...............................        166.2                360.8

PER SHARE INFORMATION
Net income from continuing operations -- basic......    $    0.69             $   1.51
Net income from continuing operations -- diluted....         0.68                 1.50
Cash dividends......................................         0.05                 0.20

BALANCE SHEET DATA (AT END OF PERIOD)
Total assets........................................    $14,329.6
Long-term debt......................................      3,976.3
Stockholders' equity................................      5,494.7

COMPARATIVE PER SHARE DATA

     We have set forth below information concerning net income from continuing operations, cash dividends declared and book value per share data for Union Pacific Resources and Anadarko on both historical and pro forma bases and on a per share equivalent pro forma basis for Union Pacific Resources. We have derived the pro forma net income per share from the "Unaudited Pro Forma Condensed Combined Financial Statements" presented elsewhere in this document (which gives effect to the merger under the purchase accounting method). Pro forma cash dividends declared per share reflect Anadarko cash dividends per share declared in the periods indicated. Book value per share for the pro forma presentation is based upon outstanding Anadarko common shares, adjusted to include the estimated number of Anadarko common shares to be issued in the merger for outstanding Union Pacific Resources common shares at the time the merger is completed. The per share equivalent pro forma data for shares of Union Pacific Resources common shares is based on the assumed conversion of each of the Union Pacific Resources common shares into 0.455 of an Anadarko common share. You should read the information set forth below in conjunction with the respective audited and unaudited financial statements of Anadarko and Union Pacific Resources incorporated by reference, and the "Unaudited Pro Forma Condensed Combined Financial Statements" and the notes thereto presented elsewhere in this document. See "Where You Can Find More Information."

                                                       QUARTER ENDED         YEAR ENDED
                                                       MARCH 31, 2000     DECEMBER 31, 1999
                                                       --------------     -----------------
UNION PACIFIC RESOURCES HISTORICAL PER COMMON SHARE
  DATA
Net income from continuing operations
  Basic..............................................      $ 0.37              $ 0.36
  Diluted............................................        0.37                0.36
Cash dividends.......................................        0.05                0.20
Book value...........................................        4.09                3.77

ANADARKO HISTORICAL PER COMMON SHARE DATA
Net income from continuing operations
  Basic..............................................      $ 0.31              $ 0.25
  Diluted............................................        0.30                0.25
Cash dividends.......................................        0.05                0.20
Book value...........................................       10.83               10.46

PRO FORMA COMBINED PER COMMON SHARE DATA(a)
Net income from continuing operations
  Basic..............................................      $ 0.69              $ 1.51
  Diluted............................................        0.68                1.50
Cash dividends.......................................        0.05                0.20
Book value...........................................       22.75                  --

PRO FORMA COMBINED PER UNION PACIFIC RESOURCES
  EQUIVALENT COMMON SHARE DATA(a)
Net income from continuing operations
  Basic..............................................      $ 0.31              $ 0.69
  Diluted............................................        0.31                0.68
Cash dividends.......................................        0.02                0.09
Book value...........................................       10.35                  --

---------------
     (a) Union Pacific Resources' net income from continuing operations has been adjusted to reflect operations on a full-cost basis.

MARKET PRICE AND DIVIDEND DATA

     In the table below, we present the range of the reported high and low sales prices, as shown on the New York Stock Exchange Composite Tape, of the Anadarko common shares and the Union Pacific Resources common shares, as well as the per share dividends paid on those shares, for the calendar quarters indicated. The Anadarko common share prices and dividend amounts for the first and second quarters of 1998 are adjusted for the 2-for-1 stock split, which occurred on July 1, 1998.

                                                  ANADARKO                    UNION PACIFIC RESOURCES
                                                COMMON SHARES                      COMMON SHARES
                                         ---------------------------        ---------------------------
CALENDAR YEAR                             HIGH     LOW     DIVIDENDS         HIGH     LOW     DIVIDENDS
-------------                            ------   ------   ---------        ------   ------   ---------
1998:
First quarter..........................  $35.50   $26.44    $     0.0375    $24.50   $20.88     $0.05
Second quarter.........................   38.00    30.31          0.05       25.25    16.56      0.05
Third quarter..........................   44.88    28.38          0.05       18.56     8.31      0.05
Fourth quarter.........................   41.88    24.75          0.05       14.50     8.25      0.05

1999:
First quarter..........................  $40.00    26.88    $     0.05      $12.19   $ 7.69      0.05
Second quarter.........................   42.75    35.19          0.05       17.00    10.75      0.05
Third quarter..........................   39.13    28.63          0.05       19.38    14.44      0.05
Fourth quarter.........................   35.75    26.25          0.05       16.13    10.94      0.05

2000:
First quarter..........................  $40.00   $27.56    $     0.05      $15.00   $ 8.56     $0.05
Second quarter (through May 26,
  2000)................................  $53.19   $33.25         --         $23.69   $14.44        --
                                         ------   ------    -------         ------   ------     -----

     On March 31, 2000, the last full trading day prior to our signing and announcing the merger agreement, the closing price of Anadarko common shares was $38.69 per share and the closing price of Union Pacific Resources common shares was $14.50 per share, as reported on the New York Stock Exchange Composite Tape. On May 26, 2000, the most recent practicable date prior to the mailing of this document to you, the last sale prices of Anadarko common shares and Union Pacific Resources common shares were $49.06 per share and $22.00 per share, respectively, as reported on the New York Stock Exchange Composite Tape. Based on the 0.455 exchange ratio provided in the merger agreement, the market value of the consideration that Union Pacific Resources stockholders will receive in the merger for each Union Pacific Resources common share would be $17.60 per share based on the closing price of Anadarko common shares on March 31, 2000, and $22.32 per share based on the closing price of Anadarko common shares on May 26, 2000. We encourage you to obtain current market quotations for Anadarko common shares and Union Pacific Resources common shares.

     Anadarko has filed an application with the New York Stock Exchange to list on the Exchange the Anadarko common shares that Union Pacific Resources stockholders will receive in the merger.

     On April 27, 2000, the Anadarko board of directors declared a dividend on Anadarko common shares of $0.05 per share, payable on June 28, 2000 to holders of record on June 14, 2000.

     In the merger agreement, Anadarko agreed that, until the merger is completed or the merger agreement is terminated, Anadarko will not make, declare or pay any dividends or distributions on any Anadarko common shares, except for regular quarterly dividends of $0.05 per share.

     In the merger agreement, Union Pacific Resources agreed that, until the merger is completed or the merger agreement is terminated, Union Pacific Resources will not make, declare or pay any dividends or distributions on Union Pacific Resources common shares, except for regular quarterly dividends of $0.05 per share.

                                  RISK FACTORS

     In considering whether to vote in favor of the merger transaction involving our companies, you should consider all of the information we have included in this document and its annexes and all of the information included in the documents we have incorporated by reference. In addition, you should pay particular attention to the following risks related to the merger.

THE MARKET VALUE OF ANADARKO COMMON SHARES THAT UNION PACIFIC RESOURCES STOCKHOLDERS RECEIVE WILL VARY AS A RESULT OF THE FIXED EXCHANGE RATIO AND POSSIBLE STOCK PRICE FLUCTUATIONS.

     The exchange ratio is a fixed ratio that will not be adjusted as a result of any increase or decrease in the price of either Anadarko common shares or Union Pacific Resources common shares. The price of Anadarko common shares at the time the merger is completed may be higher or lower than its price on the date of this document or on the date of the special meetings of stockholders. Changes in the business, operations or prospects of Anadarko or Union Pacific Resources, market assessments of the benefits of the merger and of the likelihood that the merger will be completed, regulatory considerations, oil and gas prices, general market and economic conditions, or other factors may affect the prices of Anadarko common shares or Union Pacific Resources common shares. Most of these factors are beyond our control.

     Because the merger will be completed only after the special meetings of our stockholders are held, there is no way to be sure that the price of the Anadarko common shares on the date of the special meetings will be indicative of their price at the time the merger is completed. We urge you to obtain current market quotations for both Anadarko common shares and Union Pacific Resources common shares.

THERE ARE UNCERTAINTIES IN INTEGRATING OUR BUSINESS OPERATIONS.

     In deciding that the merger is in the best interests of our respective stockholders, the Anadarko board of directors and the Union Pacific Resources board of directors considered the potential complementary effects of combining our companies' assets, personnel and operational expertise. Integrating businesses, however, involves a number of special risks, including the possibility that management may be distracted from regular business concerns by the need to integrate operations, unforeseen difficulties in integrating operations and systems, problems concerning retaining and assimilating the employees of the combined company, challenges in retaining customers, and potential adverse short-term or long-term effects on operating results.

A SUBSTANTIAL OR EXTENDED DECLINE IN OIL OR GAS PRICES WOULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMBINED COMPANY.

     Prices for oil and natural gas fluctuate widely. Among the factors that can cause these price fluctuations are:

     - level of consumer demand,

     - weather conditions,

     - price and availability of alternative fuels,

     - domestic drilling activity, and

     - overall economic conditions.

     Due to the many uncertainties associated with the world political environment, the availability of other worldwide energy supplies and the relative competitive relationships of the various energy sources in the view of consumers, we are unable to predict what changes may occur in oil and natural gas prices in the future.

     Our cash flow and earnings depend to a great extent on the prevailing prices for oil and natural gas. Prolonged or substantial declines in these commodity prices may adversely affect our liquidity, the amount of cash flow available for capital expenditures, and our ability to maintain our credit quality and access to the credit and capital markets.

THE OIL AND GAS RESERVES DATA AND FUTURE NET REVENUES ESTIMATES WE REPORT ARE UNCERTAIN.

     Estimates of proved oil and gas reserves and projected future net revenues by necessity are projections based on engineering data, projection of future rates of production and timing of future expenditures. The process of estimating oil and gas reserves requires substantial judgment on the part of petroleum engineers, resulting in imprecise determinations, particularly with respect to new discoveries. Future performance that deviates significantly from reserve reports could have a material adverse effect on us. The estimates of future net revenues reflect oil and gas prices as of the date of estimation, without escalation or reduction. Fluctuations in the price of oil or natural gas could have the effect of significantly altering reserve estimates as economic projections inherent in the estimates may reduce or increase the quantities of recoverable reserves. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses, and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates.

IF WE FAIL TO ACQUIRE OR FIND ADDITIONAL RESERVES, OUR RESERVES AND PRODUCTION WILL DECLINE MATERIALLY FROM THEIR CURRENT LEVELS.

     The rate of production from oil and gas properties generally declines as reserves are depleted. Except to the extent that we acquire additional properties containing proved reserves, conduct successful exploration and development activities, or, through engineering studies, identify additional behind-pipe zones or secondary recovery reserves, our proved reserves will decline materially as reserves are produced. Future oil and gas production is, therefore, highly dependent upon our level of success in acquiring, finding and developing additional reserves, as well as upon increasing production from existing properties through exploitation or other reservoir management activities.

WE INCUR COSTS TO COMPLY WITH GOVERNMENT REGULATIONS, ESPECIALLY REGULATIONS RELATING TO ENVIRONMENTAL PROTECTION, AND WE COULD INCUR EVEN GREATER COSTS IN THE FUTURE.

     Our exploration, production and marketing operations are regulated extensively at the U.S. federal, state and local levels, as well as by other countries in which we do business. We have made and will continue to make expenditures in our efforts to comply with the requirements of environmental and other regulations. Further, the oil and gas regulatory environment could change in ways that might substantially increase these costs.

     Hydrocarbon-producing states regulate conservation practices and protection of correlative rights. These regulations affect our operations and limit the quantity of hydrocarbons we may produce and sell. In addition, at the U.S. federal level, the U.S. Federal Energy Regulatory Commission regulates interstate transportation of natural gas under the Natural Gas Act. Other regulated matters include marketing, pricing, transportation and valuation of royalty payments.

     As an owner or lessee and operator of oil and gas properties, we are subject to various U.S. federal, state and local and foreign regulations relating to the discharge of materials into, and protection of, the environment. These regulations may, among other things, impose liability on us for the cost of pollution cleanup resulting from operations, subject us to liability for pollution damages, and require suspension or cessation of operations in affected areas. Changes in or additions to regulations regarding the protection of the environment could hurt our business.

OUR NON-U.S. OPERATIONS ARE SUBJECT TO THE RISKS OF DOING BUSINESS ABROAD.

     Over the past few years, Anadarko and Union Pacific Resources have devoted a portion of their capital expenditures to international ventures. Currently, the majority of Anadarko's expenditures for international projects is devoted to continuing development of discoveries in Algeria, which accounts for approximately 29% of Anadarko's total proved reserves of oil and gas and approximately 15% of the combined company's total proved reserves of oil and gas. Anadarko also conducts exploration activities in Tunisia and the North Atlantic Ocean. Union Pacific Resources' international oil and gas exploration and production operations are primarily concentrated in Western Canada, Guatemala and Venezuela, and account for approximately 44% of Union Pacific Resources' total proved reserves of oil and gas and approximately 22% of the combined company's total proved reserves of oil and gas.

     These non-U.S. oil and gas exploration, exploitation, development and production activities, particularly those outside of North America, are subject to political and economic risks, including:

     - cancellation or renegotiation of contracts;

     - disadvantages of competing against companies from countries that are not subject to U.S. laws and regulations, including the Foreign Corrupt Practices Act;

     - changes in foreign laws or regulations;

     - changes in tax laws;

     - royalty and tax increases or claims;

     - retroactive tax or royalty claims;

     - expropriation or nationalization of property;

     - currency fluctuations;

     - foreign exchange controls;

     - import and export regulations;

     - environmental controls;

     - risks of loss due to civil strife, acts of war, guerilla activities and insurrection; and

     - other risks arising out of foreign sovereignty over the areas in which our operations are conducted.

     Consequently, our non-U.S. exploration, exploitation, development and production activities may be substantially affected by factors beyond our control, any of which could materially adversely affect our financial position or results of operations. Furthermore, in the event of a dispute arising from non-U.S. operations, we may be subject to the exclusive jurisdiction of courts outside the United States or may not be successful in subjecting non-U.S. persons to the jurisdiction of the courts in the United States, which could adversely affect the outcome of a dispute.

                           FORWARD-LOOKING STATEMENTS

     This document and the documents incorporated by reference contain forward-looking statements with respect to the merger and the financial condition, results of operations, plans, objectives, future performance and business of Anadarko and Union Pacific Resources. Often these statements include words such as "believes," "expects," "anticipates," "estimates," "intends," "strategy," "plan," or similar words or expressions. In particular, statements, express or implied, concerning future operating results or the ability to generate income or cash flows are forward-looking statements.

     These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by these forward-looking statements. You should understand that various factors, in addition to those discussed elsewhere in this document and in the documents referred to or incorporated by reference in this document, could affect the future results of the combined company following the merger and could cause results to differ materially from those expressed in these forward-looking statements, including:

     - revenues following the merger are lower than expected;

     - costs or difficulties related to the integration of the business of Anadarko and Union Pacific Resources are greater than expected, including the ability to retain and assimilate employees of the combined company;

     - competitive pressures increase in the industry or markets in which the companies operate;

     - timing and extent of changes in commodity prices for crude oil, natural gas and related products;

     - extent of our success in discovering, developing, marketing and producing reserves, and in acquiring oil and gas properties;

     - estimates of oil and gas reserves are imprecise, particularly with respect to new discoveries;

     - actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves vary from estimates;

     - changes in general economic conditions or in political or competitive forces;

     - changes in the securities or currency-exchange markets;

     - dependence on key personnel to manage the integration of the two companies;

     - risk that our analyses of these risks and forces could be incorrect or that the strategies developed to address them could be unsuccessful; and

     - risks described above under "Risk Factors."

     Anadarko stockholders and Union Pacific Resources stockholders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents.

     All subsequent written and oral forward-looking statements attributable to Anadarko or Union Pacific Resources or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither Anadarko nor Union Pacific Resources undertakes any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

                              THE SPECIAL MEETINGS

INFORMATION ABOUT THE SPECIAL MEETINGS AND VOTING

     The Anadarko board of directors is using this document to solicit proxies from Anadarko stockholders for use at the Anadarko special meeting of stockholders. The Union Pacific Resources board of directors is using this document to solicit proxies from Union Pacific Resources stockholders for use at the Union Pacific Resources special meeting of stockholders.

MATTERS RELATING TO THE SPECIAL MEETINGS

                     TIME AND PLACE OF THE SPECIAL MEETINGS

          ANADARKO SPECIAL MEETING                UNION PACIFIC RESOURCES SPECIAL MEETING
          ------------------------                ---------------------------------------
          Thursday, July 13, 2000                         Thursday, July 13, 2000
           2:00 p.m., local time                           10:00 a.m., local time
       The Wyndham Hotel, Greenspoint                       The Fort Worth Club
          12400 Greenspoint Drive                     306 West 7th Street, 12th Floor,
               Houston, Texas                            Horizon and Terrace Rooms
                                                             Fort Worth, Texas

       PURPOSE OF THE SPECIAL MEETINGS IS TO VOTE ON THE FOLLOWING ITEMS

          ANADARKO SPECIAL MEETING                UNION PACIFIC RESOURCES SPECIAL MEETING
          ------------------------                ---------------------------------------
- A proposal to approve the issuance of         - A proposal to approve the merger agreement
  Anadarko common shares in the merger.           and the transactions contemplated by the
                                                  merger agreement, including the merger.
- A proposal to amend Anadarko's restated
  certificate of incorporation to increase      - Such other matters as may properly come
  the maximum size of the Anadarko board of       before the Union Pacific Resources special
  directors from nine to 15 directors.            meeting, including the approval of any
                                                  adjournment or postponement of the Union
- A proposal to amend Anadarko's restated         Pacific Resources special meeting.
  certificate of incorporation to increase
  the number of authorized Anadarko common
  shares from 300,000,000 to 450,000,000.
- A proposal to amend Anadarko's 1999 stock
  incentive plan.
- Such other matters as may properly come
  before the Anadarko special meeting,
  including the approval of any adjournment
  or postponement of the Anadarko special
  meeting.

                      RECORD DATE FOR THE SPECIAL MEETINGS

          ANADARKO SPECIAL MEETING                UNION PACIFIC RESOURCES SPECIAL MEETING
          ------------------------                ---------------------------------------
Holders of record of Anadarko common shares     Holders of record of Union Pacific Resources
at the close of business on May 30, 2000        common shares at the close of business on
will be entitled to vote.                       May 30, 2000 will be entitled to vote.

                     OUTSTANDING SHARES HELD ON RECORD DATE

          ANADARKO SPECIAL MEETING                 UNION PACIFIC RESOURCES SPECIAL MEETING
          ------------------------                 ---------------------------------------
As of the record date, there were 128,322,840   As of the record date, there were 252,219,000
outstanding Anadarko common shares that are     outstanding Union Pacific Resources common
entitled to vote at the special meeting.        shares that are entitled to vote at the
                                                special meeting.

                SHARES ENTITLED TO VOTE AT THE SPECIAL MEETINGS

          ANADARKO SPECIAL MEETING                 UNION PACIFIC RESOURCES SPECIAL MEETING
          ------------------------                 ---------------------------------------
Each Anadarko common share that you own as of   Each Union Pacific Resources common share
the record date entitles you to one vote.       that you own as of the record date entitles
                                                you to one vote.
Anadarko common shares deemed beneficially
held by Anadarko or its subsidiaries will not   Union Pacific Resources common shares deemed
be voted.                                       beneficially held by Union Pacific Resources
                                                or its subsidiaries will not be voted.

                  QUORUM REQUIREMENT FOR THE SPECIAL MEETINGS

          ANADARKO SPECIAL MEETING                 UNION PACIFIC RESOURCES SPECIAL MEETING
          ------------------------                 ---------------------------------------
A quorum of Anadarko stockholders is
necessary to hold a valid Anadarko special
meeting.

The presence in person or by proxy at the       A quorum of Union Pacific Resources
Anadarko special meeting of holders of a        stockholders is necessary to hold a valid
majority of the Anadarko common shares          Union Pacific Resources special meeting.
entitled to vote at the Anadarko special
meeting is necessary for a quorum.              The presence in person or by proxy at the
Abstentions and broker non-votes count as       Union Pacific Resources special meeting of
present for establishing a quorum. Anadarko     holders of a majority of the Union Pacific
common shares held by Anadarko or its           Resources common shares entitled to vote at
subsidiaries do not count toward a quorum.      the Union Pacific Resources special meeting
                                                is necessary for a quorum. Abstentions and
A "broker non-vote" occurs with respect to a    broker non-votes count as present for
proposal when a broker is not permitted to      establishing a quorum. Union Pacific
vote on that proposal without instruction       Resources common shares held by Union Pacific
from the beneficial owner of the Anadarko       Resources or its subsidiaries do not count
common shares and no instruction is given.      toward a quorum.
                                                A "broker non-vote" occurs with respect to a
                                                proposal when a broker is not permitted to
                                                vote on that proposal without instruction
                                                from the beneficial owner of the Union
                                                Pacific Resources common shares and no
                                                instruction is given.

  SHARES BENEFICIALLY OWNED BY ANADARKO AND UNION PACIFIC RESOURCES DIRECTORS
                  AND EXECUTIVE OFFICERS AS OF THE RECORD DATE

          ANADARKO SPECIAL MEETING                 UNION PACIFIC RESOURCES SPECIAL MEETING
          ------------------------                 ---------------------------------------
Anadarko directors and executive officers       Union Pacific Resources directors and
beneficially own 5,168,867 Anadarko common      executive officers beneficially own 4,515,241
shares, including outstanding options. These    Union Pacific Resources common shares,
shares represent approximately 4% of the        including outstanding options. These shares
Anadarko common shares outstanding as of the    represent approximately 1.3% of the Union
record date.                                    Pacific Resources common shares outstanding
                                                as of the record date.
These individuals have indicated that they
intend to vote their Anadarko common shares     These individuals have indicated that they
in favor of the Anadarko proposals.             intend to vote their Union Pacific Resources
                                                common shares in favor of the merger
                                                proposal.

VOTE NECESSARY AT THE SPECIAL MEETINGS TO APPROVE ANADARKO AND UNION PACIFIC RESOURCES PROPOSALS

          ANADARKO SPECIAL MEETING                 UNION PACIFIC RESOURCES SPECIAL MEETING
          ------------------------                 ---------------------------------------
Approval of the share issuance requires the     Approval of the merger agreement and the
approval of the holders of a majority of the    transactions contemplated by the merger
votes cast on the proposal, provided that the   agreement, including the merger, requires the
total votes cast on the proposal represent      approval of the holders of a majority of the
over 50% in interest of all securities          outstanding Union Pacific Resources common
entitled to vote on the proposal.               shares.

Approval of the amendment to Anadarko's         Abstentions and broker non-votes will have
restated certificate of incorporation           the same effect as votes against the Union
increasing the maximum size of the Anadarko     Pacific Resources merger proposal.
board of directors requires the approval of
the holders of 80% of the outstanding
Anadarko common shares.
Approval of the amendment to Anadarko's
restated certificate of incorporation
increasing the authorized number of Anadarko
common shares requires the approval of the
holders of a majority of the outstanding
Anadarko common shares.

Approval of the amendment to Anadarko's 1999 stock incentive plan requires the approval of the holders of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal.

Abstentions will be treated as votes cast and will have the same effect as votes against each of the proposals. Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the votes on the issuance of Anadarko common shares and the adoption of the amendment to Anadarko's 1999 stock incentive plan (except in the determination of whether the total votes cast on a proposal represent over 50% in interest of all securities entitled to vote on the proposal), but will have the same effect as votes against the two proposals to amend
Anadarko's restated certificate of
incorporation.

VOTING BY PROXY

     VOTING YOUR PROXY. You may vote in person at your special meeting or by proxy. We recommend you vote by proxy even if you plan to attend your special meeting. You can always change your vote at your special meeting.

     If you are an Anadarko stockholder, you may vote by proxy card, Internet or telephone by completing and mailing the enclosed proxy card or following the Internet or telephone voting instructions on the proxy card. If you are a Union Pacific Resources stockholder, you may vote by proxy card, but not by Internet or telephone, by completing and mailing the enclosed proxy card. If you properly submit your proxy to us in time to vote, one of the individuals named as your proxy will vote your common shares as you have directed. You may vote for or against the proposal or proposals submitted at your special meeting or abstain from voting.

HOW TO VOTE BY PROXY

                                  IN WRITING*

          ANADARKO SPECIAL MEETING                  UNION PACIFIC RESOURCES SPECIAL MEETING
---------------------------------------------    ---------------------------------------------
Complete, sign, date and return your proxy       Complete, sign, date and return your proxy
card in the enclosed envelope.                   card in the enclosed envelope.

                           BY INTERNET OR TELEPHONE*

          ANADARKO SPECIAL MEETING                  UNION PACIFIC RESOURCES SPECIAL MEETING
---------------------------------------------    ---------------------------------------------
Go to http://www.eproxy.com/apc and follow       Voting by Internet is not available to Union
the instructions. You will need to give the      Pacific Resources stockholders.
personal identification number contained on
your proxy card.

Or, call toll-free 1-800-840-1208 and follow     Voting by telephone is not available to Union
the instructions. You will need to give the      Pacific Resources stockholders.
personal identification number contained on
your proxy card.

---------------

* If you hold common shares through a broker or other custodian, please follow the voting instructions for the voting form used by that firm.

     Voting by Anadarko Plan Participants. If you are a participant in the Anadarko Dividend Reinvestment and Stock Purchase Plan or the Anadarko Employee Savings Plan, your proxy will also serve as an instruction to vote the Anadarko common shares held for your account under these plans in the manner indicated on the proxy. If your proxy is not received, the Anadarko common shares held in your account in either the Anadarko Dividend Reinvestment and Stock Purchase Plan or the Anadarko Employee Savings Plan will not be voted.

     If you submit your proxy but do not make specific choices, your proxy will follow your board of directors' recommendations and your shares will be voted for their recommendations.

     THE ANADARKO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ISSUANCE OF ANADARKO COMMON SHARES IN THE MERGER, FOR THE AMENDMENT TO ANADARKO'S RESTATED CERTIFICATE OF INCORPORATION INCREASING THE MAXIMUM SIZE OF THE ANADARKO BOARD OF DIRECTORS FROM NINE TO 15 DIRECTORS, FOR THE AMENDMENT TO ANADARKO'S RESTATED CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED NUMBER OF ANADARKO COMMON SHARES FROM 300,000,000 TO 450,000,000 AND FOR THE ADOPTION OF THE AMENDMENT TO ANADARKO'S 1999 STOCK INCENTIVE PLAN.

     THE UNION PACIFIC RESOURCES BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER.

     APPROVAL OF THE ISSUANCE OF ANADARKO COMMON SHARES BY ANADARKO STOCKHOLDERS AND APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, BY UNION PACIFIC RESOURCES STOCKHOLDERS ARE CONDITIONS TO CONSUMMATION OF THE MERGER.

     Revoking Your Proxy. You may revoke your proxy before it is voted by:

     - submitting a new proxy with a later date, including if you are an Anadarko stockholder a proxy given by the Internet or by telephone,

     - notifying your company's Secretary in writing before your special meeting that you have revoked your proxy, or

     - voting in person at your special meeting.

OTHER VOTING MATTERS

     Voting in Person. If you plan to attend your special meeting and wish to vote in person, we will give you a ballot at your special meeting. However, if your common shares are held in the name of a brokerage firm or trustee, you must obtain from the firm or trustee an account statement, letter or other evidence of your beneficial ownership of the common shares.

     People with Disabilities. We can provide reasonable assistance to help you participate in your special meeting if you tell us about your disability and your plan to attend. Please call or write the Secretary of your company at least two weeks before your special meeting at the number or address provided on page 4.

     Proxy Solicitation. We will each pay our own costs of soliciting proxies.

     In addition to this mailing, Anadarko and Union Pacific Resources employees may solicit proxies personally, electronically or by telephone. Anadarko is paying ChaseMellon Shareholder Services, L.L.C. a customary fee, plus expenses, to assist with the solicitation. Union Pacific Resources is paying Innisfree M&A Incorporated a customary fee, plus expenses, to assist with the solicitation.

     The extent to which these proxy soliciting efforts will be necessary depends upon how promptly proxies are submitted. You should submit your proxy without delay by mail or, if you are an Anadarko stockholder, by Internet or telephone. We also will reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

     DO NOT SEND IN ANY UNION PACIFIC RESOURCES STOCK CERTIFICATES WITH YOUR PROXY CARDS. THE EXCHANGE AGENT WILL MAIL TRANSMITTAL FORMS WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR UNION PACIFIC RESOURCES COMMON SHARES AS SOON AS PRACTICABLE AFTER THE COMPLETION OF THE MERGER.

OTHER BUSINESS; ADJOURNMENTS AND POSTPONEMENTS

     We currently are not aware of any other business to be acted upon at either special meeting. If, however, other matters are properly brought before either special meeting, or any adjourned or postponed special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn the special meeting.

     Adjournments or postponements of the special meetings may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common shares representing a majority of the votes present in person or by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting.

                                   THE MERGER

BACKGROUND OF THE MERGER

     Until October 1995, Union Pacific Resources was a wholly owned subsidiary of Union Pacific Corporation, which, in addition to the activities of Union Pacific Resources, operated through subsidiaries in the areas of rail transportation and trucking. In October 1995, Union Pacific Corporation completed an initial public offering of approximately 15% of Union Pacific Resources common shares. In October 1996, Union Pacific Corporation distributed the remaining stock in Union Pacific Resources to Union Pacific Corporation's stockholders.

     After the board of directors elected a new chief executive officer in July 1999, the new chief executive officer initiated a review of Union Pacific Resources' long-term strategy. At the regular meeting of the Union Pacific Resources board of directors in January 2000, the board was presented by management with a proposed strategy statement and a revised long-term strategic plan, which included a discussion of, among other matters, current industry trends and certain strategic alternatives for Union Pacific Resources. After discussion, Union Pacific Resources' board authorized management to continue its review of strategic alternatives for Union Pacific Resources, including the possibility of a strategic merger with a peer company. In February 2000, Union Pacific Resources' chief executive officer received unsolicited inquiries from, and initiated inquires to, other independent oil and gas exploration and production companies regarding industry consolidation trends.

     From time to time, Anadarko had considered expanding its operations through a strategic merger or acquisition involving another significant independent oil producer. In February 2000, following an initial internal evaluation of the attributes of Union Pacific Resources, Anadarko requested that Credit Suisse First Boston, Anadarko's financial advisor, approach Union Pacific Resources' chief executive officer at an energy industry conference and raise the possibility of a combination between Union Pacific Resources and Anadarko. In mid-February, Anadarko's and Union Pacific Resources' chief executive officers met at an industry function and had a preliminary discussion regarding a possible combination of the two companies.

     On February 22, 2000, representatives of Anadarko and Union Pacific Resources, including their respective chief executive officers, met and executed a confidentiality agreement and exchanged general information regarding the assets and strategic focus of each company. The two chief executive officers also discussed other general issues regarding a possible combination of the two companies. On February 29, 2000, representatives of the financial staffs of Anadarko and Union Pacific Resources, including representatives of each company's financial advisors, met and exchanged financial information with respect to the two companies.

     At a special meeting of the Union Pacific Resources board of directors held on March 2, 2000, Union Pacific Resources' chief executive officer updated the Union Pacific Resources board regarding the strategic alternatives discussed at the January board meeting, which included the possibility of a strategic merger transaction or other business combination with a peer company. Union Pacific Resources' chief executive officer reported that he had held preliminary discussions with six peer companies, and had executed confidentiality agreements, held meetings and exchanged information with two of these, including Anadarko. The board was then advised that Goldman, Sachs & Co. and Simmons & Company International had been engaged as joint financial advisors to assist the Union Pacific Resources board and management in their review of the strategic alternatives available to Union Pacific Resources and to make recommendations in light of that review, including the possibility of a strategic combination. The Union Pacific Resources board agreed that Union Pacific Resources should continue to assess its strategic alternatives.

     In the second week of March 2000, senior management, other key employees and the financial advisors of Union Pacific Resources and Anadarko met and exchanged additional information about each company. Union Pacific Resources' and Anadarko's chief executive officers participated in these meetings, and also met separately following these meetings to discuss a number of matters, including the timing and process involved in a possible combination of the two companies. Following this meeting, each of the two
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

companies began due diligence examinations of the other. This due diligence continued in various meetings and review sessions for the next few weeks until the execution of a definitive merger agreement, and involved the exchange of additional information regarding each company.

     On March 24, 2000, the two chief executive officers met and discussed various issues relating to a possible strategic combination of the two companies, including a number of other issues such as the size and composition of the board of directors of the combined company, the name and location of the combined company, management issues with respect to the combined company (including the Union Pacific Resources chief executive officer's position with the combined company and the terms under which he would serve), Anadarko's activities in Algeria and Union Pacific Resources' operations in Latin America, and the nature and location of each company's assets. They also discussed the timing and process involved in any potential transaction and certain measures to enhance the likelihood of completing the proposed merger. Union Pacific Resources' chief executive officer noted that the Union Pacific Resources board of directors had scheduled meetings on March 27 and on March 29-30 to review Union Pacific Resources' strategic alternatives, and that Union Pacific Resources would not be in a position to consider any specific proposal from Anadarko until after those meetings, and then only if its board determined that it was appropriate to pursue a strategic transaction, such as a combination of Anadarko and Union Pacific Resources.

     At a special meeting of the Union Pacific Resources board of directors held on March 27, 2000, representatives of Goldman, Sachs & Co. presented a detailed review of Union Pacific Resources' current situation, including an analysis of the company's long-term strategic plan. In addition, Union Pacific Resources' financial advisors reviewed a number of potential strategic alternatives for Union Pacific Resources and its stockholders, including continuing as an independent public company, implementing a stock repurchase program, acquiring the assets or stock of other oil and gas exploration and production companies, selling the company for cash or stock, engaging in a leveraged recapitalization, or effecting a strategic transaction with an appropriate peer company. The financial advisors then discussed a group of peer companies which were potential strategic partners and provided an analysis of certain of these peer companies. The financial advisors' analysis concluded that Anadarko was, of the peer companies considered, the best potential partner for Union Pacific Resources in a strategic merger if appropriate terms could be negotiated. Union Pacific Resources' chief executive officer also briefed the Union Pacific Resources board on his March 24, 2000 meeting with Anadarko's chief executive officer. The Union Pacific Resources board also received reports from members of senior management on the due diligence review process conducted by Union Pacific Resources regarding Anadarko and its operations. After discussion, the board determined that a strategic merger with an appropriate peer partner was the best potential alternative. The board instructed management to continue discussions with Anadarko to see if a transaction could be structured on terms that were fair to Union Pacific Resources and its stockholders.

     Following this meeting, counsel for Anadarko provided Union Pacific Resources' counsel with an initial draft of a proposed merger agreement and related stock option agreements. Anadarko had previously indicated to Union Pacific Resources that it would only pursue a transaction that included the execution of such stock option agreements.

     At a special meeting of the Union Pacific Resources board of directors held on March 29, 2000 and a regular meeting held on March 30, 2000, the Union Pacific Resources board engaged in a comprehensive review of a possible strategic merger with Anadarko. The board received detailed presentations from Union Pacific Resources' management, from the company's financial advisors, and from the company's counsel, Morgan, Lewis & Bockius LLP. The management presentations included an overview of the company's strategic alternatives and a financial analysis of a possible strategic combination with Anadarko, including a detailed review of Anadarko's strategic plan, certain financial attributes, reserves, exploration activities and major projects, a review of other due diligence issues relating to Anadarko and a discussion of the political and economic risks associated with Anadarko's Algerian assets. The presentation by the financial advisors included an overview of Union Pacific Resources and Anadarko, a discussion of the rationale of a potential combination of the two companies, and an analysis of various financial aspects of the combination of the two companies. After a full discussion, the board authorized representatives of Union Pacific Resources to
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

continue discussions of a possible strategic merger with Anadarko and to negotiate a definitive merger agreement subject to final board approval.

     At a special meeting of the Anadarko board of directors held on March 30, 2000, the Anadarko board was briefed on the proposed transaction with Union Pacific Resources by Anadarko's senior management, Credit Suisse First Boston, and Wachtell, Lipton, Rosen & Katz, special counsel to Anadarko. The Anadarko board of directors reviewed the results of management's due diligence with respect to Union Pacific Resources and discussed the financial aspects of the proposed transaction. As a result of this meeting, Anadarko's management was authorized to continue discussion with Union Pacific Resources and to make a proposal with respect to the specific terms of the proposed merger transaction.

     Following the March 30, 2000 Union Pacific Resources board of directors meeting, the chief executive officers of Union Pacific Resources and Anadarko spoke by telephone; Union Pacific Resources' chief executive officer advised Anadarko's chief executive officer that Union Pacific Resources was prepared to receive a specific proposal from Anadarko with regard to a strategic merger of the two companies. Anadarko's chief executive officer then proposed that the exchange ratio for the merger be 0.42 of an Anadarko common share for each common share of Union Pacific Resources stock outstanding, which would result in Union Pacific Resources stockholders owning approximately 44.4% of the total equity of the combined company. Anadarko's chief executive officer also proposed that the board of directors of Anadarko following the merger consist of five representatives of the Union Pacific Resources board and the eight current directors of Anadarko, subject to Anadarko obtaining stockholder approval of an amendment to its certificate of incorporation. Anadarko's chief executive officer also stated that its proposal was contingent on Union Pacific Resources agreeing to a termination fee of $150 million and execution of mutual stock option agreements. Anadarko's and Union Pacific Resources' chief executive officers also discussed other merger-related issues, including a proposed timetable for executing a definitive agreement. Following this discussion, Union Pacific Resources' chief executive officer advised Anadarko's chief executive officer that the proposed exchange ratio was not acceptable to the Union Pacific Resources board and that Union Pacific Resources stockholders should have a higher percentage of the equity of the combined company.

     At a special meeting of the Union Pacific Resources board of directors held on the morning of March 31, 2000, Union Pacific Resources' chief executive officer reported on his discussions with Anadarko's chief executive officer and advised the Union Pacific Resources board that the parties appeared to be at an impasse on the exchange ratio and the percentage of equity of the combined company to be held by Union Pacific Resources stockholders.

     Discussions and negotiations between the companies' respective financial and legal advisors took place on March 31, 2000 with regard to the proposed exchange ratio and equity percentage, the amount of the termination fee and the proposed mutual stock options, as well as with regard to the form and structure of the proposed merger agreement previously circulated by counsel for Anadarko. As a result of these negotiations, the parties remained at an impasse with respect to the exchange ratio and respective equity percentages and the issues relating to termination fees and mutual stock options, but did reach an agreement in principle on the form and structure of the proposed merger agreement.

     On April 1, 2000, Union Pacific Resources' chief executive officer and Anadarko's chief executive officer spoke again. Anadarko's chief executive officer proposed an exchange ratio of 0.45, which would result in Union Pacific Resources stockholders receiving approximately 46.2% of the total equity of the combined company. In response, Union Pacific Resources' chief executive officer indicated that Union Pacific Resources stockholders should have a higher percentage of the equity of the combined company than the percentage represented by Anadarko's revised offer.

     At a special meeting of the Union Pacific Resources board of directors held on the morning of April 1, 2000, Union Pacific Resources' chief executive officer reported on the continuing discussions of the parties, advised that an agreement in principle had been reached on the form and structure of the merger agreement, but reported that the parties still remained apart on the exchange ratio, termination fees and reciprocal stock options.
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

     During April 1, 2000, discussions continued between the two companies' financial advisors regarding the proposed exchange ratio and the respective equity percentages to be held by the stockholders of each company. Counsel for Anadarko also circulated a revised form of merger agreement. Between March 31 and April 2, 2000, the parties' legal and financial advisors negotiated the terms of the definitive merger agreement and the reciprocal stock option agreements.

     On April 2, 2000, discussions between the companies' financial advisors continued, and in discussions between the chief executive officers of Anadarko and Union Pacific Resources, it was ultimately tentatively agreed that the exchange ratio would be 0.455 of an Anadarko common share for each Union Pacific Resources common share outstanding, which represented an implied premium of 21.4% to Union Pacific Resources' closing stock price of $14.50 on March 31 and the ownership by Union Pacific Resources stockholders of 46.7% of the equity of the combined company following the transaction. Tentative agreement was also reached with respect to certain other matters, including the amount of the termination fee, reciprocal stock option agreements and the composition of the board of directors.

     On the evening of April 2, 2000, the Union Pacific Resources board of directors held a special meeting to review the proposed transaction. Union Pacific Resources' chief executive officer reviewed with the board the status of the negotiations with Anadarko and the terms of the proposed merger transaction. A representative of Morgan, Lewis & Bockius LLP reviewed with the board the terms and provisions of the proposed merger agreement and ancillary agreements. Representatives of Goldman, Sachs & Co. presented an overview of the proposed transaction terms, a comparative financial analysis of the transaction, a review of certain key business and financial attributes of both Union Pacific Resources and Anadarko, an analysis of the combined company and a summary of the strategic rationale for the proposed combination; thereafter, they presented to the board of directors their opinion that, subject to the conditions set forth in their opinion and the execution of a merger agreement, as of such date, the proposed exchange ratio was fair from a financial point of view to Union Pacific Resources stockholders. The board then reviewed the principal business rationales for the transactions. Following full discussion, the board unanimously approved and adopted the merger agreement, the option agreements and other ancillary agreements, determining that the terms of the merger agreement, the option agreements and the ancillary agreements were advisable, fair to, and in the best interests of, Union Pacific Resources and its stockholders, directed that the merger agreement be submitted to the stockholders of Union Pacific Resources for their approval, and recommended that the stockholders approve the merger agreement.

     On the evening of April 2, 2000, a special meeting of the Anadarko board of directors was convened to review the terms of the proposed merger transaction with Union Pacific Resources. The Anadarko board was briefed on the results of the negotiations between Anadarko and Union Pacific Resources and their respective legal and financial advisors. The Anadarko board also received a presentation from Credit Suisse First Boston regarding the financial terms of the proposed merger transaction. In addition, the Anadarko board received presentations from Anadarko's senior management as to the strategic rationales for the transaction and from Anadarko's counsel as to the proposed terms of the transaction. Credit Suisse First Boston then gave its opinion to the Anadarko board of directors to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to Anadarko. At the conclusion of the meeting, the Anadarko board unanimously determined that the merger agreement and merger transactions were fair and in the best interests of Anadarko and Anadarko stockholders, and resolved to recommend that Anadarko stockholders approve and authorize the issuance of Anadarko common shares in connection with the merger and an amendment to Anadarko's restated certificate of incorporation to increase the maximum size of the Anadarko board of directors from nine to at least 13 directors.

     Following execution of the definitive merger agreement and related agreements, a joint press release announcing the merger transaction was issued on April 3, 2000.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     Union Pacific Resources. The Union Pacific Resources board of directors believes that the merger is fair to and in the best interests of Union Pacific Resources and its stockholders because it believes that, as
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

a result of this strategic merger, the long-term value to Union Pacific Resources stockholders of an investment in the combined company will likely be superior to the long-term value of an investment in Union Pacific Resources as a stand-alone company. The decision of the Union Pacific Resources board of directors to approve the merger agreement, including the transactions contemplated in the merger agreement, and to recommend the merger to Union Pacific Resources stockholders was based upon various factors, including the following:

     - Exchange Ratio. The board believed that the exchange ratio agreed to by Anadarko was favorable in relation to recent market prices for Union Pacific Resources' and Anadarko's common shares and the underlying value of Union Pacific Resources' and Anadarko's net assets.

     - Higher Market Valuations. The board believed that as a consequence of the merger a higher market valuation of Union Pacific Resources' assets, revenues, cash flow and other financial attributes could result.

     - Stronger Balance Sheet. The merger would strengthen Union Pacific Resources' balance sheet, as the pro forma financial data in this document indicate.

     - Strategic Alternatives. Based upon the judgment, advice and analyses of senior management and advisors of Union Pacific Resources, including the analyses of senior management and Union Pacific Resources' financial advisors, Goldman, Sachs & Co. and Simmons & Company International, of conditions in the oil and gas exploration and production industry, the Union Pacific Resources board believed that the merger was the best strategic alternative available to Union Pacific Resources at the time, including Union Pacific Resources' continued pursuit of its long-term strategic plan as a stand-alone company. The board took into account limitations on its current ability to repurchase a significant number of its shares given its existing debt levels, the unlikely possibility of its engaging in a leveraged recapitalization or a sale of the company at an attractive price, the business and financial attributes of Anadarko compared to other possible strategic merger candidates, the likelihood of future consolidation in the oil and gas exploration and production industry, and the constraints on Union Pacific Resources' ability to take advantage of available acquisition and expansion opportunities due to Union Pacific Resources' current size and financial circumstances.

     - Risks of Long-Term Strategic Plan. Implementation of Union Pacific Resources' long-term strategic plan would be subject to risks and uncertainties. The merger, if consummated, could ameliorate risks relating to the Union Pacific Resources' strategic repositioning and the possibility that the benefits of the strategic plan would not be achieved.

     - Complementary Skills. Based upon its consideration of the business, operations, assets, technology, financial position, prospects and personnel of Union Pacific Resources and Anadarko on a combined basis, the combined company would benefit from the complementary strengths of Anadarko in exploration and Union Pacific Resources in high-technology exploitation and completion, and the ability of the combined company to exploit more effectively existing assets and to pursue future opportunities.

     - Significant Lease Acreage Positions. The combined company would hold significant lease acreage positions and have significant opportunities in most of the high-potential basins of North America, including Alaska, Western Canada, the Rocky Mountains, the Mid-continent, Texas and the Gulf of Mexico. The company would also hold significant acreage positions in select international locations, including North Africa and Latin America.

     - Industry Leader in Reserves, Production and Drilling. The merger would create one of the largest independent oil and gas exploration and production companies in the world in terms of 1999 reserves, production and drilling activity.

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

     - Terms and Conditions of the Merger. Based upon presentations by and discussions with senior executives of Union Pacific Resources and representatives of Morgan, Lewis & Bockius LLP and Goldman, Sachs & Co., the Union Pacific Resources board evaluated the terms of the merger agreement, including the conditions to closing of the merger, the ability of each company under certain conditions to consider unsolicited alternative business combination proposals, the ability to terminate the agreement on certain conditions, the option agreements, and the termination fees payable upon certain events. The board concluded that the terms and conditions of the merger were fair and in the best interest of Union Pacific Resources and its stockholders.

     - Tax Treatment. The completion of the merger would be on a tax-free basis to the stockholders of Union Pacific Resources for United States federal income tax purposes, except for cash received by Union Pacific Resources stockholders in lieu of fractional shares.

     - Presentation of Financial Advisor. Goldman, Sachs & Co. gave a financial presentation and delivered an opinion to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the exchange ratio was fair from a financial point of view to the stockholders of Union Pacific Resources, as more fully described below under "Opinion of Union Pacific Resources' Financial Advisor."

     In reaching its decision to approve the merger agreement and to recommend the merger to Union Pacific Resources stockholders, the Union Pacific Resources board of directors did not view any single factor as determinative, and did not find it necessary or practicable to assign relative or specific weights to the various factors considered. Further, individual directors may have given differing weights to different factors.

     The board of directors was aware of the interests of Union Pacific Resources' management in the merger, as described in "Interests of Certain Persons in the Merger" on page 48, in determining to approve the merger agreement. The Union Pacific Resources board of directors did not specifically adopt the opinion of Goldman, Sachs & Co., but did rely on it in reaching its conclusion that the merger is advisable and fair to and in the best interests of Union Pacific Resources and its stockholders and considered it an important factor in determining whether to approve the merger agreement.

     The Union Pacific Resources board of directors also considered the principal detriments of the merger to Union Pacific Resources, including:

     - that the merger would be effected at a time when Union Pacific Resources' stock was trading below its previous high levels, and at a time before the company's strategic repositioning had been fully implemented and its expected benefits fully achieved;

     - that as a result of the merger, the benefits of Union Pacific Resources' long-term strategic plan would be shared by stockholders of Anadarko, rather than enjoyed solely by Union Pacific Resources stockholders;

     - the risk that the benefits sought from the merger, due to the matters described under "Risk Factors" and other factors, might not be fully achieved;

     - the risk that the merger might not be consummated, and the potential implications to Union Pacific Resources' investor relations and employee morale in that event;

     - the risk that, although Union Pacific Resources has the right to terminate the merger agreement if a third party makes a superior proposal for a business combination with Union Pacific Resources, the termination fee provisions of the merger agreement would have the effect of discouraging such a proposal, and the risk that the option agreement would have the effect of precluding any alternative business combination with Union Pacific Resources from being accounted for as a "pooling of interests," which could be an impediment to certain alternative business combination proposals. Union Pacific Resources' board of directors accepted these provisions as a means to obtain other terms in the merger, principally the exchange ratio, that are favorable to Union Pacific

       Resources stockholders, and did not believe these favorable terms could otherwise have been obtained in the negotiations with Anadarko; and

     - the potential impact of the merger on certain Union Pacific Resources' employees and the Fort Worth business and civic communities.

     However, the Union Pacific Resources board of directors determined that these detriments, many of which were inherent in proceeding with a merger, were substantially offset by the potential benefits of the merger summarized above, including the opportunity for Union Pacific Resources stockholders to share in the benefits of the combined company's long-term prospects.

     FOR THE REASONS DISCUSSED ABOVE, THE UNION PACIFIC RESOURCES BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, UNION PACIFIC RESOURCES AND UNION PACIFIC RESOURCES STOCKHOLDERS. ACCORDINGLY, THE UNION PACIFIC RESOURCES BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNION PACIFIC RESOURCES STOCKHOLDERS VOTE FOR THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER.

     Anadarko. In reaching its decision to approve the merger, the Anadarko board of directors consulted with Anadarko's legal and financial advisors as well as with Anadarko's management. The Anadarko board of directors considered a number of material factors:

     - Complementary Skills. The combined company would blend Anadarko's strengths in exploration with Union Pacific Resources' industry-leading drilling and completion technology. By combining these complementary skills, Anadarko expects to grow faster and beyond the levels either company could achieve individually.

     - Well-Balanced Production and Reserves Portfolio. The combined company would give Anadarko a better geographical balance in oil and gas production. Combining the two companies would also result in an excellent blend of balance and diversity between North American and international reserves, and between crude oil and natural gas reserves.

     - Accretive to Cash Flows. The Anadarko board of directors and Anadarko's management believed that the proposed merger would be immediately accretive to cash flow per share.

     - Stronger Balance Sheet. The merger would strengthen Anadarko's balance sheet, as the pro forma financial data in this document indicate.

     - Cash and Financial Strength to Grow. After the merger, Anadarko would have the cash flow and financial strength to pursue aggressively a broader portfolio of drilling and business development projects, to accelerate activity in the most prospective areas and to accelerate growth.

     - Significant Lease Acreage Positions. The combined company would hold significant lease acreage positions and have significant opportunities in most of the high-potential basins of North America, including Alaska, Western Canada, the Rocky Mountains, the Mid-continent, Texas and the Gulf of Mexico. The company would also hold significant acreage positions in select international locations, including North Africa and Latin America. Anadarko has identified over 100 exploration prospects from the combined company's portfolio on existing leaseholds with over 11 billion barrels of net un-risked reserve potential.

     - Industry Leader in Reserves, Production and Drilling. The merger would create one of the largest independent oil and gas exploration and production companies in the world in terms of 1999 reserves, production and drilling activity.

     - Presentation of Financial Advisor. Credit Suisse First Boston, Anadarko's financial advisor, gave a financial presentation and delivered an opinion to the effect that, as of the date of its opinion and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to Anadarko, as more fully described below under "Opinion of Anadarko's Financial Advisor."

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

     - Terms and Conditions of Merger. The terms and conditions of the merger agreement and the merger were viewed by the Anadarko board of directors and management as fair to, and in the best interests of, Anadarko and Anadarko stockholders.

     The board of directors was aware of the interests of Anadarko's management in the merger, as described in "Interests of Certain Persons in the Merger" on page 48, in determining to approve the merger agreement.

     All combinations, including the merger, also include certain risks and disadvantages. The material potential risks and disadvantages to Anadarko stockholders identified by the Anadarko board of directors and management in considering the merger include the following:

     - the time and resources required to complete the merger, with the completion of the merger being subject to various conditions (see "The Merger Agreement -- Conditions");

     - the difficulties inherent in combining and integrating the two companies and the potential distraction to management caused by a transaction of this magnitude;

     - as a result of the merger, the benefits of Anadarko's long-term strategic plan would be shared by stockholders of Union Pacific Resources, rather than enjoyed solely by Anadarko stockholders; and

     - the risk that the benefits sought from the merger, might not be fully achieved.

     The Anadarko board of directors believed and continues to believe that these potential risks and disadvantages are greatly outweighed by the potential benefits anticipated to result from the merger.

     This discussion of the factors considered by the Anadarko board of directors is not intended to be exhaustive. Because of the wide variety of factors considered in connection with its evaluation of the merger, the Anadarko board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its conclusions. In addition, individual directors may have given different weights to different factors.

     FOR THE REASONS DISCUSSED ABOVE, THE ANADARKO BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, ANADARKO AND ANADARKO STOCKHOLDERS. ACCORDINGLY, THE ANADARKO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ANADARKO STOCKHOLDERS VOTE FOR THE ISSUANCE OF ANADARKO COMMON SHARES IN CONNECTION WITH THE MERGER. THE ANADARKO BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS THAT ANADARKO STOCKHOLDERS VOTE FOR THE AMENDMENT TO ANADARKO'S RESTATED CERTIFICATE OF INCORPORATION INCREASING THE MAXIMUM SIZE OF THE ANADARKO BOARD OF DIRECTORS FROM NINE TO 15 DIRECTORS, FOR THE AMENDMENT TO ANADARKO'S RESTATED CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED NUMBER OF ANADARKO COMMON SHARES FROM 300,000,000 TO 450,000,000, AND FOR THE AMENDMENT TO ANADARKO'S 1999 STOCK INCENTIVE PLAN.

OPINION OF UNION PACIFIC RESOURCES' FINANCIAL ADVISOR

     On April 2, 2000, Goldman Sachs delivered its written opinion to the Union Pacific Resources board of directors that, as of that date, the exchange ratio was fair from a financial point of view to the stockholders of Union Pacific Resources.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED APRIL 2, 2000, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX D AND IS INCORPORATED BY REFERENCE IN THIS DOCUMENT. YOU SHOULD READ THE OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things:

     - the merger agreement;

     - annual reports to stockholders and annual reports on Form 10-K of Union Pacific Resources for the four years ended December 31, 1999;
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

     - annual reports to stockholders and annual reports on Form 10-K of Anadarko for the five years ended December 31, 1999;

     - certain interim reports to stockholders and quarterly reports on Form 10-Q of Union Pacific Resources and Anadarko;

     - other communications from Union Pacific Resources and Anadarko to their respective stockholders; and

     - internal financial analyses and forecasts for Union Pacific Resources and Anadarko prepared by their respective managements, internal financial analyses and forecasts for Anadarko prepared by its management, as adjusted by the management of Union Pacific Resources (the "Anadarko Forecasts"), and certain cost savings and operating synergies projected by the managements of Union Pacific Resources and Anadarko to result from the merger (the "Synergies").

     Goldman Sachs also reviewed and discussed with the managements of Union Pacific Resources and Anadarko some information and internal estimates relating to their respective oil and gas reserves, including reserve information for the year ended December 31, 1999, prepared by their respective managements. Goldman Sachs also held discussions with the senior managements of Union Pacific Resources and Anadarko regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs:

     - reviewed the reported price and trading activity for Union Pacific Resources common shares and Anadarko common shares;

     - compared financial and stock market information for Union Pacific Resources and Anadarko with similar information for other companies that have publicly traded securities;

     - reviewed the financial terms of recent business combinations in the oil and gas industry specifically and in other industries generally; and

     - performed other studies and analyses Goldman Sachs considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs has assumed, with the consent of the Union Pacific Resources board of directors, that the internal financial analyses and forecasts for Union Pacific Resources prepared by the management of Union Pacific Resources and the Anadarko Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements of Union Pacific Resources and Anadarko, and that the Anadarko Forecasts will be realized in the amounts and time periods contemplated thereby. In addition, Union Pacific Resources management has advised Goldman Sachs that in preparing the Anadarko Forecasts, Union Pacific Resources management received guidance from outside consultants, Ryder Scott Company and DeGolyer and MacNaughton. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Union Pacific Resources or Anadarko or any of their respective subsidiaries and was not furnished with any such evaluation or appraisal. With respect to oil and gas reserve information, Goldman Sachs is not an expert in the evaluation of oil and gas properties and has relied without independent verification solely upon the reserve information and internal estimates prepared by the managements of Union Pacific Resources and Anadarko. Union Pacific Resources estimates have been periodically confirmed by Ryder Scott and Gaffney, Cline & Associates. Ryder Scott and DeGolyer and MacNaughton were also retained by Union Pacific Resources to provide an opinion of their confidence in the reserve estimates of Anadarko. Goldman Sachs was not required to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with Union Pacific Resources. The advisory services and opinion of Goldman Sachs were provided for the information and assistance of the Union Pacific Resources board of directors in connection with its consideration of the merger, and the opinion does not constitute a recommendation as to how any Union Pacific Resources stockholder should vote on the merger.

     The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its opinion to the Union Pacific Resources board of directors on April 2, 2000.

     THE FOLLOWING SUMMARIES OF FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. YOU SHOULD READ THESE TABLES TOGETHER WITH THE TEXT OF EACH SUMMARY.

     (1) Exchange Ratio History. Goldman Sachs calculated the ratio of the market price of Union Pacific Resources common shares to the market price of Anadarko common shares at selected points over the past three years.

                                                         IMPLIED HISTORICAL       MERGER
PERIOD                                                     EXCHANGE RATIO     EXCHANGE RATIO
------                                                   ------------------   --------------
March 31, 2000 Closing Price...........................        0.375x             0.455x
1 Month prior to March 31, 2000........................        0.352x
3 Months prior to March 31, 2000.......................        0.350x
6 Months prior to March 31, 2000.......................        0.402x
1 Year prior to March 31, 2000.........................        0.415x
2 Years prior to March 31, 2000........................        0.419x
3 Years prior to March 31, 2000........................        0.540x

     (2) Historical Premium Analysis. Goldman Sachs calculated the implied premium being paid in the merger based on the exchange ratio of 0.455 Anadarko common shares for each Union Pacific Resources common share based on the March 31, 2000 closing price of Anadarko common shares and the average prices of Union Pacific Resources common shares over the following periods and on the following dates:

                                                        IMPLIED PREMIUM
DATE/PERIOD                                               (DISCOUNT)
-----------                                             ---------------
March 31, 2000.......................................        21.4%
1 Week ending March 31, 2000 Average.................        30.5%
30 Days ending March 31, 2000 Average................        50.2%
60 Days ending March 31, 2000 Average................        60.2%
90 Days ending March 31, 2000 Average................        53.7%
52 Week high share price.............................        (9.1%)

     (3) Premium Paid Analysis. Goldman Sachs reviewed the premiums to the share price on the business day prior to the announcement of the transaction paid to shareholders of the acquired company in 19 selected mergers and acquisitions in the oil and gas industry since 1995. The following table presents the ranges of premiums paid and transaction values in the selected transactions, compared to the premium in the merger.

                                                                       UNION PACIFIC RESOURCES
                                                             MEDIAN        ANADARKO MERGER
                                           RANGE             PREMIUM           PREMIUM
                                  ------------------------   -------   -----------------------
Premium to Target Share Price...       (13.9%)-50.6%          22.0%             21.4%
Transaction Values..............  $332 million-$91 billion

     (4) Selected Companies Analysis. Goldman Sachs reviewed and compared selected financial information, ratios and public market multiples for Union Pacific Resources and Anadarko to corresponding financial information, ratios and public market multiples for the following eight publicly traded oil and gas companies:

     - Apache Corporation;

     - Burlington Resources Inc.;

     - Devon Energy Corporation;

     - EOG Resources, Inc.;

     - Kerr-McGee Corporation;

     - Noble Affiliates, Inc.;

     - Santa Fe Snyder Corporation; and

     - Unocal Corporation.

     The selected companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to Union Pacific Resources and/or Anadarko. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples and ratios were calculated using the closing price for the Union Pacific Resources common shares and Anadarko common shares and each of the selected companies on March 31, 2000 and were based on the most recent publicly available information. Goldman Sachs' analyses of the selected companies compared the following to the results for Union Pacific Resources and Anadarko:

     - closing share price on March 31, 2000 as a percentage of 52-week high share price;

     - price as a multiple of discretionary cash flow for 2000 and 2001, based on Goldman Sachs research estimates as of March 29, 2000; and

     - total enterprise value, which is the market value of common equity plus preferred stock plus minority interest plus debt less cash, as a multiple of unlevered discretionary cash flow, which equals discretionary cash flow plus interest expense, for calendar years 2000 and 2001, based on Goldman Sachs research estimates as of March 29, 2000.

     The results of these analyses are summarized as follows:

                                     SELECTED PUBLICLY TRADED
                                       OIL AND GAS COMPANIES
                           ---------------------------------------------
                                            MEDIAN (NOT      MEAN (NOT
                                             INCLUDING       INCLUDING                               UNION PACIFIC
                                           UNION PACIFIC   UNION PACIFIC     UNION                 RESOURCES STAND-
                                             RESOURCES       RESOURCES      PACIFIC                ALONE AT IMPLIED
PERCENTAGE/MULTIPLE            RANGE       OR ANADARKO)    OR ANADARKO)    RESOURCES   ANADARKO     MERGER PRICE(a)
-------------------            -----       -------------   -------------   ---------   --------   -------------------
March 31, 2000 share
price as a percentage of
52-week high share
price....................   64.0%-100.0%         86%             86%           75%         90%             91%
Price as a multiple of
estimated 2000
discretionary cash
flow.....................      3.2x-8.7x        4.2x            4.4x          3.2x        8.7x            3.9x
Price as a multiple of
estimated 2001
discretionary cash
flow.....................      3.1x-6.5x        4.2x            4.4x          3.1x        6.5x            3.8x
Total enterprise value as
a multiple of estimated
2000 unlevered
discretionary cash
flow.....................      4.4x-9.5x        5.3x            5.4x          4.8x        9.5x            5.4x
Total enterprise value as
a multiple of estimated
2001 unlevered
discretionary cash
flow.....................      4.2x-7.4x        5.4x            5.4x          4.7x        7.4x            5.3x

---------------
(a) Based on exchange ratio and Anadarko closing price on March 31, 2000.

     Goldman Sachs also compared the selected companies':

     - total enterprise value as a multiple of proved reserves;

     - total enterprise value as a percentage of the present value of reserves after taxes ("PV10");

     - net debt per barrel of oil equivalents ("BOE");

     - net debt as a multiple of discretionary cash flow for 2000, based on Goldman Sachs research estimates as of March 29, 2000; and

     - proved reserves to production ratio, based on Goldman Sachs research estimated production for 2000.

     The results of these analyses are summarized as follows:

                                      SELECTED PUBLICLY TRADED
                                        OIL AND GAS COMPANIES
                          -------------------------------------------------
                                         MEDIAN (NOT          MEAN (NOT                               UNION PACIFIC
                                          INCLUDING           INCLUDING                                 RESOURCES
                                        UNION PACIFIC       UNION PACIFIC       UNION                 STANDALONE AT
                                          RESOURCES           RESOURCES        PACIFIC                IMPLIED MERGER
MULTIPLE                    RANGE       OR ANADARKO)        OR ANADARKO)      RESOURCES   ANADARKO       PRICE(A)
--------                    -----     -----------------   -----------------   ---------   --------   ----------------
Total enterprise value
as a multiple of proved
reserves(b).............  5.89x-9.12x       6.66x               7.19x           6.66x       6.64x          7.50x

Total enterprise value
as a percentage of
PV10(b).................  135%-179%          159%                159%            135%        150%           153%

Net debt as a multiple
of estimated 2000
discretionary cash
flow....................  0.9x-2.8x          1.7x                1.6x            2.3x        2.8x           2.3x

Ratio of reserves to
production..............  7.5x-17.5x         8.6x                8.8x            7.7x       17.5x           7.7x

---------------

(a) Based on exchange ratio and Anadarko closing price on March 31, 2000.
(b) Enterprise values are unadjusted for undeveloped acreage or other assets.

     (5) Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to 20 selected transactions involving more than $1 billion in the oil and gas exploration and production industry since 1997. The following table presents the range of transaction values attributable to reserves per BOE, as well as the mean and median transaction value attributable to reserves per BOE indicated for the selected transactions, compared to the value indicated for the merger.

                   SELECTED TRANSACTIONS                         THE MERGER
-----------------------------------------------------------   -----------------
RANGE OF TRANSACTION  MEAN TRANSACTION   MEDIAN TRANSACTION   TRANSACTION VALUE
   VALUES PER BOE      VALUE PER BOE       VALUE PER BOE           PER BOE
--------------------  ----------------   ------------------   -----------------
    $3.83-$12.47           $6.01               $5.27                $6.87(a)

---------------

(a)  Transaction value adjusted to reflect $600 million for non-reserve assets.

     (6) Present Value of Implied Union Pacific Resources Future Stock Price Analysis. Goldman Sachs performed an analysis to determine the present value as of March 31, 2000 of an implied future stock price of Union Pacific Resources, calculated using an internal financial forecast prepared by Union Pacific Resources management, a discount rate of 12% and three different future oil and gas price assumptions: Union Pacific Resources management's price assumptions, Goldman Sachs research price assumptions and the implied forward prices based on the New York Mercantile Exchange forward strip. The following table presents the ranges of present values indicated by the analysis for Union Pacific Resources' implied future stock price at different discretionary cash flow multiples.

                                                                      UNION PACIFIC RESOURCES IMPLIED
 DISCRETIONARY                                                        MERGER PRICE (BASED ON EXCHANGE
   CASH FLOW      DISCRETIONARY CASH FLOW  DISCRETIONARY CASH FLOW   RATIO AND ANADARKO CLOSING PRICE
MULTIPLE OF 3.0X     MULTIPLE OF 4.0X         MULTIPLE OF 5.0X              ON MARCH 31, 2000)
----------------  -----------------------  -----------------------  -----------------------------------
 $11.24-$14.89         $14.98-$19.85            $18.73-$24.81                     $17.60

     (7) Present Value of Union Pacific Resources Long-Range Plan. Goldman Sachs performed a present value analysis of Union Pacific Resources, based on Union Pacific Resources management's internal financial forecasts and using three different future oil and gas price assumptions: Union Pacific Resources management's price assumptions, Goldman Sachs research price assumptions and the implied forward prices based on the New York Mercantile Exchange forward strip. The analysis was performed by calculating the annual free cash flows for 2000-2004 and a terminal value for Union Pacific Resources as of 2005 and discounting the results back to December 31, 1999 using discount rates of 10% to 12%. The following table presents the ranges of present values indicated by each of the three oil and gas price assumptions using a terminal value of 4.0x to 5.0x 2005 estimated unlevered discretionary cash flow.

                                                             UNION PACIFIC RESOURCES IMPLIED MERGER
UNION PACIFIC RESOURCES    GOLDMAN SACHS                       PRICE (BASED ON EXCHANGE RATIO AND
      MANAGEMENT         PUBLISHED RESEARCH     IMPLIED              ANADARKO CLOSING PRICE
   PRICE ASSUMPTIONS      PRICE ASSUMPTION   FORWARD PRICES            ON MARCH 31, 2000)
-----------------------  ------------------  --------------  --------------------------------------
     $10.88-$16.64         $13.94-$20.43     $14.04-$20.39                   $17.60

     Goldman Sachs also performed the present value analysis with each of the three oil and gas price assumptions and a terminal value of $5.50 per barrel to $6.50 per barrel of 2004 estimated reserves. The following table presents the ranges of present values.

                                                             UNION PACIFIC RESOURCES IMPLIED MERGER
UNION PACIFIC RESOURCES    GOLDMAN SACHS                       PRICE (BASED ON EXCHANGE RATIO AND
      MANAGEMENT         PUBLISHED RESEARCH     IMPLIED              ANADARKO CLOSING PRICE
   PRICE ASSUMPTIONS      PRICE ASSUMPTION   FORWARD PRICES            ON MARCH 31, 2000)
-----------------------  ------------------  --------------  --------------------------------------
     $9.83-$13.93          $11.23-$15.42     $11.75-$15.96                   $17.60

     (8) Union Pacific Resources Net Asset Value Calculation. Goldman Sachs analyzed the present value of future production for proved, probable, possible and exploratory reserves based on Union Pacific Resources management's assumptions as to production, land grant development and minerals using a discount rate of 10% and using three different oil and gas price assumptions:
Union Pacific Resources management's price assumptions, Goldman Sachs research price assumptions and the implied forward prices based on the New York Mercantile Exchange forward strip. The results of these analyses are summarized as follows:

                                                             UNION PACIFIC RESOURCES IMPLIED MERGER
UNION PACIFIC RESOURCES    GOLDMAN SACHS                       PRICE (BASED ON EXCHANGE RATIO AND
      MANAGEMENT         PUBLISHED RESEARCH     IMPLIED              ANADARKO CLOSING PRICE
   PRICE ASSUMPTIONS      PRICE ASSUMPTION   FORWARD PRICES            ON MARCH 31, 2000)
-----------------------  ------------------  --------------  --------------------------------------
     $7.54-$11.83          $10.58-$16.48      $9.58-$15.76                   $17.60

     (9) Present Value of Implied Anadarko Future Stock Price Analysis. Goldman Sachs performed an analysis to determine the present value as of March 31, 2000 of an implied future stock price of Anadarko, calculated using the Anadarko Forecasts, a discount rate of 12% and two different future oil and gas price assumptions: Goldman Sachs research price assumptions and the implied forward prices based on the New York Mercantile Exchange forward strip. The following table presents the ranges of present values indicated by the analysis for Anadarko's implied future stock price at different discretionary cash flow multiples.

 DISCRETIONARY     DISCRETIONARY     DISCRETIONARY    ANADARKO ACTUAL
   CASH FLOW         CASH FLOW         CASH FLOW      CLOSING PRICE ON
MULTIPLE OF 6.5X  MULTIPLE OF 7.5X  MULTIPLE OF 8.5X   MARCH 31, 2000
----------------  ----------------  ----------------  ----------------
 $28.02-$45.58     $32.33-$52.59     $36.64-$59.60         $38.69

     (10) Present Value of Anadarko Forecasts. Goldman Sachs performed a present value analysis of Anadarko, based on the Anadarko Forecasts and using two different future oil and gas price assumptions: Goldman Sachs research price assumptions and the implied forward prices based on the New York Mercantile Exchange forward strip. The analysis was performed by calculating the annual free cash flows for 2000-2004 and a terminal value for Anadarko as of 2005 and discounting the results back to December 31, 1999 using discount rates of 10% to 12%. The following table presents the ranges of present values indicated by both of the oil and gas price assumptions using a terminal value of 8.0x to 9.0x 2005 estimated unlevered discretionary cash flow.

    GOLDMAN SACHS                       ANADARKO ACTUAL
 PUBLISHED RESEARCH       IMPLIED       CLOSING PRICE ON
  PRICE ASSUMPTION     FORWARD PRICES    MARCH 31, 2000
 ------------------    --------------   ----------------
    $39.12-$52.02      $33.95-$45.46      $38.69

     Goldman Sachs also performed the present value analysis with both of the oil and gas price assumptions and a terminal value of $5.50 per barrel to $6.50 per barrel of 2004 estimated reserves. The following table presents the ranges of present values.

    GOLDMAN SACHS                       ANADARKO ACTUAL
 PUBLISHED RESEARCH       IMPLIED       CLOSING PRICE ON
  PRICE ASSUMPTION     FORWARD PRICES    MARCH 31, 2000
 ------------------    --------------   ----------------
    $24.46-$35.05      $24.60-$35.15      $38.69

     (11) Anadarko Net Asset Value Calculation. Goldman Sachs analyzed the present value of future production for proved, probable, possible and exploratory reserves based on internal forecasts for Anadarko prepared by its management, as adjusted by the management of Union Pacific Resources, using a discount rate of 10% and using three different future oil and gas price assumptions: Union Pacific Resources management's price assumptions, Goldman Sachs research price assumptions and the implied forward prices based on the New York Mercantile Exchange forward strip. The results of these analyses are summarized as follows:

UNION PACIFIC RESOURCES    GOLDMAN SACHS                         ANADARKO ACTUAL
      MANAGEMENT         PUBLISHED RESEARCH      IMPLIED         CLOSING PRICE ON
   PRICE ASSUMPTIONS      PRICE ASSUMPTION    FORWARD PRICES      MARCH 31, 2000
-----------------------  ------------------   --------------   --------------------
     $13.24-$19.08        $19.72-$37.06       $18.34-$32.85           $38.69

     (12) Contribution Analysis. Goldman Sachs analyzed the relative contribution of Union Pacific Resources and Anadarko to the combined company resulting from the merger based on selected historical and estimated future operating and financial information for Union Pacific Resources, Anadarko and the combined company based on Union Pacific Resources management's forecasts and the Anadarko Forecasts and utilizing New York Mercantile Exchange forward strip price decks and Goldman Sachs research price decks, all adjusted for net debt. The results of these analyses are summarized as follows:

                                                                              GOLDMAN SACHS RESEARCH PRICE
                                             FORWARD STRIP PRICE DECK                     DECK
                                          -------------------------------    -------------------------------
                                          UNION PACIFIC                      UNION PACIFIC
                                            RESOURCES        ANADARKO          RESOURCES        ANADARKO
                                          CONTRIBUTION    CONTRIBUTION TO    CONTRIBUTION    CONTRIBUTION TO
                                           TO COMBINED       COMBINED         TO COMBINED       COMBINED
                                             COMPANY          COMPANY           COMPANY          COMPANY
                                          -------------   ---------------    -------------   ---------------
PROVED RESERVES.........................      42.3%            57.7%             42.3%            57.7%
PRESENT VALUE OF RESERVES (PV10)........      46.3             53.7              46.3             53.7
TOTAL PRODUCTION
  Year 2000 estimated...................      73.1%            26.9%             73.1%            26.9%
  Year 2001 estimated...................      63.1             36.9              63.1             36.9
  Year 2002 estimated...................      57.2             42.8              57.2             42.8
  Year 2003 estimated...................      60.8             39.2              60.8             39.2
  Year 2004 estimated...................      58.0             42.0              58.0             42.0
NET ASSET VALUE
  Proved reserves.......................      50.7%            49.3%             50.7%            49.3%
  Proved and potential reserves.........      48.6             51.4              46.0             54.0
PRESENT VALUE OF STRATEGIC PLANS
  Low terminal value multiple(a)........      42.9%            57.1%             38.8%            61.2%
  High terminal value multiple(b).......      45.2             54.8              41.4             58.6
UNLEVERED DISCRETIONARY CASH FLOW
  Year 2000 estimated...................      68.7%            31.3%             71.1%            28.9%
  Year 2001 estimated...................      56.9             43.1              57.5             42.5
  Year 2002 estimated...................      50.7             49.3              50.7             49.3
  Year 2003 estimated...................      54.4             45.6              53.6             46.4
  Year 2004 estimated...................      52.4             47.6              51.3             48.7
DISCRETIONARY CASH FLOW
  Year 2000 estimated...................      66.6%            33.4%             68.5%            31.5%
  Year 2001 estimated...................      59.5             40.5              60.2             39.8
  Year 2002 estimated...................      56.0             44.0              56.1             43.9
  Year 2003 estimated...................      59.2             40.8              58.7             41.3
  Year 2004 estimated...................      58.5             41.5              57.7             42.3
NET INCOME
  Year 2000 estimated...................      61.7%            38.3%             62.4%            37.6%
  Year 2001 estimated...................      56.3             43.7              49.5             50.5
  Year 2002 estimated...................      44.8             55.2              45.2             54.8
  Year 2003 estimated...................      52.3             47.7              51.2             48.8
  Year 2004 estimated...................      52.4             47.6              51.3             48.7

---------------

(a) Terminal value of 4.0x Union Pacific Resources 2005 unlevered discretionary cash flow and 8.0x Anadarko 2005 unlevered discretionary cash flow.

(b) Terminal value of 5.0x Union Pacific Resources 2005 unlevered discretionary cash flow and 9.0x Anadarko 2005 unlevered discretionary cash flow.

     (13) Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the merger. The analyses were prepared using three different sets of financial projections for 2000 and 2001. Two of the analyses used Union Pacific Resources management's forecasts and the Anadarko Forecasts and utilized New York Mercantile Exchange forward strip price decks and Goldman Sachs research price decks. The third analyses used Goldman Sachs published research estimates. For the fiscal years 2000 and 2001, Goldman Sachs compared the estimated discretionary cash flow per Union

Pacific Resources common share and Anadarko common share on a stand-alone basis to the estimated discretionary cash flow per common share of the combined company on a pro forma basis. Goldman Sachs performed this analysis using two scenarios: without the achievement of Synergies and assuming the achievement of $10 million in pre-tax Synergies in 2000 and $50 million in pre-tax Synergies in 2001. Based on such analyses, the merger would be accretive on a discretionary cash flow basis to Anadarko stockholders in both fiscal years 2000 and 2001 in both the no Synergies and Synergies scenarios. The analyses also showed that the merger would be dilutive on a discretionary cash flow basis to Union Pacific Resources stockholders in both fiscal years 2000 and 2001 in both the no Synergies and Synergies scenarios.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Union Pacific Resources or Anadarko or the contemplated merger.

     The analyses were prepared solely for purposes of providing an opinion to the Union Pacific Resources board of directors as to the fairness from a financial point of view to Union Pacific Resources stockholders of the exchange ratio. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Union Pacific Resources, Anadarko, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

     As described above, Goldman Sachs' opinion to the Union Pacific Resources board of directors was one of many factors taken into consideration by the Union Pacific Resources board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     Goldman Sachs is familiar with Union Pacific Resources having provided certain investment banking services to Union Pacific Resources from time to time, including having acted as its financial advisor in connection with the sale of its natural gas midstream gathering and processing business to Duke Energy Corporation on March 31, 1999 and having acted as financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs has also provided certain investment banking services to Anadarko from time to time, including having acted as managing underwriter of public offerings of $100 million aggregate principal amount of 7.20% Debentures due 2029 on March 19, 1999 and $200 million aggregate principal amount of 7.20% Debentures due 2029 on March 15, 1999, and as managing underwriter of a public offering of 6.25 million Anadarko common shares on May 4, 1999.

     Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Union Pacific Resources or Anadarko for its own account and for the accounts of customers. Goldman Sachs may provide investment banking services to Anadarko and its subsidiaries in the future.

     The Union Pacific Resources Financial Advisors Fee Arrangement. Pursuant to letter agreements dated March 3, 2000 and March 9, 2000, respectively, Union Pacific Resources engaged Goldman Sachs and Simmons to act as its financial advisors in connection with a strategic transaction involving the sale of Union Pacific Resources. Pursuant to the terms of those letter agreements, Union Pacific Resources has agreed to pay Goldman Sachs and Simmons (i) an annual fee of $180,000 and (ii) a transaction fee equal to 0.30% of the aggregate consideration paid in the merger. Any fees previously paid under clause (i) above will be deducted from any fee to which the advisors are entitled pursuant to clause (ii). Goldman Sachs will receive 79% of all such fees, and Simmons will receive 21%. Union Pacific Resources also has agreed to reimburse Goldman Sachs and Simmons for reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs and Simmons against certain liabilities, including certain liabilities under the federal securities laws.

OPINION OF ANADARKO'S FINANCIAL ADVISOR

     Credit Suisse First Boston has acted as Anadarko's exclusive financial advisor in connection with the merger. Anadarko selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise, reputation and familiarity with Anadarko's business. Credit Suisse First Boston is an internationally recognized investment banking firm, and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.

     In connection with Credit Suisse First Boston's engagement, Anadarko requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to Anadarko of the exchange ratio provided for in the merger. On April 2, 2000, at a meeting of the Anadarko board of directors held to consider the merger, Credit Suisse First Boston rendered to the Anadarko board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated April 2, 2000, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to Anadarko.

     THE FULL TEXT OF CREDIT SUISSE FIRST BOSTON'S WRITTEN OPINION DATED APRIL 2, 2000 TO THE ANADARKO BOARD OF DIRECTORS, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX E TO AND IS INCORPORATED INTO THIS DOCUMENT BY REFERENCE. ANADARKO STOCKHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. CREDIT SUISSE FIRST BOSTON'S OPINION IS ADDRESSED TO THE ANADARKO BOARD OF DIRECTORS AND ONLY RELATES TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO ANADARKO. CREDIT SUISSE FIRST BOSTON'S OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY MATTERS RELATING TO THE MERGER. THE SUMMARY OF CREDIT SUISSE FIRST BOSTON'S OPINION IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In arriving at its opinion, Credit Suisse First Boston reviewed the merger agreement and related documents, as well as publicly available business and financial information relating to Anadarko and Union Pacific Resources. Credit Suisse First Boston also reviewed other information relating to Anadarko and Union Pacific Resources, including financial forecasts, which Anadarko and Union Pacific Resources provided to and discussed with Credit Suisse First Boston, and met with Anadarko's and Union Pacific Resources' managements to discuss the businesses and prospects of Anadarko and Union Pacific Resources.

     Credit Suisse First Boston also considered financial and stock market data of Anadarko and Union Pacific Resources, and compared those data with similar data for other publicly held companies in businesses similar to Anadarko and Union Pacific Resources and considered, to the extent publicly available, the financial terms of other business combinations and transactions recently announced or completed. Credit Suisse First Boston also considered other information, financial studies, analyses and investigations, and financial, economic and market criteria that it deemed relevant.

     In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that was provided to or otherwise reviewed by it and relied on that information being complete and accurate in all material respects. With respect to financial forecasts, Credit Suisse First Boston was advised, and assumed, that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of Anadarko's and Union Pacific Resources' managements as to the future financial performance of Anadarko and Union Pacific Resources and the potential synergies and strategic benefits anticipated to result from the merger, including the amount, timing and achievability of those synergies and benefits. Credit Suisse First Boston also assumed, with Anadarko's consent, that the merger will be treated as a purchase in accordance with generally accepted accounting principles and as a tax-free reorganization for U.S. federal income tax purposes.

     Credit Suisse First Boston was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Anadarko or Union Pacific Resources, and was not furnished with any evaluations or appraisals. Credit Suisse First Boston's opinion was necessarily based on information available to, and financial, economic, market and other conditions as they existed and could be evaluated by, Credit Suisse First Boston on the date of its opinion. Credit Suisse First Boston did not express any opinion as to what the value of Anadarko common shares actually would be when issued in the merger or the prices at which Anadarko common shares would trade after the merger. Although Credit Suisse First Boston evaluated the exchange ratio from a financial point of view, Credit Suisse First Boston was not requested to, and did not, recommend the specific consideration payable in the merger, which consideration was determined between Anadarko and Union Pacific Resources. No other limitations were imposed on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

     In preparing its opinion to the Anadarko board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying Credit Suisse First Boston's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances; therefore, a fairness opinion is not readily susceptible to summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole, and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In its analyses, Credit Suisse First Boston considered industry performance, regulatory, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of Anadarko and Union Pacific Resources. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to Anadarko or Union Pacific Resources or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

     The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

     Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the Anadarko board of directors in its evaluation of the proposed merger, and should not be viewed as determinative of the views of the Anadarko board of directors or Anadarko's management with respect to the merger or the exchange ratio.

     The following is a summary of the material financial analyses underlying Credit Suisse First Boston's opinion dated April 2, 2000 delivered to the Anadarko board of directors in connection with the merger. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO UNDERSTAND FULLY CREDIT SUISSE FIRST BOSTON'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF CREDIT SUISSE FIRST BOSTON'S FINANCIAL ANALYSES.

     Exchange Ratio Reference Range Analyses. Credit Suisse First Boston derived implied exchange ratio reference ranges based on a discounted cash flow analysis, selected companies analysis and sum-of-the-parts analysis for Anadarko and Union Pacific Resources, as more fully described below. Credit Suisse First Boston then compared the exchange ratio in the merger of 0.455 with the exchange ratio reference ranges implied by these analyses.

     Discounted Cash Flow Analysis. Credit Suisse First Boston estimated the present value of the stand-alone, unlevered, after-tax free cash flows that each of Anadarko and Union Pacific Resources could produce over calendar years 2000 through 2004. Credit Suisse First Boston performed its analysis based on two scenarios, a management case and an adjusted management case. The management cases for Anadarko and Union Pacific Resources were based on adjustments to internal estimates of Anadarko's and Union Pacific Resources' managements provided by and discussed with Anadarko's and Union Pacific Resources' managements to reflect implied forward prices based on the New York Mercantile Exchange forward strip in the oil and natural gas futures market. The adjusted management cases were based on adjustments to the management cases for Anadarko and Union Pacific Resources provided to or discussed with Anadarko management to reflect, among other things, the potential for reduced oil and gas production growth, and, in the case of Anadarko, lower capital expenditures.

     Credit Suisse First Boston calculated ranges of estimated terminal values by multiplying calendar year 2004 earnings before interest, taxes, depreciation, amortization and exploration expense, commonly referred to as EBITDAX, by EBITDAX multiples ranging from 7.5x to 8.5x in the case of Anadarko and 5.5x to 6.5x in the case of Union Pacific Resources. The estimated after-tax free cash flows and terminal values of Anadarko and Union Pacific Resources were then discounted to present value using discount rates of 10.0% to 11.0%. This analysis indicated an implied exchange ratio reference range of 0.39 to 0.65 for the management case and 0.30 to 0.54 for the adjusted management case.

     Selected Companies Analysis. Credit Suisse First Boston compared financial, operating and stock market data of Anadarko and Union Pacific Resources to corresponding data of the following publicly traded companies in the oil and gas exploration and production business:

     - Apache Corp.

     - Burlington Resources Inc.

     - Devon Energy Corp.

     - EOG Resources, Inc.

     - Kerr-McGee Corp.

     - Noble Affiliates, Inc.

     - Ocean Energy, Inc.

     - Pioneer Natural Resources Company

     - Unocal Corp.

     - Vastar Resources, Inc.

     Credit Suisse First Boston reviewed enterprise values, calculated as equity value, plus total debt, preferred stock and minority interest, less cash, as multiples of EBITDAX for calendar year 1999 and estimated calendar years 2000 and 2001. Credit Suisse First Boston also reviewed enterprise values as multiples of calendar year 1999 proved reserves and the standardized measure of discounted future net cash flows relating to proved reserves, commonly referred to as after-tax SEC value. Credit Suisse First Boston then applied a range of selected multiples derived from the selected companies of calendar year 1999 and estimated calendar years 2000 and 2001 EBITDAX and calendar year 1999 proved reserves and after-tax SEC value to corresponding data of Anadarko and Union Pacific Resources. All multiples were based on closing stock prices on March 31, 2000. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for Anadarko and Union Pacific Resources were based on the adjusted management cases for Anadarko and Union Pacific Resources. This analysis indicated an implied exchange ratio reference range of 0.27 to 0.59.

     Sum-of-the-Parts Analysis. Credit Suisse First Boston separately analyzed each of Anadarko's and Union Pacific Resources' domestic and foreign exploration and production business segments and Union Pacific Resources' minerals business. For purposes of this analysis, Credit Suisse First Boston reviewed the estimated stand-alone, unlevered, after-tax free cash flows of these business segments, the trading multiples of selected publicly traded companies with similar businesses and purchase prices payable in selected merger and acquisition transactions in similar industries. This analysis indicated an implied exchange ratio reference range of 0.25 to 0.57.

     Relative Analyses. Credit Suisse First Boston also conducted the following relative analyses and compared the exchange ratio in the merger of 0.455 with the exchange ratios implied by these analyses:

     Relative Contribution Analysis. Credit Suisse First Boston performed an exchange ratio analysis based on the adjusted management cases for Anadarko and Union Pacific Resources, comparing the relative contributions of Anadarko and Union Pacific Resources to the combined company's calendar year 1999 and estimated calendar years 2000 through 2004 EBITDAX and after-tax cash flow, calendar year 1999 and estimated calendar year 2000 earnings before interest and taxes, commonly referred to as EBIT, calendar year 1999 and estimated calendar year 2000 oil and gas production, and calendar year 1999 proved reserves and after-tax SEC value. This analysis yielded an implied exchange ratio reference range of 0.17 to 1.98, as indicated in the following table:

                                                            IMPLIED
EBITDAX                                                 EXCHANGE RATIOS
-------                                                 ---------------
1999.................................................        1.98
2000E................................................        1.19
2001E................................................        0.73
2002E................................................        0.55
2003E................................................        0.47
2004E................................................        0.40

AFTER-TAX CASH FLOW
-------------------
1999.................................................        1.64
2000E................................................        1.18
2001E................................................        0.78
2002E................................................        0.68
2003E................................................        0.59
2004E................................................        0.58

EBIT
----
1999.................................................        0.17
2000E................................................        0.59

OIL AND GAS PRODUCTION
----------------------
1999.................................................        1.63
2000E................................................        1.18

PROVED RESERVES
---------------
1999.................................................        0.32

AFTER-TAX SEC VALUE
-------------------
1999.................................................        0.39

     Historical Stock Trading Analysis. Credit Suisse First Boston performed an exchange ratio analysis comparing the closing prices for Anadarko common shares and Union Pacific Resources common shares on March 31, 2000, and the average daily closing share prices for the one week, one month, three months, six months, one year, two years and three years preceding March 31, 2000. Credit Suisse First Boston also reviewed the premiums implied by the exchange ratio in the merger to the relative historical trading relationship of Anadarko common shares and Union Pacific Resources common shares over those periods. This comparison yielded an implied exchange ratio reference range of 0.3506 to 0.5356 and an implied premium/(discount) reference range of 29.8% to (15.1)%, as indicated in the following table:

                                                                            IMPLIED
                                                     IMPLIED           PREMIUM/(DISCOUNT)
PERIOD                                            EXCHANGE RATIO    AT MERGER EXCHANGE RATIO
------                                            --------------   --------------------------
March 31, 2000..................................      0.3748                  21.4%
One week........................................      0.3722                  22.2%
One month.......................................      0.3568                  27.5%
Three months....................................      0.3506                  29.8%
Six months......................................      0.3985                  14.2%
One year........................................      0.4145                   9.8%
Two years.......................................      0.4198                   8.4%
Three years.....................................      0.5356                 (15.1)%

     Pro Forma Merger Analysis. Credit Suisse First Boston analyzed the potential pro forma effect of the merger on Anadarko's earnings per share and cash flow per share for estimated calendar years 2000 and 2001, both before and after giving effect to potential cost savings and other synergies anticipated by Anadarko's and Union Pacific Resources' managements to result from the merger. For purposes of this analysis, Credit Suisse First Boston utilized the adjusted management cases for Anadarko and Union Pacific Resources, and assumed that the merger would be accounted for as a purchase and that the combined company would utilize full-cost accounting. Based on the exchange ratio in the merger of 0.455, this analysis indicated that the proposed merger would be accretive in estimated calendar year 2000, and dilutive in estimated calendar year 2001, to Anadarko's earnings per share and accretive in each of the years analyzed to Anadarko's cash flow per share, in each case, both before and after giving effect to potential synergies. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     Other Factors. In the course of preparing its opinion, Credit Suisse First Boston also reviewed and considered other information and data, including:

     - the trading characteristics of Anadarko common shares and Union Pacific Resources common shares;

     - the pro forma capitalization and credit statistics of the combined company;

     - with respect to Union Pacific Resources, purchase prices paid or proposed to be paid in selected merger and acquisition transactions in the oil and gas exploration and production business; and

     - selected market premium data in selected transactions in the oil and gas industry announced since June 1997.

     Miscellaneous. Anadarko has agreed to pay Credit Suisse First Boston for its services upon completion of the merger an aggregate financial advisory fee of $12.0 million. Anadarko also has agreed to reimburse Credit Suisse First Boston for its reasonable out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the U.S. federal securities laws, arising out of its engagement.

     Credit Suisse First Boston and its affiliates have in the past provided services to Anadarko and Union Pacific Resources, and currently are providing services to Anadarko, unrelated to the proposed merger, for which services Credit Suisse First Boston and its affiliates have received and will receive compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of both Anadarko and Union Pacific Resources for their own accounts and for the accounts of customers, and, accordingly, may at any time hold long or short positions in those securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Union Pacific Resources Directors and Executive Officers. In considering the recommendation of the Union Pacific Resources board of directors with respect to the merger, Union Pacific Resources stockholders and Anadarko stockholders should be aware that some Union Pacific Resources directors and executive officers have interests in the merger that are different from the interests of Union Pacific Resources stockholders generally:

     - Director Stock Options. All unvested outstanding stock options that Union Pacific Resources has granted to its directors will become exercisable upon approval of the merger by Union Pacific Resources stockholders, other than options that become exercisable upon the attainment of performance targets which, at the time the stockholders approve the merger, have not been met. The options that will become exercisable represent the right to purchase 376,833 Union Pacific Resources common shares. Under the merger agreement, all outstanding options to purchase Union Pacific Resources common shares that are not exercised before the completion of the merger will be converted into options to purchase Anadarko common shares, with appropriate adjustments to reflect the exchange ratio. As a result of an amendment to the 1995 Directors Stock Incentive Plan approved by the Union Pacific Resources board on April 2, 2000, any director who is not asked to serve as a member of the Anadarko board will be entitled to exercise the options at any time during the five-year period following the director's departure from the board or the remaining term of the option, whichever is shorter.

     - Deferred Compensation Plans. Under Union Pacific Resources' Executive Deferred Compensation Plan and Deferred Compensation Plan for the Board of Directors, executive officers and directors may defer receipt of amounts payable to them as compensation before they earn or receive those amounts. For those participants who commit to defer compensation into the plans' stock unit accounts for a specified period, the company contributes to their accounts an additional 25% of the amounts they so defer. The plans generally provide that if a participant's employment or service is terminated (for reasons other than death, disability, or for executives' retirement) within one year of a company contribution, the participant will forfeit that contribution. If a participant is terminated within two years of a change in control, however, the participant will not have to forfeit the company's most recent contribution. The stock units, including the right to receive distributions in Union Pacific Resources common shares, upon completion of the merger will be converted into similar rights with respect to Anadarko common shares, with appropriate adjustments to reflect the exchange ratio.

     - Change-in-Control Agreements. Union Pacific Resources' executive officers are each covered by individual change-in-control agreements that generally become operative upon approval of the merger by Union Pacific Resources stockholders. In connection with the execution of the merger agreement, the board approved and the company entered into supplemental change-in-control agreements that modified the pre-existing change-in-control benefits to place such benefits in relative overall parity with the change-in-control benefits payable to similarly-situated Anadarko executives. Upon approval of the merger by Union Pacific Resources stockholders, the change-in-control agreements provide for automatic vesting of all stock options and elimination of all forfeiture provisions on restricted shares, other than options or restricted shares subject to performance targets that at the time the stockholders approve the merger have not been met, which will cover a total of 860,666 Union Pacific Resources common shares, including option grants with respect to 760,000 shares approved by the compensation committee of the board of Union Pacific Resources, effective March 30, 2000. In addition, the agreements provide that if, during the three-year period following stockholder approval of the merger, an executive officer other than Mr. Lindahl (1) is terminated by Anadarko or the surviving corporation without "cause," (2) terminates employment for "good reason" or (3) terminates employment for any reason during a 30-day period beginning on the first anniversary of the merger, the executive is entitled to the following benefits:

      - A lump-sum payment of (a) 2.9 times the executive's base salary, (b) 2.9 times a "bonus factor" equal to the greater of the highest annual bonus the executive earned in the three years before the merger and the annual bonus that the executive earned in the year before the year of termination, and (c) a pro rata bonus based on the number of months elapsed in the fiscal year of the merger;

      - 36 months of additional age and benefit credit under the company's supplemental pension plan, 36 months' worth of additional matching contributions under the company's qualified and nonqualified thrift plans, calculated as if the executive had continued with the company for such period, and a guaranteed account value under the supplemental thrift plan equal to the greater of the value at the date of termination or at the date of the merger;

      - 36 months of health, life, disability and accident coverage;

      - Upon such termination, all unvested options shall become exercisable and all restrictions on restricted shares shall lapse or be deemed fully satisfied, and all options then held by the executive shall be exercisable for five years following the termination or the remaining term of such option, whichever is shorter;

      - Financial planning services for three years after termination at a cost not to exceed $7,500 annually;

      - Outplacement services at a cost not to exceed $100,000;

      - Additional benefits matching any benefits that Anadarko might grant to a similarly situated Anadarko executive in connection with the merger and payable to the Union Pacific Resources executive only under circumstances that such additional benefits would be paid to the Anadarko executive; and

      - An additional payment to the extent necessary to make the executive whole for any excise tax imposed as a result of receiving "excess parachute payments."

Mr. Lindahl also has a change-in-control agreement. His benefits are the same as those described above except that his lump-sum payment is (a) three times his base salary, and (b) three times a "bonus factor" equal to the greater of the highest annual bonus he earned in the three years before the merger and the annual bonus that he earned in the year before the year of termination.

         If each of Union Pacific Resources' seven executive officers were terminated "without cause" or were to terminate employment for "good reason" immediately after the effective time of the merger, we estimate that the aggregate amount of cash severance payable to the executives upon the terminations (before required tax withholdings) would be approximately $19.7 million. This estimate assumes that the merger occurred on April 2, 2000 and that the price of a Union Pacific Resources common share immediately before the merger was $17.60. Union Pacific Resources has established so-called "rabbi trusts" for purposes of providing payments under the change-in-control agreements and certain deferred compensation plans that include executive officers and directors and is obligated to transfer to the rabbi trusts sufficient funds to satisfy such payment obligations to executive officers and directors. Since entering into the merger agreement, Anadarko and Union Pacific Resources have engaged in discussions with a number of executive officers and other senior management employees of Union Pacific Resources concerning their continued service with the combined company after the merger and their waiver of rights under their change-in-control agreements which would result from the merger. Anadarko expects that those executive officers and senior management employees who commit to remain with the combined company and agree to waive their rights under such agreements would receive payment from Anadarko in the form of Anadarko common shares having a value equal to the aggregate cash severance amount which would be paid (exclusive of the amount attributable to the pro rata bonus for the year of merger and before required tax withholdings) if their employment were to terminate, other than for cause, following the merger. In consideration of their waivers, such executives and other senior management employees would also receive grants of options to purchase Anadarko common shares.

     - Continued Employment with Anadarko. It is a condition to Anadarko's obligation to complete the merger that Mr. Lindahl execute a three-year employment agreement under which he will serve as Vice Chairman of Anadarko after the merger, and Mr. Lindahl has entered into such an agreement. The principal terms of the employment agreement with Mr. Lindahl include the following: (a) guaranteed annual cash compensation of at least $1,500,000; (b) an equity grant of 125,000 Anadarko shares of restricted stock that vests over the term of the agreement, 125,000 unrestricted Anadarko common shares, and options to acquire 500,000 Anadarko common shares at fair market value on the date of grant, which options vest over the term of the agreement; (c) retirement benefits determined under the Anadarko Retirement Restoration Plan based on termination of employment at age 57 with 17 years of credited service and a minimum final average pay of $1,500,000, with such benefit offset by certain amounts payable under other Anadarko and Union Pacific Resources retirement plans; (d) an additional payment, if Anadarko terminates Mr. Lindahl's employment without cause or if Mr. Lindahl resigns for good reason, to make Mr. Lindahl whole for any excise tax imposed with respect to any payment or distribution made under the agreement; (e) an agreement by Mr. Lindahl not to compete with Anadarko for the shorter of one year following the date of his termination or the three years following the effective date of the agreement; and (f) severance and other benefits in the event of Mr. Lindahl's separation from service with Anadarko in connection with a change of control of Anadarko following the merger. The employment agreement between Mr. Lindahl and Anadarko has been executed, but will not take effect unless the merger is consummated. If the employment agreement is made effective, the change-in-control agreement between Mr. Lindahl and Union Pacific Resources will terminate.

     - Directors' and Officers' Indemnification and Insurance. Under the merger agreement, after the completion of the merger, Anadarko will cause Union Pacific Resources to indemnify the present and former officers and directors of Union Pacific Resources in respect of acts or omissions occurring before the completion of the merger to the extent provided under the Union Pacific Resources charter and bylaws. In addition, Anadarko shall use all reasonable best efforts to cause Union Pacific Resources to maintain, for a period of six years, policies of directors' and officers' liability insurance with respect to acts or omissions occurring before the completion of the merger. These policies will be comparable to those currently maintained by Union Pacific Resources. However, neither Union Pacific Resources nor Anadarko will be required to pay an aggregate premium for this coverage in excess of 200% of the annual premiums that Union Pacific Resources currently pays.

     - Anadarko Board of Directors. Under the merger agreement, Anadarko will take all steps necessary to have Anadarko stockholders consider and vote upon an amendment to Anadarko's restated certificate of incorporation to increase the maximum size of the Anadarko board of directors to at least thirteen directors. If this amendment is approved by the holders of 80% of the outstanding Anadarko common shares, the Anadarko board of directors will take all action necessary, immediately following the completion of the merger, to elect as Anadarko directors Mr. Lindahl and four other individuals who are currently independent directors of the Union Pacific Resources board of directors, as may be mutually agreed by the chief executive officers of Anadarko and Union Pacific Resources. If this amendment is not approved by the holders of 80% of the outstanding Anadarko common shares, the Anadarko board of directors will take all action necessary, immediately following the completion of the merger, to elect as Anadarko directors Mr. Lindahl and two other individuals who are currently independent directors of the Union Pacific Resources board of directors, as may be mutually agreed by the chief executive officers of Anadarko and Union Pacific Resources.

     The Union Pacific Resources board of directors was aware of these interests and took them into account in approving the merger.

     Union Pacific Resources directors and executive officers beneficially owned, as of the record date, approximately 1.3% of the outstanding Union Pacific Resources common shares, including Union Pacific Resources common shares subject to outstanding stock options.

     Anadarko Directors and Executive Officers. In considering the recommendation of the Anadarko board of directors with respect to the merger, Union Pacific Resources stockholders and Anadarko stockholders should be aware that some Anadarko directors and executive officers have interests in the merger that are different from the interests of Anadarko stockholders generally:

     - Stock Options and Other Equity-based Awards. All outstanding unvested stock options that Anadarko has granted to its directors vest upon a change in control. These stock options represent the right to purchase 45,000 Anadarko common shares. Under Anadarko's stock plans, upon a change in control, 3,028,000 unvested options held by Anadarko's executive officers become exercisable and restrictions on 73,125 shares of executives' restricted stock lapse. The merger will constitute a change in control under the plans providing for these stock options and shares of restricted stock.

     - Change-in-Control Arrangements. Anadarko's executive officers are covered by change-in-control agreements with benefits and other provisions similar to those in the Union Pacific Resources change-in-control agreements described above. The merger will constitute a change of control under these agreements. If the employment of each of Anadarko's 18 executive officers were to terminate after the merger, other than for "cause," we estimate that the aggregate amount of cash severance payable upon the terminations (exclusive of amounts attributable to certain retirement and deferred compensation benefits and before required tax withholdings) would be approximately $39 million. In connection with the merger, Anadarko expects to obtain assurance from the Anadarko officers that they will not treat the merger as a change in control under these agreements. Since entering into the merger agreement, Anadarko has engaged in discussions with these executives to the effect that in consideration of the executives' waiver of their rights in connection with the merger, Anadarko would make payment to each such executive in the form of Anadarko common shares having a value equal to the aggregate cash severance amount that would be paid (exclusive of amounts attributable to certain retirement and deferred compensation benefits and before required tax withholdings) if the executive's employment were to terminate, other than for cause, following the merger.

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

     The Anadarko board of directors was aware of these interests and took them into account in approving the merger.

     Anadarko directors and executive officers beneficially owned, as of the record date, approximately 4% of outstanding Anadarko common shares, including those Anadarko common shares subject to outstanding stock options.

ACCOUNTING TREATMENT

     The merger will be treated as a "purchase" for accounting purposes. Therefore, the purchase price will be allocated to Union Pacific Resources' assets and liabilities based on their estimated fair market values at the completion of the merger. Any excess of the purchase price over these fair market values will be accounted for as goodwill.

REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Act, the merger may not be consummated unless certain filings have been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. On April 24, 2000, Anadarko and Union Pacific Resources submitted the required filings to the Federal Trade Commission and the Antitrust Division. The waiting period under the Hart-Scott-Rodino Act was terminated on May 10, 2000.

     The Federal Trade Commission and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions like the merger. At any time before or after the completion of the merger, the Federal Trade Commission or the Antitrust Division could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of Union Pacific Resources or Anadarko. Union Pacific Resources and Anadarko believe that the completion of the merger will not violate the antitrust laws. There can be no assurance, however, that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.

     The parties notified the antitrust authorities of the merger under applicable Canadian law and received an Advance Ruling Certificate clearing the transaction. In addition, under the laws of certain other foreign nations, we may not complete the merger unless we make various filings with these nations' antitrust regulatory authorities and these authorities approve the merger. We expect that the merger will not violate any foreign antitrust laws and that all the foreign antitrust regulatory authorities whose approval we must seek will approve the merger.

     Other than as we describe in this document, the merger does not require the approval of any U.S. federal or state or foreign agency. We will, however, be required to make various filings with U.S. federal and state and foreign governmental authorities to complete the merger.

LEGAL PROCEEDINGS

     Union Pacific Resources and its directors have been named as defendants in a lawsuit, Miller v. Union Pacific Resources Group, Inc., in the District Court for Salt Lake County, Utah, alleging that the directors of Union Pacific Resources violated their fiduciary obligations in approving the merger and stock option agreements and agreeing to the merger. Union Pacific Resources and its directors intend to contest the lawsuit vigorously.

RIGHTS OF DISSENTING STOCKHOLDERS

     Union Pacific Resources Stockholders. Union Pacific Resources stockholders will not be entitled to any dissenters' rights under the Utah Revised Business Corporation Act or any other applicable law in connection with the merger.

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

     Anadarko Stockholders. Anadarko stockholders will not be entitled to appraisal rights under the Delaware General Corporation Law or any other applicable law in connection with the merger.

FEDERAL SECURITIES LAW CONSEQUENCES

     All Anadarko common shares that Union Pacific Resources stockholders will receive in the merger will be freely transferable, except for Anadarko common shares that are received by persons who are deemed to be "affiliates" of Union Pacific Resources under the Securities Act of 1933, as amended, at the time of the Union Pacific Resources special meeting. These affiliates may resell the Anadarko common shares they receive in the merger only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Union Pacific Resources for the above purposes generally include individuals or entities that control, are controlled by or are under common control with Union Pacific Resources, and include directors and certain executive officers of Union Pacific Resources. The merger agreement requires that Union Pacific Resources cause each of these affiliates to deliver to Anadarko, not less than 30 days before the Union Pacific Resources special meeting, a written agreement to the effect that these persons will not sell, transfer or otherwise dispose of any of the Anadarko common shares issued to them in the merger in violation of the Securities Act or the related SEC rules.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following general discussion summarizes the anticipated material U.S. federal income tax consequences of the merger to Union Pacific Resources stockholders. This discussion addresses only those stockholders who hold their Union Pacific Resources common shares as a capital asset, and does not address all of the U.S. federal income tax consequences that may be relevant to particular Union Pacific Resources stockholders in light of their individual circumstances, or to Union Pacific Resources stockholders that are subject to special rules, such as:

     - financial institutions,

     - mutual funds,

     - tax-exempt organizations,

     - insurance companies,

     - dealers in securities or foreign currencies,

     - traders in securities who elect to apply a mark-to-market method of accounting,

     - foreign holders,

     - persons who hold Union Pacific Resources common shares as a hedge against currency risk or as part of a straddle, constructive sale or conversion transaction, or

     - holders who acquired their Union Pacific Resources common shares upon the exercise of employee stock options or otherwise as compensation.

     The following discussion is not binding on the Internal Revenue Service. It is based upon the Internal Revenue Code of 1986, as amended, regulations, rulings and decisions in effect as of the date of this document, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws and U.S. federal laws other than U.S. federal income tax laws, are not addressed.

     UNION PACIFIC RESOURCES STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE AND LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

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

     Satisfying a condition to the merger, Morgan, Lewis & Bockius LLP, counsel to Union Pacific Resources, delivered an opinion to Union Pacific Resources to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The opinion is based on customary assumptions and customary representations made by, among others, Union Pacific Resources, Anadarko and Dakota Merger Corp. An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service or any court. No ruling has been, or will be, sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger.

     Assuming the merger qualifies as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, holders of Union Pacific Resources common shares that receive Anadarko common shares in the merger will not recognize gain or loss for U.S. federal income tax purposes, except with respect to cash, if any, they receive in lieu of a fractional Anadarko common share. Each stockholder's aggregate tax basis in the Anadarko common shares received in the merger will be the same as his aggregate tax basis in the Union Pacific Resources common shares surrendered in the merger, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received. The holding period of the Anadarko common shares received in the merger by a holder of Anadarko common shares will include the holding period of Union Pacific Resources common shares that he surrendered in the merger.

     A holder of Union Pacific Resources common shares that receives cash in lieu of a fractional Anadarko common share will recognize gain or loss equal to the difference between the amount of cash received and his tax basis in the Anadarko common shares that is allocable to the fractional share. That gain or loss generally will constitute capital gain or loss. In the case of an individual stockholder, any of this capital gain generally will be subject to a maximum U.S. federal income tax rate of 20% if the individual has held his Union Pacific Resources common shares for more than 12 months on the date of the merger. The deductibility of capital losses is subject to limitations for both individuals and corporations.

     Because Anadarko common shares remain unchanged in the merger, the merger will not cause Anadarko stockholders to recognize any gain or loss. No gain or loss will be recognized by Anadarko, Union Pacific Resources and Dakota Merger Corp.

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

                              THE MERGER AGREEMENT

     The following is a summary of the material terms of the merger agreement, a copy of which is attached as Annex A to this document and is incorporated in this document by reference. This summary is qualified in its entirety by reference to the merger agreement. You should read the merger agreement because it, and not this document, is the legal document that governs the merger.

THE MERGER

     At the effective time of the merger, Dakota Merger Corp. will merge with and into Union Pacific Resources, which will be the surviving corporation in the merger and become a wholly owned subsidiary of Anadarko.

     The closing date of the merger will occur as soon as practicable, and in any event within three business days following the date on which all conditions to the merger have been satisfied or waived, unless we agree on another time. As promptly as possible on the closing date of the merger, we will file articles of merger with the Division of Corporations and Commercial Code of the State of Utah. The effective time of the merger will be the time we file the articles of merger with the Division of Corporations and Commercial Code or at a later time as we may agree and specify in the articles of merger. We currently anticipate that we will complete the merger shortly after the Anadarko and the Union Pacific Resources special meetings, assuming our stockholders approve the merger at these special meetings and all other conditions to the merger have been satisfied or waived.

MERGER CONSIDERATION

     Exchange Ratio. At the effective time of the merger, each Union Pacific Resources common share issued and outstanding immediately before the effective time of the merger (other than Union Pacific Resources common shares held by Union Pacific Resources, which will be canceled and retired) will be converted into 0.455 of an Anadarko common share.

     Fractional Shares. Certificates for fractional Anadarko common shares will not be issued in the merger. Union Pacific Resources stockholders that would otherwise receive fractional shares will, instead, be entitled to receive a cash payment equal to the value of these fractional share interests.

EXCHANGE PROCEDURES

     As soon as reasonably practicable after the effective time of the merger, an exchange agent will mail a letter of transmittal to each holder of record of Union Pacific Resources stock certificates. This letter of transmittal must be used in surrendering Union Pacific Resources stock certificates to the exchange agent for cancellation. Upon surrender of a Union Pacific Resources stock certificate for cancellation, together with a duly executed letter of transmittal, the holder of such Union Pacific Resources stock certificate will be entitled to receive in exchange (a) an Anadarko certificate representing the whole number of Anadarko common shares that the holder has the right to receive,
(b) a check representing the amount of cash payable in lieu of any fractional Anadarko common shares, if any, and (c) unpaid dividends and distributions, if any, that the holder has the right to receive pursuant to the merger agreement, after giving effect to any required withholding tax. UNION PACIFIC RESOURCES STOCKHOLDERS SHOULD NOT SEND IN THEIR UNION PACIFIC RESOURCES STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL.

     After the effective time of the merger, each Union Pacific Resources stock certificate, until surrendered and exchanged, will represent only the right to receive a certificate representing Anadarko common shares and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any. Holders of Union Pacific Resources stock certificates will not be entitled to receive any dividends or other distributions declared or made by Anadarko having a record date on or after the effective time of the merger until the Union Pacific Resources stock certificates are surrendered. Subject to applicable law, following surrender of the Union Pacific Resources stock certificates, such dividends and distributions, if any, will be paid without interest and less the amount of any required withholding taxes.

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

TREATMENT OF UNION PACIFIC RESOURCES STOCK OPTIONS

     Before the effective time of the merger, Anadarko and Union Pacific Resources will take all necessary actions to cause each unexpired and unexercised outstanding stock option granted or issued under Union Pacific Resources stock option plans in effect on the date of the merger agreement to be converted at the effective time of the merger into a stock option to acquire Anadarko common shares, with appropriate adjustments to reflect the exchange ratio of 0.455 of an Anadarko common share for each Union Pacific Resources common share. Anadarko will equitably adjust the applicable performance target under any Union Pacific Resources stock option that contains performance targets and carry out such conversion in compliance with section 424(a) of the Internal Revenue Code.

     Anadarko will use its reasonable efforts to file with the SEC within 30 days after the closing date of the merger a registration statement to register Anadarko common shares issuable upon exercise of these stock options to acquire Anadarko common shares, and to use its reasonable efforts to cause this registration statement to remain effective until the exercise or expiration of these stock options.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary representations and warranties made by each of us relating to, among other things:

     - corporate organization and good standing,

     - ownership of subsidiaries,

     - corporate power and authority to enter into the merger agreement,

     - capitalization,

     - absence of a breach of the charter, bylaws, material agreements or law as a result of the merger,

     - consents and approvals required to enter into the merger agreement or to complete the transactions contemplated by the merger agreement,

     - brokerage and finders' fees,

     - actions that would prevent the merger from receiving certain tax treatment under the Internal Revenue Code,

     - absence of certain adverse changes or events,

     - timely and accurate filings with the SEC,

     - tax matters,

     - compliance with applicable laws,

     - accuracy of information supplied for inclusion in the registration statement,

     - absence of undisclosed material litigation,

     - employee benefits,

     - validity of contracts,

     - labor matters,

     - undisclosed liabilities,

     - possession of required permits,

     - environmental matters,

     - opinions of financial advisors,

     - required board of directors' votes and recommendations to stockholders, and

     - state takeover laws and stockholder rights plans.

     The merger agreement also contains representations and warranties relating to Dakota Merger Corp., including due organization, corporate authorization, capitalization and contravention.

     The representations and warranties contained in the merger agreement will not survive the merger, but they form the basis of certain conditions to our obligations to complete the merger.

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

COVENANTS

     Mutual Covenants. We have undertaken to perform certain covenants in the merger agreement. The principal covenants are as follows:

     - Each of us will:

          (a) complete the filings required under the Hart-Scott-Rodino Act and comply with any request under the Hart-Scott-Rodino Act for additional information, documents or other materials received from the Federal Trade Commission, the Antitrust Division or any other governmental authority;

          (b) use reasonable efforts to resolve any objections asserted by any governmental authority under the antitrust laws with respect to the merger transactions; and

          (c) use reasonable efforts to take all actions necessary, proper or advisable to complete the merger, including:

             (1) obtaining all other necessary authorizations, orders and approvals from governmental entities and completing all other necessary registrations and filings,

             (2) obtaining from third parties all necessary consents, approvals or waivers related to the merger,

             (3) preparation of this document and the registration statement, and

             (4) execution and delivery of any additional instruments necessary to complete the merger transactions.

     - Each of us will not be required to hold separate, including by trust or otherwise, or divest any businesses or assets, or to take or agree to take any action or agree to any limitation, that could reasonably be expected to have a material adverse effect on each of us, respectively, or a material adverse effect on the assets, liabilities, results of operations, financial condition or prospects of the combined entity after the effective time of the merger.

     - Each of us will use reasonable best efforts to cause the merger to constitute a tax-free "reorganization" under section 368(a) of the Internal Revenue Code, and to cooperate with one another in obtaining an opinion from Morgan, Lewis & Bockius LLP to the effect that the merger will constitute a section 368(a) reorganization.

     - Neither of us will enter into certain farmouts.

     Covenants of Anadarko. Anadarko has agreed:

     - to take all action in accordance with the U.S. federal securities laws, the Delaware General Corporation Law and Anadarko's restated certificate of incorporation and bylaws necessary (1) to hold the Anadarko special meeting on the earliest practical date, and (2) to obtain the consent and approval of Anadarko stockholders of (a) the issuance of Anadarko common shares and (b) the amendment to Anadarko's restated certificate of incorporation to increase the maximum size of the Anadarko board of directors to at least 13 directors,

     - to have the Anadarko board of directors recommend approval of the share issuance and the amendment to Anadarko's restated certificate of incorporation, subject to the Anadarko board of directors' fiduciary duties under applicable law (see "-- No Solicitation"),

     - as soon as reasonably possible, to prepare and file this document and the registration statement with the SEC, to use reasonable efforts to have the registration statement declared effective by the SEC as soon as possible and to maintain the effectiveness of the registration statement through the completion of the merger,

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

     - to use reasonable efforts to cause the Anadarko common shares issuable pursuant to the merger, including pursuant to Anadarko stock options, to be approved for listing on the New York Stock Exchange before the completion of the merger, and

     - following the merger, to indemnify the present and former officers and directors of Union Pacific Resources in respect of acts or omissions occurring prior to the effective time of the merger to the extent provided under the Union Pacific Resources charter and bylaws, and to use reasonable best efforts to maintain for six years policies of directors' and officers' liability insurance with respect to acts or omissions occurring prior to the effective time of the merger at an aggregate annual cost not to exceed 200% of the estimated annual cost of current coverage.

     Covenants of Union Pacific Resources. Union Pacific Resources has agreed:

     - to take all action in accordance with the U.S. federal securities laws, the Utah Revised Business Corporation Act and the Union Pacific Resources charter and bylaws necessary (1) to hold the Union Pacific Resources special meeting on the earliest practical date, and (2) to take all lawful action to solicit the approval of the merger by Union Pacific Resources stockholders,

     - to have the Union Pacific Resources board of directors recommend approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, by Union Pacific Resources stockholders, subject to the Union Pacific Resources board of directors' fiduciary duties under applicable law (see "-- No Solicitation"), and

     - to cause each person that may be at the effective time of the merger, or was on the date of the merger agreement an "affiliate" of Union Pacific Resources for purposes of Rule 145 of the Securities Act, to execute and deliver to Anadarko certain written undertakings at least 30 days before the date of the Union Pacific Resources special meeting.

     Operations of the Companies Pending Closing. We have agreed to conduct operations in the ordinary course of business, except as expressly contemplated by the merger agreement and related transactions, and to use reasonable efforts to maintain and preserve the business organization and material rights and franchises and other constituencies of our respective businesses. We also have agreed to limitations, prohibitions and other provisions relating to the conduct of our respective businesses during the period from the date of the merger agreement to the effective time of the merger with respect to:

     - changes in capital stock and payment of dividends,

     - disposition of property or assets,

     - changes in our respective charters or bylaws,

     - merger or consolidations,

     - acquisitions of a material amount of assets or capital stock,

     - modifications of our respective rights agreements,

     - incurrence or repayment of indebtedness,

     - increases, funding or acceleration of funding of compensation or benefits provided to officers, directors, consultants or employees,

     - adoption or amendment of employee benefit plans or employment agreements,

     - actions that could give rise to severance benefits pursuant to change-in-control agreements,

     - changes in method or principle of accounting,

     - settlement of actions,

     - adoption or modification of confidentiality agreements,

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     - write ups, write downs or write offs of the book value of assets,

     - incurrence of or commitment to capital expenditures,

     - payments on policies of directors' and officers' liability insurance,

     - actions to exempt individuals or entities from state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares,

     - actions affecting the representations and warranties set forth in the merger agreement, and

     - tax elections, claims, returns or accounting.

     No Solicitation. We have agreed that, during the term of the merger agreement, each of us will not, and will not authorize or permit any of our subsidiaries or any of our or our subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to:

     - solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to a competing transaction as defined below,

     - negotiate, explore or otherwise engage in discussions with any third party with respect to any competing transaction, or

     - enter into any agreement, arrangement or understanding requiring the abandonment, termination or failure to complete the merger.

     A "competing transaction" is any recapitalization, merger, consolidation or other business combination involving the company subject to the competing transaction, or any acquisition of 15% or more of the capital stock (other than upon exercise of stock options outstanding as of the date of the merger agreement) or of 30% or more of the assets of the company and any one of its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing.

     However, at any time before the approval by Anadarko stockholders of the issuance of Anadarko common shares in the merger or the approval by Union Pacific Resources stockholders of the merger, Anadarko or Union Pacific Resources, respectively, may furnish information to, and engage in discussions with, any third party who delivers a superior proposal as defined below. Before furnishing information to, or engaging in discussion with, any third party, the company receiving the superior proposal must receive an executed confidentiality agreement from that third party.

     A "superior proposal" is a written proposal for a competing transaction that was not solicited or encouraged after the date of the merger agreement in violation of the merger agreement, if and so long as the board of directors of the company receiving the proposal determines in good faith by resolution duly adopted, after consultation with its outside counsel, that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under applicable law, and determines that such a proposal is, after consulting with its financial advisor, more favorable to its stockholders from a financial point of view than the transactions contemplated by the merger agreement, including any adjustment to the terms and conditions proposed by the other company which is a party to the merger agreement in response to such competing transaction.

     Each company has agreed to cease immediately all existing activities, discussions and negotiations with any parties conducted before the signing of the merger agreement with respect to any proposal for a competing transaction, and to request the return of all confidential information regarding itself provided to any such parties before the date of the merger agreement pursuant to the terms of any confidentiality agreements or otherwise.

     If, before the approval by Anadarko stockholders of the issuance of Anadarko common shares issuable in the merger or the approval by Union Pacific Resources stockholders of the merger, the Anadarko board of directors or the Union Pacific Resources board of directors, respectively, receives a superior proposal

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

that was not solicited or encouraged in violation of the merger agreement, and determines in good faith by resolution duly adopted, after consultation with its outside counsel, that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under applicable law, the board of directors receiving the superior proposal may:

     - in the case of Anadarko, withdraw, modify or change, in a manner adverse to Union Pacific Resources, its recommendation that Anadarko stockholders approve and authorize the issuance of Anadarko common shares issuable in the merger, and the amendment to Anadarko's restated certificate of incorporation to increase the maximum size of the Anadarko board of directors to at least 13 directors,

     - in the case of Union Pacific Resources, withdraw, modify or change, in a manner adverse to Anadarko, its recommendation that Union Pacific Resources stockholders approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, or

     - in either case, comply with Rule 14e-2 promulgated under the Securities Exchange Act with respect to a competing transaction.

However, the company receiving the superior proposal must give the other company which is a party to the merger agreement three business days' prior written notice of its intention to take any of these actions, which in no way limits or otherwise affects the other company's right to terminate the merger agreement, if:

     - in the case of Anadarko, the Union Pacific Resources board of directors withdraws or modifies, in a manner adverse to Anadarko, its approval or recommendation of the merger agreement or the merger, or recommends a competing transaction, or

     - in the case of Union Pacific Resources, the Anadarko board of directors withdraws or modifies, in a manner adverse to Union Pacific Resources, its approval or recommendation of the issuance of Anadarko common shares issuable in the merger, or recommends a proposal related to a competing transaction.

Any withdrawal, modification or change of board of directors recommendation will not change the approval of the board of directors for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated by the merger agreement, including the merger or the stock option agreements, or change the obligation to present the issuance of Anadarko common shares issuable in the merger for approval, in the case of Anadarko, or the merger for approval, in the case of Union Pacific Resources, at a duly called special meeting on the earliest practicable date determined in consultation with the other company.

     From and after the execution of the merger agreement, each company will promptly, and in any event within one calendar day, advise the other in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations or proposals relating to a competing transaction, including the specific terms of such transaction and the identity of the other party or parties involved, and promptly furnish to the other company a copy of any such written proposal in addition to any information provided to or by any third party relating to such proposal. In addition, each company will promptly, and in any event within one calendar day, advise the other in writing if its board of directors makes any determination as to any competing transaction.

     The Board of Directors of Anadarko following the Merger. Anadarko will take all steps necessary to have Anadarko stockholders consider and vote upon an amendment to Anadarko's restated certificate of incorporation to increase the maximum size of the Anadarko board of directors to at least 13 directors. See "Proposed Amendments to Anadarko's Restated Certificate of
Incorporation -- Maximum Board Size Proposal." If this amendment is approved, the Anadarko board of directors will take all action necessary, immediately following the completion of the merger to elect as Anadarko directors Mr. Lindahl and four other individuals who are currently independent directors of the Union Pacific Resources board of

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directors, as may be mutually agreed by the chief executive officers of Anadarko and Union Pacific Resources. If this amendment is not approved, the Anadarko board of directors will take all action necessary, immediately following the completion of the merger, to elect as Anadarko directors Mr. Lindahl and two other individuals who are currently independent directors of the Union Pacific Resources board of directors, as may be mutually agreed by the chief executive officers of Anadarko and Union Pacific Resources. Approval of this amendment is not a condition to the completion of the merger.

     The former Union Pacific Resources directors elected as Anadarko directors will be appointed among the three classes of the Anadarko board of directors, with a minimum of one director per class.

     Union Pacific Resources Employees and Employee Benefits. After the effective time of the merger, Anadarko will assume and honor all Union Pacific Resources plans and employment agreements, subject to any amendment or termination that may be permitted by their terms. Until at least the first anniversary of the effective time of the merger, Anadarko will provide Union Pacific Resources employees who are not subject to collective bargaining with employee benefits, other than equity-based benefits, comparable to the benefits, other than equity-based benefits, provided under the Union Pacific Resources plans. Following the end of the first anniversary of the effective time of the merger (or, at its discretion, before the end of such period), Anadarko will provide benefits to Union Pacific Resources employees that are, in the aggregate, comparable to those provided to similarly situated Anadarko employees.

     Each Union Pacific Resources employee who is not subject to collective bargaining and who is provided benefits under Anadarko plans after the effective time of the merger will be credited for the years of service with Union Pacific Resources recognized under comparable plans, except for purposes of benefit accrual under defined benefit pension plans and except as would result in a duplication of benefits. In addition, after the effective time of the merger,

     - Union Pacific Resources employees who are not subject to collective bargaining will be immediately eligible to participate in any and all Anadarko employee benefits plans to the extent coverage under these Anadarko employee benefit plans replaces coverage under comparable Union Pacific Resources employee benefit plans in which the employees participated immediately before the effective time of the merger; and

     - for purposes of each Anadarko employee benefit plan providing medical, dental, pharmaceutical and/or vision benefits to Union Pacific Resources employees who are not subject to collective bargaining, Anadarko will cause all pre-existing condition exclusions and actively-at-work requirements of the Anadarko employment or employee benefit plan to be waived and will cause any eligible expenses incurred during the portion of the plan year of the comparable Union Pacific Resources employee benefit plan to be taken into account for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to the employee and covered dependants for the applicable plan year as if such amounts had been paid in accordance with the Anadarko employment or employee benefit plan.

     Following the effective time of the merger agreement, and until such time as Anadarko otherwise determines, the Union Pacific Resources employees thrift plan will continue in effect, holding the Anadarko common shares that it receives in the merger, and the Union Pacific Resources employee thrift plan's loans will continue to remain outstanding and be repaid in accordance with their terms.

CONDITIONS

     Mutual Conditions. Our respective obligations to complete the merger are subject to the satisfaction or waiver of various conditions, the most significant of which are as follows:

     - the merger agreement and the merger have been approved and adopted by Union Pacific Resources stockholders and the issuance of Anadarko common shares issuable in the merger has been approved by Anadarko stockholders;

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     - the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act relating to the merger has expired or terminated, which occurred on May 10, 2000, and any other approvals of any governmental authority have been obtained;

     - no provision of any applicable law or regulation and no judgment, injunction, order or decree prohibits or enjoins the completion of the merger or limits the ownership or operation by either company or any of its subsidiaries of any material portion of its business or assets;

     - there is not pending any action instituted by any governmental authority challenging or seeking to restrain or prohibit the completion of the merger;

     - the SEC has declared the registration statement effective under the Securities Act, and no stop order or similar restraining order suspending the effectiveness of the registration statement is in effect and no proceedings for such purpose is pending before, or threatened by, the SEC or any state securities administrator;

     - Anadarko common shares to be issued in the merger have been approved for listing on the New York Stock Exchange, subject to official notice of issuance; and

     - Union Pacific Resources has received the opinion of Morgan, Lewis & Bockius LLP to the effect that the merger will constitute a "reorganization" under section 368(a) of the Internal Revenue Code and that we will each be a party to that reorganization.

     Conditions to Obligations of Union Pacific Resources to Complete the Merger. The conditions to Union Pacific Resources' obligations to complete the merger include the following:

     - each of the representations and warranties of Anadarko and Dakota Merger Corp. set forth in the merger agreement (other than the representations and warranties of Anadarko regarding its capitalization) is true and correct, as qualified for materiality;

     - the representations and warranties of Anadarko regarding its capitalization are true and correct;

     - each of Anadarko and Dakota Merger Corp. has performed in all material respects all obligations and agreements and has complied in all material respects with all covenants under the merger agreement; and

     - at any time after the date of the merger agreement, there will not have been any one or more events or occurrences that, individually or in the aggregate, has had or is likely to have a material adverse effect on Anadarko.

     Conditions to Obligations of Anadarko and Dakota Merger Corp. to Complete the Merger. The conditions to Anadarko's and Dakota Merger Corp.'s obligations to complete the merger include the following:

     - each of the representations and warranties of Union Pacific Resources set forth in the merger agreement (other than the representations and warranties of Union Pacific Resources regarding its capitalization) is true and correct, as qualified for materiality;

     - the representations and warranties of Union Pacific Resources regarding its capitalization are true and correct;

     - Union Pacific Resources has performed in all material respects all obligations and agreements and has complied in all material respects with all covenants under the merger agreement;

     - an employment agreement by and between Anadarko and Mr. Lindahl is in full force and effect as of the completion of the merger; and

     - at any time after the date of the merger agreement, there will not have been any one or more events or occurrences that, individually or in the aggregate, has had or is likely to have a material adverse effect on Union Pacific Resources.

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TERMINATION

     Termination by Anadarko or Union Pacific Resources. Either one of us, by action of our respective boards of directors, may terminate the merger agreement and abandon the merger at any time before the merger if:

     - both of us agree to terminate effective by mutual written consent;

     - the merger has not been completed by December 31, 2000; provided, however, that, if an extension is necessary to obtain governmental approvals of the merger under the antitrust laws and if all other conditions to completion of the merger are satisfied or capable of being immediately satisfied, the December 31, 2000 date will be extended for a period not to exceed the lesser of 90 days or the fifth business day after the entrance by the court in which such litigation is pending of its decision (whether or not subject to appeal or rehearing); and provided, further, that the right to terminate the merger agreement under this provision will not be available to any party whose failure or whose affiliate's failure to perform or observe in any material respect any of its obligations under the merger agreement in any manner has been the cause of, or resulted in, the failure of the merger to occur on or before such date;

     - the Anadarko special meeting for the purpose of approving the issuance of Anadarko common shares issuable in the merger has been held and Anadarko stockholder approval has not been obtained, or the Union Pacific Resources special meeting for the purpose of approving the merger agreement and the merger has been held and Union Pacific Resources stockholder approval has not been obtained; or

     - a U.S. federal or state court, or governmental, regulatory or administrative agency or commission, has taken any action permanently prohibiting the merger and the action has become final and non-appealable; provided, however, that the party seeking to terminate the merger agreement pursuant to this provision has complied with the merger agreement requirements for Hart-Scott-Rodino Act filings, and with respect to other matters, has used its commercially reasonable best efforts to remove such prohibition.

     Termination by Anadarko. Anadarko, by action of the Anadarko board of directors, after consultation with its legal advisors, may terminate the merger agreement and abandon the merger at any time before the merger if:

     - there (a) has been a breach by Union Pacific Resources of any representation, warranty, covenant or agreement set forth in the merger agreement or if any representation or warranty of Union Pacific Resources has become untrue, in either case such that the closing condition relating to the accuracy of Union Pacific Resources' representations and warranties would not be satisfied, and (b) such breach is not curable or, if curable, is not cured within 45 days after written notice of such breach is given to Union Pacific Resources by Anadarko; provided, however, that the right to terminate the merger agreement under this provision is not available to Anadarko if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in the merger agreement; or

     - the Union Pacific Resources board of directors has withdrawn or modified, in a manner adverse to Anadarko, its approval or recommendation of the merger agreement or the merger, or recommended a competing transaction.

     Termination by Union Pacific Resources. Union Pacific Resources, by action of the Union Pacific Resources board of directors, after consultation with its legal advisors, may terminate the merger agreement and abandon the merger at any time before the merger if:

     - there (a) has been a breach by Anadarko or Dakota Merger Corp. of any representation, warranty, covenant or agreement set forth in the merger agreement or if any representation or warranty of Anadarko or Dakota Merger Corp. has become untrue, in either case such that the closing

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

       condition relating to the accuracy of Anadarko's or Dakota Merger Corp.'s representations and warranties would not be satisfied, and (b) such breach is not curable or, if curable, is not cured within 45 days after written notice of such breach is given to Anadarko by Union Pacific Resources; provided, however, that the right to terminate the merger agreement under this provision is not available to Union Pacific Resources if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in the merger agreement; or

     - the Anadarko board of directors has withdrawn or modified, in a manner adverse to Union Pacific Resources, its approval or recommendation of the issuance of Anadarko common shares issuable in the merger, or recommended a competing transaction.

EFFECT OF TERMINATION

  Fees Payable by Union Pacific Resources Relating to Termination.

  - Union Pacific Resources has agreed to pay Anadarko a fee of $25 million (subject to reduction under the Union Pacific Resources stock option agreement) if:

          (a) after the public announcement of a proposal relating to a competing transaction received by Union Pacific Resources, the merger agreement is terminated by either of us after the Union Pacific Resources special meeting has been held and Union Pacific Resources stockholder approval for the merger agreement and the merger has not been obtained; or

          (b) after the public announcement or receipt by the Union Pacific Resources board of directors of a proposal relating to a competing transaction, the merger agreement is terminated by Anadarko after the Union Pacific Resources board of directors has withdrawn or modified, in a manner adverse to Anadarko, its approval or recommendation of the merger agreement or the merger, or recommended a competing transaction.

  - Union Pacific Resources has agreed to pay Anadarko an additional fee of $100 million (subject to reduction under the Union Pacific Resources stock option agreement) if, within one year after termination giving rise to a $25 million termination fee as described above, Union Pacific Resources enters into a definitive agreement for or completes:

          (a) a competing transaction giving rising to the termination;

          (b) a consolidation, exchange of shares or merger of Union Pacific Resources with any person, other than Anadarko or one of its subsidiaries, and, in the case of a merger, in which Union Pacific Resources is not the continuing or surviving corporation;

          (c) a merger of Union Pacific Resources with a person, other than Anadarko or one of its subsidiaries, in which Union Pacific Resources is the continuing or surviving corporation but the then-outstanding Union Pacific Resources common shares are changed into or exchanged for stock or other securities of Union Pacific Resources or any other person, cash or any other property, or the Union Pacific Resources common shares outstanding immediately before such merger represent after such merger less than 50% of the voting stock of Union Pacific Resources outstanding immediately after the merger;

          (d) the acquisition of beneficial ownership of 50% or more of the voting stock of Union Pacific Resources by any person; or

          (e) a sale, lease or other transfer of 50% or more of the assets of Union Pacific Resources to any person, other than Anadarko or one of its subsidiaries.

     The $100 million fee is payable at the time a qualifying transaction is completed.

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  Fees Payable by Anadarko Relating to Termination.

  - Anadarko has agreed to pay Union Pacific Resources a fee of $25 million (subject to reduction under the Anadarko stock option agreement) if:

          (a) after the public announcement of a proposal relating to a competing transaction received by Anadarko, the merger agreement is terminated by either of us after the Anadarko special meeting has been held and Anadarko stockholder approval for the issuance of Anadarko common shares issuable in the merger has not been obtained; or

          (b) after the public announcement or receipt by the Anadarko board of directors of a proposal relating to a competing transaction, the merger agreement is terminated by Union Pacific Resources after the Anadarko board of directors has withdrawn or modified, in a manner adverse to Union Pacific Resources, its approval or recommendation of the issuance of Anadarko common shares issuable in the merger, or recommended a competing transaction.

  - Anadarko has agreed to pay Union Pacific Resources an additional fee of $100 million (subject to reduction under the Anadarko stock option agreement) if, within one year after termination giving rise to a $25 million fee as described above, Anadarko enters into a definitive agreement for or completes:

          (a) a competing transaction giving rising to the termination;

          (b) a consolidation, exchange of shares or merger of Anadarko with any person, other than Union Pacific Resources or one of its subsidiaries, and, in the case of a merger, in which Anadarko is not the continuing or surviving corporation;

          (c) a merger of Anadarko with a person, other than Union Pacific Resources or one of its subsidiaries, in which Anadarko is the continuing or surviving corporation but the then-outstanding Anadarko common shares are changed into or exchanged for stock or other securities of Anadarko or any other person, cash or any other property, or the Anadarko common shares outstanding immediately before such merger represent after such merger less than 50% of the voting stock of Anadarko outstanding immediately after the merger;

          (d) the acquisition of beneficial ownership of 50% or more of the voting stock of Anadarko by any person; or

          (e) a sale, lease or other transfer of 50% or more of the assets of Anadarko to any person, other than Union Pacific Resources or one of its subsidiaries.

     The $100 million fee is payable at the time a qualifying transaction is completed.

AMENDMENT AND WAIVER

     We may amend the merger agreement in writing by action taken by our respective boards of directors at any time, but, after any approval of the merger agreement by Union Pacific Resources stockholders, we may not make any amendment that by law requires further approval or authorization by Union Pacific Resources stockholders without this further approval or authorization. We may not amend the merger agreement, except by an instrument in writing signed on behalf of each of us.

     At any time before the effective time of the merger, Anadarko (with respect to Union Pacific Resources) and Union Pacific Resources (with respect to Anadarko and Dakota Merger Corp.), by action taken by their respective boards of directors, may, to the extent legally allowed,

     - extend the time for the performance of any obligations or other acts of the other company,

     - waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered under the merger agreement, and

     - waive compliance with any of the agreements or conditions contained in the merger agreement.

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     Any agreement to any extension or waiver will be valid only if set forth in a signed written instrument.

COSTS AND EXPENSES

     Except as described under "-- Termination" and "-- Effect of Termination," all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses, except that those expenses incurred in connection with filing, printing and mailing the registration statement and this document (including related filing fees) will be shared equally by Anadarko and Union Pacific Resources.

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                          THE STOCK OPTION AGREEMENTS

     The following is a summary of the material terms of the stock option agreements, which are attached as Annexes B and C to this document and are incorporated in this document by reference. This summary is qualified in its entirety by reference to the stock option agreements. You should read the stock option agreements because they, and not this document, are the legal documents that govern the stock options.

THE STOCK OPTIONS

     At the same time that we entered into the merger agreement, we also entered into reciprocal stock option agreements. Under the terms of the option granted by Anadarko to Union Pacific Resources, Union Pacific Resources may purchase up to 25,886,726 Anadarko common shares (representing approximately 19.9% of the outstanding Anadarko common shares as of March 31, 2000) at an exercise price of $38.6875 per share. Under the terms of the option granted by Union Pacific Resources to Anadarko, Anadarko may purchase up to 50,138,515 Union Pacific Resources common shares (representing approximately 19.9% of the outstanding Union Pacific Resources common shares as of March 31, 2000) at an exercise price equal to the lesser of (a) $17.60 per share and (b) 0.455 multiplied by the closing price of Anadarko common shares on the date of exercise of the option. The exercise price and the type and number of shares or securities subject to the options will be adjusted appropriately for any stock dividend, split-up, combination, recapitalization, exchange of shares or similar transactions.

     The terms of these stock option agreements, other than with respect to exercise price, are substantially identical and are summarized below.

WHEN THE STOCK OPTIONS MAY BE EXERCISED

     Anadarko can exercise the option granted to it, in whole or in part, at any time after the occurrence of an event that would entitle it to receive the $25 million termination fee under the merger agreement and before the termination of the option. Union Pacific Resources can exercise the option granted to it, in whole or in part, at any time after the occurrence of an event that would entitle it to receive the $25 million termination fee under the merger agreement and before the termination of the option.

     The right to exercise an option terminates upon the earliest to occur of the following:

     - completion of the merger;

     - the first anniversary of the receipt of written notice from the option grantor that the option has become exercisable; and

     - termination of the merger agreement in accordance with its terms before the option becomes exercisable, unless the termination itself makes the option exercisable.

ELECTION TO REPURCHASE OPTIONS

     The stock option agreements provide that, at any time after an exercise event and prior to the earlier of 120 days after the expiration of the term of the option and 120 days after the occurrence of an event that would entitle the option holder to receive the additional $100 million termination fee under the merger agreement, the option holder may put to the option grantor (a) that portion of the option relating to any unexercised common shares and (b) any of the option grantor's common shares purchased pursuant to the option and still owned by the option holder for aggregate consideration equal to:

          (1) the aggregate exercise price paid by the option holder for the option grantor's common shares owned by the option holder and purchased pursuant to the option in respect of which the option holder is exercising the put right;

          (2) the number of the option grantor's common shares in respect of which the put right is being exercised (whether or not those shares (a) are purchased pursuant to the option and still owned by

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

     the option holder, or (b) remain subject to the option) multiplied by the difference between the exercise price and the highest of:

        - the highest purchase price per share paid pursuant to a third party's tender or exchange offer prior to the date the put right is exercised;

        - the price per share to be paid by any third person for the option grantor's common shares pursuant to a business combination transaction involving the option grantor entered into on or prior to the date the put right is exercised; and

        - the average closing price of the option grantor's common shares as reported on the New York Stock Exchange during the 10 consecutive trading days prior to the exercise of the put right.

The stock option agreements further provide that, to the extent the put right has not been exercised, at the request of the option grantor made at any time during the 120-day period commencing at the earlier of 120 days after the expiration of the term of the option and 120 days after the occurrence of an event that would entitle the option holder to receive the additional $100 million termination fee under the merger agreement, the option grantor may repurchase from the option holder all (but not less than all) of the option grantor's common shares purchased by the option holder pursuant to the option and then owned by the option holder for a price per share equal to the greater of (1) the average closing price of the option grantor's common shares as reported on the New York Stock Exchange during the 10 consecutive days prior to the exercise of the right and (2) the exercise price.

RIGHT OF FIRST REFUSAL

     During the two years after the first exercise of the option, if an option holder desires to sell to a third party any common shares purchased pursuant to the option, the option holder must first give the option grantor the right to buy these common shares. The option holder must offer the option grantor the same terms, conditions and price that the option holder offered to the third party. There are exceptions to this right of first refusal, which include sales to third parties that would own no more than 2% of the outstanding voting power of the option grantor after the sale, and sales by means of a registered offering under the Securities Act.

REGISTRATION RIGHTS

     During the two years after the first exercise of the option, the option holder may require the option grantor to register under the Securities Act and to qualify for sale under state securities laws any common shares purchased pursuant to the option if registration or qualification is necessary to resell the common shares. The option holder may require up to two registrations.

LIMITATION ON TOTAL PROFIT

     Each of the stock option agreements limits the total profit that the option holder is permitted to receive under the stock option agreement and the termination provisions of the merger agreement. If an event has occurred that would entitle the option holder to receive the additional $100 million termination fee under the merger agreement, then the limitation on total profit is $125 million in the aggregate. Otherwise, the limitation is $25 million in the aggregate.

EFFECT OF STOCK OPTION AGREEMENTS

     The stock option agreements may have the effect of making a third party's acquisition of, or other business combination with, Anadarko or Union Pacific Resources costly because of the need to acquire any common shares issued pursuant to the stock option agreement or because of any cash payments made pursuant to the stock option agreement. Moreover, we believe that, if either option becomes exercisable, it is likely to hinder other parties from attaining pooling-of-interests accounting treatment under

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U.S. generally accepted accounting principles in any merger or business combination transaction with the option grantor for the following two years.

     The stock option agreements may, therefore, discourage some third parties from proposing an alternative transaction to the current merger proposed by us, including one that might be more favorable from a financial point of view to the stockholders of Anadarko or Union Pacific Resources.

     The boards of directors of Anadarko and Union Pacific Resources considered the impact of the stock option agreements on potential third-party acquirors in their approval of the merger agreement and the stock option agreements.

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                                 THE COMPANIES

BUSINESS OF UNION PACIFIC RESOURCES

     Union Pacific Resources is engaged primarily in the exploration for and the development and production of natural gas, natural gas liquids and crude oil. At the end of 1999, Union Pacific Resources had proved reserves of 402 million barrels of crude oil, condensate and natural gas liquids and 3.3 trillion cubic feet of natural gas. Union Pacific Resources' exploration and development operations are organized into four primary business operating areas.

     - U.S. Onshore Operations. These operations are comprised of Union Pacific Resources' oil and gas activities that are concentrated in the land grant area of Colorado, Wyoming and Utah; the Coastal Plain of Texas and Louisiana; the Austin Chalk trend in Texas and Louisiana; the East Texas area; and the West Texas area. U.S. onshore operations accounted for 43% of Union Pacific Resources' 1999 total capital expenditures, 49% of its proved reserves and 59% of its producing property sales volumes. Over 70% of the proved reserves in the United States is natural gas.

     - U.S. Offshore Operations. These operations are comprised of Union Pacific Resources' oil and gas properties in the Gulf of Mexico. This operating area accounted for 13% of the 1999 capital expenditures, 7% of proved reserves, and 7% of producing property sales volumes.

     - Canadian Operations. These operations are comprised of properties in Western Canada and were primarily acquired by Union Pacific Resources as part of its 1998 acquisition of Norcen Energy Resources Limited for a cash price of $2.6 billion. These operations provide a commodity mix of 38% crude oil and natural gas liquids and 62% natural gas. Approximately 46% of Canadian oil production is heavy oil. In 1999, the Canadian operations accounted for 29% of capital expenditures, 28% of proved resources and 21% of producing property sales volumes.

     - Other International Operations. These operations are concentrated in Latin America, primarily in Guatemala and Venezuela. Other less significant international oil and gas interests include six fields in Argentina, two non-operated offshore producing properties in Australia, a producing interest in a non-operated property in Egypt and an exploitation interest in Brazil with potential exploration upside. In the aggregate, in 1999 these international operations accounted for 15% of capital expenditures, 16% of proved reserves, and 13% of producing property sales volumes.

     Union Pacific Resources' mineral segment contributed significantly to Union Pacific Resources' operating revenues in 1999 ($117.8 million) by exploiting the hard minerals portion of Union Pacific Resources' fee mineral interests in the land grant through non-operated joint venture and royalty arrangements in coal, trona and industrial mineral mines. In general, Union Pacific Resources reinvests the cash flow from its hard minerals operations into its oil and gas business segment.

     Since 1988, Union Pacific Resources has made significant asset sales of its non-strategic properties, including the $1.36 billion sale of its gathering, processing and marketing business segment to Duke Energy Field Services, Inc. in March 1999. The proceeds from the asset sales generally have been used to pay down the debt incurred from the acquisition of Norcen Energy Resources Limited.

     Union Pacific Resources had 2,223 employees as of February 29, 2000. Union Pacific Resources' headquarters are located at 777 Main Street, Fort Worth, Texas 76102, its telephone number is (817) 321-6000, and its website is http://www.upr.com.

     Additional information concerning Union Pacific Resources Group Inc. is included in documents filed by Union Pacific Resources with the SEC, which are incorporated by reference into this document. See "Where You Can Find More Information."

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BUSINESS OF ANADARKO

     Founded in 1959, Anadarko has substantially expanded its operations from its early days as a southwest Kansas natural gas producer to become one of the world's largest and most successful independent oil and gas exploration and production companies.

     At the end of 1999, Anadarko had proved reserves of 573.2 million barrels of crude oil, condensate and natural gas liquids and 2.51 trillion cubic feet of natural gas. Combined, these proved reserves are equivalent of 991 million barrels of oil or 5.95 trillion cubic feet of gas, the highest level in Anadarko history. About 71% of these reserves are located in the United States, with the remaining 29% located in Algeria. U.S. natural gas reserves account for about 42% of total proved reserves.

     Anadarko employs the latest technology and risk management tools in its search for new hydrocarbon reserves. Anadarko maintains a broad portfolio of exploration and development drilling opportunities, carefully balanced for potential risk and reward. Anadarko continues to focus on regions where it believes significant hydrocarbon systems can be found and developed under favorable commercial terms. Worldwide, Anadarko held interests in more than 8 million gross lease acres at year-end 1999.

     U.S. drilling and production operations are located primarily in Alaska, the Gulf of Mexico, Kansas, Oklahoma and Texas. Anadarko also has significant oil production in Algeria, and participates in exploration ventures in Tunisia, the North Atlantic Ocean and other selected areas.

     Anadarko's exploration and development drilling program is supported by its worldwide business development activities, which include the purchase and sale of producing properties. Anadarko has a mix of innovative marketing services designed to optimize the value of Anadarko's production volumes, as well as volumes purchased from other oil and gas companies.

     Anadarko always endeavors to conduct its business in compliance with all applicable laws and regulations, and in a way that safeguards human health and the environment. Anadarko continues to integrate safety and environmental protection into all work programs in order to develop natural resources in a prudent and responsible manner.

     At year-end 1999, Anadarko had 1,431 employees worldwide. Anadarko's headquarters are located at 17001 Northchase Drive, Houston, Texas 77060-2141, its telephone number is (281) 875-1101, and its website is http://www.anadarko.com. Anadarko also has offices in Liberal, Kansas; Midland, Texas; Anchorage, Alaska; Washington, D.C.; Uxbridge, England; and Algiers, Algeria.

     Additional information concerning Anadarko and its subsidiaries is included in the Anadarko documents filed with the SEC, which are incorporated by reference in this document. See "Where You Can Find More Information."

     DAKOTA MERGER CORP.

     Dakota Merger Corp. is a newly formed, wholly owned subsidiary of Anadarko formed for the purpose of effecting the Merger.

     Dakota Merger Corp.'s headquarters are located at 17001 Northchase Drive, Houston, Texas 77060-2141, and its telephone number is (281) 875-1101.

                       NEW ANADARKO PETROLEUM CORPORATION

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Anadarko and Union Pacific Resources, which are incorporated by reference in this document. The unaudited pro forma financial statements are presented for illustration purposes only, in accordance with the assumptions set forth below, and are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed. Nor is it necessarily indicative of future operating results or the financial position of the combined enterprise. The unaudited pro forma condensed combined financial statements do not reflect any adjustments to conform accounting practices, other than to conform Union Pacific Resources' accounting for oil and gas activities to the full-cost method of accounting, or to reflect any cost savings or other synergies anticipated as a result of the merger or any future merger related expenses.

                       NEW ANADARKO PETROLEUM CORPORATION

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1999

                                                      UNION PACIFIC    PRO FORMA         PRO FORMA
                                           ANADARKO     RESOURCES     ADJUSTMENTS         COMBINED
                                           --------   -------------   -----------        ----------
                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
REVENUES
Gas sales................................  $357,530    $  854,933      $      --         $1,212,463
Oil and condensate sales.................   249,666       504,933             --            754,599
Natural gas liquid sales.................    88,039       113,386             --            201,425
Minerals.................................        --       120,494             --            120,494
Other....................................     5,869       133,726        (92,663)(a)         46,932
                                           --------    ----------      ---------         ----------
     Total...............................   701,104     1,727,472        (92,663)         2,335,913
                                           --------    ----------      ---------         ----------
COSTS AND EXPENSES
Operating expenses.......................   141,719       668,491       (249,960)(b)        383,256
                                                                        (176,994)(c)
Administrative and general...............   102,946        86,928         63,654(c)         207,520
                                                                         (46,008)(d)
Minerals.................................        --        (2,797)         2,797(c)              --
Depreciation, depletion and
  amortization...........................   218,091       827,710       (827,710)(e)        978,690
                                                                         760,599(f)
Other taxes..............................    35,407            --        110,543(c)         145,950
Restructuring charge.....................        --        11,375             --             11,375
Impairments related to international
  properties.............................    24,000            --             --             24,000
Amortization of goodwill.................        --            --         52,530(g)          52,530
                                           --------    ----------      ---------         ----------
     Total...............................   522,163     1,591,707       (310,549)         1,803,321
                                           --------    ----------      ---------         ----------
Operating Income.........................   178,941       135,765        217,886            532,592
OTHER INCOME (EXPENSE)...................        --        31,722             --             31,722
INTEREST EXPENSE.........................    74,124       218,658       (167,565)(h)        125,217
                                           --------    ----------      ---------         ----------
Income (Loss) Before Income Taxes........   104,817       (51,171)       385,451            439,097
INCOME TAXES.............................    62,238      (140,348)       145,480(i)          67,370
                                           --------    ----------      ---------         ----------
NET INCOME FROM CONTINUING OPERATIONS....  $ 42,579    $   89,177      $ 239,971         $  371,727
Preferred stock dividends................    10,920            --             --             10,920
                                           --------    ----------      ---------         ----------
NET INCOME FROM CONTINUING OPERATIONS
  AVAILABLE TO COMMON STOCKHOLDERS.......  $ 31,659    $   89,177      $ 239,971         $  360,807
                                           --------    ----------      ---------         ----------
Earnings per share -- basic..............  $   0.25                                      $     1.51
Earnings per share -- diluted............  $   0.25                                      $     1.50
                                           --------                                      ----------
AVERAGE SHARES OUTSTANDING...............   125,187                      113,459(j)         238,646
AVERAGE SHARES OUTSTANDING -- DILUTED....   125,906                      113,862(k)         239,768
                                           --------                    ---------         ----------

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                       NEW ANADARKO PETROLEUM CORPORATION

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                          QUARTER ENDED MARCH 31, 2000

                                                       UNION PACIFIC    PRO FORMA          PRO FORMA
                                            ANADARKO     RESOURCES     ADJUSTMENTS         COMBINED
                                            --------   -------------   -----------         ---------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
REVENUES
Gas sales.................................  $102,143     $243,674       $      --          $345,817
Oil and condensate sales..................   101,751      188,311              --           290,062
Natural gas liquids sales.................    41,602       47,852              --            89,454
Minerals..................................        --       37,516              --            37,516
Other.....................................     1,555        4,949            (168)(a)         6,336
                                            --------     --------       ---------          --------
     Total................................   247,051      522,302            (168)          769,185
                                            --------     --------       ---------          --------

COSTS AND EXPENSES
Operating expenses........................    42,939      138,205         (25,157)(b)       106,501
                                                                          (49,486)(c)
Administrative and general................    30,086       18,803          13,700(c)         52,391
                                                                          (10,198)(d)
Minerals..................................        --          540            (540)(c)            --
Depreciation, depletion and
  amortization............................    57,308      176,230        (176,230)(e)       237,606
                                                                          180,298(f)
Other taxes...............................    11,321           --          36,326(c)         47,647
Amortization of goodwill..................        --           --          13,132(g)         13,132
                                            --------     --------       ---------          --------
     Total................................   141,654      333,778         (18,155)          457,277
                                            --------     --------       ---------          --------
Operating Income..........................   105,397      188,524          17,987           311,908

OTHER INCOME (EXPENSE)....................        --      (14,839)             --           (14,839)
INTEREST EXPENSE..........................    21,094       48,925         (37,862)(h)        32,157
                                            --------     --------       ---------          --------
Income Before Income Taxes................    84,303      124,760          55,849           264,912

INCOME TAXES..............................    42,504       32,049          21,424(i)         95,977
                                            --------     --------       ---------          --------

NET INCOME FROM CONTINUING OPERATIONS.....  $ 41,799     $ 92,711       $  34,425          $168,935
Preferred stock dividends.................     2,730           --              --             2,730
                                            --------     --------       ---------          --------

NET INCOME FROM CONTINUING OPERATIONS
  AVAILABLE TO COMMON STOCKHOLDERS........  $ 39,069     $ 92,711       $  34,425          $166,205
                                            --------     --------       ---------          --------
Earnings per share -- basic...............  $   0.31                                       $   0.69
Earnings per share -- diluted.............  $   0.30                                       $   0.68
                                            --------                                       --------

AVERAGE SHARES OUTSTANDING................   128,046                      113,459(j)        241,505
AVERAGE SHARES OUTSTANDING -- DILUTED.....   131,464                      113,862(k)        245,326
                                            --------                    ---------          --------

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                       NEW ANADARKO PETROLEUM CORPORATION

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 2000

                                                  UNION PACIFIC    PRO FORMA            PRO FORMA
                                      ANADARKO      RESOURCES     ADJUSTMENTS           COMBINED
                                     ----------   -------------   ------------         -----------
                                                            (IN THOUSANDS)
ASSETS
Current assets.....................  $  322,726    $   470,102    $     40,000(l)      $   832,828
                                     ----------    -----------    ------------         -----------
Properties and equipment...........   6,095,154     11,084,333     (11,084,333)(m)      14,416,354
                                                                     8,321,200(n)
Less accumulated depreciation,
  depletion and amortization.......   2,287,451      5,670,830      (5,670,830)(m)       2,287,451
                                     ----------    -----------    ------------         -----------
Net properties and equipment.......   3,807,703      5,413,503       2,907,697          12,128,903
                                     ----------    -----------    ------------         -----------
Deferred charges...................      89,412        175,887          52,000(o)          317,299
Goodwill...........................          --             --       1,050,593(p)        1,050,593
                                     ----------    -----------    ------------         -----------
     Total.........................  $4,219,841    $ 6,059,492    $  4,050,290         $14,329,623
                                     ==========    ===========    ============         ===========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities................  $  297,165    $   549,553    $    193,700(l)      $ 1,175,344
                                                                       134,926(q)
Long-term debt.....................   1,573,217      2,606,073        (203,000)(r)       3,976,290
Deferred income taxes..............     614,997      1,334,818       1,120,471(s)        3,070,286
Deferred credits...................     147,833        548,537        (283,400)(t)         412,970
Preferred stock....................     200,000             --              --             200,000
Stockholders' equity...............   1,386,629      1,020,511       3,087,593(u)        5,494,733
                                     ----------    -----------    ------------         -----------
     Total.........................  $4,219,841    $ 6,059,492    $  4,050,290         $14,329,623
                                     ==========    ===========    ============         ===========
CAPITALIZATION RATIOS
Long-term debt.....................          50%            72%                                 41%
Stockholders' equity...............          50%            28%                                 59%

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                       NEW ANADARKO PETROLEUM CORPORATION
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a) To record the pro forma reversal of historical Union Pacific Resources gains and losses related to the sale of oil and gas properties to conform to the full-cost method of accounting for oil and gas activities.

(b) To record the pro forma capitalization of historical Union Pacific Resources exploration expense to conform to the full-cost method of accounting for oil and gas activities.

(c) To reclassify certain amounts in Union Pacific Resources historical financial statements to conform to Anadarko's presentation.

(d) To record the pro forma capitalization of Union Pacific Resources exploration and development overhead costs to conform to the full-cost method of accounting for oil and gas activities.

(e) To record the reversal of historical Union Pacific Resources depreciation, depletion and amortization expense recorded in accordance with the successful efforts method of accounting for oil and gas activities and the reversal of historical Union Pacific Resources impairment of oil and gas properties recorded in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

(f) To record pro forma depreciation, depletion and amortization expense (i) in accordance with the full-cost method of accounting for oil and gas activities and (ii) on the estimated fair value of the depreciable and depletable assets. Full-cost ceiling tests were performed on the combined basis resulting in no incremental impairment of oil and gas properties for the periods presented.

(g) To record the pro forma amortization of goodwill, which will be amortized over a period of 20 years.

(h) To record pro forma capitalization of interest on significant investments in unevaluated properties and major development projects and to adjust Union Pacific Resources historical interest expense to reflect the estimated fair value of historical debt pursuant to the purchase method of accounting, including the reversal of amortization of historical debt issuance costs.

(i) To record income tax expense on the pro forma adjustments based on the applicable statutory tax rates.

(j) To reflect the issuance of Anadarko common stock pursuant to the merger agreement.

(k) To reflect the issuance of Anadarko common stock pursuant to the merger agreement and common stock equivalents related to stock options issued in accordance with the merger agreement.

(l) To record the estimated fair value of derivatives and other current liabilities in accordance with the purchase method of accounting.

(m) To reverse historical Union Pacific Resources property and equipment balances and the related accumulated depreciation, depletion and amortization.

(n) To record the estimated pro forma allocation of the purchase price of the acquisition of Union Pacific Resources, including estimated merger costs, to properties and equipment in accordance with

                       NEW ANADARKO PETROLEUM CORPORATION
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

     the purchase method of accounting. The following is a calculation and allocation of the purchase price to the assets acquired and liabilities assumed based on their relative fair values.

CALCULATION OF PURCHASE PRICE (IN THOUSANDS EXCEPT SHARES)
Estimated number of shares of common stock to be issued.....    113,459,310
Average of Anadarko common stock price five days before and
  after the merger announcement.............................   $      35.58
                                                               ------------
Fair value of estimated common stock to be issued...........   $  4,036,667
Add: Fair value of vested Union Pacific Resources employee
  stock options to be assumed by Anadarko...................         71,437
                                                               ------------
                                                                  4,108,104
Add: Estimated merger related costs (See note (q))..........        134,926
                                                               ------------
Purchase Price..............................................   $  4,243,030
                                                               ============
ALLOCATION OF PURCHASE PRICE (IN THOUSANDS)
Current assets..............................................   $    510,102
Properties and equipment....................................      8,321,200
Deferred charges............................................        227,887
Goodwill....................................................      1,050,593
Current liabilities.........................................        878,179
Long-term debt..............................................      2,403,073
Deferred income taxes.......................................      2,455,289
Deferred credits............................................        265,137
                                                               ------------
Stockholders' equity........................................   $  4,108,104
                                                               ============

     The purchase price allocation is subject to changes in:

     - the number of actual shares issued;

     - the fair value of Union Pacific Resources working capital and other assets and liabilities on the effective date; and

     - the actual merger costs incurred.

     These items will not be known until the effective date of the merger. Management does not believe the final purchase price allocation will differ materially from the estimated purchase price allocation.

(o) To record the reversal of the capitalized debt issuance costs related to Union Pacific Resources historical long-term debt and record deferred charges at fair value pursuant to the purchase method of accounting.

(p) To record goodwill associated with the acquisition of Union Pacific Resources pursuant to the purchase method of accounting. Goodwill will be amortized over a period of 20 years.

(q) To record the liabilities associated with estimated merger related costs, consisting primarily of bankers' and other professional fees, as well as costs associated with relocation and severance of Union Pacific Resources employees and closing the Union Pacific Resources office in Fort Worth, Texas.

(r) To adjust historical Union Pacific Resources long-term debt to the estimated fair value using the purchase method of accounting.

                       NEW ANADARKO PETROLEUM CORPORATION
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(s) To record the pro forma deferred income tax effect of the fair value adjustments related to the merger in accordance with the purchase method of accounting.

(t) To adjust the historical Union Pacific Resources deferred credits to estimated fair value in accordance with the purchase method of accounting.

(u) To record the pro forma adjustments to stockholders' equity in accordance with the purchase method of accounting. The adjustment amount is calculated as follows (in thousands):

Fair value of estimated common stock to be issued, as
  calculated in note (n) above..............................   $4,036,667
Add: Fair value of vested Union Pacific Resources employee
  stock options to be assumed by Anadarko...................       71,437
                                                               ----------
                                                                4,108,104
Less: Union Pacific Resources historical stockholders'
  equity....................................................    1,020,511
                                                               ----------
Adjustment to stockholders' equity..........................   $3,087,593
                                                               ==========

                        COMPARISON OF STOCKHOLDER RIGHTS

     As a result of the merger, Union Pacific Resources stockholders will receive Anadarko common shares in exchange for their Union Pacific Resources common shares. The following is a summary of some material differences between the rights of Union Pacific Resources stockholders and the rights of Anadarko stockholders. These differences arise in part from the differences between Utah and Delaware law. Additional differences arise from the charter and bylaws of the two companies. Although it is impractical to compare all of the ways in which Utah and Delaware law, and Union Pacific Resources' and Anadarko's governing instruments, differ with respect to stockholders' rights, the following discussion summarizes some significant differences.

                         AMENDMENT OF CHARTER DOCUMENTS

 UNION PACIFIC RESOURCES STOCKHOLDER RIGHTS              ANADARKO STOCKHOLDER RIGHTS
 ------------------------------------------              ---------------------------
The Union Pacific Resources' amended and        Anadarko's restated certificate of
restated articles of incorporation may be       incorporation may generally be amended if the
amended by the Union Pacific Resources board    change is proposed by the Anadarko board of
of directors without stockholder action to,     directors and approved by the holders of a
among other things, create one or more series   majority of outstanding voting stock.
of preferred stock, fix the number of shares    However, the vote of at least 80% of the
of each such series, and designate and          votes entitled to be cast by the holders of
determine, in whole or in part, the             all outstanding shares of voting stock is
preferences, limitations, and relative rights   required to amend any charter provision
of each series of preferred stock, all before   relating to:
the issuance of shares of such series.
                                                - the number of directors constituting the
The Union Pacific Resources' amended and          Anadarko board of directors,
restated articles of incorporation also may
be amended if the change is proposed and        - the classification of the Anadarko board of
recommended by the Union Pacific Resources        directors,
board of directors and approved by:
                                                - the removal of directors,
- a majority of stockholder votes entitled to
  be cast on the amendment by any voting        - the procedures for filling vacancies on the
  group with respect to which the amendment       Anadarko board of directors,
  would create dissenters' rights,
                                                - the liability of directors for monetary
- a majority of stockholder votes entitled to     damages for breach of fiduciary duty,
  be cast on the amendment by any voting
  group with respect to which the amendment     - a business combination with any interested
  would materially and adversely affect           stockholder (as that term is defined in
  certain rights in respect of the shares of      Anadarko's restated certificate of
  the voting group, or                            incorporation),

- in every other case, stockholder votes cast   - the cumulative voting for election of
  within the voting group favoring the action     directors upon a 30% stockholder becoming a
  exceeding the votes cast within the voting      30% stockholder, and
  group opposing the action at a meeting at
  which a quorum is present.                    - the prohibitions on stockholder action by
                                                  written consent.
However, the vote of the holders of at least
80% of the voting stock entitled to vote
generally at an election of directors is
required to amend any charter provision
relating to:

- the limitation of liability of directors,

- the procedures for filling vacancies on the Union Pacific Resources board of directors,

- the removal of directors, and

- the prohibitions on stockholder action by written consent.

                              AMENDMENT OF BYLAWS

 UNION PACIFIC RESOURCES STOCKHOLDER RIGHTS              ANADARKO STOCKHOLDER RIGHTS
 ------------------------------------------              ---------------------------
The Union Pacific Resources bylaws may          The Anadarko bylaws may be amended at any
generally be amended by a majority of           regular or special meeting of the Anadarko
directors present at a meeting at which a       board of directors by the vote of a majority
quorum is present, or by the holders of a       of the directors in office, or at any regular
majority of the voting stock cast at a          or special meeting of Anadarko stockholders
meeting at which a quorum is present.           by the holders of a majority of the voting
However, the vote of the holders of at least    stock entitled to vote at the meeting.
80% of the voting stock entitled to vote
generally at an election of directors is
required to amend any bylaws relating to:

- indemnification of directors, officer and employees,

- calling a special meeting of stockholders,

- the nature of business conducted at an annual or special meeting of stockholders,

- stockholder action by written consent,

- nominations of directors,

- number and tenure of directors,

- removal of directors,

- procedures for filling vacancies on the Union Pacific Resources board of directors, and

- procedures for amending any of the
  foregoing bylaw provisions

                              REMOVAL OF DIRECTORS

 UNION PACIFIC RESOURCES STOCKHOLDER RIGHTS              ANADARKO STOCKHOLDER RIGHTS
 ------------------------------------------              ---------------------------
Any Union Pacific Resources director, or the    Any Anadarko director, or the entire Anadarko
entire Union Pacific Resources board of         board of directors, may be removed from
directors, may be removed from office at any    office at any time, but only for cause, by
time, but only for cause, by the vote of the    vote of the holders of a majority of the
holders of at least 80% of the voting stock     voting stock entitled to vote at an election
entitled to vote at an election of directors    of directors.
at a meeting of Union Pacific Resources
stockholders.

                             VACANCIES ON THE BOARD

 UNION PACIFIC RESOURCES STOCKHOLDER RIGHTS              ANADARKO STOCKHOLDER RIGHTS
 ------------------------------------------              ---------------------------
Newly created Union Pacific Resources           Any vacancy on the Anadarko board of
directorships resulting from any increase in    directors that results from an increase in
the authorized number of directors and any      the number of directors may be filled by a
vacancies on the Union Pacific Resources        majority of the directors then in office,
board of directors are filled by a majority     provided that a quorum is present. Any other
of the directors in office, even if less than   vacancy may be filled by a majority of the
a quorum, or by a sole remaining director.      directors then in office, even if less than a
Union Pacific Resources stockholders may also   quorum, or by a sole remaining director. Any
fill a vacancy at an annual meeting.            director elected to fill a vacancy not
                                                resulting from an increase in the number of
                                                directors will have the same remaining term
                                                as that of his or her predecessor.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

 UNION PACIFIC RESOURCES STOCKHOLDER RIGHTS             ANADARKO STOCKHOLDER RIGHTS
 ------------------------------------------             ---------------------------
Utah law provides that a corporation may        Delaware law provides that a corporation may
indemnify a director or officer against any     indemnify a director or officer against
liability incurred in a proceeding if the       liability (other than in an action by or in
individual's conduct was in good faith, the     the right of the corporation) and other
individual reasonably believed that the         costs incurred by such individual, provided
conduct was in, or not opposed to, the          the individual acted in good faith and in a
corporation's best interests, and the           manner the individual reasonably believed to
individual, in the case of any criminal         be in, or at least not opposed to, the best
proceeding, had no reasonable cause to          interests of the corporation and, with
believe the conduct was unlawful. A             respect to any criminal proceeding, had no
corporation may not indemnify a director or     reason to believe the conduct was unlawful.
officer in connection with a proceeding by      For actions or suits brought by or in the
or in the right of the corporation in which     name of the corporation, a corporation may
the individual was adjudged liable to the       indemnify a director or officer against
corporation, or in connection with any other    expenses incurred if the individual acted in
proceeding in which the individual was          good faith and in a manner the individual
adjudged liable on the basis that the           reasonably believed to be in, or at least
individual derived an improper personal         not opposed to, the best interests of the
benefit, unless a court determines it is        corporation, except that if the individual
appropriate to indemnify for expenses.          is adjudged to be liable to the corporation,
Unless limited by its articles of               the individual can be indemnified if and
incorporation, a corporation must indemnify     only to the extent that a court determines
a director or officer who was successful, on    that despite the adjudication of liability,
the merits or otherwise, in the defense of      the individual is fairly and reasonably
any proceeding to which the individual was a    entitled to indemnity.
party in the capacity of director or
officer, against reasonable expenses
incurred.

                      LIMITATION ON LIABILITY OF DIRECTORS

 UNION PACIFIC RESOURCES STOCKHOLDER RIGHTS              ANADARKO STOCKHOLDER RIGHTS
 ------------------------------------------              ---------------------------
Utah law provides that if so provided in a      Delaware law provides that a corporation may
corporation's articles of incorporation,        include in its certificate of incorporation a
bylaws or board resolution, a corporation may   provision eliminating or limiting the
eliminate or limit the liability of a           personal liability of a director to the
director to a corporation or its shareholders   corporation or its stockholders for monetary
for monetary damages for any action taken or    damages for breach of fiduciary duty as a
any failure to take any action as a director,   director. However, the provision may not
except for:                                     eliminate or limit the liability of a
                                                director for:
- the amount of financial benefit received by
  a director to which the director is not       - breach of the duty of loyalty,
  entitled,
                                                - acts or omissions not in good faith or that
- an intentional infliction of harm on the        involve intentional misconduct or a knowing
  corporation or its shareholders,                violation of law.

- voting for or assenting to an unlawful        - unlawful payments of dividends, certain
  distribution of assets, or                      stock repurchases or redemptions, or

- an intentional violation of criminal law.     - any transaction from which the director
                                                  derived an improper personal benefit.
The Union Pacific Resources' amended and
restated articles of incorporation              Anadarko's restated certificate of
indemnifies Union Pacific Resources directors   incorporation contains a provision
to the fullest extent permitted by Utah law     eliminating the personal liability of an
for monetary damages for any action taken or    Anadarko director to Anadarko and its
any failure to take any action as a director.   stockholders for monetary damages for breach
                                                of fiduciary duty as a director, except as
                                                restricted by Delaware law.

                 RIGHT TO CALL SPECIAL MEETINGS OF STOCKHOLDERS

 UNION PACIFIC RESOURCES STOCKHOLDER RIGHTS              ANADARKO STOCKHOLDER RIGHTS
 ------------------------------------------              ---------------------------
Special meetings of Union Pacific Resources     Special meetings of Anadarko stockholders may
stockholders may be called by:                  be called by the Anadarko board of directors.

- the Union Pacific Resources board of
  directors,

- the chairman of the board of directors,

- any person authorized by resolution adopted by a majority of the entire Union Pacific
  Resources board of directors, or

- the holders of shares representing at least
  10% of all votes entitled to be cast on any issue proposed to be considered at the special meeting.

                      STOCKHOLDER ACTION WITHOUT A MEETING

 UNION PACIFIC RESOURCES STOCKHOLDER RIGHTS              ANADARKO STOCKHOLDER RIGHTS
 ------------------------------------------              ---------------------------
Union Pacific Resources stockholders may not    Anadarko stockholders do not have the power
consent in writing without a meeting to the     to consent in writing without a meeting to
taking of any action, unless all Union          the taking of any action.
Pacific Resources stockholders entitled to
vote consent in writing.

                                  CLASS VOTING

 UNION PACIFIC RESOURCES STOCKHOLDER RIGHTS                ANADARKO STOCKHOLDER RIGHTS
 ------------------------------------------                ---------------------------
Utah law provides that holders of the              Delaware law requires voting by separate
outstanding shares of a class are entitled         classes only with respect to certificate of
to vote as a separate voting group if the          incorporation amendments that adversely
rights of that class are affected in certain       affect the holders of those classes or that
respects by certain plans of merger, plans         increase or decrease the aggregate number of
of share exchange or articles of                   authorized shares or the par value of the
incorporation amendments.                          shares of any of those classes.

                               CUMULATIVE VOTING

     UNION PACIFIC RESOURCES STOCKHOLDER RIGHTS                          ANADARKO STOCKHOLDER RIGHTS
     ------------------------------------------                          ---------------------------
Neither Utah law nor the Union Pacific Resources'           In any election of Anadarko directors on or after the
amended and restated articles of incorporation              date on which any Anadarko stockholder becomes a 30%
provides Union Pacific Resources stockholders with          Anadarko stockholder, and until such time as no 30%
the right to cumulate their votes for the election of       Anadarko stockholder exists, there will be cumulative
directors.                                                  voting for election of directors.

                                                            Under cumulative voting for the election of
                                                            directors, a holder of voting stock has the number of
                                                            votes equal to the number of directors to be elected
                                                            multiplied by the number of votes the holder would
                                                            have had absent cumulative voting, and may cast all
                                                            votes for a single director candidate or distribute
                                                            votes among any number of director candidates.

   PROVISIONS AFFECTING CONTROL SHARE ACQUISITIONS AND BUSINESS COMBINATIONS

     UNION PACIFIC RESOURCES STOCKHOLDER RIGHTS                          ANADARKO STOCKHOLDER RIGHTS
     ------------------------------------------                          ---------------------------
Utah law generally provides that when a person              Delaware law generally provides that any person that
acquires shares of an "issuing public corporation"          acquires 15% or more of a corporation's voting stock
within a 90-day period or pursuant to a plan, that          may not engage in a wide range of business
when added to the person's other shares would entitle       combinations with the corporation for a period of
the person to exercise voting power of at least 20%,        three years, unless:
33 1/3% or 50% of all voting power, a stockholders'
meeting must be held within 50 days of the acquiring        - the board of directors of the corporation has
person's request for a special meeting to vote on             approved, prior to the acquisition date, either the
whether this person may exercise voting rights with           business combination or the transaction that
respect to the acquired shares. If no request for a           resulted in the person becoming an interested
special meeting is made by the acquiring person, the          stockholder,
vote will be held at the next special or annual
meeting of stockholders. For this person to have            - upon consummation of the transaction that resulted
voting rights with respect to the acquired shares,            in the person becoming an interested stockholder,
the acquisition must be approved:                             the person owns at least 85% of the corporation's
                                                              voting stock (excluding shares owned by directors
- with respect to each voting group entitled to vote          who are officers and shares owned by employee stock
  separately, by a majority of all the votes entitled         plans in which participants do not have the right
  to be cast by that group, excluding all interested          to determine confidentially whether shares will be
  shares, and                                                 tendered in a tender or exchange offer), or

- if the proposed control share acquisition would           - the business combination is approved by the board
  have certain adverse affects on a class of shares,          of directors and authorized by the vote of at least
  by a majority of all the holders of the outstanding         two-thirds of the outstanding voting stock not
  shares of the class.                                        owned by the interested stockholder.

An "issuing public corporation" is a Utah corporation       These restrictions on interested stockholders do not
that has (a) 100 or more stockholders, (b) its              apply under some circumstances, including if the
principal place of business, its principal officer or       corporation, by action of its stockholders, adopts an
substantial assets within Utah, and (c) (1) more than       amendment to its certificate of incorporation or
10% of its stockholders as residents of Utah, (2)           bylaws expressly electing not to be governed by these
more than 10% of its shares owned by Utah residents,        provisions of Delaware law. The amendment will be
or (3) 10,000 stockholders resident in Utah.                effective twelve months thereafter.

                                                            Neither Anadarko's restated certificate of
                                                            incorporation nor Anadarko's bylaws contain a
                                                            provision electing not to be governed by these
                                                            provisions of Delaware law. Rather, Anadarko's
                                                            restated certificate of incorporation provides that,
                                                            with some exceptions, a business combination with a
                                                            person that is the beneficial owner of voting stock
                                                            representing 5% or more of the votes entitled to be
                                                            cast by the holders of all outstanding voting stock
                                                            requires the affirmative vote of at least 80% of the
                                                            votes entitled to be cast by the holders of all
                                                            outstanding voting stock.

     MERGERS, ACQUISITIONS, SHARE PURCHASES AND CERTAIN OTHER TRANSACTIONS

     UNION PACIFIC RESOURCES STOCKHOLDER RIGHTS                          ANADARKO STOCKHOLDER RIGHTS
     ------------------------------------------                          ---------------------------
Utah law requires approval of mergers and share             Delaware law requires approval of mergers or
exchanges by a majority of the voting stock entitled        consolidations by a majority of the outstanding
to be cast on the plan by each voting group entitled        voting stock, unless the corporation's certificate of
to vote separately, unless the corporation's articles       incorporation specifies a different percentage.
of incorporation, bylaws or board resolution                Anadarko's restated certificate of incorporation does
specifies a higher percentage. Union Pacific                not provide for a different percentage.
Resources has not approved a higher percentage.

                       RIGHTS OF DISSENTING STOCKHOLDERS

     UNION PACIFIC RESOURCES STOCKHOLDER RIGHTS                          ANADARKO STOCKHOLDER RIGHTS
     ------------------------------------------                          ---------------------------
Utah law provides that a stockholder, whether or not        Delaware law provides that appraisal rights are
entitled to vote, is entitled to dissent from, and          available to dissenting stockholders in connection
obtain payment of the fair value of shares held by          with certain mergers or consolidations. However,
such stockholder in connection with some mergers,           unless a corporation's certificate of incorporation
share exchanges or the sale of all, or substantially        otherwise provides, Delaware law does not provide for
all, of the assets of the corporation. However,             appraisal rights if:
unless a corporation's articles of incorporation,
bylaws or board resolution otherwise provides, a            - the shares of the corporation are listed on a
stockholder is not entitled to dissent and obtain             national securities exchange or designated as a
payment of the fair value of shares that were either:         national market systems security on an interdealer
                                                              quotations system by the National Association of
- listed on a national securities exchange or                 Securities Dealers, Inc.,
  designated as a national market systems security on
  an interdealer quotations system by the National          - the shares of the corporation are held of record by
  Association of Securities Dealers, Inc., or                 more than 2,000 stockholders, or

- held of record by more than 2,000 stockholders.           - the corporation is the surviving corporation and
                                                              the merger did not require for its approval the
Union Pacific Resources has not provided otherwise.           vote of the stockholders of the surviving
Utah law does not provide appraisal rights to                 corporation.
stockholders who dissent from an amendment to a
corporation's articles of incorporation.                    Anadarko's restated certificate of incorporation does
                                                            not provide otherwise. Delaware law does not provide
                                                            appraisal rights to stockholders who dissent from the
                                                            sale of all or substantially all of a corporation's
                                                            assets or an amendment to a corporation's certificate
                                                            of incorporation, although a corporation's
                                                            certificate of incorporation may so provide.

                                   DIVIDENDS

     UNION PACIFIC RESOURCES STOCKHOLDER RIGHTS                          ANADARKO STOCKHOLDER RIGHTS
     ------------------------------------------                          ---------------------------
The Union Pacific Resources' amended and restated           Delaware law provides that directors of a
articles of incorporation provides that dividends may       corporation, subject to its certificate of
be paid on outstanding Union Pacific Resources common       incorporation, may declare and pay dividends either
shares if declared by the Union Pacific Resources           out of surplus or, in case there is no surplus, out
board of directors out of funds legally available for       of net profits for the fiscal year in which the
such dividends.                                             dividend is declared and/or the preceding year. If
                                                            the capital of the corporation diminished by
Utah law provides that a corporation may not make a         depreciation in the value of its property, or by
dividend, or other distribution, to its stockholders        losses, or otherwise, to an amount less than the
if, after giving effect to the dividend, or other           aggregate amount of the capital represented by the
distribution, (a) the corporation would not be able         issued and outstanding stock of all classes having a
to pay its debts as they become due in the usual            preference upon the distribution of assets, the
course of business, or (b) the corporation's total          directors may not declare and pay out of net profits
assets would be less than the sum of its total              any dividends until the deficiency has been repaired.
liabilities.

                       PREEMPTIVE RIGHTS OF STOCKHOLDERS

     UNION PACIFIC RESOURCES STOCKHOLDER RIGHTS                          ANADARKO STOCKHOLDER RIGHTS
     ------------------------------------------                          ---------------------------
Utah law provides that no stockholder will have any         Delaware law provides that no stockholder will have
preemptive rights to purchase additional securities         any preemptive rights to purchase additional
of a corporation unless the corporation's articles of       securities of a corporation unless the corporation's
incorporation expressly grants such rights. The Union       certificate of incorporation expressly grants such
Pacific Resources' amended and restated articles of         rights. Anadarko's restated certificate of
incorporation does not provide for preemptive rights.       incorporation does not provide for preemptive rights.

                   PROPOSED AMENDMENTS TO ANADARKO'S RESTATED
                          CERTIFICATE OF INCORPORATION

MAXIMUM BOARD SIZE PROPOSAL

     The Anadarko board of directors has unanimously approved an amendment to Article Seventh of Anadarko's restated certificate of incorporation to increase the maximum size of the Anadarko board of directors from nine to 15 directors, and recommends that Anadarko stockholders approve and adopt the amendment. The full text of Article Seventh reflecting this proposed amendment is attached as Annex F to this document.

     If this amendment is approved, the Anadarko board of directors will take all action necessary, immediately following the completion of the merger, to elect as Anadarko directors Mr. Lindahl and four other independent directors who are currently directors of Union Pacific Resources, as may be mutually agreed by the chief executive officers of Anadarko and Union Pacific Resources. If this amendment is not approved, Anadarko board of directors will take all action necessary, immediately following the completion of the merger, to elect as Anadarko directors Mr. Lindahl and two other independent directors who are currently directors of Union Pacific Resources, as may be mutually agreed by the chief executive officers of Anadarko and Union Pacific Resources. The former Union Pacific Resources directors who are elected as Anadarko directors will be appointed among the three classes of directors on the Anadarko board of directors, with at least one director in each class.

     The Anadarko board of directors believes that it is desirable to increase the maximum size of the Anadarko board of directors to allow the addition of five Union Pacific Resources directors. These directors possess expertise and knowledge of Union Pacific Resources that may assist the combined entity in integrating the operations of the two companies and in taking advantage of their complementary skills. In addition, under the merger agreement, if the amendment is not approved, two of the current Anadarko directors would have to resign to make room for the new Union Pacific Resources directors. With these resignations, Anadarko would lose experienced and knowledgeable directors who have helped the company grow and enhance its value to Anadarko stockholders.

     Under Anadarko's restated certificate of incorporation, the affirmative vote of the holders of not less than 80% of the outstanding Anadarko common shares is required for the approval of this amendment. FOR THE REASONS STATED ABOVE, THE ANADARKO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ANADARKO STOCKHOLDERS VOTE FOR THE AMENDMENT. Approval of the amendment is not a condition to the completion of the merger.

AUTHORIZED COMMON SHARES PROPOSAL

     The Anadarko board of directors has unanimously approved an amendment to Article Fourth of Anadarko's restated certificate of incorporation to increase the authorized number of Anadarko common shares from 300,000,000 to 450,000,000, and recommends that Anadarko stockholders approve and adopt the amendment. The full text of Article Fourth reflecting this proposed amendment is attached as Annex G to this document.

     The additional Anadarko common shares for which authorization is sought would have the same rights and privileges as the Anadarko common shares presently outstanding. Holders of Anadarko common shares have no preemptive rights to subscribe for any additional Anadarko common shares.

     As of March 31, 2000, 300,000,000 Anadarko common shares were authorized, of which 130,075,884 Anadarko common shares were issued and outstanding, no Anadarko common shares were issued and held in treasury, 26,106,400 Anadarko common shares were reserved for issuance under Anadarko's dividend reinvestment and stock purchase plans upon the exercise or conversion of stock options, warrants or convertible securities granted and issuable by Anadarko, and 25,885,726 Anadarko common shares were reserved for future issuance under the Anadarko stock option agreement. Although Anadarko has no present plan, agreement or commitment for the issuance of additional Anadarko common shares, other than in connection with the merger, the existing dividend reinvestment and stock purchase plan, existing employee stock and benefit plans and the amendment to Anadarko's 1999 stock incentive plan, the Anadarko board of directors believes that the number of Anadarko common shares currently available for issuance will be insufficient to meet the future needs of Anadarko.

     The Anadarko board of directors believes that it is desirable to have additional authorized but unissued Anadarko common shares available for possible future stock dividends or splits, employee benefit programs, financing and acquisition transactions and other general corporate purposes. Like the presently authorized but unissued Anadarko common shares, the additional Anadarko common shares would be available for issuance without further action by Anadarko stockholders, unless further action is required by applicable law, the rules of the New York Stock Exchange or any other stock exchange on which Anadarko common shares may be listed in the future. The authorization of additional Anadarko common shares will enable Anadarko, as the need may arise, to take advantage of market conditions and favorable opportunities without the delay and expense associated with the holding of a special meeting of Anadarko stockholders.

     In addition, the additional authorized and unissued Anadarko common shares could be issued for the purpose of discouraging an attempt by another individual or entity, through the acquisition of a substantial number of Anadarko common shares, to acquire control of Anadarko because the issuance of Anadarko common shares could be used to dilute the ownership or voting rights of such an individual or entity. Further, any of the authorized but unissued Anadarko common shares could be privately placed with purchasers who might support incumbent management, making a change in control of Anadarko more difficult to effect.

     Under Delaware law, the affirmative vote of the holders of a majority of the outstanding Anadarko common shares is required for the approval of this amendment. FOR THE REASONS STATED ABOVE, THE ANADARKO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ANADARKO STOCKHOLDERS VOTE FOR THE AMENDMENT. Approval of the amendment is not a condition to the completion of the merger.

           PROPOSED AMENDMENT TO ANADARKO'S 1999 STOCK INCENTIVE PLAN

     The Anadarko board of directors has unanimously approved an amendment to Anadarko's 1999 stock incentive plan, subject to stockholder approval at this meeting, and recommends that Anadarko stockholders approve and adopt the amendment. The full text of the original plan is attached as Annex H to this document, and the full text of the amendment is attached as Annex I to this document.

     Anadarko's 1999 stock incentive plan was approved by Anadarko stockholders on April 29, 1999. The plan currently authorizes for issuance 4,000,000 Anadarko common shares to Anadarko employees in the form of stock options, stock appreciation rights, restricted stock, performance awards and specified stock compensation. Anadarko considers the plan an essential element of total compensation, and believes the plan promotes the interests of Anadarko and its stockholders by attracting and retaining employees, motivating employees by means of performance-related incentives and enabling employees to participate in Anadarko's long-term growth and financial success.

     Following stockholder approval of the merger transaction, Anadarko's 1999 stock incentive plan will be the plan for purposes of making any future stock-based awards to employees of the combined entity. Outstanding options under Union Pacific Resources plans will be exchanged for Anadarko options based on the exchange ratio, and any shares authorized for issuance under any Union Pacific Resources plans that have not been granted will no longer be available for grant.

     The proposed amendment would increase the number of Anadarko common shares that may be granted under Anadarko's 1999 stock incentive plan by 10,000,000. This increase would be used to offer equity compensation to the expanded number of eligible employees of the combined company. The other proposed changes to the plan are described under "-- Amendment to 1999 Stock Incentive Plan."

SUMMARY OF ANADARKO'S 1999 STOCK INCENTIVE PLAN

     The following summary of Anadarko's original 1999 stock incentive plan is qualified by reference to the complete text of the original plan, which is attached as Annex H to this document.

     Purpose. The purpose of Anadarko's 1999 stock incentive plan is to promote the interests of Anadarko and its stockholders by

     - attracting and retaining employees;

     - motivating employees by means of performance-related incentives to achieve longer-range performance goals; and

     - enabling employees to participate in the long-term growth and financial success of Anadarko.

     Eligibility. At the discretion of Anadarko's compensation and benefits committee of the board of directors, any employee of Anadarko or its affiliates may be granted an award under Anadarko's 1999 stock incentive plan.

     Administration. Anadarko's compensation and benefits committee administers Anadarko's 1999 stock incentive plan. The committee

     - selects the employees who will receive awards;

     - determines the type and terms of awards to be granted, including

          -- the amount of each award,

          -- the times at which each award may be exercisable or vested, and

          -- the performance goals, if any, that may apply with respect to each award; and

     - may take any other action the committee deems necessary or desirable for the administration of the plan.

     The committee cannot reprice options.

     Plan Amendment and Termination. Anadarko's compensation and benefits committee may terminate or amend Anadarko's 1999 stock incentive plan at any time. However, the committee cannot, without stockholder approval,

     - increase the number of shares authorized under the plan;

     - grant options and/or stock appreciation rights at less than fair market value on the date of original grant, except adjustments to prevent dilution or enlargement of the benefits under the plan;

     - permit a change in the class of employees eligible to receive awards; or

     - materially increase the benefits under the plan.

     Shares Available under Anadarko's Original 1999 Stock Incentive Plan. A total of 4,000,000 Anadarko common shares are authorized for issuance under Anadarko's original 1999 stock incentive plan. Of this amount, a maximum of 800,000 shares may be granted as restricted stock. To the extent awards are intended to qualify as performance-based compensation under section 162(m) of the Internal Revenue Code, the following additional limitations are imposed under the original plan:

     - no more than an aggregate of 1,500,000 shares may be granted as options and/or stock appreciation rights to any one individual over the term of the plan;

     - no more than an aggregate of 500,000 shares may be granted as restricted stock to any one individual over a performance period; and

     - the maximum aggregate shares that may be granted as a performance award to any one individual over a performance period is 300,000 shares.

The share limitations may be adjusted as a result of action by Anadarko's board that affects Anadarko's common shares, or if an adjustment is determined to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended under the plan.

     Types of Awards. Stock options, stock appreciation rights, restricted stock, performance awards and stock compensation may be granted under Anadarko's 1999 stock incentive plan.

          Stock Options. The option exercise price for stock options cannot be less than 100% of fair market value of a share of common stock at the time the option is granted. Anadarko's compensation and benefits committee determines the form in which payment of the exercise price may be made.

          Stock Appreciation Rights. The grant price for a stock appreciation right cannot be less than 100% of fair market value of a share of common stock on the date of grant or on the date of original grant of any related award.

          Restricted Stock. Restricted stock may not vest until the restrictions expire or performance criteria associated with the award are met.

          Performance Awards. Anadarko's compensation and benefits committee may grant performance awards which consist of a right to receive common shares based upon the achievement of certain performance goals. The performance goals are based on one or more of the following criteria as determined by the committee: (i) Anadarko's total stockholder return compared to peer companies' total stockholder return, (ii) cost of finding, (iii) reserve replacement, (iv) production, (v) reserves, (vi) cash flow and (vii) net income.

          Stock Compensation. Anadarko's compensation and benefits committee has the authority to pay all or a portion of any amounts payable under any Anadarko compensation program in shares of common stock. The committee determines the number and type of shares distributed in lieu of cash compensation, as well as the terms and conditions of any stock compensation.

     Performance Criteria. The vesting of restricted stock and performance awards may be subject to the attainment of performance goals established by Anadarko's compensation and benefits committee based on one or more of the following criteria: (i) Anadarko's total stockholder return compared to peer companies' total stockholder return, (ii) cost of finding, (iii) reserve replacement, (iv) production, (v) reserves, (vi) cash flow and (vii) net income.

     Change of Control. In the event of a change of control, any outstanding option, stock appreciation award, restricted stock award and performance award (unless otherwise provided in the award agreement) will automatically vest. Anadarko's board may also take any one or more of the following actions:

     - provide for the purchase of any outstanding awards by Anadarko;

     - make adjustments to any outstanding awards; or

     - allow for the substitution of awards relating to an acquiring company's stock for any outstanding awards.

AMENDMENT TO 1999 STOCK INCENTIVE PLAN

     The following summary of the amendment to Anadarko's 1999 stock incentive plan is qualified by reference to the complete text of the amendment, which is attached as Annex I to this document.

     Shares Available under Anadarko's Amended 1999 Stock Incentive Plan. Upon completion of the merger, the number of employees eligible to participate in Anadarko's 1999 stock incentive plan will significantly increase from approximately 1,500 current Anadarko employees to a combined workforce of approximately 3,500 employees. As a result, the number of shares currently available under the plan (which was designed without the merger in mind) will not adequately enable Anadarko to continue providing competitive levels of equity compensation to its employees. Anadarko's directors have therefore approved, subject to stockholder approval at this meeting, an amendment to the plan that would add 10,000,000 additional shares to the shares otherwise available for issuance for grants under the plan. The additional shares, when added to the number of shares currently available for grant under all of Anadarko's current stock plans (including employee and director plans), would increase the shares available for grant to approximately 13,810,000 shares.

     Dilution. As of April 30, 2000, the combined number of options granted but unexercised under all Anadarko and Union Pacific Resources stock programs following the merger was approximately 13,926,000 (after the conversion of Union Pacific Resources options to equivalent Anadarko common shares based on the exchange ratio). Based on Anadarko's estimated 244,717,000 average shares outstanding following the merger, the calculated dilution effect of the additional shares equates to approximately the same dilution level that existed at the time Anadarko's 1999 stock incentive plan was originally approved by stockholders.

     Limitations of Awards. In connection with the proposed increase in shares available for grant under Anadarko's 1999 stock incentive plan from 4,000,000 to 14,000,000, Anadarko also proposes to increase the maximum aggregate number of shares that may be granted as restricted stock from 800,000 shares to 2,800,000 shares. This proposal limits the aggregate number of restricted shares to no more than 20% of the total plan shares available for grant and is the same percentage as was approved by Anadarko stockholders in 1999.

     To the extent awards under Anadarko's 1999 stock incentive plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, Anadarko proposes to increase the following limitations under the plan:

     - increase the maximum aggregate number of shares that may be granted as options and stock appreciation rights to any one individual over the term of the plan from 1,500,000 shares to 2,500,000 shares; and

     - increase the maximum aggregate number of shares that may be granted as performance awards to any one individual over a performance period from 300,000 shares to 500,000 shares.

     Vesting of Restricted Shares. Anadarko's 1999 stock incentive plan currently provides that non-performance based restricted stock awards will not be 100% vested prior to three years from the date of grant. However, in specified circumstances, employment may be terminated due to no fault of the employee. Therefore, Anadarko proposes that the 1999 stock incentive plan be amended to provide that non-performance based restricted stock awards will not be 100% vested prior to three years from the date of grant, except for restricted stock awards that may be vested as a result of (i) disability, (ii) death, (iii) termination of employment due to a reduction in work force, due to job abolishment or at Anadarko's convenience, or (iv) with consent of Anadarko's compensation and benefits committee, retirement.

FEDERAL INCOME TAX CONSEQUENCES

     At the discretion of Anadarko's compensation and benefits committee, an option granted under Anadarko's 1999 stock incentive plan may take the form of either an "incentive stock option," which is intended to qualify for favorable tax treatment under the Internal Revenue Code, or a "nonqualified stock option," which is not intended to qualify for this tax treatment. An employee generally will not recognize taxable income upon grant or exercise of an incentive stock option. Anadarko will not be entitled to any business expense deduction on the grant or exercise of an incentive stock option. If the employee has held the shares acquired upon exercise of an incentive stock option for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the shares by the employee, the difference, if any, between the sales price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If the employee does not satisfy these holding period requirements, the employee will recognize ordinary income at the time of the disposition of the shares at a price at or above the fair market value of the shares at the time the options was exercised. If the employee sells the shares prior to the satisfaction of the holding periods but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the excess of the amount realized on the sale over the exercise price of the option. Anadarko will be allowed a business expense deduction to the extent the employee recognizes ordinary income.

     An employee will not recognize any income at the time of grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the employee will recognize ordinary income in an amount equal to the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price of the option. Anadarko will be entitled to a business expense deduction in the same amount and at the same time as the employee recognizes ordinary income.

     When stock appreciation rights are exercised or when performance awards are settled or paid, the amount of cash and the fair market value of property received by the employee (including shares) will be compensation income, unless the property is subject to transfer restrictions or forfeiture.

     Anadarko believes that its 1999 stock incentive plan meets the performance-based exemption under Section 162(m) of the Internal Revenue Code, and that it can deduct for federal income tax purposes an amount equal to the amount of compensation income received by the employee.

     In the absence of an election by the employee under Section 83(b) of the Internal Revenue Code, the grant of restricted stock will not result in taxable income to the employee or a deduction to Anadarko in the year of grant. The employee will be treated as receiving compensation income in the year the restrictions lapse. The amount of compensation income the employee receives will be equal to the fair market value of the shares of common stock on the date the restrictions lapse. The shares acquired will have a cost basis equal to the fair market value on the date the restrictions lapse. When the employee disposes of the shares acquired, any amount received in excess of the share's cost basis will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount the employee receives is less than the cost basis of the shares, the loss will be treated as long- or short-term capital loss, depending upon the holding period of the shares.

     Dividends paid on the restricted shares prior to the lapse of restrictions will be taxable as additional compensation income to the employee in the year received.

     Anadarko will be entitled to a federal tax deduction in an amount equal to the compensation income attributable to the employee, subject to certain limitations, in the year the employee recognizes the compensation income.

NEW PLAN BENEFITS

     The grant of awards under Anadarko's 1999 stock incentive plan as amended is subject to the discretion of Anadarko's compensation and benefits committee. The committee has not granted any awards under the plan as amended. Accordingly, Anadarko cannot currently determine the number of Anadarko common shares that may be subject to awards granted under the plan in the future to key employees.

     The affirmative vote of the holders of a majority of Anadarko common shares voting on the amendment, where the total vote cast on the amendment represents over 50% of outstanding Anadarko common shares, is required for the approval of this amendment. FOR THE REASONS STATED ABOVE, THE ANADARKO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ANADARKO STOCKHOLDERS VOTE FOR THE AMENDMENT. Approval of the amendment is not a condition to the completion of the merger.

                SUMMARY COMPENSATION TABLE FOR LAST FISCAL YEAR

                                                                                       ANNUAL COMPENSATION
                                                                                ---------------------------------
                                                                                                          OTHER
                                                                                                          ANNUAL
                                                                                                         COMPEN-
                                                                                 SALARY       BONUS       SATION
NAME                                      PRINCIPAL POSITION             YEAR      ($)         ($)         ($)
----                                      ------------------             ----   ---------   ---------    --------
Robert J. Allison, Jr........  Chairman and Chief Executive Officer      1999   1,000,000   2,000,000          0
                               Chairman, President and Chief Executive
                                 Officer                                 1998   1,000,000   1,350,000(1)       0
                               Chairman, President and Chief Executive
                                 Officer                                 1997   1,000,000   1,200,000     60,253
John N. Seitz................  President and Chief Operating Officer     1999     475,000     800,000          0
                               Executive Vice President, Exploration &
                                 Production                              1998     425,000     400,000          0
                               Executive Vice President, Exploration &
                                 Production                              1997     387,083     325,000          0
Michael E. Rose..............  Senior Vice President, Finance            1999     370,000     333,000          0
                               Senior Vice President, Finance            1998     370,000     207,000          0
                               Senior Vice President, Finance            1997     350,000     186,000          0
Charles G. Manley............  Senior Vice President, Administration     1999     355,000     320,000          0
                               Senior Vice President, Administration     1998     355,000     199,000          0
                               Senior Vice President, Administration     1997     345,000     183,000          0
William D. Sullivan..........  Vice President, International Operations  1999     270,000     216,000     55,080(2)
                               Vice President, International Operations  1998     270,000     135,000    233,805
                               Vice President, Algeria                   1997     250,000     113,000    126,083

                                                     LONG-TERM COMPENSATION
                                             ---------------------------------------
                                                       AWARDS
                                             --------------------------
                                                            SECURITIES
                                                            UNDERLYING                    ALL OTHER
                                             RESTRICTED     OPTIONS(3)/      LTIP          COMPEN-
                                               STOCK          SARS(4)     PAYOUTS(5)      SATION(6)
NAME                                  YEAR      ($)             (#)          ($)             ($)
----                                  ----   ----------     -----------   ----------      ---------
Robert J. Allison, Jr. .............  1999          0         650,000     10,312,500       316,615
                                      1998          0               0              0       383,013
                                      1997          0               0              0       349,812
John N. Seitz.......................  1999          0               0              0        98,564
                                      1998    244,219(7)      280,000              0       132,046
                                      1997          0          80,000              0        83,778
Michael E. Rose.....................  1999          0               0              0        94,747
                                      1998          0         186,000              0       133,789
                                      1997          0          54,000              0        96,398
Charles G. Manley...................  1999          0               0              0        95,831
                                      1998          0         186,000              0       136,515
                                      1997          0          48,000              0       103,179
William D. Sullivan.................  1999          0               0              0        48,546
                                      1998          0         128,000              0       271,850
                                      1997          0          48,000              0       229,277

---------------

(1) Includes $1,000,000 paid under the Incentive Plan for 1998 performance and a special bonus of $350,000, the payment of which is deferred until Mr. Allison's retirement from Anadarko.

(2) Represents certain perquisites, including $17,218 for financial counseling services and $37,862 attributable to the net payment of taxes by Anadarko on Mr. Sullivan's behalf associated with his foreign assignment that ended in 1998. None of the other four individuals listed above had total perquisites exceeding $50,000 or 10% of annual compensation for 1999.

(3) Adjusted for 2-for-1 stock split, effective July 1, 1998.

(4) No SARs are outstanding.

(5) Represents long-term incentive plan payout of 300,000 shares pursuant to performance shares awarded in 1996 under Anadarko's 1993 Stock Incentive Plan for the performance period which began January 1, 1996 and ended on December 31, 1999. Under the terms of the Performance Share Agreement with Mr. Allison, this payment is equal to the maximum number of performance shares provided under the agreement multiplied by the average of the high and low stock price on January 26, 2000, the date on which Anadarko's compensation and benefits committee approved final payout of the award.

(6) This column includes (a) Anadarko contributions to the Anadarko Employee Savings Plan and Savings Restoration Plan; (b) interest earned above 120% of the applicable federal rate on deferred compensation under the Executive Deferred Compensation Plan; (c) payments under the Annual Override Bonus Plan; and (d) the value of Anadarko paid split-dollar insurance. The 1999 amounts for items (a), (b), (c) and (d) for each of the individuals named in the table are for Mr. Allison, $141,000, $49,655, $30,796 and $93,230; Mr.
    Seitz, $52,500, $8,054, $7,662 and $30,348; Mr. Rose, $34,620, $23,153,
    $6,272 and $30,702; Mr. Manley, $33,240, $24,155, $6,411 and $32,025; and
    Mr. Sullivan, $24,300, $0, $4,844 and $14,591, respectively. In addition, Mr. Allison's amount includes $1,934 attributable to the annual cost of term life insurance available to Mr. Allison under a policy purchased by Anadarko. At the end of 1998, Anadarko entered into an agreement with Mr. Allison pursuant to which Mr. Allison relinquished $5.7 million of his supplemental pension benefit in exchange for a term life insurance policy. Upon the death of both Mr. and Mrs. Allison, their beneficiaries will receive the term life insurance proceeds, and Anadarko will receive cash under the policy sufficient to compensate Anadarko for the premium paid. The balance of the proceeds, if any, will be paid to Mr. and Mrs. Allison's designees. Additionally, Mr. Sullivan's amount includes $4,811 applicable to relocation payments associated with his repatriation to the United States in 1998 from foreign assignment. No deferrals have been made under the Executive Deferred Compensation Plan since 1990. Grants under the Annual Override Bonus Plan were discontinued after 1986; however, awards that were previously made will continue to produce payments to recipients in accordance with the provisions of the plan.

(7) As of December 31, 1999, Mr. Seitz held 5,625 restricted shares valued at the year-end close of $191,953. The restricted stock awarded to Mr. Seitz in 1998 vests 25% per year. Dividends will be paid on unvested shares.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                            ---------------------------------------------
                              NUMBER OF      % OF TOTAL                                 POTENTIAL RELIABLE VALUE AT ASSUMED
                             SECURITIES     OPTIONS/SARS                                    ANNUAL RATES OF STOCK PRICE
                             UNDERLYING      GRANTED TO       EXERCISE                    APPRECIATION FOR OPTION TERM(3)
                            OPTIONS/SARS    EMPLOYERS IN      OR BASE       EXPIRATION  -----------------------------------
NAME                        GRANTED(1)(#)   FISCAL YEAR    PRICE(2)($/SH)      DATE     0%($)       5%($)         10%($)
----                        -------------   ------------   --------------   ----------  ------   -----------   ------------
Robert J. Allison, Jr. ...     650,000          57%            $30.66         11/02/06    0      $8,112,112    $18,904,671
John N. Seitz.............           0           0%               n/a              n/a    0               0              0
Michael E. Rose...........           0           0%               n/a              n/a    0               0              0
Charles G. Manley.........           0           0%               n/a              n/a    0               0              0
William D. Sullivan.......           0           0%               n/a              n/a    0               0              0

---------------

(1) No SARs were granted in 1999. Stock options granted on November 2, 1999, were granted under Anadarko's 1999 Stock Incentive Plan. Twenty-five percent (25%) of the options become exercisable each year on the anniversary date of the date of grant beginning on November 2, 2000. In the event of a change of control, any outstanding options will automatically vest. The board may also take any one or more of the following actions: (i) provide for the purchase of any outstanding awards by Anadarko; (ii) make adjustments to any outstanding awards; or (iii) allow for the substitution of any outstanding awards by the acquiring company's stock.

(2) The exercise price equals the fair market value of Anadarko common shares on the date of grant.

(3) The dollar amounts under these columns are the results of calculation at 0% and at the 5% and 10% rates set by the SEC and are not intended to forecast possible future appreciation, if any, of Anadarko's stock price. Anadarko did not use an alternative formula for a grant date valuation as Anadarko is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatility factors.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                             NUMBER OF
                               SHARES                        SECURITIES              VALUE OF UNEXERCISED
                              ACQUIRED                 UNDERLYING UNEXERCISED            IN-THE-MONEY
                                 ON        VALUE          OPTIONS/SARS AT              OPTIONS/SARS AT
                              EXERCISE   REALIZED       FISCAL YEAR-END (#)          FISCAL YEAR-END ($)
NAME                            (#)         ($)      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE*
----                          --------   ---------   --------------------------   --------------------------
Robert J. Allison, Jr. .....        0            0      1,080,000/1,130,000          11,542,500/5,408,125
John N. Seitz...............   24,000      622,017         338,000/ 280,000           3,067,125/        0
Michael E. Rose.............        0            0         150,000/ 186,000             582,000/        0
Charles G. Manley...........        0            0         294,000/ 186,000           2,663,625/        0
William D. Sullivan.........  108,000    1,859,870          84,000/ 128,000              77,625/        0

---------------

* Computed based upon the difference between aggregate fair market value on December 31, 1999 ($33.96875 per share) and aggregate exercise price.

                               PENSION PLAN TABLE

     Anadarko has a defined benefit retirement plan covering all United States employees that does not require employee contributions. The Retirement Plan provides benefits based on a formula which considers length of service and final average pay. For this purpose, "pay" generally includes the amounts shown in the salary and bonus columns of the summary compensation table. The following table reflects the estimated single life annuity payable annually at normal retirement at age 65 in specified remuneration and years-of-service classifications, based on the benefit formula in effect on December 31, 1999.

                                     YEARS OF SERVICE
               ------------------------------------------------------------
REMUNERATION      15          20           25           30           35
------------   --------   ----------   ----------   ----------   ----------
 $  250,000    $ 66,000   $   87,000   $  109,000   $  131,000   $  153,000
    300,000      79,000      105,000      132,000      158,000      184,000
    400,000     106,000      141,000      177,000      212,000      247,000
    500,000     133,000      177,000      222,000      266,000      310,000
    600,000     160,000      213,000      267,000      320,000      373,000
    700,000     187,000      249,000      312,000      374,000      436,000
    800,000     214,000      285,000      357,000      428,000      499,000
    900,000     241,000      321,000      402,000      482,000      562,000
  1,000,000     268,000      357,000      447,000      536,000      625,000
  1,100,000     295,000      393,000      492,000      590,000      688,000
  1,200,000     322,000      429,000      537,000      644,000      751,000
  1,300,000     349,000      465,000      582,000      698,000      814,000
  1,400,000     376,000      501,000      627,000      752,000      877,000
  1,500,000     403,000      537,000      672,000      806,000      940,000
  1,600,000     430,000      573,000      717,000      860,000    1,003,000
  1,700,000     457,000      609,000      762,000      914,000    1,066,000
  1,800,000     484,000      645,000      807,000      968,000    1,129,000
  1,900,000     511,000      681,000      852,000    1,022,000    1,192,000
  2,000,000     538,000      717,000      897,000    1,076,000    1,255,000
  2,100,000     565,000      753,000      942,000    1,130,000    1,318,000
  2,200,000     592,000      789,000      987,000    1,184,000    1,381,000
  2,300,000     619,000      825,000    1,032,000    1,238,000    1,444,000
  2,400,000     646,000      861,000    1,077,000    1,292,000    1,507,000
  2,500,000     673,000      897,000    1,122,000    1,346,000    1,570,000
  2,600,000     700,000      933,000    1,167,000    1,400,000    1,633,000
  2,700,000     727,000      969,000    1,212,000    1,454,000    1,696,000
  2,800,000     754,000    1,005,000    1,257,000    1,508,000    1,759,000
  2,900,000     781,000    1,041,000    1,302,000    1,562,000    1,822,000
  3,000,000     808,000    1,077,000    1,347,000    1,616,000    1,885,000
  3,100,000     835,000    1,113,000    1,392,000    1,670,000    1,948,000
  3,200,000     862,000    1,149,000    1,437,000    1,724,000    2,011,000
  3,300,000     889,000    1,185,000    1,482,000    1,778,000    2,074,000
  3,400,000     916,000    1,221,000    1,527,000    1,832,000    2,137,000
  3,500,000     943,000    1,257,000    1,572,000    1,886,000    2,200,000
  3,600,000     970,000    1,293,000    1,617,000    1,940,000    2,263,000

     Messrs. Allison, Seitz, Rose, Manley, and Sullivan, respectively, have 26, 22, 22, 26 and 18 years of accrued service under the plan. An employee becomes vested in his benefit under the Retirement Plan at completion of five years of vesting service as defined in the Retirement Plan.

     A portion of the benefits shown in the table may be paid from Anadarko's supplemental retirement restoration plan, rather than from the retirement plan, due to limitations imposed by the Internal Revenue Code which restrict the amount of benefits payable under tax-qualified plans.

                           COMPENSATION OF DIRECTORS

     Directors that are not employees of Anadarko receive compensation for board and committee service. Directors who are employees of Anadarko receive no compensation for their service on the board. The principal components of director compensation, which a director may elect to receive in cash, Anadarko common shares or a combination of both, are as follows:

          1. an annual Board retainer of $40,000;

          2. a fee of $1,250 for each board or committee meeting attended plus expenses related to attendance;

          3. an annual committee membership retainer of $3,000; and

          4. an additional annual committee retainer of $3,000 for serving as committee chair.

     1998 Director Stock Plan. Under this plan, the directors may grant stock-based awards to non-employee directors. In October 1999, the directors granted each non-employee director an option to purchase 5,000 shares of Anadarko common shares. The option price is the fair market value on the date of grant. The options will vest 50% one year from the date of grant and the remaining 50% two years from the date of grant. The options granted will expire 10 years from the date of grant.

     Phantom Stock Units. In January 2000, each current non-employee director received phantom stock units equal to $14,500 to be held until the director terminates service from the board. The phantom stock units will accrue dividend equivalents until the director terminates. Directors may receive additional phantom stock units in future years.

     Director Deferred Compensation Plan. This plan was eliminated in 1990 although previously deferred amounts continue to accrue interest. Under the plan, non-employee directors could elect to defer all or part of their annual retainer. The plan provides benefit payments based upon the amount of compensation deferred, age of the director at the time the compensation was deferred and accrued interest at 20% per annum. Payments are made under the plan to the director while he is a member of the board and upon retirement, death, disability or the attainment of age 65.

                         CHANGE-IN-CONTROL ARRANGEMENTS

     Anadarko has entered into key employee change of control contracts with each of the named executive officers and with certain other key executives. These severance contracts have an initial three-year term that is automatically extended for one year upon each anniversary, unless a notice not to extend is given by Anadarko. If a change of control of Anadarko (as defined below) occurs during the term of the severance contract, then the contract becomes operative for a fixed three-year period. The severance contracts generally provide that the executive's terms and conditions of employment (including position, work location, compensation and benefits) will not be adversely changed during the three-year period after a change of control of Anadarko. If Anadarko terminates the executive's employment (other than for cause, death or disability), the executive terminates for good reason during such three-year period, or the executive terminates employment for any reason during the 30-day period following the first anniversary of the change of control, and upon certain terminations prior to a change of control or in connection with or in anticipation of a change of control, the executive is generally entitled to receive the following payment and benefits:

          (i) earned but unpaid compensation;

          (ii) up to 2.9 times the executive's base salary plus annual bonus (based on historical annual bonus);

          (iii) Anadarko matching contributions which would have been made had the executive continued to participate in the Anadarko Employee Savings Plan and the Savings Restoration Plan for up to an additional three years;

          (iv) the value of any investments credited to the executive under the Savings Restoration Plan;

          (v) the present value of the accrued retirement benefit under the Retirement Restoration Plan and the additional retirement benefit which would have been received had the executive continued service for up to an additional three years; and

          (vi) the present value of the amounts of deferred compensation and interest, if any, under the Executive Deferred Compensation Plan which would have been received had the executive continued service through age 65.

     In addition, the severance contract provides for a continuation of various medical, dental, disability and life insurance plans and financial counseling for a period of up to three years, outplacement services and the payment of all legal fees and expenses incurred by the executive in enforcing any right or benefit provided by the severance contracts. The severance contract provides that the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code.

     As a condition to receipt of these severance benefits, the executive must agree to retain in confidence any and all confidential information known to him concerning Anadarko and its business so long as the information is not otherwise publicly disclosed. In addition, certain severance benefits will be reduced or eliminated if the executive provides services to another employer. As of the date of this document, no amounts have been paid under the severance contracts.

     In addition, pursuant to Anadarko's Stock Plans, upon a change of control of Anadarko (as defined below):

     - Outstanding options and stock appreciation rights that are not vested and exercisable become fully vested and exercisable;

     - The restrictions on restricted stock lapse; and

     - Performance-based restricted stock awards become fully vested and the performance goals are deemed to be earned unless otherwise provided in the participant's award agreement.

     For purposes of the severance contracts and Anadarko's Stock Plans, a change of control is generally defined as:

          (1) Any individual, entity or group acquiring beneficial ownership of 20% or more of either outstanding Anadarko common shares or the combined voting power of the outstanding voting securities of Anadarko entitled to vote generally for the election of directors;

          (2) Individuals who constitute the board on the date hereof cease to constitute a majority of the board, provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date hereof will be deemed a member of the incumbent board;

          (3) Approval by Anadarko stockholders of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Anadarko or the acquisition of assets of another entity, unless following the business combination:

             (a) all or substantially all of the beneficial owners of outstanding Anadarko common shares prior to the business combination own more than 60% of the outstanding common stock of the corporation resulting from the business combination;

             (b) no person, entity or group owns 20% or more of the outstanding voting securities of the corporation resulting from the business combination; and

             (c) at least a majority of the board of the corporation resulting from the business combination were members of Anadarko's board prior to the business combination; or

          (4) Approval by Anadarko stockholders of a complete liquidation or dissolution of Anadarko.

                                 LEGAL MATTERS

     The validity of the Anadarko common shares to be issued in the merger will be passed upon for Anadarko by Wachtell, Lipton, Rosen & Katz, special counsel to Anadarko.

     Morgan, Lewis & Bockius LLP, counsel to Union Pacific Resources, has rendered an opinion that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

                                    EXPERTS

     The consolidated financial statements of Anadarko as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference in reliance upon the report of KPMG LLP, independent certified accountants, which is incorporated by reference, and upon that firm as experts in accounting and auditing.

     The consolidated financial statements of Union Pacific Resources Group Inc. as of and for the years ended December 31, 1999 and 1998 and the combined financial statements of Black Butte Coal Company, A Joint Venture, and R-K Leasing Company as of and for the years ended December 31, 1999 and December 26, 1998, included in Union Pacific Resources Group Inc.'s Annual Reports on Form 10-K for the year ended December 31, 1999, incorporated by reference in this document have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. With respect to the unaudited interim financial information of Union Pacific Resources Group Inc. for the quarters ended March 31, 2000 and 1999, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

     The consolidated statements of income, changes in shareholders' equity and cash flows of Union Pacific Resources Group Inc. for the year ended December 31, 1997 (which have been restated and are no longer presented in Union Pacific Resources Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999), incorporated by reference in this document, have been audited by Deloitte & Touche LLP, independent public accountants, as stated in their report with respect thereto, which is incorporated by reference, and has been so incorporated in reliance upon their authority as experts in accounting and auditing.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of KPMG LLP, current independent certified accountants of Anadarko, expect to be present at the Anadarko special meeting and will be available to respond to appropriate questions from Anadarko stockholders in attendance. Although these representatives have stated that they do not intend to make any statements at the Anadarko special meeting, they will have the opportunity to do so.

     Representatives of Arthur Andersen LLP, current independent public accountants of Union Pacific Resources, expect to be present at the Union Pacific Resources special meeting and will be available to respond to appropriate questions from Union Pacific Resources stockholders in attendance. Although these representatives have stated that they do not intend to make any statements at the Union Pacific Resources special meeting, they will have the opportunity to do so.

                                 OTHER MATTERS

     Pursuant to the Anadarko bylaws, the business that may be conducted at the Anadarko special meeting is confined to the purpose described in the notice of special meeting of stockholders that accompanies this document.

     Pursuant to Utah law and Union Pacific Resources' bylaws, the business that may be conducted at the Union Pacific Resources special meeting is confined to the purpose described in the notice of special meeting of stockholders that accompanies this document.

                           CERTAIN PROXY CARD MATTERS

     The proxy card for a participant in the Anadarko Dividend Reinvestment and Stock Purchase Plan and the Anadarko Employee Savings Plan includes both the number of Anadarko common shares registered in the participant's name and the number of Anadarko common shares credited to the participant's plan account, unless the registrations are different. Anadarko stockholders having Anadarko common shares registered in different names will receive a proxy card for each registration. If your Anadarko common shares are held by a broker as nominee, you will receive a voter information form from your broker. All these Anadarko common shares will be voted in accordance with the instructions on the proxy card.

                             STOCKHOLDER PROPOSALS

     Any Anadarko stockholder who intends to present a proposal at Anadarko's 2001 annual meeting of stockholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by Anadarko at its principal executive offices not later than November 28, 2000. Anadarko will not be required to include in its proxy statement a form of proxy or stockholder proposal that is received after that date or that otherwise fails to meet the requirements for stockholder proposals established by regulations of the SEC.

     In addition, any Anadarko stockholder desiring to raise a matter at Anadarko's 2001 annual meeting of stockholders, where the stockholder has not sought inclusion of the matter in the proxy statement and proxy relating to such meeting, must comply with the advance notification provisions in Anadarko's bylaws. Pursuant to this advance notice provision, a stockholder's notice must be delivered to or mailed and received at Anadarko's principal executive offices not less than 50 days nor more than 75 days prior to the meeting. However, in the event that less than 65 days' prior public disclosure of the date of the meeting is made to stockholders, a notice by the stockholder will be timely if it is received not later than the close of business on the fifteenth day following the day on which the public disclosure was made or notice of the date of the meeting was mailed, whichever first occurs.

     Any Union Pacific Resources stockholder who intends to present a proposal at Union Pacific Resources' 2001 annual meeting of stockholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the written proposal and any written statement in support of the proposal must be received by the Secretary of Union Pacific Resources at the principal executive offices not later than November 30, 2000. Union Pacific Resources will not be required to include in its proxy statement a form of proxy or stockholder proposal that is received after that date or that otherwise fails to meet the requirements for stockholder proposals established by regulations of the SEC. If the merger is consummated as currently contemplated, there will be no 2001 annual meeting of Union Pacific Resources stockholders.

     In addition, any Union Pacific Resources stockholder desiring to raise a matter, including nominating an individual for election as a director, at the Union Pacific Resources' 2001 annual meeting of stockholders, where the stockholder has not sought inclusion of the matter in the proxy statement and proxy relating to such meeting, must comply with the advance notification provisions in the Union Pacific Resources' bylaws. Such provisions require that notice of stockholder matters to be raised at an annual meeting of stockholders be received by Union Pacific Resources' Secretary not later than the tenth day following the date on which notice of the date of an annual meeting of stockholders for 2001 is mailed or public disclosure of the date of the meeting of stockholders is made, whichever first occurs. A stockholder who desires to raise such matters should contact Union Pacific Resources' Secretary for the specific requirements prescribed by the bylaws.

                      WHERE YOU CAN FIND MORE INFORMATION

     Anadarko has filed with the SEC a registration statement on Form S-4 under the Securities Act that registers the Anadarko common shares to be issued in the merger to Union Pacific Resources stockholders. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Anadarko and Union Pacific Resources. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this document.

     In addition, Anadarko and Union Pacific Resources file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

Public Reference Room        New York Regional Office      Chicago Regional Office
450 Fifth Street, N.W.       7 World Trade Center          Citicorp Center
Room 1024                    Suite 1300                    500 West Madison Street
Washington, D.C. 20549       New York, New York 10048      Suite 1400
                                                           Chicago, Illinois
                                                           60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Anadarko and Union Pacific Resources, who file electronically with the SEC. The address of that website is http://www.sec.gov. You can also inspect reports, proxy statements and other information about Anadarko and Union Pacific Resources at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows Anadarko and Union Pacific Resources to "incorporate by reference" information into this document. This means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

     This document incorporates by reference the documents listed below that Anadarko and Union Pacific Resources have previously filed with the SEC. They contain important information about our companies and their financial condition. Some of these filings have been amended by later filings, which are also listed.

ANADARKO COMMISSION FILINGS (FILE NO. 1-8968)  DESCRIPTION OR PERIOD
---------------------------------------------  ---------------------
Annual Report on Form 10-K, filed on           Year Ended December 31, 1999
March 16, 2000
Quarterly Report on Form 10-Q, filed on May    Quarter Ended March 31, 2000
15, 2000
Current Reports on Form 8-K                    Filed March 7, 2000 and April 5, 2000
Proxy Statement on Schedule 14A, filed on      For Anadarko's 2000 annual meeting of
March 14, 2000                                 stockholders held April 27, 2000

ANADARKO COMMISSION FILINGS (FILE NO. 1-8968)  DESCRIPTION OR PERIOD
---------------------------------------------  ---------------------
Registration Statement on Form S-3, filed on   Description of Anadarko common shares,
September 30, 1999                             including any amendment or report filed with
                                               the Securities and Exchange Commission for
                                               the purpose of updating that description
Registration Statement on Form 8-A/A, filed    Description of Anadarko preferred share
on April 27, 2000                              purchase rights

UNION PACIFIC RESOURCES COMMISSION FILINGS (FILE
NO. 1-11885)                                       DESCRIPTION OR PERIOD
------------------------------------------------   ---------------------
Annual Report on Form 10-K, filed on March 27,     Year Ended December 31, 1999
2000, as amended by Form 10-K/A on
May 1, 2000
Quarterly Reports on Form 10-Q, filed on May 15,   Quarter Ended March 31, 2000
2000
Current Reports on Form 8-K                        Filed January 28, 2000, February 17, 2000 and
                                                   April 7, 2000
Registration Statement on Form S-3, filed on       Description of Union Pacific Resources common
August 25, 1998                                    shares, including any amendment or report
                                                   filed with the Securities and Exchange
                                                   Commission for the purpose of updating that
                                                   description
Registration Statement on Form 8-A/A, filed on     Description of Union Pacific Resources
May 2, 2000                                        preferred share purchase rights

     Anadarko and Union Pacific Resources incorporate by reference additional documents that either company may file with the SEC between the date of this document and the dates of the Anadarko special meeting and the Union Pacific Resources special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through Anadarko or Union Pacific Resources as the case may be, or from the SEC through the SEC's website at the address described above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference as an exhibit in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

       FOR ANADARKO STOCKHOLDERS:           FOR UNION PACIFIC RESOURCES STOCKHOLDERS:
       --------------------------           -----------------------------------------
     Anadarko Petroleum Corporation            Union Pacific Resources Group Inc.
         17001 Northchase Drive                          777 Main Street
        Houston, Texas 77060-2141                    Fort Worth, Texas 76102
             (281) 875-1101                              (817) 321-6000

     If you would like to request documents, please do so promptly to receive them before the special meetings. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

     WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS OUR COMPANIES HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     IF YOU LIVE IN A JURISDICTION IN WHICH IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

     THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

     With respect to the information contained in this document, Anadarko has supplied the information concerning Anadarko and Dakota Merger Corp., and Union Pacific Resources has supplied the information concerning Union Pacific Resources.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                         ANADARKO PETROLEUM CORPORATION
                                 ("Anadarko"),

                              DAKOTA MERGER CORP.
                  a wholly owned direct subsidiary of Anadarko
                                  ("Subcorp"),

                                      and

                       UNION PACIFIC RESOURCES GROUP INC.
                                    ("UPR")

                                 April 2, 2000

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
AGREEMENT AND PLAN OF MERGER........................................   A-1
PRELIMINARY STATEMENTS..............................................   A-1
AGREEMENT...........................................................   A-1

ARTICLE I.  THE MERGER..............................................   A-1
  1.1   The Merger..................................................   A-1
  1.2   Effective Time..............................................   A-1
  1.3   Effects of the Merger.......................................   A-2
  1.4   Articles of Incorporation and By-laws.......................   A-2
  1.5   Directors and Officers of the Surviving Corporation.........   A-2
  1.6   Additional Actions..........................................   A-2

ARTICLE II.  CONVERSION OF SECURITIES...............................   A-2
  2.1   Conversion of Capital Stock.................................   A-2
  2.2   Exchange Ratio; Fractional Shares; Adjustments..............   A-2
  2.3   Exchange of Certificates....................................   A-3
             (a) Exchange Agent.....................................   A-3
             (b) Exchange Procedures................................   A-3
             (c) Distributions with Respect to Unexchanged Shares...   A-4
             (d) No Further Ownership Rights in UPR Common Stock....   A-4
             (e) Termination of Exchange Fund.......................   A-4
             (f) No Liability.......................................   A-4
             (g) Investment of Exchange Fund........................   A-5
             (h) Withholding Rights.................................   A-5
  2.4   Treatment of Stock Options..................................   A-5

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF ANADARKO AND
  SUBCORP...........................................................   A-6
  3.1   Organization and Standing...................................   A-6
  3.2   Subsidiaries and Investments................................   A-6
  3.3   Corporate Power and Authority...............................   A-6
  3.4   Capitalization of Anadarko and Subcorp......................   A-7
  3.5   Conflicts; Consents and Approval............................   A-7
  3.6   Brokerage and Finder's Fees.................................   A-8
  3.7   Reorganization..............................................   A-8
  3.8   No Material Adverse Change..................................   A-8
  3.9   Anadarko SEC Documents......................................   A-8
  3.10  Taxes.......................................................   A-9
  3.11  Compliance with Law.........................................  A-10
  3.12  Registration Statement; Joint Proxy Statement...............  A-10
  3.13  Litigation..................................................  A-11
  3.14  Anadarko Employee Benefit Plans.............................  A-11
  3.15  Contracts...................................................  A-14
  3.16  Labor Matters...............................................  A-14
  3.17  Undisclosed Liabilities.....................................  A-14
  3.18  Permits; Compliance.........................................  A-14
  3.19  Environmental Matters.......................................  A-14
  3.20  Opinion of Financial Advisor................................  A-15
  3.21  Board Recommendation; Required Vote.........................  A-15
  3.22  State Takeover Laws; Rights Agreement.......................  A-15

                                                                      PAGE
                                                                      ----
ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF UPR..................  A-16
  4.1   Organization and Standing...................................  A-16
  4.2   Subsidiaries and Investments................................  A-16
  4.3   Corporate Power and Authority...............................  A-16
  4.4   Capitalization of UPR.......................................  A-17
  4.5   Conflicts; Consents and Approvals...........................  A-17
  4.6   Brokerage and Finder's Fees.................................  A-18
  4.7   Reorganization..............................................  A-18
  4.8   No Material Adverse Change..................................  A-18
  4.9   UPR SEC Documents...........................................  A-18
  4.10  Taxes.......................................................  A-18
  4.11  Compliance with Law.........................................  A-19
  4.12  Registration Statement; Joint Proxy Statement...............  A-20
  4.13  Litigation..................................................  A-20
  4.14  UPR Employee Benefit Plans..................................  A-20
  4.15  Contracts...................................................  A-23
  4.16  Labor Matters...............................................  A-23
  4.17  Undisclosed Liabilities.....................................  A-23
  4.18  Permits; Compliance.........................................  A-23
  4.19  Environmental Matters.......................................  A-23
  4.20  Opinion of Financial Advisor................................  A-24
  4.21  Board Recommendation; Required Vote.........................  A-24
  4.22  State Takeover Laws; Rights Agreement.......................  A-24

ARTICLE V.  COVENANTS OF THE PARTIES................................  A-24
  5.1   Mutual Covenants............................................  A-24
             (a) HSR Act Filings; Reasonable Efforts;                 A-24
             Notification...........................................
             (b) Tax-Free Treatment.................................  A-26
             (c) Public Announcements...............................  A-26
             (d) Farmouts...........................................  A-26
  5.2   Covenants of Anadarko.......................................  A-26
             (a) Anadarko Stockholders Meeting......................  A-26
             (b) Preparation of Registration Statement..............  A-26
             (c) Conduct of Anadarko's Operations...................  A-27
             (d) No Solicitation....................................  A-29
             (e) Indemnification; Directors' and Officers'            A-30
                 Insurance..........................................
             (f) NYSE Listing.......................................  A-31
             (g) Access.............................................  A-31
             (h) Board of Directors of Anadarko.....................  A-31
             (i) Subsequent Financial Statements....................  A-31
             (j) Employees and Employee Benefits....................  A-31
  5.3   Covenants of UPR............................................  A-32
             (a) UPR Stockholders Meeting...........................  A-32
             (b) Information for the Registration Statement and
                 Preparation of Joint Proxy
                 Statement..........................................  A-32
             (c) Conduct of UPR's Operations........................  A-33
             (d) No Solicitation....................................  A-35
             (e) Affiliates of UPR..................................  A-36
             (f) Access.............................................  A-36
             (g) Subsequent Financial Statements....................  A-36

                                                                      PAGE
                                                                      ----
ARTICLE VI.  CONDITIONS.............................................  A-36
  6.1   Conditions to the Obligations of Each Party.................  A-36
  6.2   Conditions to Obligations of UPR............................  A-37
  6.3   Conditions to Obligations of Anadarko and Subcorp...........  A-38

ARTICLE VII.  TERMINATION AND AMENDMENT.............................  A-38
  7.1   Termination by Mutual Consent...............................  A-38
  7.2   Termination by UPR or Anadarko..............................  A-38
  7.3   Termination by Anadarko.....................................  A-39
  7.4   Termination by UPR..........................................  A-39
  7.5   Effect of Termination.......................................  A-40
  7.6   Amendment...................................................  A-41
  7.7   Extension; Waiver...........................................  A-41

  ARTICLE VIII.  MISCELLANEOUS......................................  A-41
  8.1   Survival of Representations and Warranties..................  A-41
  8.2   Notices.....................................................  A-41
  8.3   Interpretation..............................................  A-42
  8.4   Counterparts................................................  A-42
  8.5   Entire Agreement............................................  A-43
  8.6   Third-Party Beneficiaries...................................  A-43
  8.7   Governing Law...............................................  A-43
  8.8   Consent to Jurisdiction; Venue..............................  A-43
  8.9   Specific Performance........................................  A-43
  8.10  Assignment..................................................  A-43
  8.11  Expenses....................................................  A-43

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 2nd day of April, 2000, by and among Anadarko Petroleum Corporation, a Delaware corporation ("Anadarko"), Dakota Merger Corp., a Utah corporation and a wholly owned subsidiary of Anadarko ("Subcorp"), and Union Pacific Resources Group Inc., a Utah corporation ("UPR").

                             PRELIMINARY STATEMENTS

     A. The Board of Directors of Anadarko has determined that the merger of Subcorp with and into UPR, with UPR as the surviving corporation (the "Merger"), pursuant to which each share of UPR Common Stock (as defined in Section 4.4) outstanding at the Effective Time (as defined in Section 1.2) will be converted into the right to receive Anadarko Common Shares (as defined in Section 3.4(a)) as more fully provided herein, is consistent with and in furtherance of the long-term business strategy of Anadarko and Anadarko desires to combine its businesses with the businesses operated by UPR.

     B. The Board of Directors of UPR has determined that the Merger is consistent with and in furtherance of the long-term business strategy of UPR and UPR desires to combine its businesses with the businesses operated by Anadarko and for the holders of shares of UPR Common Stock ("UPR Stockholders") to have a continuing equity interest in the combined Anadarko/UPR businesses through the ownership of Anadarko Common Shares.

     C. The parties intend that the Merger constitute a tax-free
"reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     D. The respective Boards of Directors of Anadarko, Subcorp and UPR have determined the Merger in the manner contemplated herein to be desirable and in the best interests of their respective shareholders, and, by resolutions duly adopted, have approved and adopted this Agreement.

                                   AGREEMENT

     Now, therefore, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the Utah Revised Business Corporation Act (the "UBCA"), Subcorp shall be merged with and into UPR at the Effective Time. As a result of the Merger, the separate corporate existence of Subcorp shall cease and UPR shall continue its existence under the laws of the State of Utah. UPR, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effective Time. As promptly as possible on the Closing Date (as defined below), the parties hereto shall cause the Merger to be consummated by filing with the Division of Corporations and Commercial Code of the State of Utah (the "Utah Division") articles of merger (the "Articles of Merger") in such form as is required by and executed in accordance with Section 16-10a-1105 of the UBCA. The Merger shall become effective (the "Effective Time") when the Articles of Merger have been filed with the Utah Division or at such later time as shall be agreed upon by Anadarko and UPR and specified in the Articles of Merger. Prior to the filing referred to in this Section 1.2, a closing (the "Closing") shall be held at the principal business offices of Anadarko, or such other place as the parties hereto may agree as soon as practicable (but in any event within three business days) following the date upon which all conditions set forth in Article VI have been satisfied or waived, or at such other date as Anadarko and UPR may agree; provided, that the conditions set forth in Article VI have been satisfied or waived at or prior to such date. The date on which the Closing takes place is referred to herein as the "Closing Date."

     1.3 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in Section 16-10a-1106 of the UBCA.

     1.4 Articles of Incorporation and By-laws. The Articles of Merger shall provide that at the Effective Time (i) the Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall be amended as of the Effective Time so as to contain the provisions, and only the provisions, contained immediately prior thereto in the Articles of Incorporation of Subcorp, except for Article I thereof, which shall continue to read "The name of the corporation is 'UNION PACIFIC RESOURCES GROUP INC.' ", and
(ii) the By-laws of Subcorp in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation; in each case, until amended in accordance with the UBCA.

     1.5 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the officers of UPR shall be the officers of the Surviving Corporation and the directors of Subcorp shall be the directors of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified. On or prior to the Closing Date, UPR shall deliver to Anadarko evidence satisfactory to Anadarko of the resignations of the directors of UPR, such resignations to be effective as of the Effective Time.

     1.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of UPR, or (b) otherwise carry out the provisions of this Agreement, UPR and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of UPR or otherwise to take any and all such action.

                                  ARTICLE II.

                            CONVERSION OF SECURITIES

     2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Anadarko, Subcorp or UPR or their respective shareholders:

          (a) Each share of common stock of Subcorp ("Subcorp Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation. Such newly issued shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

          (b) Subject to the other provisions of this Article II, each share of UPR Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and represent a number of Anadarko Common Shares equal to the Exchange Ratio.

          (c) Each share of capital stock of UPR held by UPR shall be cancelled and retired and no payment shall be made in respect thereof.

     2.2  Exchange Ratio; Fractional Shares; Adjustments.

          (a) The "Exchange Ratio" shall be equal to 0.4550.

          (b) No certificates for fractional Anadarko Common Shares shall be issued as a result of the conversion provided for in Section 2.1(b) and such fractional share interests will not entitle the owner thereof to vote or have any rights of an Anadarko Stockholder (as defined in Section 3.3) or a holder of Anadarko Common Shares.

          (c) In lieu of any such fractional Anadarko Common Shares, the holder of a certificate previously evidencing UPR Common Stock, upon presentation of such fractional interest represented by an appropriate certificate for UPR Common Stock to the Exchange Agent (as defined in Section 2.3(a)) pursuant to Section 2.3, shall be entitled to receive a cash payment therefor in an amount equal to the value (determined with reference to the closing price of Anadarko Common Shares as reported on the New York Stock Exchange ("NYSE") Composite Tape ("NYSE Composite Tape") on the last full trading day immediately prior to the Closing Date) of such fractional interest. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not a separately bargained for, consideration. If more than one certificate representing shares of UPR Common Stock shall be surrendered for the account of the same holder, the number of Anadarko Common Shares for which certificates have been surrendered shall be computed on the basis of the aggregate number of shares represented by the certificates so surrendered.

          (d) In the event that, prior to the Effective Time, Anadarko shall declare a stock dividend or other distribution payable in Anadarko Common Shares or securities convertible into Anadarko Common Shares, or effect a stock split, reclassification, combination or other change with respect to Anadarko Common Shares, the Exchange Ratio set forth in this Section 2.2 shall be adjusted to reflect such dividend, distribution, stock split, reclassification, combination or other change.

     2.3 Exchange of Certificates.

          (a) Exchange Agent. Promptly following the Effective Time, Anadarko shall deposit with ChaseMellon Shareholder Services, L.L.C. or such other exchange agent as may be designated by Anadarko (the "Exchange Agent"), for the benefit of UPR Stockholders, for exchange in accordance with this
     Section 2.3, certificates representing Anadarko Common Shares issuable pursuant to Section 2.1 in exchange for outstanding shares of UPR Common Stock and shall from time-to-time deposit cash in an amount reasonably expected to be paid pursuant to Section 2.2 (such Anadarko Common Shares and cash, together with any dividends or distributions with respect thereto, the "Exchange Fund").

          (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of UPR Common Stock whose shares were converted into the right to receive Anadarko Common Shares pursuant to Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other customary provisions as Anadarko may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing Anadarko Common Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate or certificates representing that whole number of Anadarko Common Shares which such holder has the right to receive pursuant to Section 2.1 in such denominations and registered in such names as such holder may request and (ii) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article II, after giving effect of any required withholding tax. The shares represented by the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, payable to holders of shares of UPR Common Stock. In the event of a transfer of ownership of shares of UPR Common Stock that is not registered on the transfer records of UPR, a certificate representing the proper number of Anadarko Common Shares, together with a check for the cash to be paid in lieu of fractional shares, if any, and unpaid
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     dividends and distributions, if any, may be issued to such transferee if the Certificate representing such shares of UPR Common Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender a certificate representing Anadarko Common Shares and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, as provided in this Article II. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Anadarko, the posting by such person of a bond in such reasonable amount as Anadarko may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate, a certificate representing the proper number of Anadarko Common Shares, together with a check for the cash to be paid in lieu of fractional shares, if any, with respect to the shares of UPR Common Stock formerly represented thereby, and unpaid dividends and distributions on Anadarko Common Shares, if any, as provided in this Article II.

          (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to Anadarko Common Shares having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this Section 2.3. Subject to the effect of Applicable Laws (as defined in Section 3.11), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Anadarko Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Anadarko Common Shares and not paid, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Anadarko Common Shares, less the amount of any withholding taxes which may be required thereon.

          (d) No Further Ownership Rights in UPR Common Stock. All Anadarko Common Shares issued upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article II) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of UPR Common Stock represented thereby, and, as of the Effective Time, the stock transfer books of UPR shall be closed and there shall be no further registration of transfers on the stock transfer books of UPR of shares of UPR Common Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.3. Certificates surrendered for exchange by any person constituting an "affiliate" of UPR for purposes of Rule 145(c) under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged until Anadarko has received written undertakings from such person in the form attached as Exhibit A to this Agreement.

          (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to UPR Stockholders six months after the date of the mailing required by Section 2.3(b) shall be delivered to Anadarko, upon demand thereby, and holders of Certificates previously representing shares of UPR Common Stock who have not theretofore complied with this Section 2.3 shall thereafter look only to Anadarko for payment of any claim to Anadarko Common Shares, cash in lieu of fractional shares thereof, or dividends or distributions, if any, in respect thereof.

          (f) No Liability. None of Anadarko, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of UPR Common Stock (or dividends or distributions
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     with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any cash, any cash in lieu of fractional shares or any dividends or distributions with respect to whole shares of UPR Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.4(d)), any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Laws, become the property of Anadarko, free and clear of all claims or interest of any person previously entitled thereto.

          (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Anadarko, on a daily basis. Any interest and other income resulting from such investments shall be paid to Anadarko upon termination of the Exchange Fund pursuant to
     Section 2.3(e).

          (h) Withholding Rights. Each of the Surviving Corporation and Anadarko shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of UPR Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Anadarko, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of UPR Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Anadarko, as the case may be.

     2.4 Treatment of Stock Options.

          (a) Prior to the Effective Time, Anadarko and UPR shall take all such actions as may be necessary to cause each unexpired and unexercised outstanding option granted or issued under stock option plans of UPR in effect on the date hereof (each, a "UPR Option") to be automatically converted at the Effective Time into an option (a "Anadarko Exchange Option") to purchase that number of Anadarko Common Shares equal to the number of shares of UPR Common Stock subject to the UPR Option immediately prior to the Effective Time (without regard to any actual restrictions on exerciseability) multiplied by the Exchange Ratio (and rounded to the nearest share), with an exercise price per share equal to the exercise price per share that existed under the corresponding UPR Option divided by the Exchange Ratio (and rounded to the nearest cent), and with other terms and conditions that are the same as the terms and conditions of such UPR Option immediately before the Effective Time provided, that Anadarko shall equitably adjust the applicable performance target under any UPR Option that contains performance targets; provided further that, with respect to any UPR Option that is an "incentive stock option" within the meaning of
     Section 422 of the Code, the foregoing conversion shall be carried out in a manner satisfying the requirements of Section 424(a) of the Code.

          (b) In connection with the issuance of Anadarko Exchange Options, Anadarko shall (i) reserve for issuance the number of Anadarko Common Shares that will become subject to Anadarko Exchange Options pursuant to this Section 2.4 and (ii) from and after the Effective Time, upon exercise of Anadarko Exchange Options, make available for issuance all Anadarko Common Shares covered thereby, subject to the terms and conditions applicable thereto.

          (c) Anadarko agrees to use its reasonable efforts to file with the Securities and Exchange Commission (the "Commission") within 30 days after the Closing Date a registration statement on Form S-8 or other appropriate form under the Securities Act to register Anadarko Common Shares issuable upon exercise of the Anadarko Exchange Options and to use its reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of such options and rights. Prior to the Effective Time, the Board of Directors of Anadarko, or an appropriate committee

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     of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the Commission so that the acquisition by any officer or director of Anadarko who may become a covered person of UPR for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act") and the rules and regulations thereunder ("Section 16") of Anadarko Common Shares or options to acquire Anadarko Common Shares pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of
     Section 16.

                                  ARTICLE III.

             REPRESENTATIONS AND WARRANTIES OF ANADARKO AND SUBCORP

     In order to induce UPR to enter into this Agreement, Anadarko and Subcorp hereby represent and warrant to UPR that the statements contained in this
Article III are true, correct and complete.

     3.1 Organization and Standing. Each of Anadarko and Subcorp is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Anadarko and Subcorp, and each subsidiary of Anadarko, is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect (as defined in Section 8.3) on Anadarko or Subcorp, as the case may be. Anadarko is not in default in the performance, observance or fulfillment of any provision of the Anadarko Restated Certificate of Incorporation, as amended (the "Anadarko Certificate"), or the Anadarko By-Laws, as amended (the "Anadarko By-Laws"), and Subcorp is not in default in the performance, observance or fulfillment of any provisions of its Articles of Incorporation or By-laws. Anadarko has heretofore furnished to UPR a complete and correct copy of (i) the Anadarko Certificate and the Anadarko By-Laws, each as in effect as of the date of this Agreement, and (ii) the Articles of Incorporation of Subcorp and the By-laws of Subcorp.

     3.2 Subsidiaries and Investments. Anadarko does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the subsidiaries, as set forth in Section 3.2 to the disclosure schedule delivered by Anadarko to UPR and dated the date hereof (the "Anadarko Disclosure Schedule"), Anadarko owns, directly or indirectly, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of Anadarko's subsidiaries. Each of the outstanding shares of capital stock of each of Anadarko's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Anadarko free and clear of all liens, pledges, security interests, claims or other encumbrances. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of Anadarko, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of any subsidiary of Anadarko, and neither Anadarko nor any subsidiary of Anadarko has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of any subsidiary of Anadarko or any predecessor thereof.

     3.3 Corporate Power and Authority. Each of Anadarko and Subcorp has all requisite corporate power and authority to enter into and deliver this Agreement, subject to approval of the issuance of Anadarko Common Shares issuable in the Merger and the transactions contemplated hereby by the holders of Anadarko Common Shares (the "Anadarko Stockholders") (the "Share Issuance"), to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Anadarko and Subcorp have been duly authorized by all necessary corporate action on the part of each of Anadarko and Subcorp, subject to approval by the Anadarko Stockholders of the Share Issuance. This
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Agreement has been duly executed and delivered by each of Anadarko and Subcorp, and constitutes the legal, valid and binding obligation of each of Subcorp and Anadarko enforceable against each of them in accordance with its terms.

     3.4 Capitalization of Anadarko and Subcorp.

          (a) As of March 31, 2000, Anadarko's authorized capital stock consisted solely of (A) 300,000,000 shares of common stock, $0.10 par value ("Anadarko Common Shares"), of which (i) 130,079,024 shares were issued and outstanding, (ii) no shares were issued and held in treasury (which does not include Anadarko Common Shares reserved for issuance as set forth in clause (iii)), (iii) 26,106,400 shares were reserved for issuance upon the exercise or conversion of options, warrants or convertible securities granted or issuable by Anadarko and (iv) 25,885,726 Anadarko Common Shares were reserved for future issuance under the Stock Option Agreement dated April 2, 2000, between UPR and Anadarko (the "Anadarko Stock Option Agreement"), and (B) 2,000,000 shares of Preferred Stock, $1.00 par value, of which (i) 200,000 shares of 5.46% Series B Cumulative Preferred Stock were issued and outstanding and (ii) 200,000 shares have been designated as Series C Junior Participating Preferred Stock were reserved for issuance pursuant to the rights issued under the Agreement, dated as of October 29, 1998, between Anadarko and the Chase Manhattan Bank, as rights agent (the "Anadarko Rights Agreement"). Each outstanding share of Anadarko capital stock is, and all Anadarko Common Shares to be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable, and each outstanding share of Anadarko capital stock has not been, and all Anadarko Common Shares to be issued in connection with the Merger will not be, issued in violation of any preemptive or similar rights. As of the date hereof, other than as set forth in the first sentence hereof, in Section 3.4 to the Anadarko Disclosure Schedule or as contemplated by the Anadarko Stock Option Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase, transfer or registration by Anadarko of any equity securities of Anadarko, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of Anadarko and Anadarko has no obligation of any kind to issue any additional securities. The issuance and sale of all of the shares of capital stock described in this Section 3.3(a) have been in compliance with federal and state securities laws. The Anadarko Common Shares (including those Anadarko Common Shares to be issued in the Merger) are registered under the Exchange Act. Other than pursuant to the Anadarko Stock Option Agreement, Anadarko has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any person or entity (which rights are currently exercisable).

          (b) Subcorp's authorized capital stock consists solely of 1,000 shares of Subcorp Common Stock, of which, as of the date hereof, 100 shares were issued and outstanding and none were reserved for issuance. As of the date hereof, all of the outstanding shares of Subcorp Common Stock are owned free and clear of any liens, claims or encumbrances by Anadarko.

     3.5 Conflicts; Consents and Approval. Neither the execution and delivery of this Agreement by Anadarko or Subcorp, or the Anadarko Stock Option Agreement by Anadarko, nor the consummation of the transactions contemplated hereby will:

          (a) conflict with, or result in a breach of any provision of the Anadarko Certificate or the Anadarko By-laws or the Articles of Incorporation or By-laws of Subcorp;

          (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Anadarko or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license,

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     contract, undertaking, agreement, lease or other instrument or obligation to which Anadarko or any of its subsidiaries is a party;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Anadarko or any of its subsidiaries or any of their respective properties or assets; or

          (d) require any action or consent or approval of, or review by, or registration or filing by Anadarko or any of its affiliates with, any third party or any local, domestic, foreign or multi-national court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"), other than (i) approval by the Anadarko Stockholders of the Share Issuance, (ii) authorization for inclusion of the Anadarko Common Shares to be issued in the Merger and the transactions contemplated hereby on the NYSE, subject to official notice of issuance, (iii) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with the rules and regulations thereunder, the "HSR Act"), (iv) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement, or (v) consents or approvals of any Governmental Authority set forth in Section 3.5 to the Anadarko Disclosure Schedule;

except in the case of clauses (b), (c) and (d) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on Anadarko or a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

     3.6 Brokerage and Finder's Fees. Except as set forth in Section 3.6 to the Anadarko Disclosure Schedule, neither Anadarko nor any stockholder, director, officer or employee thereof has incurred or will incur on behalf of Anadarko any financial advisory, brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. Copies of all agreements relating to such obligations have been provided to UPR.

     3.7 Reorganization. To the knowledge of Anadarko and Subcorp, neither Anadarko nor Subcorp, nor any of their affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by UPR or any of its affiliates) would prevent the Merger from constituting a "reorganization" qualifying under the provisions of Section 368(a) of the Code.

     3.8 No Material Adverse Change. Except as disclosed in the Anadarko SEC Documents filed prior to the date of this Agreement, since January 1, 2000, there has been no material adverse change in the business, assets, liabilities, results of operations, financial condition or prospects of Anadarko and its subsidiaries taken as a whole, or any event, occurrence or development that would reasonably be expected to have a Material Adverse Effect on Anadarko or a material adverse effect on the ability of Anadarko to consummate the transactions contemplated hereby.

     3.9 Anadarko SEC Documents. Anadarko has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1997 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Anadarko SEC Documents"). The Anadarko SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively and, in the case of any Anadarko SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Anadarko included in the Anadarko SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Anadarko SEC Document amended or superseded by a filing prior to the date of this Agreement, then on

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the date of such amending or superseding filing) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Anadarko and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of Anadarko is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, the NYSE, any other stock exchange or any other comparable Governmental Authority.

     3.10 Taxes.

          (a) Anadarko and its subsidiaries have duly filed all material federal, state, local and foreign income, franchise, excise, real and personal property and other Tax Returns (as defined below) (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Anadarko or its subsidiaries prior to the date hereof. All of the foregoing Tax Returns and reports are true and correct (except for such inaccuracies that are, individually or in the aggregate, immaterial), and Anadarko and its subsidiaries have within the time and manner prescribed by Applicable Law paid or, prior to the Effective Time, will pay all Taxes (as defined below), interest and penalties required to be paid in respect of the periods covered by such returns or reports or otherwise due to any federal, state, foreign, local or other taxing authority. Except as set forth in Section 3.10 to the Anadarko Disclosure Schedule, neither Anadarko nor any of its subsidiaries have any material liability for any Taxes in excess of the amounts so paid or reserves so established and neither Anadarko nor any of its subsidiaries is delinquent in the payment of any material Tax. Except as set forth in
     Section 3.10 to the Anadarko Disclosure Schedule, neither Anadarko nor any of its subsidiaries has requested or filed any document having the effect of causing any extension of time within which to file any returns in respect of any fiscal year which have not since been filed. No deficiencies for any material Tax have been proposed in writing, asserted or assessed (tentatively or definitely), in each case, by any taxing authority, against Anadarko or any of its subsidiaries for which there are not adequate reserves. Neither Anadarko nor any of its subsidiaries is the subject of any currently ongoing Tax audit except for those that are, individually or in the aggregate, immaterial. There are no pending requests for waivers of the time to assess any material Tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves. Except as set forth in Section 3.10 to the Anadarko Disclosure Schedule, neither Anadarko nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are no liens with respect to material Taxes upon any of the properties or assets, real or personal, tangible or intangible of Anadarko or any of its subsidiaries (other than liens for Taxes not yet due). To the knowledge of Anadarko, no claim has ever been made in writing by an authority in a jurisdiction where none of Anadarko and its subsidiaries files Tax Returns that Anadarko or any of its subsidiaries is or may be subject to taxation by that jurisdiction. Neither Anadarko nor any of its subsidiaries has filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

          (b) Except as set forth in Section 3.10 to the Anadarko Disclosure Schedule, neither Anadarko nor any of its subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to material Taxes. Except as set forth in Section 3.10 to the Anadarko Disclosure Schedule, neither Anadarko nor any of its subsidiaries are now or have ever been a party to or bound by any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding Anadarko or any of its subsidiaries that (i) requires Anadarko or any of its subsidiaries to make any Tax payment to or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute

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     which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of Anadarko or any of its subsidiaries, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to Anadarko or any of its subsidiaries, from any other person.

          (c) Anadarko and its subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

          (d) Neither Anadarko nor any of its subsidiaries is responsible for any material Taxes of any other person (other than that of Anadarko and its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee, by contract, or otherwise.

          (e) Neither Anadarko nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code
     (i) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the date of the Effective Time) or (ii) in a distribution which otherwise constitutes part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (f) "Tax Returns" means returns, reports and forms required to be filed with any Governmental Authority of the United States or any other jurisdiction responsible for the imposition or collection of Taxes.

          (g) "Taxes" means (i) all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with any interest or penalties imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any taxes described in clause (i) above.

     3.11 Compliance with Law. Anadarko is in compliance, and at all times since January 1, 1997 has been in compliance, with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority (collectively, "Applicable Laws") relating to Anadarko or its business or properties, except where the failure to be in compliance with such Applicable Laws, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Anadarko. Except as set forth in Section 3.11 to the Anadarko Disclosure Schedule, to the knowledge of Anadarko, no investigation or review by any Governmental Authority with respect to Anadarko or its subsidiaries is pending or threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not reasonably be expected to have a Material Adverse Effect on Anadarko.

     3.12 Registration Statement; Joint Proxy Statement. None of the information provided by Anadarko for inclusion in the registration statement on Form S-4 (such registration statement as amended, supplemented or modified, the "Registration Statement") to be filed with the Commission by Anadarko under the Securities Act, including the prospectus relating to Anadarko Common Shares to be issued in the Merger (as amended, supplemented or modified, the "Prospectus") and the joint proxy statement and form of proxies relating to the vote of UPR Stockholders with respect to the Merger and the vote of Anadarko Stockholders with respect to the Share Issuance (as amended, supplemented or modified, the "Joint Proxy Statement"), at the time the Registration Statement becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing and at the date of the UPR Stockholders Meeting (as defined in Section 5.3(a)) or the Anadarko Stockholders Meeting (as defined in Section 5.2(a)) to consider the Merger and the transactions contemplated thereby, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make

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the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and Joint Proxy Statement, except for such portions thereof that relate only to UPR or its subsidiaries, will each comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

     3.13 Litigation. Except as set forth in Section 3.13 to the Anadarko Disclosure Schedule, there is no suit, claim, action, proceeding, hearing, notice of violation, demand letter or investigation (an "Action") pending or, to the knowledge of Anadarko (or its executive officers or directors), threatened against Anadarko or any executive officer or director of Anadarko that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Anadarko or a material adverse effect on the ability of Anadarko to consummate the transactions contemplated hereby. Anadarko is not subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, insofar as can be reasonably foreseen, would have a Material Adverse Effect on Anadarko or a material adverse effect on the ability of Anadarko to consummate the transactions contemplated hereby.

     3.14 Anadarko Employee Benefit Plans.

          (a) For purposes of this Agreement, the following terms have the definitions given below:

             "Anadarko Controlled Group Liability" means any and all liabilities
        (i) under Title IV of ERISA, (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Anadarko Employee Benefit Plans listed in Section 3.14 of the Anadarko Disclosure Schedule.

             "Anadarko Employee Benefit Plans" means any Anadarko Employee Benefit Plans, program, policy, practices, or other arrangement providing benefits to any current or former employee, officer or director of Anadarko or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by Anadarko or any of its subsidiaries or to which Anadarko or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

             "Anadarko Employment Agreement" means a contract, offer letter or agreement of Anadarko or any subsidiary with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which Anadarko or any subsidiary has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

             "Anadarko Material Employment Agreement" means an Anadarko Employment Agreement pursuant to which Anadarko or any subsidiary has or could have any obligation to provide compensation and/or benefits (including without limitation severance pay or benefits) in an amount or having a value in excess of $100,000 per year or $500,000 in the aggregate.

             "Anadarko Plan" means any Anadarko Employee Benefit Plans other than a Multiemployer Plan.

             "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or
        Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

             "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

             "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

          (a) Section 3.14(a) to the Anadarko Disclosure Schedule includes a complete list of all material Anadarko Employee Benefit Plans and all Anadarko Material Employment Agreements.

          (b) With respect to each Anadarko Plan, Anadarko has delivered or made available to UPR a true, correct and complete copy of: (i) each writing constituting a part of such Anadarko Plan, including without limitation all plan documents, employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service, if any. Anadarko has delivered or made available to UPR a true, complete and correct copy of each Anadarko Material Employment Agreement. Except as specifically provided in the foregoing documents delivered or made available to UPR, there are no amendments to any Anadarko Plan or Anadarko Material Employment Agreement that have been adopted or approved nor has Anadarko or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Anadarko Plan or Anadarko Material Employment Agreement.

          (c) Section 3.14(c) to the Anadarko Disclosure Schedule identifies each Anadarko Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Anadarko Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each Anadarko Qualified Plan and the related trust that has not been revoked, and there are no circumstances and, to the knowledge of Anadarko, no events have occurred that could adversely affect the qualified status of any Anadarko Qualified Plan or the related trust. Section 3.14(c) to the Anadarko Disclosure Schedule identifies each Anadarko Plan which is intended to meet the requirements of Code Section 501(c)(9), and each such plan meets such requirements.

          (d) All material contributions required to be made to any Anadarko Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all material premiums due or payable with respect to insurance policies funding any Anadarko Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, either
     (i) have been fully reflected on the financial statements included in the Anadarko SEC Documents, or (ii) items omitted from the Anadarko SEC Documents could not reasonably be expected to have a Material Adverse Effect on Anadarko. Each Anadarko Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (ii) unfunded.

          (e) Except as set forth in Section 3.13(e) to the Anadarko Disclosure Schedule, with respect to each Anadarko Employee Benefit Plan, Anadarko and its subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such Anadarko Employee Benefit Plans and each Anadarko Employee Benefit Plan has been administered in all material respects in accordance with its terms. There is not now, nor, to the knowledge of Anadarko, do any circumstances currently exist that could give rise to, any requirement for the posting of security with respect to an Anadarko Plan or the imposition of any lien on the assets of Anadarko or any of its subsidiaries under ERISA or the Code.

          (f) With respect to each Anadarko Plan that is subject to Title IV or
     Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event; (iii) all premiums to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full; (iv) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by Anadarko or any of its subsidiaries; and (v) the PBGC has not instituted proceedings to terminate any such Anadarko Plan and, to Anadarko's knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Anadarko Plan.

          (g) (i) No Anadarko Employee Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"); (ii) none of Anadarko and its subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan; and (iii) none of Anadarko and its subsidiaries nor any of their respective ERISA Affiliates has incurred any material Withdrawal Liability that has not been satisfied in full. With respect to each Anadarko Plan that is a Multiemployer Plan: (i) if Anadarko or any of its subsidiaries or any of their respective ERISA Affiliates were to experience a withdrawal or partial withdrawal from such plan, no material Withdrawal Liability would be incurred; and (ii) none of Anadarko and its subsidiaries, nor any of their respective ERISA Affiliates has received any notification, nor does Anadarko have any knowledge, that any such Anadarko Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

          (h) There does not now exist, nor, to the knowledge of Anadarko, do any circumstances exist that could reasonably be expected to result in, any material Anadarko Controlled Group Liability that would be a liability of Anadarko or any of its subsidiaries following the Closing. Without limiting the generality of the foregoing, neither Anadarko nor any of its subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

          (i) Section 3.14(i) to the Anadarko Disclosure Schedule sets forth a list of each Anadarko Employment Agreement under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or materially increase the amount or value of, any payment or benefit to any employee, officer or director of Anadarko or any of its subsidiaries, or could limit the right of Anadarko or any of its subsidiaries to amend, merge, terminate or receive a reversion of assets from any Anadarko Employee Benefit Plan or related trust or any Anadarko Material Employment Agreement or related trust.

          (j) None of Anadarko and its subsidiaries nor, to the knowledge of Anadarko, any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Anadarko Employee Benefit Plans or their related trusts, Anadarko, any of its subsidiaries or any person that Anadarko or any of its subsidiaries has an obligation to indemnify, to any material tax or material penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

          (k) Except as set forth in Section 3.14(k) to the Anadarko Disclosure Schedule, there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and to Anadarko's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Anadarko

     Plans, any fiduciaries thereof with respect to their duties to the Anadarko Plans or the assets of any of the trusts under any of the Anadarko Plans which could reasonably be expected to result in any material liability of Anadarko or any of its subsidiaries to the PBGC, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Anadarko Plan or any participant in an Anadarko Plan.

          (l) Anadarko, its subsidiaries and each member of their respective business enterprises have in all material respects complied with the Worker Adjustment and Retraining Notification Act and in all material respects, with all similar state, local and foreign laws.

          (m) All Anadarko Employee Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are funded and/or book-reserved in all material respects, as appropriate, based upon reasonable actuarial assumptions.

     3.15 Contracts. All written or oral contracts, agreements, guarantees, leases and executory commitments other than Anadarko Plans to which Anadarko or its subsidiaries is a party or by which its assets are bound which are material to Anadarko (each an "Anadarko Contract"), are valid and binding obligations of Anadarko and, to the knowledge of Anadarko, the valid and binding obligation of each other party thereto except such Anadarko Contracts that if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect on Anadarko. Neither Anadarko nor, to the knowledge of Anadarko, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Anadarko Contract except such violations or defaults under or terminations that, individually or in the aggregate, would not have a Material Adverse Effect on Anadarko.

     3.16 Labor Matters. Anadarko does not have any labor contracts or collective bargaining agreements with any persons employed by Anadarko or any persons otherwise performing services primarily for Anadarko. There is no labor strike, dispute or stoppage pending or, to the knowledge of Anadarko, threatened against Anadarko, and Anadarko has not experienced any labor strike, dispute or stoppage or other material labor difficulty involving its employees since January 1, 1998. To the knowledge of Anadarko, since January 1, 1998, no campaign or other attempt for recognition has been made by any labor organization or employees with respect to employees of Anadarko or any of its subsidiaries.

     3.17 Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the balance sheet of Anadarko as of December 31, 1999 included in the Anadarko SEC Documents, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, Anadarko does not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on Anadarko.

     3.18 Permits; Compliance. Anadarko is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Anadarko Permits"), and there is no Action pending or, to the knowledge of Anadarko, threatened regarding any of the Anadarko Permits. Anadarko is not in conflict with, or in default or violation of any of the Anadarko Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Anadarko.

     3.19 Environmental Matters. Except as disclosed in the Anadarko SEC Documents, (i) the properties, operations and activities of Anadarko and its subsidiaries are in compliance with all applicable Environmental Laws (as defined below) and all past noncompliance of Anadarko or any Anadarko subsidiary with any Environmental Laws or Environmental Permits (as defined below), has been resolved without any pending, ongoing or future obligation, cost or liability; (ii) Anadarko and its subsidiaries and
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

the properties and operations of Anadarko and its subsidiaries are not subject to any existing, pending or, to the knowledge of Anadarko, threatened Action by or before any court or Governmental Authority under any Environmental Law; (iii) except as allowed by Environmental Permits or Environmental Laws, there has been no release of any hazardous substance, pollutant or contaminant into the environment by Anadarko or its subsidiaries or in connection with their properties or operations; and (iv) except as allowed by Environmental Permits or Environmental Laws, there has been no exposure of any person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of Anadarko and its subsidiaries, in each case, other than those matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Anadarko. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution, or protection of human health from Hazardous Materials (as defined below) or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, injunctions, judgments, licenses, notices, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. "Environmental Permit" means any permit, approval, license or other authorization required under or issued pursuant to any applicable Environmental Law.

     3.20 Opinion of Financial Advisor. Anadarko has received the written opinion of Credit Suisse First Boston Corporation, its financial advisor (the "Anadarko Financial Advisor"), to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to Anadarko from a financial point of view. Anadarko has heretofore provided copies of such opinion to UPR and such opinion has not been withdrawn or revoked or modified in any material respect.

     3.21 Board Recommendation; Required Vote. The Board of Directors of Anadarko, at a meeting duly called and held, has by unanimous vote of those directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Anadarko Stock Option Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of Anadarko and the Anadarko Stockholders, and (ii) resolved to recommend that the Anadarko Stockholders approve and authorize the Share Issuance and the Anadarko Board Amendment (as defined in Section 5.2(h)) (the "Anadarko Board Recommendation"). The affirmative vote of holders of a majority of the Anadarko Common Shares present and voting at the Anadarko Stockholders Meeting to approve the Share Issuance and the affirmative vote of holders of 80% of the outstanding Anadarko Common Shares to approve the Anadarko Board Amendment are the only votes of the Anadarko Stockholders necessary to adopt this Agreement and approve the transactions contemplated hereby.

     3.22 State Takeover Laws; Rights Agreement. Prior to the execution of this Agreement, the Board of Directors of Anadarko has taken all action necessary to exempt under or make not subject to any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (i) the execution of this Agreement, and the Anadarko Stock Option Agreement, (ii) the Merger and (iii) the transactions contemplated hereby and by the Anadarko Stock Option Agreement. The Anadarko Rights Agreement has been amended so that UPR is exempt from the definition of "Acquiring Person" contained in the Anadarko Rights Agreement and no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Anadarko Rights Agreement) will occur as a result of the execution of the Anadarko Stock Option Agreement or the acquisition or transfer of Anadarko Common Shares by UPR pursuant to the Anadarko Stock Option Agreement. Copies of all such amendments to the Anadarko Rights Agreement have been previously provided to UPR.

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                                  ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF UPR

     In order to induce Subcorp and Anadarko to enter into this Agreement, UPR hereby represents and warrants to Anadarko and Subcorp that the statements contained in this Article IV are true, correct and complete, subject to, in each of the following representations to the specified section of the disclosure schedule delivered by UPR to Anadarko and dated the date hereof (the "UPR Disclosure Schedule") provided that items listed in any Section to the UPR Disclosure Schedule shall apply only to the corresponding section of this Agreement (except to the extent that there is a specific cross-reference to another section of the UPR Disclosure Schedule).

     4.1 Organization and Standing. UPR is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of UPR and each subsidiary of UPR is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect on UPR. UPR is not in default in the performance, observance or fulfillment of any provision of its Amended and Restated Articles of Incorporation (the "UPR Articles"), or its By-laws, as in effect on the date hereof (the "UPR Bylaws"). UPR has heretofore furnished to Anadarko a complete and correct copy of the UPR Articles and the UPR Bylaws.

     4.2 Subsidiaries and Investments. UPR does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for its subsidiaries and other entities, in each case set forth in Section 4.2 to the UPR Disclosure Schedule.
Section 4.2 of the UPR Disclosure Schedule specifically identifies each of UPR's "significant subsidiaries" as defined in Rule 1-02(w) of Regulation S-X (the subsidiaries so identified the "Significant Subsidiaries"). UPR owns, directly or indirectly, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of UPR's Significant Subsidiaries. Each of the outstanding shares of capital stock of each of UPR's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by UPR free and clear of all liens, pledges, security interests, claims or other encumbrances. With respect to UPR's subsidiaries other than the Significant Subsidiaries, to the extent the outstanding shares of capital stock of each of such Subsidiaries are not (i) duly authorized, validly issued, fully paid and nonassessable, or (ii) owned, directly or indirectly, by UPR free and clear of all liens, pledges, security interests, claims or other encumbrances, there is not, and there could not reasonably be expected to be, any material impact on the business and operations of UPR and its subsidiaries taken as a whole. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of UPR, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of any subsidiary of UPR, and neither UPR nor any subsidiary of UPR has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of any subsidiary of UPR or any predecessor thereof.

     4.3 Corporate Power and Authority. UPR has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and, subject to authorization of the Merger and the transactions contemplated hereby by UPR Stockholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by UPR have been duly authorized by all necessary corporate action on the part of UPR, subject to authorization of the Merger and the transactions contemplated hereby by UPR Stockholders. This Agreement has been duly executed and delivered by UPR and constitutes the legal, valid and binding obligation of UPR enforceable against it in accordance with its terms.

                                      A-16
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     4.4 Capitalization of UPR. As of March 31, 2000, UPR's authorized capital stock consisted solely of (a) 400,000,000 shares of common stock ("UPR Common Stock"), of which (i) 251,952,336 shares were issued and outstanding, (ii) 4,277,293 shares were issued and held by UPR (which does not include shares of UPR Common Stock reserved for issuance set forth in clause (iii) below), (iii) 11,194,329 shares were reserved for issuance upon the exercise of outstanding UPR Options, and (iv) 50,138,515 shares of UPR Common Stock were reserved for future issuance under the Stock Option Agreement dated April 2, 2000 between Anadarko and UPR (the "UPR Stock Option Agreement"); and (b) 100,000,000 shares of preferred stock, of which (i) none was issued and outstanding, and (ii) 3,000,000 shares have been designated as Series A Junior Participating Preferred Stock reserved for issuance pursuant to the rights issued under the UPR Rights Agreement (as defined in Section 4.22). Since March 31, 2000, UPR has not issued any additional shares of capital stock except for the issuance of UPR Common Stock in connection with the exercise of UPR Options and the issuance of UPR Common Stock in respect of awards outstanding on the date of this Agreement under the Executive Deferred Compensation Plan and the Deferred Compensation Plan for the Board of Directors. Each outstanding share of UPR capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in the first sentence hereof or as contemplated by the UPR Stock Option Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer of any securities of UPR, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of UPR, and neither UPR nor any subsidiary of UPR has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of UPR or any predecessor. The issuance and sale of all of the shares of capital stock described in this
Section 4.4 have been in compliance with federal and state securities laws and the UPR Common Stock is registered under the Exchange Act. UPR has previously provided Anadarko with a schedule setting forth the number of shares of each class (including the number of shares issuable upon exercise of UPR Options and the exercise price and the grant date with respect thereto) held by all holders of options to purchase UPR capital stock. Other than pursuant to the UPR Stock Option Agreement, UPR has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any person or entity; copies of all such agreements have previously been provided to Anadarko.

     4.5 Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement or the UPR Stock Option Agreement by UPR, nor the consummation of the transactions contemplated hereby or thereby will:

          (a) conflict with, or result in a breach of any provision of, the UPR Articles or the UPR Bylaws;

          (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of UPR or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which UPR or any of its subsidiaries is a party;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to UPR or any of its subsidiaries or any of their respective properties or assets; or

          (d) require any action or consent or approval of, or review by, or registration or filing by UPR or any of its affiliates with, any third party or any Governmental Authority, other than (i) authorization of the Merger and the transactions contemplated hereby by UPR Stockholders, (ii) actions required by the HSR Act, (iii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement and (iv) consents or approvals of any Governmental Authority;

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except in the case of clauses (b), (c) and (d) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on UPR or a material adverse effect on the ability of the parties hereto to consummate the transaction contemplated hereby.

     4.6 Brokerage and Finder's Fees. Except for UPR's obligations to Goldman, Sachs & Co. and Simmons & Company (the "UPR Financial Advisors") (copies of all agreements relating to such obligations having previously been provided to Anadarko), neither UPR nor any stockholder, director, officer or employee thereof, has incurred or will incur on behalf of UPR, any financial advisory, brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

     4.7 Reorganization. To the knowledge of UPR, neither UPR nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by Anadarko or any of its affiliates) would prevent the Merger from constituting a "reorganization" qualifying under the provisions of Section 368(a) of the Code.

     4.8 No Material Adverse Change. As disclosed in the UPR SEC Documents filed prior to the date of this Agreement, since January 1, 2000, there has been no material adverse change in the business, assets, liabilities, results of operations, financial condition or prospects of UPR and its subsidiaries taken as a whole, or any event, occurrence or development that would reasonably be expected to have a Material Adverse Effect on UPR or a material adverse effect on the ability of UPR to consummate the transactions contemplated hereby.

     4.9 UPR SEC Documents. UPR has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1997 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "UPR SEC Documents"). The UPR SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively and, in the case of any UPR SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of UPR included in the UPR SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any UPR SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of UPR and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of UPR is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, the NYSE, any other stock exchange or any other comparable Governmental Authority.

     4.10  Taxes.

          (a) UPR and its subsidiaries have duly filed all material federal, state, local and foreign income, franchise, excise, real and personal property and other Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by UPR or its subsidiaries prior to the date hereof. All of the foregoing Tax Returns and reports are true and correct (except for such inaccuracies that are, individually or in the aggregate, immaterial), and UPR and its subsidiaries have within the time and manner prescribed by Applicable Law paid or, prior to the

     Effective Time, will pay all Taxes, interest and penalties required to be paid in respect of the periods covered by such returns or reports or otherwise due to any federal, state, foreign, local or other taxing authority. Neither UPR nor any of its subsidiaries have any material liability for any Taxes in excess of the amounts so paid or reserves so established and neither UPR nor any of its subsidiaries is delinquent in the payment of any material Tax. Neither UPR nor any of its subsidiaries has requested or filed any document having the effect of causing any extension of time within which to file any returns in respect of any fiscal year which have not since been filed. No deficiencies for any material Tax have been proposed in writing, asserted or assessed (tentatively or definitely), in each case, by any taxing authority, against UPR or any of its subsidiaries for which there are not adequate reserves. Neither UPR nor any of its subsidiaries is the subject of any currently ongoing Tax audit except for those that are, individually or in the aggregate, immaterial. There are no pending requests for waivers of the time to assess any material Tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves. Neither UPR nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are no liens with respect to material Taxes upon any of the properties or assets, real or personal, tangible or intangible of UPR or any of its subsidiaries (other than liens for Taxes not yet due). To the knowledge of UPR, no claim has ever been made in writing by an authority in a jurisdiction where none of UPR and its subsidiaries files Tax Returns that UPR or any of its subsidiaries is or may be subject to taxation by that jurisdiction. Neither UPR nor any of its subsidiaries has filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

          (b) Neither UPR nor any of its subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to material Taxes. Neither UPR nor any of its subsidiaries are now or have ever been a party to or bound by any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding UPR or any of its subsidiaries that
     (i) requires UPR or any of its subsidiaries to make any Tax payment to or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of UPR or any of its subsidiaries, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to UPR or any of its subsidiaries, from any other person.

          (c) UPR and its subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

          (d) Neither UPR nor any of its subsidiaries is responsible for any material Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee, by contract, or otherwise.

          (e) Neither UPR nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code
     (i) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the date of the Effective Time) or (ii) in a distribution which otherwise constitutes part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     4.11 Compliance with Law. UPR is in compliance, and at all times since January 1, 1997 has been in compliance, with all Applicable Laws relating to UPR or its business or properties, except where the failure to be in compliance with such Applicable Laws, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on UPR. To the knowledge of UPR, no investigation or review by any Governmental Authority with respect to UPR is pending or threatened, nor
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

has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not reasonably be expected to have a Material Adverse Effect on UPR.

     4.12 Registration Statement; Joint Proxy Statement. None of the information provided by UPR for inclusion in the Registration Statement at the time it becomes effective and, in the case of the Joint Proxy Statement, at the date of mailing and at the date of the UPR Stockholders Meeting or the Anadarko Stockholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and Joint Proxy Statement, except for such portions thereof that relate only to Anadarko or its subsidiaries, will each comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

     4.13 Litigation. There is no Action pending or, to the knowledge of UPR, threatened against UPR or any executive officer or director of UPR that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on UPR or a material adverse effect on the ability of UPR to consummate the transactions contemplated hereby. UPR is not subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, insofar as can be reasonably foreseen, would have a Material Adverse Effect on UPR or a material adverse effect on the ability of UPR to consummate the transactions contemplated hereby.

     4.14  UPR Employee Benefit Plans

          (a) For purposes of this Agreement, the following terms have the definitions given below:

             "UPR Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the UPR Employee Benefit Plans listed in Section 4.14 of the UPR Disclosure Schedule.

             "UPR Employee Benefit Plan" means any UPR Employee Benefit Plan, program, policy, practices, or other arrangement providing benefits to any current or former employee, officer or director of UPR or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by UPR or any of its subsidiaries or to which UPR or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

             "UPR Employment Agreement" means a contract, offer letter or agreement of UPR or any subsidiary with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which UPR or any subsidiary has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

             "UPR Material Employment Agreement" means an UPR Employment Agreement pursuant to which UPR or any subsidiary has or could have any obligation to provide compensation and/or benefits (including without limitation severance pay or benefits) in an amount or having a value in excess of $100,000 per year or $500,000 in the aggregate.

             "UPR Plan" means any UPR Employee Benefit Plan other than a Multiemployer Plan.

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

          (a) Section 4.14(a) to the UPR Disclosure Schedule includes a complete list of all material UPR Employee Benefit Plans and all UPR Material Employment Agreements.

          (b) With respect to each UPR Plan, UPR has delivered or made available to Anadarko a true, correct and complete copy of: (i) each writing constituting a part of such UPR Plan, including without limitation all plan documents, employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service, if any. UPR has delivered or made available to Anadarko a true, complete and correct copy of each UPR Material Employment Agreement. Except as specifically provided in the foregoing documents delivered or made available to Anadarko, there are no amendments to any UPR Plan or UPR Material Employment Agreement that have been adopted or approved.

          (c) Section 4.14(c) to the UPR Disclosure Schedule identifies each UPR Plan that is intended to be a "qualified plan" within the meaning of
     Section 401(a) of the Code ("UPR Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each UPR Qualified Plan and the related trust that has not been revoked, or such a letter will be timely applied for, and, to the knowledge of UPR, there are no circumstances and no events have occurred that could adversely affect the qualified status of any UPR Qualified Plan or the related trust.
     Section 4.14(c) to the UPR Disclosure Schedule identifies each UPR Plan which is intended to meet the requirements of Code Section 501(c)(9), and each such plan meets such requirements.

          (d) All material contributions required to be made to any UPR Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all material premiums due or payable with respect to insurance policies funding any UPR Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, either (i) have been fully reflected on the financial statements included in the UPR SEC Documents, or
     (ii) items omitted from the UPR SEC Documents could not reasonably be expected to have a Material Adverse Effect on UPR. Each UPR Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or
     (ii) unfunded.

          (e) With respect to each UPR Employee Benefit Plan, UPR and its subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such UPR Employee Benefit Plans and each UPR Employee Benefit Plan has been administered in all material respects in accordance with its terms. There is not now, nor, to the knowledge of UPR, do any circumstances currently exist that could give rise to, any requirement for the posting of security with respect to a UPR Plan or the imposition of any lien on the assets of UPR or any of its subsidiaries under ERISA or the Code.

          (f) With respect to each UPR Plan that is subject to Title IV or
     Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event; (iii) all premiums to the PBGC have been timely paid in full; (iv) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by UPR or any of its subsidiaries; and (v) the PBGC has not instituted proceedings to terminate any such UPR Plan and, to UPR's knowledge, no condition exists that presents a risk that such proceedings will be instituted

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

     or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such UPR Plan.

          (g) (i) No UPR Employee Benefit Plan is a Multiemployer Plan or a Multiple Employer Plan; (ii) none of UPR and its subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan; and (iii) none of UPR and its subsidiaries nor any of their respective ERISA Affiliates has incurred any material Withdrawal Liability that has not been satisfied in full. With respect to each UPR Plan that is a Multiemployer Plan: (i) if UPR or any of its subsidiaries or any of their respective ERISA Affiliates were to experience a withdrawal or partial withdrawal from such plan, no material Withdrawal Liability would be incurred; and (ii) none of UPR and its subsidiaries, nor any of their respective ERISA Affiliates has received any notification, nor does UPR have any knowledge that any such UPR Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

          (h) There does not now exist, nor, to the knowledge of UPR, do any circumstances exist that could reasonably be expected to result in, any material UPR Controlled Group Liability that would be a liability of UPR or any of its subsidiaries following the Closing. Without limiting the generality of the foregoing, neither UPR nor, to the knowledge of UPR any of its subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

          (i) Section 4.14(i) to the UPR Disclosure Schedule sets forth a list of each UPR Employee Benefit Plan or UPR Employment Agreement under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or materially increase the amount or value of, any payment or benefit to any employee, officer or director of UPR or any of its subsidiaries, or could limit the right of UPR or any of its subsidiaries to amend, merge, terminate or receive a reversion of assets from any UPR Employee Benefit Plan or related trust or any UPR Material Employment Agreement or related trust.

          (j) None of UPR and its subsidiaries nor, to the knowledge of UPR, any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the UPR Employee Benefit Plans or their related trusts, UPR, any of its subsidiaries or any person that UPR or any of its subsidiaries has an obligation to indemnify, to any material tax or material penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

          (k) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and to UPR's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the UPR Plans, any fiduciaries thereof with respect to their duties to the UPR Plans or the assets of any of the trusts under any of the UPR Plans which could reasonably be expected to result in any material liability of UPR or any of its subsidiaries to the PBGC, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any UPR Plan or any participant in a UPR Plan.

          (l) UPR, its subsidiaries and each member of their respective business enterprises have, in all material respects, complied with the Worker Adjustment and Retraining Notification Act and, in all material respects, all similar state, local and foreign laws.

          (m) All UPR Employee Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are funded and/or book-reserved in all material respects, as appropriate, based upon reasonable actuarial assumptions.

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

          (o) The UPR Employees Thrift Plan (the "ESOP") and the UPR TRASOP (the "TRASOP") are each "employee stock ownership plans" within the meaning of
     Section 4975(e)(7) of the Code. Each loan under which the ESOP is a borrower (each, a "Loan") meets the requirements of Section 4975(d)(3) of the Code. The Securities of UPR that were acquired with such Loans are in each case pledged as collateral for the Loan with which they were acquired, except to the extent they have been released from such pledge and allocated to the accounts of participants in the ESOP in accordance with the requirements of Treasury Regulations Sections 54.4975-7 and 54.4975-11. The TRASOP has no outstanding indebtedness.

     4.15 Contracts. All written or oral contracts, agreements, guarantees, leases and executory commitments other than UPR Plans to which UPR or its subsidiaries is a party or by which its assets are bound which are material to UPR (each a "UPR Contract"), are valid and binding obligations of UPR and, to the knowledge of UPR, the valid and binding obligation of each other party thereto except such UPR Contracts that if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect on UPR. Neither UPR nor, to the knowledge of UPR, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such UPR Contract except such violations or defaults under or terminations that, individually or in the aggregate, would not have a Material Adverse Effect on UPR. Set forth in Section 4.15 to the UPR Disclosure Schedule is the amount of the annual premium currently paid by UPR for its directors' and officers' liability insurance.

     4.16 Labor Matters. UPR does not have any labor contracts or collective bargaining agreements with any persons employed by UPR or any persons otherwise performing services primarily for UPR. There is no labor strike, dispute or stoppage pending or, to the knowledge of UPR, threatened against UPR, and UPR has not experienced any labor strike, dispute or stoppage or other material labor difficulty involving its employees since January 1, 1998. To the knowledge of UPR, since January 1, 1998, no campaign or other attempt for recognition has been made by any labor organization or employees with respect to employees of UPR or any of its subsidiaries.

     4.17 Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the balance sheet of UPR as of December 31, 1999 included in the UPR SEC Documents, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, UPR does not have any liabilities or obligations of any nature, whether, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on UPR.

     4.18 Permits; Compliance. UPR is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "UPR Permits"), and there is no Action pending or, to the knowledge of UPR, threatened regarding any of the UPR Permits. UPR is not in conflict with, or in default or violation of any of the UPR Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on UPR.

     4.19 Environmental Matters. Except as disclosed in the UPR SEC Documents,
(i) the properties, operations and activities of UPR and its subsidiaries are in compliance with all applicable Environmental Laws and all past noncompliance of UPR or any UPR subsidiary with any Environmental Laws or Environmental Permits, has been resolved without any pending, ongoing or future obligation, cost or liability; (ii) UPR and its subsidiaries and the properties and operations of UPR and its subsidiaries are not subject to any existing, pending or, to the knowledge of UPR, threatened Action by or before any court or Governmental Authority under any Environmental Law; (iii) except as allowed by Environmental Permits or Environmental Laws, there has been no release of any hazardous substance, pollutant or contaminant into the environment by UPR or its subsidiaries or in connection with their properties or operations; and (iv) except as allowed by Environmental Permits or Environmental Laws, there has been
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no exposure of any person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of UPR and its subsidiaries, in each case, other than those matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on UPR.

     4.20 Opinion of Financial Advisor. UPR has received the written opinion of Goldman, Sachs & Co., to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the UPR Stockholders from a financial point of view. UPR has heretofore provided copies of such opinions to Anadarko and such opinions have not been withdrawn or revoked or modified.

     4.21 Board Recommendation; Required Vote. The Board of Directors of UPR, at a meeting duly called and held, has by unanimous vote of those directors present
(i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the UPR Stock Option Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the UPR Stockholders, and (ii) resolved to recommend that the holders of the shares of UPR Common Stock approve this Agreement and the transactions contemplated herein, including the Merger (the "UPR Board Recommendation"). The affirmative vote of holders of a majority of the outstanding shares of UPR Common Stock to approve the Merger is the only vote of the holders of any class or series of UPR Common Stock necessary to adopt the Agreement and approve the transactions contemplated hereby.

     4.22 State Takeover Laws; Rights Agreement. Prior to the execution of this Agreement, the Board of Directors of UPR has taken all action necessary to exempt under or make not subject to any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (i) the execution of this Agreement, and the UPR Stock Option Agreement, (ii) the Merger and (iii) the transactions contemplated hereby and by the UPR Stock Option Agreement. The Amended and Restated Rights Agreement, dated as of December 1, 1998 (the "UPR Rights Agreement"), between UPR and Harris Trust and Savings Bank, as Rights Agent, has been amended so that Anadarko and Subcorp are each exempt from the definition of "Acquiring Person" contained in the UPR Rights Agreement, no "Stock Acquisition Date" or "Distribution Date" or "Triggering Event" (as such terms are defined in the UPR Rights Agreement) will occur as a result of the execution of this Agreement or the UPR Stock Option Agreement or the consummation of the Merger pursuant to this Agreement or the acquisition or transfer of shares of UPR Common Stock by Anadarko pursuant to the UPR Stock Option Agreement and the UPR Rights Agreement will expire immediately prior to the Effective Time, and the UPR Rights Agreement, as so amended, has not been further amended or modified. Copies of all such amendments to the UPR Rights Agreement have been previously provided to Anadarko.

                                   ARTICLE V.

                            COVENANTS OF THE PARTIES

     The parties hereto agree that:

     5.1 Mutual Covenants.

          (a) HSR Act Filings; Reasonable Efforts; Notification.

             (i) Each of Anadarko and UPR shall (A) make or cause to be made the filings required of such party or any of its subsidiaries or affiliates under the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within fifteen business days after the date of this Agreement, (B) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other materials received by such party or any of its subsidiaries from the Federal Trade Commission or the Department of Justice or any other Governmental Authority in respect of such filings or such transactions, and (C) cooperate with the other party in connection with any such filing (including, with respect to the party making a filing, providing copies of all such documents to

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        the non-filing party and its advisors prior to filing (other than documents containing confidential business information that shall be shared only with outside counsel to the non-filing party)). Each party shall use its reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Applicable Law in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall promptly inform the other party of any substantive communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Authority regarding any such filings or any such transaction. The parties hereto will consult and cooperate with one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or other Antitrust Laws.

             (ii) Each of Anadarko and UPR shall use its reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transaction contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Anadarko and UPR shall cooperate and use its reasonable efforts vigorously to contest and resist any such action or proceeding, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any other transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.1(a) shall limit a party's right to terminate this Agreement pursuant to Article VII, so long as such party has up to then complied in all material respects with its obligations under this Section 5.1(a). Each of Anadarko and UPR shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

             (iii) Each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including other filings with Governmental Authorities, if any), (B) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on Anadarko or UPR from occurring prior to or after the Effective Time, (C) the preparation of the Joint Proxy Statement, the Prospectus and the Registration Statement, and (D) the execution and delivery of any additional instruments necessary to consummate the transaction contemplated by, and to fully carry out the purposes of, this Agreement.

             (iv) Notwithstanding anything to the contrary in this Agreement,
        (A) neither Anadarko nor any of its subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on

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        Anadarko and its subsidiaries taken as a whole or a material adverse effect on the business, assets, liabilities, results of operations, financial condition or prospects of Anadarko combined with the Surviving Corporation after the Effective Time, (B) prior to the Effective Time, neither UPR nor its subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on UPR and its subsidiaries taken as a whole,
        (C) neither Anadarko nor UPR nor their respective subsidiaries shall be required to take any action that could reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from consummation of the Merger and (D) neither Anadarko nor UPR shall be required to waive any of the conditions to the Merger set forth in Article VI as they apply to such party.

          (b) Tax-Free Treatment. Each of the parties shall use its reasonable efforts to cause the Merger to constitute a "reorganization" under Section 368(a) of the Code and to cooperate with one another in obtaining an opinion to UPR from Morgan Lewis & Bockius LLP, counsel to UPR, as provided for in Section 6.1(g), including, but not limited to, making such filings and maintaining such records as are required by Treasury Regulation Section 1.368-3.

          (c) Public Announcements. The initial press release concerning the Merger and the transactions contemplated hereby shall be a joint press release. Unless otherwise required by Applicable Laws or requirements of the NYSE (and, in that event, only if time does not permit), at all times prior to the earlier of the Effective Time or termination of this Agreement pursuant to Section 7.1, Anadarko and UPR shall consult with each other before issuing any press release with respect to the Merger and the transactions contemplated thereby and shall not issue any such press release prior to such consultation.

          (d) Farmouts. Except as set forth below, neither Anadarko nor UPR shall enter into any farmouts except farmouts in accordance with the guidelines for farmouts or similar transactions jointly developed by their respective Chief Executive Officers. Prior to the time such guidelines are established, neither Anadarko nor UPR shall enter into any farmouts without first consulting with the other party.

     5.2 Covenants of Anadarko.

          (a) Anadarko Stockholders Meeting. Anadarko shall take all action in accordance with the federal securities laws, the Delaware General Corporation Law, the Anadarko Certificate and the Anadarko By-laws, necessary to duly call, give notice of, convene and hold a special meeting of Anadarko Stockholders (the "Anadarko Stockholders Meeting") to be held on the earliest practical date determined in consultation with UPR, and to obtain the consent and approval of Anadarko Stockholders with respect to the Share Issuance, the Anadarko Board Amendment and the transactions contemplated hereby. Anadarko shall take all lawful action to solicit the approval of the Share Issuance and the Anadarko Board Amendment by the Anadarko Stockholders and the Board of Directors of Anadarko shall recommend approval of the Share Issuance and the Anadarko Board Amendment by the Anadarko Stockholders (to the extent not previously withdrawn pursuant to Section 5.2(d)).

          (b) Preparation of Registration Statement. Anadarko shall, as soon as is reasonably practicable, prepare the Joint Proxy Statement for filing with the Commission and shall file the Joint Proxy Statement. Consistent with the timing for the Anadarko Stockholders Meeting and the UPR Stockholders Meeting as determined by Anadarko after consultation with UPR, Anadarko shall prepare and file the Registration Statement with the Commission as soon as is reasonably practicable following clearance of the Joint Proxy Statement by the Commission and shall use its reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time. If, at any time prior to the Effective Time, Anadarko shall obtain knowledge of any information
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     pertaining to Anadarko contained in or omitted from the Registration
     Statement that would require an amendment or supplement to the Registration Statement or the Joint Proxy Statement, Anadarko will so advise UPR in writing and will promptly take such action as shall be required to amend or supplement the Registration Statement and/or the Joint Proxy Statement. Anadarko shall promptly furnish to UPR all information concerning it as may be required for supplementing the Joint Proxy Statement. Anadarko shall cooperate with UPR in the preparation of the Joint Proxy Statement in a timely fashion and shall use its reasonable efforts to assist UPR in clearing the Joint Proxy Statement with the Staff of the Commission. Consistent with the timing of the Anadarko Stockholders Meeting and the UPR Stockholder Meeting, Anadarko shall use all reasonable efforts to mail at the earliest practicable date to Anadarko Stockholders the Joint Proxy Statement, which Joint Proxy Statement shall include all information required under Applicable Law to be furnished to Anadarko Stockholders in connection with the Share Issuance and shall include the Anadarko Board Recommendation to the extent not previously withdrawn in compliance with
     Section 5.2(d) and the written opinion of the Anadarko Financial Advisor described in Section 3.21. Anadarko shall also take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Anadarko Common Shares in the Merger. No filing of, or amendment or supplement to, the Registration Statement or to the Joint Proxy Statement will be made by Anadarko without providing UPR the opportunity to review and comment thereon. Anadarko will advise UPR, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Anadarko Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the Commission for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the Commission for additional information.

          (c) Conduct of Anadarko's Operations. Anadarko shall conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use all reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, joint venture partners, licensees and other third parties, and to maintain all of its operating assets in their current condition (normal wear and tear excepted), to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, Anadarko shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in Section 5.2(c) to the Anadarko Disclosure Schedule, without the prior consent of the Chief Executive Officer of UPR (which consent shall not be unreasonably withheld):

             (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock,
        (B) make, declare or pay any dividend (other than regular quarterly dividends on Anadarko Common Shares of $0.05 per share with record and payment dates consistent with past practice) or distribution on, or, directly or indirectly, redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right or option to acquire any shares of its capital stock,
        (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of Anadarko Options that are outstanding as of the date hereof), or (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

             (ii) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets other than: (A) dispositions of oil, gas and other minerals

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        in the ordinary course of business, consistent with past practice, (B)
        pledges, mortgages or encumbrances in the ordinary course of business, consistent with past practice, or (C) sales, leases or dispositions with a total value not to exceed $50 million individually or in the aggregate, it being understood that sub-clauses (A), (B) and (C) do not apply to farmouts;

             (iii) except to the extent contemplated by this Agreement, make or propose any changes in the Anadarko Certificate or the Anadarko By-laws;

             (iv) merge or consolidate with any other person (other than mergers among wholly owned subsidiaries of Anadarko and mergers between Anadarko and its wholly owned subsidiaries);

             (v) acquire a material amount of assets or capital stock of any other person (other than acquisition of assets in the ordinary course of business, consistent with past practice with a total value not to exceed $25 million individually, or in the aggregate);

             (vi) amend or modify, or propose to amend or modify, the Anadarko Rights Agreement, as amended as of the date hereof;

             (vii) incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, other than in the ordinary course of business, consistent with past practice, which in no event shall exceed $200 million in the aggregate;

             (viii) except as may be required by Applicable Law or by the terms of Anadarko Plans or Anadarko Employment Agreements in effect as of the date hereof, enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee, or otherwise increase, fund or accelerate the funding of any compensation or benefits provided to any officer, director, consultant or employee, contribute any assets to any grantor trust, or grant, reprice, or accelerate the exercise or payment of any Anadarko Options or other equity-based awards other than any payment of bonuses or increases in salary that are both consistent with the past practice of Anadarko and not material;

             (ix) enter into, adopt or amend any Anadarko Employee Benefit Plan or Anadarko Employment Agreement, except as may be required by Applicable Law, other than amendments in the ordinary course, consistent with past practice that do not increase, reduce or accelerate benefits, make payout options more favorable to participants, or otherwise result in any increased cost to Anadarko;

             (x) take any action that could give rise to a right to severance benefits pursuant to any change in control agreement;

             (xi) change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by United States generally accepted accounting principles as advised by Anadarko's regular independent accountants;

             (xii) settle any Actions, whether now pending or hereafter made or brought involving, individually an amount in excess of $1 million, or in the aggregate, an amount in excess of $20 million;

             (xiii) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality agreement to which Anadarko is a party;

             (xiv) enter into any confidentiality agreements or arrangements other than in the ordinary course of business consistent with past practice (other than as permitted, in each case, by Section 5.2(d));

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             (xv) write up, write down or write off the book value of any assets, individually or in the aggregate, in excess of $5 million except for depreciation and amortization and provisions (e.g., surrendered leases) in accordance with generally accepted accounting principles consistently applied or as otherwise required by generally accepted accounting principles;

             (xvi) incur or commit to any capital expenditures not included in the dollar limits of the Anadarko Capital Budget as in effect on the date of this Agreement (a copy of which included in Section 5.2(c) to the Anadarko Disclosure Schedule);

             (xvii) make any payments in respect of policies of directors' and officers' liability insurance (premiums or otherwise) other than premiums paid in respect of its current policies and renewals thereof at the same policy limits;

             (xviii) take any action to exempt or make not subject to the provisions of any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than UPR or its subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

             (xix) take any action that would likely result in the representations and warranties set forth in Article III becoming false or inaccurate in any material respect;

             (xx) enter into or carry out any other transaction other than in the ordinary and usual course of business;

             (xxi) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing;

             (xxii) except as otherwise required by law, make any material Tax election, settle or compromise any material Tax claim, file any Tax Return (other than in a manner consistent with past practice) or change any method of Tax accounting; or

             (xxiii) agree in writing or otherwise to take any of the foregoing actions.

          (d) No Solicitation. Anadarko agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Anadarko, or any acquisition of 15% or more of the capital stock (other than upon exercise of Anadarko Options that are outstanding as of the date hereof) or 30% or more of the assets of Anadarko and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (an "Anadarko Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than UPR, Subcorp or their respective directors, officers, employees, agents and representatives) with respect to any Anadarko Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that, at any time prior to the approval of the Share Issuance by the Anadarko Stockholders, Anadarko may furnish information to, and engage in discussions with, any party who delivers a written proposal for an Anadarko Competing Transaction which was not solicited or encouraged after the date of this Agreement in violation of this Agreement if and so long as the Board of Directors of Anadarko determines in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under Applicable Law and determines that such a proposal is, after consulting with the Anadarko Financial Advisor, more favorable to Anadarko Stockholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms
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     and conditions proposed by UPR in response to such Anadarko Competing
     Transaction) (an "Anadarko Superior Proposal"); provided, further, that prior to furnishing information to, or engaging in discussions with, any party pursuant to the foregoing proviso, Anadarko shall have received an executed agreement from such party in the same form as the Confidentiality Agreement (other than Section 8 thereof which shall be waived for UPR under the Confidentiality Agreement upon the execution of such agreement). Anadarko will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for an Anadarko Competing Transaction and request the return of all confidential information regarding Anadarko provided to any such parties prior to the date hereof pursuant to the terms of any confidentiality agreements or otherwise. In the event that prior to the approval of the Share Issuance by the Anadarko Stockholders, the Board of Directors of Anadarko receives an Anadarko Superior Proposal that was not solicited or encouraged after the date of this Agreement in violation of this Agreement, and the Board of Directors of Anadarko determines in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under Applicable Law, the Board of Directors of Anadarko may (subject to this and the following sentences) withdraw, modify or change, in a manner adverse to UPR, the Anadarko Board Recommendation and/or comply with Rule 14e-2 promulgated under the Exchange Act with respect to an Anadarko Competing Transaction, provided that it gives UPR three business days' prior written notice of its intention to do so (provided that the foregoing shall in no way limit or otherwise affect UPR's right to terminate this Agreement pursuant to Section 7.4(b)). Any such withdrawal, modification or change of the Anadarko Board Recommendation shall not change the approval of the Board of Directors of Anadarko for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, including the Merger or the Anadarko Stock Option Agreement or change the obligation of Anadarko to present the Share Issuance for approval at a duly called Anadarko Stockholders Meeting on the earliest practicable date determined in consultation with UPR. From and after the execution of this Agreement, Anadarko shall promptly (but in any event within one calendar day) advise UPR in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to an Anadarko Competing Transaction (including the specific terms thereof and the identity of the other party or parties involved) and promptly furnish to UPR a copy of any such written proposal in addition to any information provided to or by any third party relating thereto. In addition, Anadarko shall promptly (but in any event within one calendar day) advise UPR, in writing, if the Board of Directors of Anadarko shall make any determination as to any Anadarko Competing Transaction as contemplated by the proviso to the first sentence of this Section 5.2(d).

          (e) Indemnification; Directors' and Officers' Insurance.

             (i) From and after the Effective Time, Anadarko shall cause the Surviving Corporation to indemnify and hold harmless (including providing funding therefor) the present and former officers and directors of UPR in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the UPR Articles or the UPR Bylaws, and

             (ii) Anadarko shall use all reasonable best efforts to cause the Surviving Corporation or Anadarko to obtain and maintain in effect for a period of six years after the Effective Time policies of directors' and officers' liability insurance at no cost to the beneficiaries thereof with respect to acts or omissions occurring prior to the Effective Time with substantially the same coverage and containing substantially similar terms and conditions as existing policies; provided, however, that neither the Surviving Corporation nor Anadarko shall be required to pay an aggregate premium for such insurance coverage in excess of 200% of the amount set forth in Section 4.15 to the UPR Disclosure Schedule; provided, further, that if the annual premiums of such insurance coverage exceed such amount, Anadarko shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of Anadarko, for a cost not exceeding such amount.

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          (f) NYSE Listing. Anadarko shall use its reasonable efforts to cause the Anadarko Common Shares issuable pursuant to the Merger (including pursuant to Anadarko Exchange Options) to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

          (g) Access. Anadarko shall permit representatives of UPR to have access at all reasonable times to Anadarko's premises, properties, books, records, contracts, documents, customers and suppliers. Information obtained by UPR pursuant to this Section 5.2 shall be subject to the provisions of the confidentiality agreement between Anadarko and UPR dated February 22, 2000 (the "Confidentiality Agreement"), which agreement remains in full force and effect. No investigation conducted pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty made in this Agreement.

          (h) Board of Directors of Anadarko. At the Anadarko Stockholders Meeting, Anadarko shall take all action necessary in accordance with Applicable Law, the Anadarko Certificate and the Anadarko By-Laws to have the Anadarko Stockholders consider and vote upon an amendment to the Anadarko Certificate to increase the size of the Board of Directors of Anadarko to at least 13 members (the "Anadarko Board Amendment"). In the event that the Anadarko Board Amendment is approved, then the Board of Directors of Anadarko shall take all action necessary immediately following the Effective Time to elect as directors of Anadarko Mr. CEO, and four other independent directors who are currently members of the Board of Directors of UPR as may be mutually agreed by the Chief Executive Officer of Anadarko and the Chief Executive Officer of UPR prior to the Effective Time. In the event that the Anadarko Stockholders do not approve the Anadarko Board Amendment, the Board of Directors of Anadarko shall take all action necessary immediately following the Effective Time to elect as directors of Anadarko Mr. George Lindahl III, and two other independent directors who are currently members of the Board of Directors of UPR as may be mutually agreed by the Chief Executive Officer of Anadarko and the Chief Executive Officer of UPR prior to the Effective Time. The former UPR directors elected as directors of Anadarko shall be appointed among Classes I, II and III with a minimum of one director per Class.

          (i) Subsequent Financial Statements. Anadarko shall consult with UPR prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any Anadarko SEC Documents after the date of this Agreement.

          (j) Employees and Employee Benefits.

     (A) From and after the Effective Time, the Surviving Corporation shall assume and honor all UPR Plans and UPR Employment Agreements in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be permitted by such terms. Until at least the first anniversary of the Effective Time (the "Benefits Transition Period"), Anadarko shall provide, or shall cause to be provided, to individuals who are, immediately before the Effective Time, employees of UPR and its subsidiaries who are not subject to collective bargaining (the "UPR Employees"), employee benefits, other than equity-based benefits, that are, in the aggregate, comparable to the benefits, other than equity-based benefits, provided to UPR Employees under the UPR Plans immediately before the Effective Time (the "UPR Benefits"). Following the end of the Benefits Transition Period, or, at its discretion, prior to the end of the Benefits Transition Period, in lieu of the UPR Benefits, Anadarko shall provide, or cause to be provided, to UPR employees, employee benefits that are in the aggregate comparable to those provided, to similarly situated employees of Anadarko. The foregoing shall not be construed to prevent the termination of employment of any UPR Employee or the amendment or termination of any particular UPR Employee Benefit Plan to the extent permitted by its terms as in effect immediately before the Effective Time.

     (B) For all purposes under the employee benefit plans of Anadarko and its affiliates (including the Surviving Corporation) providing benefits to any UPR Employees after the Effective Time (the "New Plans"), each UPR Employee shall be credited with his or her years of service with UPR and its subsidiaries before the Effective Time, to the same extent as such UPR Employee was entitled, before the

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Effective Time, to credit for such service under any similar UPR Employee
Benefit Plans, except for purposes of benefit accrual under defined benefit pension plans and except as would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each UPR Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable UPR Employee Benefit Plan in which such UPR Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any UPR Employee, Anadarko shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Anadarko shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

     (C) Without limiting the generality of the foregoing, following the Effective Time, and until such time as Anadarko shall otherwise determine, the ESOP shall continue in effect holding the Anadarko Common Shares that it receives in the Merger, and the Loans shall continue to remain outstanding and be repaid in accordance with their terms.

     5.3 Covenants of UPR.

          (a) UPR Stockholders Meeting. UPR shall take all action in accordance with the federal securities laws, the UBCA and the UPR Articles and the UPR Bylaws necessary to duly call, give notice of, convene and hold a special meeting of UPR Stockholders (the "UPR Stockholders Meeting") to be held on the earliest practicable date determined in consultation with Anadarko to consider and vote upon approval of the Merger, this Agreement and the transactions contemplated hereby. UPR shall take all lawful actions to solicit the approval of the Merger, this Agreement and the transactions contemplated hereby, by the UPR Stockholders, and the Board of Directors of UPR shall recommend approval of the Merger, this Agreement and the transactions contemplated hereby by the UPR Stockholders (to the extent not previously withdrawn pursuant to Section 5.3(d)).

          (b) Information for the Registration Statement and Preparation of Joint Proxy Statement. UPR shall promptly furnish Anadarko with all information concerning it as may be required for inclusion in the Joint Proxy Statement and the Registration Statement. UPR shall cooperate with Anadarko in the preparation of the Joint Proxy Statement and the Registration Statement in a timely fashion and shall use all reasonable efforts to assist Anadarko in having the Registration Statement declared effective by the Commission as promptly as practicable consistent with the timing for the Anadarko Stockholders Meeting and the UPR Stockholders Meeting as determined by Anadarko after consultation with UPR. If, at any time prior to the Effective Time, UPR obtains knowledge of any information pertaining to UPR that would require any amendment or supplement to the Registration Statement or the Joint Proxy Statement, UPR shall so advise Anadarko and shall promptly furnish Anadarko with all information as shall be required for such amendment or supplement and shall promptly amend or supplement the Registration Statement and/or Joint Proxy Statement. UPR shall use all reasonable efforts to cooperate with Anadarko in the preparation and filing of the Joint Proxy Statement with the Commission. Consistent with the timing for the Anadarko Stockholders Meeting and the UPR Stockholders Meeting as determined by Anadarko after consultation with UPR, UPR shall use all reasonable efforts to mail at the earliest practicable date to UPR Stockholders the Joint Proxy Statement, which shall include all information required under Applicable Law to be furnished to UPR Stockholders in connection with the Merger and the transactions contemplated thereby and shall include the UPR Board Recommendation to the extent not previously withdrawn in compliance with Section 5.3(d) and the written opinion of Goldman, Sachs & Co. described in Section 4.21.

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          (c) Conduct of UPR's Operations. UPR shall conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use all reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, joint venture partners, licensees and other third parties, and to maintain all of its operating assets in their current condition (normal wear and tear excepted), to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, UPR shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in Section 5.3(c) to the UPR Disclosure Schedule, without the prior consent of the Chief Executive Officer of Anadarko (which consent shall not be unreasonably withheld):

             (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock,
        (B) make, declare or pay any dividend (other than regular quarterly dividends on UPR Common Stock of $0.05 per share with record and payment dates consistent with past practice) or distribution on, or, directly or indirectly, redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right or option to acquire any shares of its capital stock, (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of UPR Options that are outstanding as of the date hereof), or (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

             (ii) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets other than: (A) dispositions of oil, gas and other minerals in the ordinary course of business, consistent with past practice, (B) pledges, mortgages, encumbrances in the ordinary course of business consistent with past practice, or (c) sales, leases or dispositions with a total value not to exceed $50 million individually or in the aggregate, it being understood that sub-clauses (A), (B) and (C) do not apply to farmouts;

             (iii) make or propose any changes in the UPR Articles or the UPR Bylaws;

             (iv) merge or consolidate with any other person (other than mergers among wholly owned subsidiaries of UPR and mergers between UPR and its wholly owned subsidiaries);

             (v) acquire a material amount of assets or capital stock of any other person; (other than acquisitions of assets in the ordinary course of business, consistent with past practice with a total value not to exceed $25 million individually or in the aggregate);

             (vi) amend or modify, or propose to amend or modify, the UPR Rights Agreement, as amended as of the date hereof;

             (vii) incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, other than in the ordinary course of business, consistent with past practice, which in no event shall exceed $200 million in the aggregate;

             (viii) except as may be required by Applicable Law or by the terms of UPR Plans or UPR Employment Agreements that are in effect as of the date hereof, enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee, or otherwise increase, fund or accelerate the funding of any compensation or benefits provided to any officer, director, consultant or employee, contribute any assets to any grantor
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        trust, or grant, reprice, or accelerate the exercise or payment of any
        UPR Options or other equity-based awards, other than any payment of bonuses or increases in salary that are both consistent with the past practice of UPR and are not material;

             (ix) enter into, adopt or amend any UPR Employee Benefit Plan or UPR Employment Agreement, except as may be required by Applicable Law, other than amendments in the ordinary course consistent with past practice that do not increase, reduce or accelerate benefits, make payout options more favorable to participants, or otherwise result in any increased cost to UPR; provided, however, that UPR may amend its Supplemental Pension Plan for Exempt Salaried Employees to add a lump sum distribution option if the cost of such distribution option is determined in a manner consistent with the actuarial assumptions set forth in Section 5.3(c)(ix) of the UPR Disclosure Schedule;

             (x) take any action that could give rise to a right to severance benefits pursuant to any Change in Control Agreement;

             (xi) change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by United States generally accepted accounting principles as advised by UPR's regular independent accountants;

             (xii) settle any Actions, whether now pending or hereafter made or brought involving, individually an amount in excess of $1 million or in the aggregate, an amount in excess of $20 million;

             (xiii) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality agreement to which UPR is a party;

             (xiv) enter into any confidentiality agreements or arrangements other than in the ordinary course of business consistent with past practice (other than as permitted, in each case, by Section 5.3(d));

             (xv) write up, write down or write off the book value of any assets, individually or in the aggregate, in excess of $5 million except for depreciation and amortization and provision (e.g., surrendered leases) in accordance with generally accepted accounting principles consistently applied utilizing successful efforts accounting or as otherwise required by generally accepted accounting principles;

             (xvi) incur or commit to any capital expenditures not included within the dollar limits of the UPR Capital Budget as in effect on the date of this Agreement (a copy of which included in Section 5.3(c) to the UPR Disclosure Schedule);

             (xvii) make any payments in respect of policies of directors' and officers' liability insurance (premiums or otherwise) other than premiums paid in respect of its current policies and renewals thereof at the same policy limits;

             (xviii) take any action to exempt or make not subject to the provisions of any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than Anadarko or its subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

             (xix) take any action that would likely result in the representations and warranties set forth in Article IV becoming false or inaccurate in any material respect;

             (xx) enter into or carry out any other transaction other than in the ordinary and usual course of business;

             (xxi) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing;

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             (xxii) except as otherwise required by law, make any material Tax election, settle or compromise any material Tax claim, file any Tax Return (other than in a manner consistent with past practice) or change any method of Tax accounting; or

             (xxiii) agree in writing or otherwise to take any of the foregoing actions.

          (d) No Solicitation. UPR agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving UPR, or any acquisition of 15% or more of the capital stock (other than upon exercise of UPR Options that are outstanding as of the date hereof) or 30% or more of the assets of UPR and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (a "UPR Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Anadarko, Subcorp or their respective directors, officers, employees, agents and representatives) with respect to any UPR Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that, at any time prior to the approval of the Merger by the UPR Stockholders, UPR may furnish information to, and engage in discussions with, any party who delivers a written proposal for a UPR Competing Transaction which was not solicited or encouraged after the date of this Agreement in violation of this Agreement if and so long as the Board of Directors of UPR determines in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under Applicable Law and determines that such a proposal is, after consulting with the UPR Financial Advisors, more favorable to UPR Stockholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Anadarko in response to such UPR Competing Transaction) (a "UPR Superior Proposal"); provided, further, that prior to furnishing information to, or engaging in discussions with, any party pursuant to the foregoing proviso, UPR shall have received an executed agreement from such party in the same form as the Confidentiality Agreement (other than Section 8 thereof which shall be waived for Anadarko under the Confidentiality Agreement upon the execution of such agreement). UPR will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a UPR Competing Transaction and request the return of all confidential information regarding UPR provided to any such parties prior to the date hereof pursuant to the terms of any confidentiality agreements or otherwise. In the event that prior to the approval of the Merger by the UPR Stockholders the Board of Directors of UPR receives a UPR Superior Proposal that was not solicited or encouraged after the date of this Agreement in violation of this Agreement, and the Board of Directors of UPR determines in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under Applicable Law, the Board of Directors of UPR may (subject to this and the following sentences) withdraw, modify or change, in a manner adverse to Anadarko, the UPR Board Recommendation and/or comply with Rule 14e-2 promulgated under the Exchange Act with respect to a UPR Competing Transaction, provided that it gives Anadarko three business days' prior written notice of its intention to do so (provided that the foregoing shall in no way limit or otherwise affect Anadarko's right to terminate this Agreement pursuant to Section 7.3(b)). Any such withdrawal, modification or change of the UPR Board Recommendation shall not change the approval of the Board of Directors of UPR for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, including the Merger or the UPR Stock Option Agreement or change the obligation of UPR to present the Merger for approval at a duly called UPR Stockholders Meeting on the earliest practicable date determined in

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     consultation with Anadarko. From and after the execution of this Agreement,
     UPR shall promptly (but in any event within one calendar day) advise Anadarko in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a UPR Competing Transaction (including the specific terms thereof and the identity of the other party or parties involved) and promptly furnish to Anadarko a copy of any such written proposal in addition to any information provided to or by any third party relating thereto. In addition, UPR shall promptly (but in any event within one calendar day) advise Anadarko, in writing, if the Board of Directors of UPR shall make any determination as to any UPR Competing Transaction as contemplated by the proviso to the first sentence of this Section 5.3(d).

          (e) Affiliates of UPR. UPR shall cause each such person who may be at the Effective Time or was on the date hereof an "affiliate" of UPR for purposes of Rule 145 under the Securities Act, to execute and deliver to Anadarko no less than 30 days prior to the date of the UPR Stockholders Meeting, the written undertakings in the form attached hereto as Exhibit A (the "UPR Affiliate Letter"). No later than 45 days prior to such date, UPR, after consultation with its outside counsel, shall provide Anadarko with a letter (reasonably satisfactory to outside counsel to Anadarko) specifying all of the persons or entities who, in UPR's opinion, may be deemed to be "affiliates" of UPR under the preceding sentence. The foregoing notwithstanding, Anadarko shall be entitled to place legends as specified in the UPR Affiliate Letter on the certificates evidencing any of the Anadarko Common Shares to be received by (i) any such "affiliate" of UPR specified in such letter or (ii) any person Anadarko reasonably identifies (by written notice to UPR) as being a person who may be deemed an "affiliate" for purposes of Rule 145 under the Securities Act, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Anadarko Common Shares, consistent with the terms of the UPR Affiliate Letter, regardless of whether such person has executed the UPR Affiliate Letter and regardless of whether such person's name appears on the letter to be delivered pursuant to the preceding sentence.

          (f) Access. UPR shall permit representatives of Anadarko to have access at all reasonable times to UPR's premises, properties, books, records, contracts, documents, customers and suppliers. Information obtained by Anadarko pursuant to this Section 5.3(f) shall be subject to the provisions of the Confidentiality Agreement, which agreement remains in full force and effect. No investigation conducted pursuant to this Section 5.3(f) shall affect or be deemed to modify any representation or warranty made in this Agreement.

          (g) Subsequent Financial Statements. UPR shall consult with Anadarko prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any UPR SEC Documents after the date of this Agreement.

                                  ARTICLE VI.

                                   CONDITIONS

     6.1 Conditions to the Obligations of Each Party. The obligations of UPR, Anadarko and Subcorp to consummate the Merger shall be subject to the satisfaction of the following conditions:

          (a) (i) This Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the UPR Stockholders in the manner required by any Applicable Law, and (ii) the Share Issuance shall have been approved by the Anadarko Stockholders in the manner required by any Applicable Law and the applicable rules of the NYSE.

          (b) Any applicable waiting periods under the HSR Act relating to the Merger and the transactions contemplated by this Agreement shall have expired or been terminated and any other approvals of any Governmental Authority shall have been obtained.

          (c) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Merger or the transactions contemplated by

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     this Agreement or limiting the ownership or operation by Anadarko, UPR or any of their respective subsidiaries of any material portion of the business or assets of Anadarko or UPR.

          (d) There shall not be pending any Action instituted by any Governmental Authority challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement.

          (e) The Commission shall have declared the Registration Statement effective under the Securities Act, and no stop order or similar restraining order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission or any state securities administrator.

          (f) The Anadarko Common Shares to be issued in the Merger (including pursuant to Anadarko Exchange Options) shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (g) UPR shall have received the opinion of Morgan Lewis & Bockius LLP, dated on or prior to the effective date of the Registration Statement, to the effect that (i) the Merger will constitute a reorganization under section 368(a) of the Code, and (ii) UPR, Anadarko and Subcorp will each be a party to that reorganization. In rendering such opinion, counsel shall be entitled to rely on customary representation letters of UPR, Anadarko, Subcorp and others, in form and substance reasonably satisfactory to such counsel.

     6.2 Conditions to Obligations of UPR. The obligations of UPR to consummate the Merger and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by UPR:

          (a) Each of the representations and warranties of each of Anadarko and Subcorp set forth in Article III (other than the representations and warranties of Anadarko set forth in Section 3.4) shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), unless the failure or failures of representations and warranties to be true and correct in all respects, individually and taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Anadarko. The representations and warranties of Anadarko set forth in
     Section 3.4 of this Agreement shall be true and correct in all respects (other than de minimis variations) on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date).

          (b) Each of Anadarko and Subcorp shall have performed in all material respects all obligations and agreements and shall have complied in all material respects with all covenants to be performed and complied with by it hereunder at or prior to the Effective Time.

          (c) Each of Anadarko and Subcorp shall have furnished UPR with a certificate dated the Closing Date signed on behalf of it by the Chairman or President to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

          (d) At any time after the date of this Agreement, there shall not have been any one or more events or occurrences that individually or in the aggregate has had or is likely to have a Material Adverse Effect on Anadarko.

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     6.3  Conditions to Obligations of Anadarko and Subcorp. The obligations of
Anadarko and Subcorp to consummate the Merger and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Anadarko:

          (a) Each of the representations and warranties of UPR set forth in
     Article IV (other than the representations and warranties of UPR set forth in Section 4.4) shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), unless the failure or failures of representations and warranties to be true and correct in all respects, individually and taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on UPR. The representations and warranties of UPR set forth in Section 4.4 of this Agreement shall be true and correct in all respects (other than de minimis variations) on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date).

          (b) UPR shall have performed in all material respects all obligations and agreements and shall have complied in all material respects with all covenants to be performed and complied with by it hereunder at or prior to the Effective Time.

          (c) UPR shall have furnished Anadarko with a certificate dated the Closing Date signed on its behalf by its Chairman or President to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

          (d) The agreement referred to in Section 6.3 to the Anadarko Disclosure Schedule shall be in full force and effect and shall not have been terminated.

          (e) At any time after the date of this Agreement, there shall not have been any one or more events or occurrences that individually or in the aggregate has had or is likely to have a Material Adverse Effect on UPR.

                                  ARTICLE VII.

                           TERMINATION AND AMENDMENT

     7.1 Termination by Mutual Consent. This Agreement maybe terminated at any time prior to the Effective Time by the mutual written consent of Anadarko and UPR.

     7.2 Termination by UPR or Anadarko. This Agreement may be terminated by action of the Board of Directors of UPR or of Anadarko if:

          (a) the Merger shall not have been consummated by December 31, 2000; provided, however, that in the event that Section 6.1(b), Section 6.1(c) or
     Section 6.1(d), or any combination thereof, are the only conditions that are not satisfied or capable of being immediately satisfied as a result of any action by any Governmental Authority pursuant to any Antitrust Laws, such December 31, 2000 date shall be extended for a period not to exceed the lesser of 90 days or the fifth business day after the entrance by the court in which such litigation is pending of its decision (whether or not subject to appeal or rehearing) in such litigation; and provided, further, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose failure or whose affiliate's failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of the Merger to occur on or before such date; or

          (b) the Anadarko Stockholders Meeting (including adjournments and postponements) for the purpose of approving the Share Issuance shall have been held and such stockholder approval shall not have been obtained; or

          (c) the UPR Stockholders Meeting (including adjournments and postponements) for the purpose of approving this Agreement and the Merger shall have been held and such stockholder approval shall not have been obtained; or

          (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have complied with Section 5.1(a) and with respect to other matters not covered by Section 5.1(a) shall have used its commercially reasonable best efforts to remove such injunction, order or decree.

     7.3 Termination by Anadarko. This Agreement may be terminated prior to the Effective Time, by action of the Board of Directors of Anadarko after consultation with its legal advisors, if

          (a) (i) there has been a breach by UPR of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of UPR shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 45 days after written notice of such breach is given to UPR by Anadarko; provided, however, that the right to terminate this Agreement pursuant to this Section 7.3(a) shall not be available to Anadarko if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in
     Section 6.2(a) shall not be satisfied; or

          (b) the Board of Directors of UPR shall have withdrawn or modified, in a manner adverse to Anadarko, its approval or recommendation of this Agreement or the Merger or recommended a UPR Competing Transaction, or resolved to do so.

     7.4 Termination by UPR. This Agreement may be terminated at any time prior to the Effective Time, by action of the Board of Directors of UPR after consultation with its legal advisors, if:

          (a) (i) there has been a breach by Anadarko or Subcorp of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Anadarko or Subcorp shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 45 days after written notice of such breach is given by UPR to Anadarko; provided, however, that the right to terminate this Agreement pursuant to this Section 7.4(a) shall not be available to UPR if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 6.3(a) shall not be satisfied; or

          (b) the Board of Directors of Anadarko shall have withdrawn or modified, in a manner adverse to UPR, its approval or recommendation of Share Issuance or recommended a proposal relating to an Anadarko Competing Transaction, or resolved to do so.

     7.5 Effect of Termination.

          (a) If this Agreement is terminated

             (i) after the public announcement of a proposal relating to a UPR Competing Transaction, by Anadarko or UPR pursuant to Section 7.2(c); or

             (ii) after the public announcement or receipt by UPR's Board of Directors of a proposal relating to a UPR Competing Transaction, by Anadarko pursuant to Section 7.3(b);

     then UPR shall pay Anadarko a fee of $25 million (subject to reduction pursuant to Section 9 of the UPR Stock Option Agreement) at the time of such termination in cash by wire transfer to an account designated by Anadarko. In addition, if within one year after such termination, UPR enters into a definitive agreement with respect to a UPR Acquisition (as hereinafter defined) or a UPR Acquisition is consummated, then upon the consummation of such UPR Acquisition, UPR shall pay Anadarko an additional fee of $100 million (subject to reduction pursuant to Section 9 of the UPR Stock Option Agreement) at the time of such consummation in cash by wire transfer to an account designated by Anadarko. For purposes of this Agreement, "UPR Acquisition" means (i) consummation of the UPR Competing Transaction giving rise to the termination described in Section 7.5(a)(i) or 7.5(a)(ii), (ii) a consolidation, exchange of shares or merger of UPR with any person, other than Anadarko or one of its subsidiaries, and, in the case of a merger, in which UPR shall not be the continuing or surviving corporation, (iii) a merger of UPR with a person, other than Anadarko or one of its subsidiaries, in which UPR shall be the continuing or surviving corporation but the then outstanding shares of UPR Common Stock shall be changed into or exchanged for stock or other securities of UPR or any other person or cash or any other property or the shares of UPR Common Stock outstanding immediately before such merger shall after such merger represent less than 50% of the voting stock of UPR outstanding immediately after the merger, (iv) the acquisition of beneficial ownership of 50% or more of the voting stock of UPR by any person (as such term is used under Section 13(d) of the Exchange Act), or (v) a sale, lease or other transfer of 50% or more of the assets of UPR to any person, other than Anadarko or one of its subsidiaries.

          (b) If this Agreement is terminated

             (i) after the public announcement of a proposal relating to an Anadarko Competing Transaction, by Anadarko or UPR pursuant to Section 7.2(b); or

             (ii) after the public announcement or receipt by Anadarko's Board of Directors of a proposal relating to an Anadarko Competing Transaction, by UPR pursuant to Section 7.4(b);

     then Anadarko shall pay UPR a fee of $25 million (subject to reduction pursuant to Section 9 of the Anadarko Stock Option Agreement) at the time of such termination in cash by wire transfer to an account designated by UPR. In addition, if within one year after such termination, Anadarko enters into a definitive agreement with respect to an Anadarko Acquisition or an Anadarko Acquisition is consummated, then upon the consummation of such Anadarko Acquisition, Anadarko shall pay UPR an additional fee of $100 million (subject to reduction pursuant to Section 9 of the Anadarko Stock Option Agreement) at the time of such consummation in cash by wire transfer to an account designated by UPR. For purposes of this Agreement, "Anadarko Acquisition" means (i) consummation of the Anadarko Competing Transaction giving rise to the termination described in Section 7.5(b)(i) or 7.5(b)(ii), (ii) a consolidation, exchange of shares or merger of Anadarko with any person, other than UPR or one of its subsidiaries, and, in the case of a merger, in which Anadarko shall not be the continuing or surviving corporation, (iii) a merger of Anadarko with a person, other than UPR or one of its Subsidiaries, in which Anadarko shall be the continuing or surviving corporation but the then outstanding Anadarko Common Shares shall be changed into or exchanged for stock or other securities of Anadarko or any other person or cash or any other property or the Anadarko Common Shares outstanding immediately before such merger shall after such merger represent less than 50% of the voting stock of Anadarko outstanding immediately after the merger, (iv) the acquisition of beneficial ownership of 50% or more of the voting stock of Anadarko by any person (as such term is used under Section 13(d) of the Exchange
     Act), or (v) a sale, lease or other transfer of 50% or more of the assets of Anadarko to any person, other than UPR or one of its subsidiaries.

          (c) In the event of the termination of this Agreement pursuant to
     Section 7.1, Section 7.2, Section 7.3 or Section 7.4, this Agreement, except for the provisions of the second sentence of each of Section 5.2(g) and Section 5.3(f) and the provisions of Sections 7.5 and 8.11, shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section 7.5 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement and provided, further, however, that if it shall be judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other parties for their respective out-of-pocket costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation and shareholders' meetings and consents.

     7.6 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by UPR Stockholders, but after any such approval, no amendment shall be made which by law requires further approval or authorization by the UPR Stockholders without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.7 Extension; Waiver. At any time prior to the Effective Time, Anadarko (with respect to UPR) and UPR (with respect to Anadarko and Subcorp) by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                 ARTICLE VIII.

                                 MISCELLANEOUS

     8.1 Survival of Representations and Warranties. The representations and warranties made herein by the parties hereto shall not survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time or after the termination of this Agreement.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Anadarko or Subcorp:

         Anadarko Petroleum Corporation
         17001 Northchase Drive
         Houston, Texas 77060
         Attention: J. Stephen Martin
         Telecopy No.: (281) 874-3296
        with a copy to:

        Daniel A. Neff, Esq.
        David A. Katz, Esq.
        Wachtell, Lipton, Rosen & Katz
        51 West 52nd Street
        New York, New York 10019
        Telecopy No.: (212) 403-2000

    (b) if to UPR:

        UPR
        UPR Plaza, 777 Main Street
        Fort Worth, Texas 76102
        Attention: Kerry R. Brittain
        Telecopy No.: (817) 321-7026

        with a copy to:

        Howard L. Shecter, Esq.
        Morgan Lewis & Bockius LLP
        101 Park Avenue
        New York, New York 10178
        Telecopy No: (212) 309-6273

     8.3 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to UPR, such reference shall be deemed to include any and all subsidiaries of UPR, individually and in the aggregate, except for Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.8, 4.10, 4.19, 4.20, 4.21 and 4.22. When a reference is made in this Agreement to Anadarko, such reference shall be deemed to include any and all subsidiaries of Anadarko, individually and in the aggregate, except for Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.8, 3.10, 3.19, 3.20, 3.21 and 3.22. For
purposes of any provision of this Agreement, references to "knowledge" with respect to Anadarko shall be deemed to be to the actual knowledge of persons listed in Section 8.3 to the Anadarko Disclosure Schedule, and references to "knowledge" with respect to UPR shall be deemed to be to the actual knowledge of persons listed in Section 8.3 to the UPR Disclosure Schedule. For the purposes of any provision of this Agreement, a "Material Adverse Effect" with respect to any party shall be deemed to occur if the aggregate consequences of all breaches and inaccuracies of covenants and representations of such party under this Agreement, when read without any exception or qualification for a material adverse effect, are reasonably likely to have a material adverse effect on the business, assets, liabilities, results of operations, financial condition or prospects of such party and its subsidiaries taken as a whole, other than any change, circumstance or effect relating to (x) the economy or financial markets in general, or (y) the price of oil or gas. For purposes of this Agreement, a "subsidiary" when used with respect to any party means any corporation or other organization, incorporated or unincorporated, (i) of which such party or another subsidiary of such party is a general partner or (ii) 50% or more of the securities or other interests of which having by their terms ordinary voting power to elect at least 50% of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or one or more of its subsidiaries (or if there are no such voting securities or interests, 50% or more of the equity interests of which is directly or indirectly owned or controlled by such party or one or more of its subsidiaries).

     8.4 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

     8.5 Entire Agreement. This Agreement (including the documents and the instruments referred to herein), the Anadarko Stock Option Agreement, the UPR Stock Option Agreement and the Confidentiality Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

     8.6 Third-Party Beneficiaries. Except for the agreement set forth in
Section 5.2(e), nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries.

     8.7 Governing Law. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement shall be governed by the laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the City of Wilmington, Delaware.

     8.8 Consent to Jurisdiction; Venue.

          (a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court sitting in the City of Wilmington, Delaware. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 8.8 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

     8.9 Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

     8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.11 Expenses. Subject to the provisions of Section 7.5, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with filing, printing and mailing the Registration Statement and the Joint Proxy Statement (including filing fees related thereto) will be shared equally by Anadarko and UPR.

     IN WITNESS WHEREOF, Anadarko, Subcorp and UPR have signed this Agreement as of the date first written above.

                                            ANADARKO PETROLEUM CORPORATION

                                            By: /s/ ROBERT J. ALLISON
                                              ----------------------------------
                                                Name: Robert J. Allison
                                                Title: Chairman and Chief
                                                       Executive Officer

                                            DAKOTA MERGER CORP.

                                            By: /s/ ROBERT J. ALLISON
                                              ----------------------------------
                                                Name: Robert J. Allison
                                                Title: Chairman

                                            UNION PACIFIC RESOURCES GROUP INC.

                                            By: /s/ GEORGE LINDAHL, III
                                              ----------------------------------
                                                Name: George Lindahl, III
                                                Title: Chairman, President and
                                                       Chief Executive Officer

                                                                         ANNEX B

                                    ANADARKO
                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT dated as of April 2, 2000 is by and between Anadarko Petroleum Corporation, a Delaware corporation ("Anadarko"), and Union Pacific Resources Group Inc., a Utah corporation (the "Grantee").

                                    RECITALS

     The Grantee, Anadarko and Subcorp propose to enter into the Merger Agreement providing, among other things, for the Merger pursuant to the Merger Agreement of Subcorp with and into the Grantee which shall be the surviving corporation.

     As a condition and inducement to the Grantee's willingness to enter into the Merger Agreement, the Grantee has requested that Anadarko agree, and Anadarko has agreed, to grant the Grantee the Anadarko Stock Option.

     As a condition and inducement to Anadarko's willingness to enter into the Merger Agreement, Anadarko has separately requested that the Grantee agree, and the Grantee has agreed, to grant Anadarko the UPR Stock Option pursuant to a Stock Option Agreement dated as of April 2, 2000 by and between the Grantee and Anadarko.

     The Board of Directors of the Grantee has approved the Merger Agreement, the Merger and this Agreement and has recommended approval of the Merger Agreement by the holders of UPR Common Stock.

     The Board of Directors of Anadarko has approved the Merger Agreement, the Merger and this Agreement and has recommended approval of the issuance of Anadarko Common Shares pursuant to the Merger Agreement by the holders of Anadarko Common Shares.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, Anadarko and the Grantee agree as follows:

          1. Capitalized Terms. Those capitalized terms used but not defined herein that are defined in the Merger Agreement are used herein with the same meanings as ascribed to them therein. Those capitalized terms used in this Agreement that are not defined in the Merger Agreement or in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

          2. The Anadarko Stock Option.

             (a) Grant of Anadarko Stock Option. Subject to the terms and conditions set forth herein, Anadarko hereby grants to the Grantee an irrevocable option to purchase, out of the authorized but unissued Anadarko Common Shares, 25,886,726 shares of Anadarko Common Shares (as adjusted as set forth herein) (the "Anadarko Stock Option Shares"), at the Exercise Price.

             (b) Exercise Price. The exercise price (the "Exercise Price") of the Anadarko Stock Option shall be $38.6875 per Anadarko Stock Option Share.

             (c) Term. The Anadarko Stock Option shall be exercisable at any time and from time to time following the occurrence of an Exercise Event and shall remain in full force and effect until the earliest to occur of
        (i) the Effective Time, (ii) the first anniversary of the receipt by Grantee of written notice from Anadarko of the occurrence of an Exercise Event and (iii) termination of the Merger Agreement in accordance with its terms prior to the occurrence of an Exercise Event unless such termination itself constitutes an Exercise Event (the "Anadarko Stock Option

        Term"). If the Anadarko Stock Option is not theretofore exercised, the rights and obligations set forth in this Agreement shall terminate at the expiration of the Anadarko Stock Option Term.

             (d) Exercise of Anadarko Stock Option.

             (i) The Grantee may exercise the Anadarko Stock Option, in whole or in part, at any time and from time to time during the Anadarko Stock Option Term. Notwithstanding the expiration of the Anadarko Stock Option Term, the Grantee shall be entitled to purchase those Anadarko Stock Option Shares with respect to which it has exercised the Anadarko Stock Option in accordance with the terms hereof prior to the expiration of the Anadarko Stock Option Term.

             (ii) If the Grantee wishes to exercise the Anadarko Stock Option, it shall send a written notice (an "Exercise Notice") (the date of which being herein referred to as the "Notice Date") to Anadarko specifying
        (i) the total number of Anadarko Stock Option Shares it intends to purchase pursuant to such exercise and (ii) a place and a date (the "Closing Date") not earlier than three Business Days nor later than 15 Business Days from the Notice Date for the closing of the purchase and sale pursuant to the Anadarko Stock Option (the "Closing").

             (iii) If the Closing cannot be effected by reason of the application of any Applicable Law, the Closing Date shall be extended to the tenth Business Day following the expiration or termination of the restriction imposed by such Applicable Law. Without limiting the foregoing, if prior notification to, or Authorization of, any Governmental Authority is required in connection with the purchase of such Anadarko Stock Option Shares by virtue of the application of such Applicable Law, the Grantee and, if applicable, Anadarko shall promptly file the required notice or application for Authorization and the Grantee, with the cooperation of Anadarko, shall expeditiously process the same.

             (iv) Notwithstanding Section 2(d)(iii), if the Closing Date shall not have occurred within nine months after the related Notice Date as a result of one or more restrictions imposed by the application of any Applicable Law, the exercise of the Anadarko Stock Option effected on the Notice Date shall be deemed to have expired.

             (e) Payment and Delivery of Certificates.

                (i) At each Closing, the Grantee shall pay to Anadarko in immediately available funds by wire transfer to a bank account designated by Anadarko an amount equal to the Exercise Price multiplied by the number of Anadarko Stock Option Shares to be purchased on such Closing Date.

                (ii) At each Closing, simultaneously with the delivery of immediately available funds as provided above, Anadarko shall deliver to the Grantee a certificate or certificates representing the Anadarko Stock Option Shares to be purchased at such Closing, which Anadarko Stock Option Shares shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens, and the Grantee shall deliver to Anadarko its written agreement that the Grantee will not offer to sell or otherwise dispose of such Anadarko Stock Option Shares in violation of applicable Law or the provisions of this Agreement.

             (f) Certificates. Certificates for the Anadarko Stock Option Shares delivered at each Closing shall be endorsed with a restrictive legend that shall read substantially as follows:

     THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF APRIL 2, 2000. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ANADARKO OF A WRITTEN REQUEST THEREFOR.

A new certificate or certificates evidencing the same number of Anadarko Common Shares will be issued to the Grantee in lieu of the certificate bearing the above legend, and such new certificate shall not bear such legend, insofar as it applies to the Securities Act, if the Grantee shall have delivered to Anadarko a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Anadarko and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

             (g) If at the time of issuance of any Anadarko Common Shares pursuant to any exercise of the Anadarko Stock Option, Anadarko shall have issued any share purchase rights or similar securities to holders of Anadarko Common Shares, then each Anadarko Stock Option Share purchased pursuant to the Anadarko Stock Option shall also include rights with terms substantially the same as and at least as favorable to the Grantee as those issued to other holders of Anadarko Common Shares.

          3. Adjustment Upon Changes in Capitalization, Etc.

             (a) In the event of any change in Anadarko Common Shares by reason of a stock dividend, split-up, combination, recapitalization, exchange of shares or similar transaction, the type and number of shares or securities subject to the Anadarko Stock Option, and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that the Grantee shall receive upon exercise of the Anadarko Stock Option the same class and number of outstanding shares or other securities or property that Grantee would have received in respect of Anadarko Common Shares if the Anadarko Stock Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

             (b) If any additional Anadarko Common Shares are issued after the date of this Agreement (other than pursuant to an event described in Section 3(a) above), the number of Anadarko Common Shares then remaining subject to the Anadarko Stock Option shall be adjusted so that, after such issuance of additional shares, such number of shares then remaining subject to the Anadarko Stock Option, together with shares theretofore issued pursuant to the Anadarko Stock Option, equals 19.9% of the number of Anadarko Common Shares then issued and outstanding.

             (c) To the extent any of the provisions of this Agreement apply to the Exercise Price, they shall be deemed to refer to the Exercise Price as adjusted pursuant to this Section 3.

          4. Retention of Beneficial Ownership. To the extent that the Grantee shall exercise the Anadarko Stock Option, the Grantee shall, unless the Grantee shall exercise the Put Right or Anadarko shall exercise the Call Right, retain sole ownership of the Anadarko Common Shares so acquired through the end of the Call Period.

          5. Repurchase at the Option of Grantee.

             (a) At the request of the Grantee made at any time and from time to time after the occurrence of an Exercise Event and prior to the earlier of (i) 120 days after the expiration of the Anadarko Stock Option Term and (ii) 120 days after the conditions to the payment by Anadarko of the additional $100 million fee under Section 7.5(b) of the Merger Agreement shall have occurred (the "Put Period"), Anadarko (or any successor thereto) shall, at the election of the Grantee (the "Put Right"), repurchase from the Grantee (i) that portion of the Anadarko Stock Option relating to all or any part of the Unexercised Anadarko Stock Option Shares (or as to which the Anadarko Stock Option has been exercised but the Closing has not occurred) and (ii) all or any portion of the Anadarko Stock Option Shares purchased by the Grantee pursuant hereto and with respect to which the Grantee then has ownership. The date on which the

        Grantee exercises its rights under this Section 5 is referred to as the "Put Date." Such repurchase shall be at an aggregate price (the "Put Consideration") equal to the sum of:

                (i) the aggregate Exercise Price paid by the Grantee for any Anadarko Stock Option Shares which the Grantee owns and as to which the Grantee is exercising the Put Right;

                (ii) the excess, if any, of the Applicable Price over the Exercise Price paid by the Grantee for each Anadarko Stock Option Share as to which the Grantee is exercising the Put Right multiplied by the number of such shares; and

                (iii) the excess, if any, of (x) the Applicable Price per share of Anadarko Common Shares over (y) the Exercise Price multiplied by the number of Unexercised Anadarko Stock Option Shares as to which the Grantee is exercising the Put Right.

             (b) If the Grantee exercises its rights under this Section 5, Anadarko shall, within five Business Days after the Put Date, pay the Put Consideration to the Grantee in immediately available funds, and the Grantee shall surrender to Anadarko the Anadarko Stock Option or portion of the Anadarko Stock Option and the certificates evidencing the Anadarko Stock Option Shares purchased thereunder. The Grantee shall warrant to Anadarko that, immediately prior to the repurchase thereof pursuant to this Section 5, the Grantee had sole record and Beneficial Ownership of the Anadarko Stock Option or such shares, or both, as the case may be, and that the Anadarko Stock Option or such shares, or both, as the case may be, were then held free and clear of all Liens.

             (c) If the Anadarko Stock Option has been exercised, in whole or in part, as to any Anadarko Stock Option Shares subject to the Put Right but the Closing thereunder has not occurred, the payment of the Put Consideration shall, to that extent, render such exercise null and void.

             (d) Notwithstanding any provision to the contrary in this Agreement, the Grantee may not exercise its rights pursuant to this
        Section 5 in a manner that would result in Total Profit of more than the Profit Cap; provided, however, that nothing in this sentence shall limit the Grantee's ability to exercise the Anadarko Stock Option in accordance with its terms.

          6. Repurchase at the Option of Anadarko.

             (a) To the extent the Grantee shall not have previously exercised its rights under Section 5, at the request of Anadarko made at any time during the 120-day period commencing at the expiration of the Put Period (the "Call Period"), Anadarko may repurchase from the Grantee, and the Grantee shall sell, or cause to be sold, to Anadarko, all (but not less than all) of the Anadarko Common Shares acquired by the Grantee pursuant hereto and with respect to which the Grantee has ownership at the time of such repurchase at a price per share equal to the greater of (A) the Current Market Price and (B) the Exercise Price per share in respect of the shares so acquired (such price per share multiplied by the number of Anadarko Common Shares to be repurchased pursuant to this Section 6 being herein called the "Call Consideration"). The date on which Anadarko exercises its rights under this Section 6 is referred to as the "Call Date."

             (b) If Anadarko exercises its rights under this Section 6, Anadarko shall, within five Business Days pay the Call Consideration in immediately available funds, and the Grantee shall surrender to Anadarko certificates evidencing the Anadarko Common Shares purchased hereunder, and the Grantee shall warrant to Anadarko that, immediately prior to the repurchase thereof pursuant to this Section 6, the Grantee had sole record and Beneficial Ownership of such shares and that such shares were then held free and clear of all Liens.

          7. Registration Rights.

             (a) Anadarko shall, if requested by the Grantee at any time and from time to time during the Registration Period, as expeditiously as practicable, prepare, file and cause to be made effective up to two registration statements under the Securities Act if such registration is required in order to permit the offering, sale and delivery of any or all Anadarko Common Shares or other securities that have been acquired by or are issuable to the Grantee upon exercise of the Anadarko Stock Option in accordance with the intended method of sale or other disposition stated by the Grantee, including, at the sole discretion of Anadarko, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Anadarko shall use all reasonable efforts to qualify such shares or other securities under any applicable state securities laws. Anadarko shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties that are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Anadarko hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 days in the aggregate if the Board of Directors of Anadarko shall have determined in good faith that the filing of such registration or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Anadarko. For purposes of determining whether two requests have been made under this Section 7, only requests relating to a registration statement that has become effective under the Securities Act and pursuant to which the Grantee has disposed of all shares covered thereby in the manner contemplated therein shall be counted. Notwithstanding any other provision of this Section 7, any request for registration shall permit Anadarko, upon notice given within 20 days of the request for registration, to repurchase from the Grantee any shares as to which the Grantee requests registration at a price per share equal to the Current Market Price at the date Anadarko notifies the Grantee of its decision to so repurchase.

             (b) The Registration Expenses shall be for the account of Anadarko; provided, however, that Anadarko shall not be required to pay any Registration Expenses with respect to such registration if the registration request is subsequently withdrawn at the request of the Grantee unless the Grantee agrees to forfeit its right to request one registration.

             (c) The Grantee shall provide all information reasonably requested by Anadarko for inclusion in any registration statement to be filed hereunder. If during the Registration Period Anadarko shall propose to register under the Securities Act the offering, sale and delivery of Anadarko Common Shares for cash for its own account or for any other stockholder of Anadarko pursuant to a firm underwriting, it shall, in addition to Anadarko's other obligations under this Section 7, allow the Grantee the right to participate in such registration provided that the Grantee participates in the underwriting; provided, however, that, if the managing underwriter of such offering advises Anadarko in writing that in its opinion the number of Anadarko Common Shares requested to be included in such registration exceeds the number that can be sold in such offering, Anadarko shall, after fully including therein all securities to be sold by Anadarko, include the shares requested to be included therein by Grantee pro rata (based on the number of shares intended to be included therein) with the shares intended to be included therein by Persons other than Anadarko.

             (d) In connection with any offering, sale and delivery of Anadarko Common Shares pursuant to a registration statement effected pursuant to this Section 7, Anadarko and the Grantee shall provide each other and each underwriter of the offering with customary representations, warranties and covenants, including covenants of indemnification and contribution.

          8. First Refusal. Subject to the provisions of Sections 5 and 6 herein, at any time after the first occurrence of an Exercise Event and prior to the second anniversary of the first purchase of shares of Anadarko Common Shares pursuant to the Anadarko Stock Option, if the Grantee shall desire to sell, assign, transfer or otherwise dispose of all or any of the Anadarko Stock Option Shares or other securities acquired by it pursuant to the Anadarko Stock Option, it shall give Anadarko written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by the Grantee to Anadarko, which may be accepted, in whole but not in part, within 20 Business Days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which the Grantee is proposing to transfer such shares or other securities to such transferee. The purchase of any such shares or other securities by Anadarko shall be settled within 20 Business Days of the date of the acceptance of the offer and the purchase price shall be paid to the Grantee in immediately available funds. If Anadarko shall fail or refuse to purchase all the shares or other securities covered by an Offeror's Notice, the Grantee may, within 60 days from the date of the Offeror's Notice, sell all, but not less than all, of such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice; provided, however, that the provisions of this sentence shall not limit the rights the Grantee may otherwise have if Anadarko has accepted the offer contained in the Offeror's Notice and wrongfully refuses to purchase the shares or other securities subject thereto. The requirements of this Section 8 shall not apply to (a) any disposition as a result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of Anadarko, (b) any disposition of Anadarko Common Shares or other securities by a Person to whom the Grantee has assigned its rights under the Anadarko Stock Option with the consent of Anadarko, (c) any sale by means of a public offering registered under the Securities Act or (d) any transfer to a wholly owned subsidiary of the Grantee which agrees in writing to be bound by the terms hereof.

          9. Profit Limitation.

             (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit exceed the Profit Cap and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) deliver to Anadarko for cancellation Anadarko Stock Option Shares previously purchased by Grantee, (ii) pay cash or other consideration to Anadarko, (iii) reduce the amount of the fee payable to Grantee under Section 7.5(b) of the Merger Agreement or (iv) undertake any combination thereof, so that the Grantee's Total Profit shall not exceed the Profit Cap after taking into account the foregoing actions.

             (b) Notwithstanding any other provision of this Agreement, this Anadarko Stock Option may not be exercised for a number of Anadarko Stock Option Shares that would, as of the Notice Date, result in a Notional Total Profit of more than the Profit Cap, and, if exercise of the Anadarko Stock Option otherwise would exceed the Profit Cap, the Grantee, at its sole option, may increase the Exercise Price for that number of Anadarko Stock Option Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Cap; provided, however, that nothing in this sentence shall restrict any exercise of the Anadarko Stock Option otherwise permitted by this
        Section 9(b) on any subsequent date at the Exercise Price set forth in
        Section 2(b) if such exercise would not then be restricted under this
        Section 9(b).

          10. Listing. If Anadarko Common Shares or any other securities then subject to the Anadarko Stock Option are then listed on the NYSE, Anadarko, upon the occurrence of an Exercise Event, will promptly file an application to list on the NYSE the Anadarko Common Shares or other securities then subject to the Anadarko Stock Option and will use all reasonable efforts to cause such listing application to be approved as promptly as practicable.

          11. Replacement of Agreement. Upon receipt by Anadarko of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Anadarko will execute and deliver a new Agreement of like tenor and date. Any such new Agreement shall constitute an additional contractual obligation of Anadarko, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

          12. Miscellaneous.

             (a) Expenses. Except as otherwise provided in the Merger Agreement or as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

             (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

             (c) Entire Agreement; No Third Party Beneficiary; Severability. Except as otherwise set forth in the Merger Agreement, this Agreement (including the Merger Agreement and the other documents and instruments referred to herein and therein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and
        (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

             (d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

             (e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Applicable Laws that might otherwise govern under applicable principles of conflicts of law. All actions and proceedings arising out of or relating to this Agreement shall be exclusively heard and determined in any state or federal court sitting in the city of Wilmington, Delaware.

             (f) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

             (g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

     If to Anadarko to:

         Anadarko Petroleum Corporation
         17001 Northchase Drive
         Houston, Texas 77060
         Attention: J. Stephen Martin, Esq.
         Telecopy No.: (281) 874-3296
     with a copy to:

         Daniel A. Neff, Esq.
         David A. Katz, Esq.
         Wachtell, Lipton, Rosen & Katz
         51 West 52nd Street
         New York, New York 10019
         Telecopy No.: (212) 403-2000

     If to Grantee to:

         Union Pacific Resources Group Inc.
         UPR Plaza
         777 Main Street
         Fort Worth, Texas
         Attention: Kerry R. Brittain, Esq.
         Telecopy No.: (817) 321-7026

     with a copy to:

         Howard L. Shecter, Esq.
         Morgan Lewis & Bockius LLP
         101 Park Avenue
         New York, New York 10178
         Telecopy No.: (212) 309-6273

             (h) Counterparts. This Agreement and any amendments hereto may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute but a single document.

             (i) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Anadarko Stock Option shall be sold, assigned or otherwise disposed of or transferred by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that the Grantee may assign this Agreement to a wholly owned subsidiary of the Grantee; provided, however, that no such assignment shall have the effect of releasing the Grantee from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

             (j) Further Assurances. In the event of any exercise of the Anadarko Stock Option by the Grantee, Anadarko and the Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

             (k) Specific Performance. The parties hereto hereby acknowledge and agree that the failure of any party to this Agreement to perform its agreements and covenants hereunder will cause irreparable injury to the other party to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the granting of equitable relief (including specific performance and injunctive relief) by any court of competent jurisdiction to enforce any party's obligations hereunder. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Anadarko and the Grantee have caused this Anadarko Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                            ANADARKO PETROLEUM CORPORATION

                                            By: /s/ ROBERT J. ALLISON, JR.
                                              ----------------------------------
                                                Name: Robert J. Allison, Jr.
                                                Title:  Chairman and Chief
                                                        Executive Officer

                                            UNION PACIFIC RESOURCES GROUP INC.

                                            By:   /s/ GEORGE LINDAHL, III
                                              ----------------------------------
                                                Name: George Lindahl, III
                                                Title:  Chairman, President and
                                                        Chief Executive Officer

                                  ANNEX A TO THE ANADARKO STOCK OPTION AGREEMENT

                           SCHEDULE OF DEFINED TERMS

     The following terms when used in the Stock Option Agreement shall have the meanings set forth below unless the context shall otherwise require:

          "Agreement" shall mean this Stock Option Agreement.

          "Anadarko Stock Option" shall mean the option granted by Anadarko to Grantee pursuant to Section 2 herein.

          "Anadarko Stock Option Shares" shall have the meaning ascribed to such term in Section 2 herein.

          "Anadarko Stock Option Term" shall have the meaning ascribed to such term in Section 2 herein.

          "Applicable Price" means the highest of (i) the highest purchase price per share paid pursuant to a third party's tender or exchange offer made for Anadarko Common Shares after the date hereof and on or prior to the Put Date, (ii) the price per share to be paid by any third Person for Anadarko Common Shares pursuant to an agreement for a Anadarko Acquisition entered into on or prior to the Put Date, and (iii) the Current Market Price. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm jointly selected by the Grantee and Anadarko, which determination shall be conclusive for all purposes of this Agreement.

          "Authorization" shall mean any and all permits, licenses, authorizations, orders certificates, registrations or other approvals granted by any Governmental Authority.

          "Beneficial Ownership," "Beneficial Owner" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act.

          "Business Day" shall mean a day other than Saturday, Sunday or a federal holiday.

          "Call Consideration" shall have the meaning ascribed to such term in
     Section 6 herein.

          "Call Date" shall have the meaning ascribed to such term in Section 6 herein.

          "Call Period" shall have the meaning ascribed to such term in Section 6 herein.

          "Closing" shall have the meaning ascribed to such term in Section 2 herein.

          "Closing Date" shall have the meaning ascribed to such term in Section 2 herein.

          "Current Market Price" shall mean, as of any date, the average of the closing prices (or, if such securities should not trade on any trading day, the average of the bid and asked prices therefor on such day) of Anadarko Common Shares as reported on the New York Stock Exchange Composite Tape during the ten consecutive trading days ending on (and including) the trading day immediately prior to such date or, if the Anadarko Common Shares are not quoted thereon, on The Nasdaq Stock Market or, if the Anadarko Common Shares are not quoted thereon, on the principal trading market (as defined in Regulation M under the Exchange Act) on which such shares are traded as reported by a recognized source during such ten Business Day period.

          "Exercise Event" shall mean any of the events giving rise to the obligation of Anadarko to pay the $25 million fee under Section 7.5(b) of the Merger Agreement.

          "Exercise Notice" shall have the meaning ascribed to such term in
     Section 2 herein.

          "Exercise Price" shall have the meaning ascribed to such term in
     Section 2 herein.

          "Lien" shall mean any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Applicable Laws of any jurisdiction.

          "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of the date hereof among Anadarko Petroleum Corporation, a Delaware corporation, Dakota Merger Corp., a Utah corporation, and Union Pacific Resources Group Inc., a Utah corporation.

          "Notice Date" shall have the meaning ascribed to such term in Section 2 herein.

          "Notional Total Profit" shall mean, with respect to any number of Anadarko Stock Option Shares as to which the Grantee may propose to exercise the Anadarko Stock Option, the Total Profit determined as of the date of the Exercise Notice assuming that the Anadarko Stock Option were exercised on such date for such number of Anadarko Stock Option Shares and assuming such Anadarko Stock Option Shares, together with all other Anadarko Stock Option Shares held by the Grantee and its Affiliates as of such date, were sold for cash at the closing market price for Anadarko Common Shares as of the close of business on the preceding trading day (less customary brokerage commissions) and including all amounts theretofore received or concurrently being paid to the Grantee pursuant to clauses (i), (ii) and (iii) of the definition of Total Profit.

          "Offeror's Notice" shall have the meaning ascribed to such term in
     Section 8 herein.

          "Person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

          "Profit Cap" shall mean $25 million, unless the conditions to the payment by Anadarko of the additional $100 million fee under Section 7.5(b) of the Merger Agreement shall have occurred, in which case "Profit Cap" shall mean $125 million.

          "Put Consideration" shall have the meaning ascribed to such term in
     Section 5 herein.

          "Put Date" shall have the meaning ascribed to such term in Section 5 herein.

          "Put Period" shall have the meaning ascribed to such term in Section 5 herein.

          "Put Right" shall have the meaning ascribed to such term in Section 5 herein.

          "Registration Expenses" shall mean the expenses associated with the preparation and filing of any registration statement pursuant to Section 7 herein and any sale covered thereby (including any fees related to blue sky qualifications and filing fees in respect of the National Association of Securities Dealers, Inc.), but excluding underwriting discounts or commissions or brokers' fees in respect to shares to be sold by the Grantee and the fees and disbursements of the Grantee's counsel.

          "Registration Period" shall mean, subject to Section 4 hereof, the period of two years following the first exercise of the Anadarko Stock Option by the Grantee.

          "Subcorp" shall mean Dakota Merger Corp., a Utah corporation and a wholly owned subsidiary of Anadarko.

          "Total Profit" shall mean the aggregate (before income taxes) of the following: (i) all amounts received by the Grantee or concurrently being paid to the Grantee pursuant to Section 5 for the repurchase of all or part of the unexercised portion of the Anadarko Stock Option, (ii) (A) the amounts received by the Grantee or concurrently being paid to the Grantee pursuant to the sale of Anadarko Stock Option Shares (or any other securities into which such Anadarko Stock Option Shares are converted or exchanged), including sales made to Anadarko or pursuant to a registration statement under the Securities Act or any exemption therefrom, less (B) the Grantee's purchase price for such Anadarko Stock Option Shares and (iii) all amounts received by the Grantee from Anadarko or concurrently being paid to the Grantee pursuant to Section 7.5(b) of the Merger Agreement.

          "Unexercised Anadarko Stock Option Shares" shall mean, from and after the Exercise Date until the expiration of the Anadarko Stock Option Term, those Anadarko Stock Option Shares as to which the Anadarko Stock Option remains unexercised from time to time.

                                                                         ANNEX C

                                      UPR

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT dated as of April 2, 2000 is by and between Union Pacific Resources Group Inc., a Utah corporation ("UPR"), and Anadarko Petroleum Corporation, a Delaware corporation (the "Grantee").

                                    RECITALS

     The Grantee, Utah and Subcorp propose to enter into the Merger Agreement providing, among other things, for the Merger pursuant to the Merger Agreement of Subcorp with and into UPR which shall be the surviving corporation.

     As a condition and inducement to the Grantee's willingness to enter into the Merger Agreement, the Grantee has requested that UPR agree, and UPR has agreed, to grant the Grantee the UPR Stock Option.

     As a condition and inducement to UPR's willingness to enter into the Merger Agreement, UPR has separately requested that the Grantee agree, and the Grantee has agreed, to grant UPR the Anadarko Stock Option pursuant to the Anadarko Stock Option Agreement dated as of April 2, 2000 by and between the Grantee and UPR.

     The Board of Directors of UPR has approved the Merger Agreement, the Merger and this Agreement and has recommended approval of the Merger Agreement by the holders of UPR Common Stock.

     The Board of Directors of the Grantee has approved the Merger Agreement, the Merger and this Agreement and has recommended approval of the issuance of shares of Anadarko Common Shares pursuant to the Merger Agreement by the holders of Anadarko Common Shares.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, UPR and the Grantee agree as follows:

          1. Capitalized Terms. Those capitalized terms used but not defined herein that are defined in the Merger Agreement are used herein with the same meanings as ascribed to them therein. Those capitalized terms used in this Agreement that are not defined in the Merger Agreement or in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

          2. The UPR Stock Option.

             (a) Grant of UPR Stock Option. Subject to the terms and conditions set forth herein, UPR hereby grants to the Grantee an irrevocable option to purchase, out of the authorized but unissued UPR Common Stock, 50,138,515 shares of UPR Common Stock (as adjusted as set forth herein) (the "UPR Stock Option Shares"), at the Exercise Price.

             (b) Exercise Price. The exercise price (the "Exercise Price") of the UPR Stock Option shall be the lesser of (i) $17.60 per UPR Stock Option Share and (ii) the Exchange Ratio multiplied by the closing price of Anadarko Common Shares on the date of exercise of the UPR Stock Option.

             (c) Term. The UPR Stock Option shall be exercisable at any time and from time to time following the occurrence of an Exercise Event and shall remain in full force and effect until the earliest to occur of (i) the Effective Time, (ii) the first anniversary of the receipt by Grantee of written notice from UPR of the occurrence of an Exercise Event and
        (iii) termination of the Merger Agreement in accordance with its terms prior to the occurrence of an Exercise Event unless such termination itself constitutes an Exercise Event (the "UPR Stock Option Term"). If the UPR Stock Option is not theretofore exercised, the rights and obligations set forth in this Agreement shall terminate at the expiration of the UPR Stock Option Term.

             (d) Exercise of UPR Stock Option.

                (i) The Grantee may exercise the UPR Stock Option, in whole or in part, at any time and from time to time during the UPR Stock Option Term. Notwithstanding the expiration of the UPR Stock Option Term, the Grantee shall be entitled to purchase those UPR Stock Option Shares with respect to which it has exercised the UPR Stock Option in accordance with the terms hereof prior to the expiration of the UPR Stock Option Term.

                (ii) If the Grantee wishes to exercise the UPR Stock Option, it shall send a written notice (an "Exercise Notice") (the date of which being herein referred to as the "Notice Date") to UPR specifying (i) the total number of UPR Stock Option Shares it intends to purchase pursuant to such exercise and (ii) a place and a date (the "Closing Date") not earlier than three Business Days nor later than 15 Business Days from the Notice Date for the closing of the purchase and sale pursuant to the UPR Stock Option (the "Closing").

                (iii) If the Closing cannot be effected by reason of the application of any Applicable Law, the Closing Date shall be extended to the tenth Business Day following the expiration or termination of the restriction imposed by such Applicable Law. Without limiting the foregoing, if prior notification to, or Authorization of, any Governmental Authority is required in connection with the purchase of such UPR Stock Option Shares by virtue of the application of such Applicable Law, the Grantee and, if applicable, UPR shall promptly file the required notice or application for Authorization and the Grantee, with the cooperation of UPR, shall expeditiously process the same.

                (iv) Notwithstanding Section 2(d)(iii), if the Closing Date shall not have occurred within nine months after the related Notice Date as a result of one or more restrictions imposed by the application of any Applicable Law, the exercise of the UPR Stock Option effected on the Notice Date shall be deemed to have expired.

             (e) Payment and Delivery of Certificates.

                (i) At each Closing, the Grantee shall pay to UPR in immediately available funds by wire transfer to a bank account designated by UPR an amount equal to the Exercise Price multiplied by the number of UPR Stock Option Shares to be purchased on such Closing Date.

                (ii) At each Closing, simultaneously with the delivery of immediately available funds as provided above, UPR shall deliver to the Grantee a certificate or certificates representing the UPR Stock Option Shares to be purchased at such Closing, which UPR Stock Option Shares shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens, and the Grantee shall deliver to UPR its written agreement that the Grantee will not offer to sell or otherwise dispose of such UPR Stock Option Shares in violation of applicable Law or the provisions of this Agreement.

             (f) Certificates. Certificates for the UPR Stock Option Shares delivered at each Closing shall be endorsed with a restrictive legend that shall read substantially as follows:

        THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A UPR STOCK OPTION AGREEMENT DATED AS OF APRIL 2, 2000. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY UPR OF A WRITTEN REQUEST THEREFOR.

        A new certificate or certificates evidencing the same number of shares of UPR Common Stock will be issued to the Grantee in lieu of the certificate bearing the above legend, and such new certificate shall not bear such legend, insofar as it applies to the Securities Act, if the Grantee shall have delivered to UPR a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to UPR and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

             (g) If at the time of issuance of any UPR Common Stock pursuant to any exercise of the UPR Stock Option, UPR shall have issued any share purchase rights or similar securities to holders of UPR Common Stock, then each UPR Stock Option Share purchased pursuant to the UPR Stock Option shall also include rights with terms substantially the same as and at least as favorable to the Grantee as those issued to other holders of UPR Common Stock.

          3. Adjustment Upon Changes in Capitalization, Etc.

             (a) In the event of any change in UPR Common Stock by reason of a stock dividend, split-up, combination, recapitalization, exchange of shares or similar transaction, the type and number of shares or securities subject to the UPR Stock Option, and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that the Grantee shall receive upon exercise of the UPR Stock Option the same class and number of outstanding shares or other securities or property that Grantee would have received in respect of UPR Common Stock if the UPR Stock Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

             (b) If any additional shares of UPR Common Stock are issued after the date of this Agreement (other than pursuant to an event described in Section 3(a) above), the number of shares of UPR Common Stock then remaining subject to the UPR Stock Option shall be adjusted so that, after such issuance of additional shares, such number of shares then remaining subject to the UPR Stock Option, together with shares theretofore issued pursuant to the UPR Stock Option, equals 19.9% of the number of shares of UPR Common Stock then issued and outstanding.

             (c) To the extent any of the provisions of this Agreement apply to the Exercise Price, they shall be deemed to refer to the Exercise Price as adjusted pursuant to this Section 3.

          4. Retention of Beneficial Ownership. To the extent that the Grantee shall exercise the UPR Stock Option, the Grantee shall, unless the Grantee shall exercise the Put Right or UPR shall exercise the Call Right, retain sole ownership of the shares of UPR Common Stock so acquired through the end of the Call Period.

          5. Repurchase at the Option of Grantee.

             (a) At the request of the Grantee made at any time and from time to time after the occurrence of an Exercise Event and prior to the earlier of (i) 120 days after the expiration of the UPR Stock Option Term and
        (ii) 120 days after the conditions to the payment by UPR of the additional $100 million fee under Section 7.5(a) of the Merger Agreement shall have occurred (the "Put Period"), UPR (or any successor thereto) shall, at the election of the Grantee (the "Put Right"), repurchase from the Grantee (i) that portion of the UPR Stock Option relating to all or any part of the Unexercised UPR Stock Option Shares (or as to which the UPR Stock Option has been exercised but the Closing has not occurred) and (ii) all or any portion of the UPR Stock Option Shares purchased by the Grantee pursuant hereto and with respect to which the Grantee then has ownership. The date on which the Grantee exercises its rights under this Section 5 is referred to as the "Put Date." Such repurchase shall be at an aggregate price (the "Put Consideration") equal to the sum of:

                (i) the aggregate Exercise Price paid by the Grantee for any UPR Stock Option Shares which the Grantee owns and as to which the Grantee is exercising the Put Right;

                (ii) the excess, if any, of the Applicable Price over the Exercise Price paid by the Grantee for each UPR Stock Option Share as to which the Grantee is exercising the Put Right multiplied by the number of such shares; and

                (iii) the excess, if any, of (x) the Applicable Price per share of UPR Common Stock over (y) the Exercise Price multiplied by the number of Unexercised UPR Stock Option Shares as to which the Grantee is exercising the Put Right.

             (b) If the Grantee exercises its rights under this Section 5, UPR shall, within five Business Days after the Put Date, pay the Put Consideration to the Grantee in immediately available funds, and the Grantee shall surrender to UPR the UPR Stock Option or portion of the UPR Stock Option and the certificates evidencing the UPR Stock Option Shares purchased thereunder. The Grantee shall warrant to UPR that, immediately prior to the repurchase thereof pursuant to this Section 5, the Grantee had sole record and Beneficial Ownership of the UPR Stock Option or such shares, or both, as the case may be, and that the UPR Stock Option or such shares, or both, as the case may be, were then held free and clear of all Liens.

             (c) If the UPR Stock Option has been exercised, in whole or in part, as to any UPR Stock Option Shares subject to the Put Right but the Closing thereunder has not occurred, the payment of the Put Consideration shall, to that extent, render such exercise null and void.

             (d) Notwithstanding any provision to the contrary in this Agreement, the Grantee may not exercise its rights pursuant to this
        Section 5 in a manner that would result in Total Profit of more than the Profit Cap; provided, however, that nothing in this sentence shall limit the Grantee's ability to exercise the UPR Stock Option in accordance with its terms.

          6. Repurchase at the Option of UPR.

             (a) To the extent the Grantee shall not have previously exercised its rights under Section 5, at the request of UPR made at any time during the 120-day period commencing at the expiration of the Put Period (the "Call Period"), UPR may repurchase from the Grantee, and the Grantee shall sell, or cause to be sold, to UPR, all (but not less than all) of the shares of UPR Common Stock acquired by the Grantee pursuant hereto and with respect to which the Grantee has ownership at the time of such repurchase at a price per share equal to the greater of (A) the Current Market Price and (B) the Exercise Price per share in respect of the shares so acquired (such price per share multiplied by the number of shares of UPR Common Stock to be repurchased pursuant to this Section 6 being herein called the "Call Consideration"). The date on which UPR exercises its rights under this Section 6 is referred to as the "Call Date."

             (b) If UPR exercises its rights under this Section 6, UPR shall, within five Business Days pay the Call Consideration in immediately available funds, and the Grantee shall surrender to UPR certificates evidencing the shares of UPR Common Stock purchased hereunder, and the Grantee shall warrant to UPR that, immediately prior to the repurchase thereof pursuant to this Section 6, the Grantee had sole record and Beneficial Ownership of such shares and that such shares were then held free and clear of all Liens.

          7. Registration Rights.

             (a) UPR shall, if requested by the Grantee at any time and from time to time during the Registration Period, as expeditiously as practicable, prepare, file and cause to be made effective up to two registration statements under the Securities Act if such registration is required in order to permit the offering, sale and delivery of any or all shares of UPR Common Stock or other securities that have been acquired by or are issuable to the Grantee upon exercise of the UPR Stock Option in accordance with the intended method of sale or other disposition stated by the Grantee, including, at the sole discretion of UPR, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and UPR shall use all reasonable efforts to qualify such shares or other securities under any applicable state securities laws. UPR shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties that are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of UPR hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 days in the aggregate if the Board of Directors of UPR shall have determined in good faith that the filing of such registration or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect UPR. For purposes of determining whether two requests have been made under this Section 7, only requests relating to a registration statement that has become effective under the Securities Act and pursuant to which the Grantee has disposed of all shares covered thereby in the manner contemplated therein shall be counted. Notwithstanding any other provision of this Section 7, any request for registration shall permit UPR, upon notice given within 20 days of the request for registration, to repurchase from the Grantee any shares as to which the Grantee requests registration at a price per share equal to the Current Market Price at the date UPR notifies the Grantee of its decision to so repurchase.

             (b) The Registration Expenses shall be for the account of UPR; provided, however, that UPR shall not be required to pay any Registration Expenses with respect to such registration if the registration request is subsequently withdrawn at the request of the Grantee unless the Grantee agrees to forfeit its right to request one registration.

             (c) The Grantee shall provide all information reasonably requested by UPR for inclusion in any registration statement to be filed hereunder. If during the Registration Period UPR shall propose to register under the Securities Act the offering, sale and delivery of UPR Common Stock for cash for its own account or for any other stockholder of UPR pursuant to a firm underwriting, it shall, in addition to UPR's other obligations under this Section 7, allow the Grantee the right to participate in such registration provided that the Grantee participates in the underwriting; provided, however, that, if the managing underwriter of such offering advises UPR in writing that in its opinion the number of shares of UPR Common Stock requested to be included in such registration exceeds the number that can be sold in such offering, UPR shall, after fully including therein all securities to be sold by UPR, include the shares requested to be included therein by Grantee pro rata (based on the number of shares intended to be included therein) with the shares intended to be included therein by Persons other than UPR.

             (d) In connection with any offering, sale and delivery of UPR Common Stock pursuant to a registration statement effected pursuant to this Section 7, UPR and the Grantee shall provide each other and each underwriter of the offering with customary representations, warranties and covenants, including covenants of indemnification and contribution.

          8. First Refusal. Subject to the provisions of Sections 5 and 6 herein, at any time after the first occurrence of an Exercise Event and prior to the second anniversary of the first purchase of shares of UPR Common Stock pursuant to the UPR Stock Option, if the Grantee shall desire to sell, assign, transfer or otherwise dispose of all or any of the UPR Stock Option Shares or other securities acquired by it pursuant to the UPR Stock Option, it shall give UPR written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by the Grantee to UPR, which may be accepted, in whole but not in part, within 20 Business Days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which the Grantee is proposing to transfer such shares or other securities to such transferee. The purchase of any such shares or other securities by UPR shall be settled within 20 Business Days of the date of the acceptance of the offer and the purchase price shall be paid to the Grantee in immediately available funds. If UPR shall fail or refuse to purchase all the shares or other securities covered by an Offeror's

     Notice, the Grantee may, within 60 days from the date of the Offeror's Notice, sell all, but not less than all, of such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice; provided, however, that the provisions of this sentence shall not limit the rights the Grantee may otherwise have if UPR has accepted the offer contained in the Offeror's Notice and wrongfully refuses to purchase the shares or other securities subject thereto. The requirements of this Section 8 shall not apply to (a) any disposition as a result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of UPR, (b) any disposition of UPR Common Stock or other securities by a Person to whom the Grantee has assigned its rights under the UPR Stock Option with the consent of UPR, (c) any sale by means of a public offering registered under the Securities Act or (d) any transfer to a wholly owned subsidiary of the Grantee which agrees in writing to be bound by the terms hereof.

          9. Profit Limitation.

             (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit exceed the Profit Cap and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) deliver to UPR for cancellation UPR Stock Option Shares previously purchased by Grantee, (ii) pay cash or other consideration to UPR, (iii) reduce the amount of the fee payable to Grantee under Section 7.5(a) of the Merger Agreement or (iv) undertake any combination thereof, so that the Grantee's Total Profit shall not exceed the Profit Cap after taking into account the foregoing actions.

             (b) Notwithstanding any other provision of this Agreement, this UPR Stock Option may not be exercised for a number of UPR Stock Option Shares that would, as of the Notice Date, result in a Notional Total Profit of more than the Profit Cap, and, if exercise of the UPR Stock Option otherwise would exceed the Profit Cap, the Grantee, at its sole UPR Stock Option, may increase the Exercise Price for that number of UPR Stock Option Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Cap; provided, however, that nothing in this sentence shall restrict any exercise of the UPR Stock Option otherwise permitted by this Section 9(b) on any subsequent date at the Exercise Price set forth in Section 2(b) if such exercise would not then be restricted under this Section 9(b).

          10. Listing. If UPR Common Stock or any other securities then subject to the UPR Stock Option are then listed on the NYSE, UPR, upon the occurrence of an Exercise Event, will promptly file an application to list on the NYSE the shares of UPR Common Stock or other securities then subject to the UPR Stock Option and will use all reasonable efforts to cause such listing application to be approved as promptly as practicable.

          11. Replacement of Agreement. Upon receipt by UPR of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, UPR will execute and deliver a new Agreement of like tenor and date. Any such new Agreement shall constitute an additional contractual obligation of UPR, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

          12. Miscellaneous.

             (a) Expenses. Except as otherwise provided in the Merger Agreement or as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

             (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

             (c) Entire Agreement; No Third Party Beneficiary;
        Severability. Except as otherwise set forth in the Merger Agreement, this Agreement (including the Merger Agreement and the other documents and instruments referred to herein and therein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

             (d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

             (e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Applicable Laws that might otherwise govern under applicable principles of conflicts of law. All actions and proceedings arising out of or relating to this Agreement shall be exclusively heard and determined in any state or federal court sitting in the city of Wilmington, Delaware.

             (f) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

             (g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

     If to UPR to:

        Union Pacific Resources Group Inc.
        UPR Plaza
        777 Main Street
        Fort Worth, Texas
        Attention: Kerry R. Brittain, Esq.
        Telecopy No.: (817) 321-7026

     with a copy to:

        Howard L. Shecter, Esq.
        Morgan Lewis & Bockius LLP
        101 Park Avenue
        New York, New York 10178
        Telecopy No.: (212) 309-6273

     If to Grantee to:

        Anadarko Petroleum Corporation
        17001 Northchase Drive
        Houston, Texas 77060
        Attention: J. Stephen Martin, Esq.
        Telecopy No.: (281) 874-3296
     with a copy to:

        Daniel A. Neff, Esq.
        David A. Katz, Esq.
        Wachtell, Lipton, Rosen & Katz
        51 West 52nd Street
        New York, New York 10019
        Facsimile: (212) 403-2000

             (h) Counterparts. This Agreement and any amendments hereto may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute but a single document.

             (i) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the UPR Stock Option shall be sold, assigned or otherwise disposed of or transferred by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that the Grantee may assign this Agreement to a wholly owned subsidiary of the Grantee; provided, however, that no such assignment shall have the effect of releasing the Grantee from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

             (j) Further Assurances. In the event of any exercise of the UPR Stock Option by the Grantee, UPR and the Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

             (k) Specific Performance. The parties hereto hereby acknowledge and agree that the failure of any party to this Agreement to perform its agreements and covenants hereunder will cause irreparable injury to the other party to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the granting of equitable relief (including specific performance and injunctive relief) by any court of competent jurisdiction to enforce any party's obligations hereunder. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, UPR and the Grantee have caused this UPR Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                            ANADARKO PETROLEUM CORPORATION

                                            By: /s/ ROBERT J. ALLISON, JR.
                                              ----------------------------------
                                                Name: Robert J. Allison, Jr.
                                                Title:  Chairman and Chief
                                                        Executive Officer

                                            UNION PACIFIC RESOURCES GROUP INC.

                                            By:   /s/ GEORGE LINDAHL, III
                                              ----------------------------------
                                                Name: George Lindahl, III
                                                Title:  Chairman, President and
                                                        Chief Executive Officer

                                       ANNEX A TO THE UPR STOCK OPTION AGREEMENT

                           SCHEDULE OF DEFINED TERMS

     The following terms when used in the Stock Option Agreement shall have the meanings set forth below unless the context shall otherwise require:

          "Agreement" shall mean this Stock Option Agreement.

          "Applicable Price" means the highest of (i) the highest purchase price per share paid pursuant to a third party's tender or exchange offer made for shares of UPR Common Stock after the date hereof and on or prior to the Put Date, (ii) the price per share to be paid by any third Person for shares of UPR Common Stock pursuant to an agreement for a UPR Acquisition entered into on or prior to the Put Date, and (iii) the Current Market Price. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm jointly selected by the Grantee and UPR, which determination shall be conclusive for all purposes of this Agreement.

          "Authorization" shall mean any and all permits, licenses, authorizations, orders, certificates, registrations or other approvals granted by any Governmental Authority.

          "Beneficial Ownership," "Beneficial Owner" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act.

          "Business Day" shall mean a day other than Saturday, Sunday or a federal holiday.

          "Call Consideration" shall have the meaning ascribed to such term in
     Section 6 herein.

          "Call Date" shall have the meaning ascribed to such term in Section 6 herein.

          "Call Period" shall have the meaning ascribed to such term in Section 6 herein.

          "Closing" shall have the meaning ascribed to such term in Section 2 herein.

          "Closing Date" shall have the meaning ascribed to such term in Section 2 herein.

          "Current Market Price" shall mean, as of any date, the average of the closing prices (or, if such securities should not trade on any trading day, the average of the bid and asked prices therefor on such day) of UPR Common Stock as reported on the New York Stock Exchange Composite Tape during the ten consecutive trading days ending on (and including) the trading day immediately prior to such date or, if the shares of UPR Common Stock are not quoted thereon, on The Nasdaq Stock Market or, if the shares of UPR Common Stock are not quoted thereon, on the principal trading market (as defined in Regulation M under the Exchange Act) on which such shares are traded as reported by a recognized source during such ten Business Day period.

          "Exercise Event" shall mean any of the events giving rise to the obligation of UPR to pay the $25 million fee under Section 7.5(a) of the Merger Agreement.

          "Exercise Notice" shall have the meaning ascribed to such term in
     Section 2 herein.

          "Exercise Price" shall have the meaning ascribed to such term in
     Section 2 herein.

          "Lien" shall mean any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Applicable Laws of any jurisdiction.

          "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of the date hereof among Anadarko Petroleum Corporation, a Delaware corporation, Dakota Merger Corp., a Utah corporation, and Union Pacific Resources Group Inc., a Utah corporation.

          "Notice Date" shall have the meaning ascribed to such term in Section 2 herein.

          "Notional Total Profit" shall mean, with respect to any number of UPR Stock Option Shares as to which the Grantee may propose to exercise the UPR Stock Option, the Total Profit determined as of the date of the Exercise Notice assuming that the UPR Stock Option were exercised on such date for such number of UPR Stock Option Shares and assuming such UPR Stock Option Shares, together with all other UPR Stock Option Shares held by the Grantee and its Affiliates as of such date, were sold for cash at the closing market price for UPR Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions) and including all amounts theretofore received or concurrently being paid to the Grantee pursuant to clauses (i), (ii) and (iii) of the definition of Total Profit.

          "Offeror's Notice" shall have the meaning ascribed to such term in
     Section 8 herein.

          "Person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

          "Profit Cap" shall mean $25 million, unless the conditions to the payment by UPR of the additional $100 million fee under Section 7.5(a) of the Merger Agreement shall have occurred, in which case "Profit Cap" shall mean $125 million.

          "Put Consideration" shall have the meaning ascribed to such term in
     Section 5 herein.

          "Put Date" shall have the meaning ascribed to such term in Section 5 herein.

          "Put Period" shall have the meaning ascribed to such term in Section 5 herein.

          "Put Right" shall have the meaning ascribed to such term in Section 5 herein.

          "Registration Expenses" shall mean the expenses associated with the preparation and filing of any registration statement pursuant to Section 7 herein and any sale covered thereby (including any fees related to blue sky qualifications and filing fees in respect of the National Association of Securities Dealers, Inc.), but excluding underwriting discounts or commissions or brokers' fees in respect to shares to be sold by the Grantee and the fees and disbursements of the Grantee's counsel.

          "Registration Period" shall mean, subject to Section 4 hereof, the period of two years following the first exercise of the UPR Stock Option by the Grantee.

          "Subcorp" shall mean Dakota Merger Corp., a Utah corporation and a wholly owned subsidiary of Grantee.

          "Total Profit" shall mean the aggregate (before income taxes) of the following: (i) all amounts received by the Grantee or concurrently being paid to the Grantee pursuant to Section 5 for the repurchase of all or part of the unexercised portion of the UPR Stock Option, (ii)(A) the amounts received by the Grantee or concurrently being paid to the Grantee pursuant to the sale of UPR Stock Option Shares (or any other securities into which such UPR Stock Option Shares are converted or exchanged), including sales made to UPR or pursuant to a registration statement under the Securities Act or any exemption therefrom, less (B) the Grantee's purchase price for such UPR Stock Option Shares and (iii) all amounts received by the Grantee from UPR or concurrently being paid to the Grantee pursuant to Section 7.5(a) of the Merger Agreement.

          "Unexercised UPR Stock Option Shares" shall mean, from and after the Exercise Date until the expiration of the UPR Stock Option Term, those UPR Stock Option Shares as to which the UPR Stock Option remains unexercised from time to time.

          "UPR Stock Option" shall mean the UPR Stock Option granted by UPR to Grantee pursuant to Section 2 herein.

          "UPR Stock Option Shares" shall have the meaning ascribed to such term in Section 2 herein.

          "UPR Stock Option Term" shall have the meaning ascribed to such term in Section 2 herein.

                                                                         ANNEX D

                      [LETTERHEAD OF GOLDMAN, SACHS & CO.]

April 2, 2000

Board of Directors
Union Pacific Resources Group Inc.
777 Main Street
Fort Worth, Texas 76102

Ladies and Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, no par value (the "UPR Common Stock"), of Union Pacific Resources Group Inc. ("UPR") of the exchange ratio of 0.455 shares of Common Stock, par value $0.10 per share (the "Anadarko Common Stock"), of Anadarko Petroleum Corporation ("Anadarko") to be received for each share of UPR Common Stock (the "Exchange Ratio") pursuant to the Agreement and Plan of Merger, dated as of April 2, 2000, among Anadarko, Dakota Merger Sub., a wholly-owned subsidiary of Anadarko, and UPR (the "Agreement").

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with UPR having provided certain investment banking services to UPR from time to time, including having acted as its financial advisor in connection with the sale of its gas midstream gathering and processing facilities to Duke Energy Corporation on March 31, 1999 and having acted as its financial advisor in connection with, and having participated in certain of its negotiations leading to, the Agreement. We also have provided certain investment banking services to Anadarko from time to time, including having acted as managing underwriter of public offerings of $100 million aggregate principal amount of 7.20% Debentures due 2029 on March 19, 1999, and $200 million aggregate principal amount of 7.20% Debentures due 2029 on March 15, 1999, and as managing underwriter of a public offering of 6.25 million shares of Anadarko Common Stock on May 4, 1999. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of UPR or Anadarko for its own account and for the account of customers. Goldman, Sachs & Co. may provide investment banking services to Anadarko and its subsidiaries in the future.

     In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K to UPR and Anadarko for the four years ended December 31, 1999 and the five years ended December 31, 1999, respectively; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of UPR and Anadarko; certain other communications from UPR and Anadarko to their respective stockholders; certain internal financial analyses and forecasts for UPR prepared by its management (the "UPR Forecasts"); certain internal financial analyses and forecasts for Anadarko prepared by its management; certain internal financial analyses and forecasts for Anadarko prepared by its management, as adjusted by the management of UPR (the "Anadarko Forecasts"); and certain cost savings and operating synergies projected by the managements of UPR and Anadarko to result from the transaction contemplated by the Agreement (the "Synergies"). We also have reviewed and discussed with the managements of UPR and Anadarko certain information and internal estimates relating to their respective oil and gas reserves, including reserve information for the year ended December 31, 1999, prepared by their respective managements. We also have held discussions with members of the senior managements of UPR and Anadarko regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the

Board of Directors
Union Pacific Resources Group Inc.
April 2, 2000
Page 2

Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for shares of UPR Common Stock and shares of Anadarko Common Stock, compared certain financial and stock market information for UPR and Anadarko with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the oil and gas industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of its financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the UPR Forecasts and the Anadarko Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of UPR and Anadarko, as the case may be, and that the Anadarko Forecasts will be realized in the amounts and time periods contemplated thereby. In addition, UPR management has advised us that in preparing the Anadarko Forecasts, UPR management received guidance from outside consultants, Ryder Scott Company and DeGolyer & MacNaughton. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities for UPR or Anadarko or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. With respect to oil and gas reserve information, we are not experts in the evaluation of oil and gas properties and, with your consent, have relied without independent verification solely upon the reserve information and internal estimates prepared by the managements of UPR and Anadarko. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with UPR. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of UPR in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of shares of UPR Common Stock should vote with respect to such transaction.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of shares of UPR Common Stock.

                                            Very truly yours,

                                            /s/ Goldman, Sachs & Co.
                                            GOLDMAN, SACHS & CO.

                                                                         ANNEX E

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

April 2, 2000

Board of Directors
Anadarko Petroleum Corporation
17001 Northchase Drive
Houston, Texas 77060

Members of the Board:

     You have asked us to advise you with respect to the fairness, from a financial point of view, to Anadarko Petroleum Corporation ("Anadarko") of the Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger, dated as of April 2, 2000 (the "Merger Agreement"), by and among Anadarko, Dakota Merger Corp., a wholly owned subsidiary of Anadarko ("Sub"), and Union Pacific Resources Group Inc. ("UPR"). The Merger Agreement provides for, among other things, the merger of Sub with and into UPR (the "Merger") pursuant to which each outstanding share of the common stock, no par value, of UPR ("UPR Common Stock") will be converted into the right to receive 0.4550 (the "Exchange Ratio") of a share of the common stock, par value $0.10 per share, of Anadarko (the "Anadarko Common Stock").

     In arriving at our opinion, we have reviewed the Merger Agreement and certain related documents, and certain publicly available business and financial information relating to Anadarko and UPR. We have also reviewed certain other information relating to Anadarko and UPR, including financial forecasts, provided to and discussed with us by Anadarko and UPR, and have met with the managements of Anadarko and UPR to discuss the businesses and prospects of Anadarko and UPR. We have also considered certain financial and stock market data of Anadarko and UPR, and we have compared those data with similar data for other publicly held companies in businesses similar to Anadarko and UPR, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

     In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, we have been advised, and have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Anadarko and UPR as to the future financial performance of Anadarko and UPR and the potential synergies and strategic benefits (including the amount, timing and achievability thereof) anticipated to result from the Merger. We also have assumed, with your consent, that the Merger will be treated as a purchase in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. We have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Anadarko or UPR, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. We are not expressing any opinion as to what the value of the Anadarko Common Stock actually will be when issued pursuant to the Merger or the prices at which the Anadarko Common Stock will trade subsequent to the Merger.

     We have acted as financial advisor to Anadarko in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We have in the past provided services to Anadarko and UPR, and currently are providing services to Anadarko, unrelated to the proposed Merger, for which services we have received and will receive compensation. In the ordinary course of business, Credit Suisse First Boston Corporation and its affiliates

Board of Directors
Anadarko Petroleum Corporation
April 2, 2000
Page 2

may actively trade the securities of Anadarko and UPR for our and such affiliates' accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

     It is understood that this letter is for the information of the Board of Directors of Anadarko in connection with its evaluation of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to any matter relating to the Merger.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Anadarko.

                                            Very truly yours,

                                            /s/ MARC GRANETZ
                                            ------------------------------------

                                            CREDIT SUISSE FIRST BOSTON
                                            CORPORATION

                                                                         ANNEX F

             PROPOSED ANADARKO MAXIMUM BOARD SIZE CHARTER AMENDMENT

     Increase the maximum size of the Anadarko board of directors to 15 directors by amending and restating Article Seventh to read:

     "SEVENTH. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than six nor more than [nine] *fifteen* directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At a special meeting of stockholders held on August 27, 1986, Class I directors were elected for a term ending at the 1987 Annual Meeting of Stockholders, Class II directors were elected for a term ending at the 1988 Annual Meeting of Stockholders and Class III directors were elected for a term ending at the 1989 Annual Meeting of Stockholders, in each case effective as of the date of filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. At each Annual Meeting of Stockholders beginning in 1987, successors to the class of directors whose term expires at that Annual Meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the Annual Meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause."

Note: Deleted language is indicated with a strike-through and added language is indicated with an underline.

Note: Deleted language is indicated with brackets and added language is indicated with asterisk.

'
                                                                         ANNEX G

          PROPOSED ANADARKO AUTHORIZED COMMON SHARES CHARTER AMENDMENT

     Increase the authorized number of Anadarko common shares to 450,000,000 from 300,000,000 by amending and restating the first paragraph of Article Fourth to read:

     "FOURTH. The total number of shares which the Corporation shall have authority to issue is [302,000,000] *452,000,000* shares, of which (a) 2,000,000 shares shall be Preferred Stock, issuable in series, with par value of $1.00 per share and (b) [300,000,000] *450,000,000* shares shall be Common Stock, with par value of $0.10 per share."

Note: Deleted language is indicated with a strike-through and added language is indicated with an underline.

Note: Deleted language is indicated with brackets, and added language is indicated with asterisk.

                                                                         ANNEX H

                         ANADARKO PETROLEUM CORPORATION

                           1999 STOCK INCENTIVE PLAN
                                JANUARY 1, 1999

SECTION 1. Purpose.

     The purpose of the 1999 Stock Incentive Plan is to promote the interests of Anadarko Petroleum Corporation and its stockholders by (i) attracting and retaining employees of the Company and its affiliates; (ii) motivating such employees by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company.

SECTION 2. Definitions.

     As used in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

     "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Performance Award or Stock Compensation.

     "Award Agreement" shall mean any agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "Board" shall mean the Board of Directors of the Company.

     "Change of Control" shall have the meaning set forth in Section 8.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean the Compensation and Benefits Committee of the Board.

     "Company" shall mean Anadarko Petroleum Corporation, a Delaware corporation.

     "Employee" shall mean any employee of the Company or any Affiliate.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exercise Price" shall mean the price determined under Section 6(a)(i).

     "Fair Market Value" shall mean, as of any given date, the mean between the highest and lowest reported sales prices of a Share on the New York Stock Exchange Composite Tape.

     "Incentive Stock Option" shall mean an option granted under Section 6(a) that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     "Mature Shares" shall mean Shares held by a Participant for a period of at least six months.

     "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) that is not intended to be an Incentive Stock Option.

     "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     "Participant" shall mean any Employee granted an Award under the Plan.

     "Performance Award" shall mean any right granted under Section 6(d).

     "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Plan" shall mean the 1999 Stock Incentive Plan.

     "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(c).

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

     "Shares" shall mean the common shares of the Company, $0.10 par value.

     "Stock Appreciation Right" shall mean any right granted under Section 6(b).

     "Stock Compensation" shall mean any right granted under Section 6(e).

SECTION 3. Administration.

     The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

          (i) designate Participants;

          (ii) determine the type or types of Awards to be granted to a Participant;

          (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

          (iv) determine the terms and conditions of any Award;

          (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended;

          (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

          (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

          (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

          (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

     Notwithstanding the foregoing, the Committee is not authorized to reprice or cancel and reissue Options.

SECTION 4. Shares Available for and Limitations of Awards.

     (a) Shares Available. Subject to the specified limitations and adjustment as provided in this Section 4:

          (i) The maximum number of Shares with respect to Awards, which may be granted as specified in Section 6 of the Plan, shall be 4,000,000.

          (ii) The maximum aggregate number of Shares that may be granted as Restricted Stock shall be 800,000 shares.

     The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

     If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is cancelled without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares, the number of Shares available for Awards under the Plan shall be increased by the number of Shares surrendered.

     (b) Section 162(m) Requirements. To the extent Awards are intended to qualify as performance-based compensation under Section 162(m) of the Code, the following additional limitations are imposed under the Plan, subject to adjustments as provided in this Section 4.

          (i) The maximum aggregate number of Shares that may be granted as Options and Stock Appreciation Rights to any one individual over the term of the Plan shall be 1,500,000 shares.

          (ii) The maximum aggregate number of Shares that may be granted as Restricted Stock Awards to any one individual over a performance period shall be 500,000 shares.

          (iii) The maximum aggregate number of Shares that may be granted as Performance Awards to any one individual over a performance period shall be 300,000 shares.

     (c) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

     (d) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted,
(ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

SECTION 5. Eligibility.

     Any Employee of the Company shall be eligible to be designated a Participant.

SECTION 6. Awards.

     (a) Options. The Committee shall have authority to award Options subject to the following terms and conditions and such additional terms and conditions as the Committee shall determine are not inconsistent with the provisions of the Plan.

          (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time each Option is granted; provided, however, that the purchase price per Share shall not be less than 100% of Fair Market Value on the date of grant, except in the case of Options that are granted in assumption of, or in substitution for, outstanding awards previously granted by (i) a company acquired by the Company or one or more of its Affiliates, or (ii) a company with which the Company or one or more of its Affiliates combines.

          (ii) Time and Method of Exercise. Options shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

          (iii) Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 6 shall be subject to the following:

             (A) The full Exercise Price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (C) below, payment may be made as soon as practicable after the exercise).

             (B) The Exercise Price shall be payable in cash or by tendering Mature Shares (by either actual delivery of Mature Shares or by attestation, with such Shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

             (C) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

          (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of
     Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

     (b) Stock Appreciation Rights. The Committee shall have authority to award Stock Appreciation Rights which shall consist of a right to receive the excess of the Fair Market Value over the Exercise Price. Subject to the following conditions, a Stock Appreciation Right may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. A Stock Appreciation Right granted in tandem with or in addition to another Award may be granted either at the same time as such other Award or at a later time.

          (i) Grant Price. The grant price of a Stock Appreciation Right shall be determined by the Committee; provided, however, that the grant price shall not be less than 100% of Fair Market Value on the date of grant or on the date of original grant of any related Award, except in case of Awards granted in assumption of, or in substitution for, outstanding awards previously granted by (i) a company acquired by the Company or one or more of its Affiliates, or (ii) a company with which the Company or one or more of its Affiliates combines.

          (ii) Other Terms and Conditions. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

     (c) Restricted Stock. The Committee shall have authority to award Restricted Stock subject to such conditions, restrictions and contingencies as the Committee shall determine, including but not limited to the following terms and conditions.

          (i) Dividends. Unless otherwise determined by the Committee, Restricted Stock Awards shall provide for the payment of dividends during the Restricted Period. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee, all as determined by the Committee in its discretion.

          (ii) Registration. Any Restricted Stock may be evidenced in such manner, as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

          (iii) Transfer Restrictions. During the applicable restriction period, Restricted Stock will be subject to the limitations on transfer as provided in Section 6(f)(iii).

          (iv) Performance Based. The Committee may, subject to the terms of the Plan, establish at the time a Restricted Stock Award is granted the performance period, the performance goals pursuant to which the restrictions on the Restricted Stock Award will lapse and establish the schedule or schedules setting forth the portion of the Restricted Stock Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the performance goals at the end of the relevant performance period. The performance goals shall be based on one or more of the following criteria as determined by the Committee: (i) the Company's total shareholder return compared to peer companies' total shareholder return; (ii) cost of finding; (iii) reserve replacement; (iv) production;
     (v) reserves; (vi) cash flow; and, (vii) net income. During any performance period, the Committee shall have authority to adjust the performance goals in such manner as the Committee, in its sole discretion, deems appropriate with respect to such performance period.

          (v) Vesting. Non-performance based Restricted Stock Awards will not be 100% vested prior to three years from the date of grant. Performance based Restricted Stock Awards will not vest prior to one year from the date of grant.

     (d) Performance Awards. The Committee shall have authority to grant Performance Awards, which shall consist of a right denominated or payable in Shares and shall confer on the holder thereof compensation rights based upon the achievement of performance goals.

          (i) Terms and Conditions. Subject to the terms of the Plan, the Committee shall establish at the time a Performance Award is granted the performance period (which shall not be less than one year), the performance goals pursuant to which a Participant may earn and be entitled to a payment under such Performance Award and establish the schedule or schedules setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the performance goals at the end of the relevant performance period. The performance goals shall be based on one or more of the following criteria as determined by the Committee: (i) the Company's total shareholder return compared to peer companies' total shareholder return; (ii) cost of finding;
     (iii) reserve replacement; (iv) production; (v) reserves; (vi) cash flow; and (vii) net income. During any performance period, the Committee shall have authority to adjust the performance goals in such manner as the Committee, in its sole discretion, deems appropriate with respect to such performance period.

          (ii) Payment of Performance Awards. Performance Award compensation payments may be paid in a lump sum or in installments, in cash, Shares or in any combination thereof, following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

     (e) Stock Compensation. The Committee shall have authority to make an Award in lieu of all or a portion of the cash compensation payable under any compensation program of the Company. The number and type of Shares to be distributed, as well as the terms and conditions of any such Awards, shall be determined by the Committee.

     (f) General.

          (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other

     Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (ii) Forms of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

          (iii) Limits on Transfer of Awards.

             (A) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a "QDRO") as determined by the Committee.

             (B) Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution.

          (iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

          (v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (vi) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

          (vii) Delivery of Mature Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid is received by the Company pursuant to the Plan or the applicable Award Agreement. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Mature Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

SECTION 7. Amendment and Termination.

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

          (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

             (i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4(d);

             (ii) permit Awards encompassing rights to purchase Shares to be granted with per Share grant, exercise or purchase prices of less than the Fair Market Value of a Share on the date of grant thereof, except as otherwise permitted under Section 6;

             (iii) permit a change in the class of employees eligible to receive Awards; or

             (iv) materially increase the benefits accruing to Participants under the Plan.

          (b) Amendments to Awards. The Committee may amend any Award theretofore granted, provided no change in any Award shall reduce the benefit to Participant without the consent of such Participant. Notwithstanding the foregoing, the Committee is not authorized to reprice or cancel and reissue Options.

          (c) Adjustment of Awards. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(d)) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 8. Change of Control.

          (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control and as of the date such Change of Control is determined to have occurred:

             (i) Any Options and Stock Appreciation Rights outstanding as of the date of the Change of Control, and which are not then exercisable and vested, shall become fully exercisable and vested.

             (ii) The restrictions applicable to any Restricted Stock Award as of the date of the Change of Control which is not performance based shall lapse and such Restricted Stock shall become free of all restrictions and become fully vested and transferable.

             (iii) Except as otherwise set forth in a Participant's Award Agreement, as of the date of the Change of Control, the restrictions applicable to any Performance Award and any performance-based Restricted Stock Award granted pursuant to Section 6(c)(iv) or Section 6(d) shall become free of all restrictions and become fully vested and transferable.

          (b) In addition to the Board's authority set forth in Sections 7(c) and 8(a), in order to maintain the Participants' rights in the event of any Change of Control, the Board, as constituted before such Change of Control, is hereby authorized, and has sole discretion, as to any Award, either at the time such Award is made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable; (ii) make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change of Control; or (iii) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change of Control. The Board may, in its discretion, include such further provisions and limitations in any Award Agreement, as it may deem equitable and in the best interests of the Company.

          (c) A "Change of Control" shall be deemed to occur if:

             (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection
        (iii) of this Section (c); or

             (ii) individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

             (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent

        Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

             (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 9. General Provisions.

          (a) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

          (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor Section thereto, or who are otherwise not subject to such Section.

          (c) Tax Withholding. The Company or any Affiliate is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

          (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements (subject to shareholder approval of such other arrangement, if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

          (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

          (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable Federal law.

          (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

          (h) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

          (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

          (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

          (k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 10. Effective Date of the Plan.

     The Plan shall be effective as of the date of its approval by the Board, subject to its approval by the stockholders of the Company.

SECTION 11. Term of the Plan.

     No Award shall be granted under the Plan ten years after approval by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.

                                                                         ANNEX I

                             PROPOSED AMENDMENT TO
                           1999 STOCK INCENTIVE PLAN

     WHEREAS, ANADARKO PETROLEUM CORPORATION (the "Company") has heretofore adopted the 1999 STOCK INCENTIVE PLAN, as amended (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan:

        NOW, THEREFORE, the Plan shall be amended, subject to stockholder approval, as of July 1, 2000.

        1. Section 4 (a)(i) shall be amended by replacing the number "4,000,000" with the number "14,000,000".

        2. Section 4 (a)(ii) shall be amended by replacing the number "800,000" with the number "2,800,000".

        3. Section 4 (b)(i) shall be amended by replacing the number "1,500,000" with the number "2,500,000".

        4. Section 4 (b)(iii) shall be amended by replacing the number "300,000" with the number "500,000".

        5. Section 6 (c)(v) shall be amended by having the first sentence replaced in its entirety with the following:

        "Non-performance based Restricted Stock Awards will not be 100% vested prior to three years from the date of grant except for Restricted Stock Awards that may be vested earlier due to (i) disability, (ii) death, (iii) termination of employment due to a reduction in force, job abolishment or at the convenience of the Company or (iv) with the consent of the Committee, retirement."

        2. As amended hereby, the Plan is specifically ratified and reaffirmed.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this 2nd day of April, 2000.

                                                            ANADARKO PETROLEUM CORPORATION

                                                            By: /s/ CHARLES G. MANLEY
                                                            -----------------------------------------------------
                                                                Charles G. Manley
                                                                Senior Vice President, Administration

[ANADARKO LOGO]                                   [UNION PACIFIC RESOURCES LOGO]

                            (LOGO)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Article IX of Anadarko's By-Laws provides for indemnification of any director, advisory director, officer or employee of Anadarko, or any person serving in the same capacity in any other enterprise at the request of Anadarko, under certain circumstances. Article Eighth of Anadarko's Restated Certificate of Incorporation eliminates the liability of directors of Anadarko under certain circumstances for breaches of fiduciary duty to the Corporation and its stockholders.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed herewith unless otherwise indicated:

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
   2.1    Agreement and Plan of Merger, dated as of April 2, 2000, by and among Anadarko Petroleum Corporation, Dakota Merger
          Corp., a wholly owned subsidiary of Anadarko, and Union
          Pacific Resources Group Inc. (attached as Annex A to the
          joint proxy statement/prospectus contained in this
          registration statement)
   2.2    Anadarko Stock Option Agreement, dated as of April 2, 2000, by and among Anadarko Petroleum Corporation, as Issuer, and
          Union Pacific Resources Group Inc., as Grantee (attached as
          Annex B to the joint proxy statement/prospectus contained in this registration statement)
   2.3    UPR Stock Option Agreement, dated as of April 2, 2000, by
          and among Union Pacific Resources Group Inc., as Issuer, and
          Anadarko Petroleum Corporation, as Grantee (attached as
          Annex C to the joint proxy statement/prospectus contained in this registration statement)
   4.1    Rights Agreement, dated as of October 29, 1998, between
          Anadarko Petroleum Corporation and The Chase Manhattan Bank
          (incorporated herein by reference to Exhibit 4.1 of
          Anadarko's Form 8-A filed on October 30, 1998)
   5.1    Opinion of Wachtell, Lipton, Rosen & Katz
   8.1    Opinion of Morgan, Lewis and Bockius LLP
  10.1    Agreement by and between Anadarko Petroleum Corporation and
          George Lindahl III, dated as of May 19, 2000
  12.1    Computation of Ratios of Earnings to Fixed Charges
  15.1    Awareness Letter of Arthur Andersen LLP
  23.1    Consent of KPMG LLP
  23.2    Consent of Arthur Andersen LLP
  23.3    Consent of Deloitte & Touche LLP
  23.4    Consent of Arthur Andersen LLP (Denver)
  23.5    Consent of Wachtell, Lipton, Rosen & Katz (included in
          Exhibit 5.1)
  23.6    Consent of Morgan, Lewis and Bockius (included in Exhibit
          8.1)
  24.1    Powers of Attorney
  99.1    Form of Anadarko Proxy
  99.2    Form of Union Pacific Resources Proxy
  99.3    Form of Union Pacific Resources Proxy (Plans)
  99.4    Consent of Goldman, Sachs & Co.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  99.5    Consent of Credit Suisse First Boston Corporation
  99.6    Consent of person to being named as about to become a
          director of the registrant

     (b) Financial Data Schedule.

     Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of this form; and

        (2) the registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Anadarko Petroleum Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on May 30, 2000.

                                          ANADARKO PETROLEUM CORPORATION

                                          By: /s/ JOHN N. SEITZ
                                            ------------------------------------
                                              Name: John N. Seitz
                                              Title:   President and Chief
                                              Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

                         *                           Chairman and Chief Executive         May 30, 2000
---------------------------------------------------    Officer (Principal Executive
              Robert J. Allison, Jr.                   Officer)

                         *                           Senior Vice President, Finance       May 30, 2000
---------------------------------------------------    and Chief Financial Officer
                  Michael E. Rose                      (Principal Financial Officer)

                         *                           Vice President and Controller        May 30, 2000
---------------------------------------------------    (Principal Accounting Officer)
                    J.R. Larson

                         *                           Director                             May 30, 2000
---------------------------------------------------
                 Conrad P. Albert

                         *                           Director                             May 30, 2000
---------------------------------------------------
                   Larry Barcus

                         *                           Director                             May 30, 2000
---------------------------------------------------
                   Ronald Brown

                         *                           Director                             May 30, 2000
---------------------------------------------------
                  James L. Bryan

                         *                           Director                             May 30, 2000
---------------------------------------------------
                John R. Butler, Jr.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----
                         *                           Director                             May 30, 2000
---------------------------------------------------
                  John R. Gordon

                 /s/ JOHN N. SEITZ                   Director                             May 30, 2000
---------------------------------------------------
                   John N. Seitz

---------------
* Suzanne Suter, by signing her name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as a exhibit to this registration statement.

                                          /s/ SUZANNE SUTER
                                          --------------------------------------
                                          Name: Suzanne Suter
                                          Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
   2.1    Agreement and Plan of Merger, dated as of April 2, 2000, by and among Anadarko Petroleum Corporation, Dakota Merger
          Corp., a wholly owned subsidiary of Anadarko, and Union
          Pacific Resources Group Inc. (attached as Annex A to the
          joint proxy statement/prospectus contained in this
          registration statement)
   2.2    Anadarko Stock Option Agreement, dated as of April 2, 2000, by and among Anadarko Petroleum Corporation, as Issuer, and
          Union Pacific Resources Group Inc., as Grantee (attached as
          Annex B to the joint proxy statement/prospectus contained in this registration statement)
   2.3    UPR Stock Option Agreement, dated as of April 2, 2000, by
          and among Union Pacific Resources Group Inc., as Issuer, and
          Anadarko Petroleum Corporation, as Grantee (attached as
          Annex C to the joint proxy statement/prospectus contained in this registration statement)
   4.1    Rights Agreement, dated as of October 29, 1998, between
          Anadarko Petroleum Corporation and The Chase Manhattan Bank
          (incorporated herein by reference to Exhibit 4.1 of
          Anadarko, Form 8-A filed on October 30, 1998)
   5.1    Opinion of Wachtell, Lipton, Rosen & Katz
   8.1    Opinion of Morgan, Lewis and Bockius LLP
  10.1    Agreement by and between Anadarko Petroleum Corporation and
          George Lindahl III, dated as of May 19, 2000
  12.1    Computation of Ratios of Earnings to Fixed Charges
  15.1    Awareness Letter of Arthur Andersen LLP
  23.1    Consent of KPMG LLP
  23.2    Consent of Arthur Andersen LLP
  23.3    Consent of Deloitte & Touche LLP
  23.4    Consent of Arthur Andersen LLP (Denver)
  23.5    Consent of Wachtell, Lipton, Rosen & Katz (included in
          Exhibit 5.1)
  23.6    Consent of Morgan, Lewis and Bockius LLP (included in
          Exhibit 8.1)
  24.1    Powers of Attorney
  99.1    Form of Anadarko Proxy
  99.2    Form of Union Pacific Resources Proxy
  99.3    Form of Union Pacific Resources Proxy (Plans)
  99.4    Consent of Goldman, Sachs & Co.
  99.5    Consent of Credit Suisse First Boston Corporation
  99.6    Consent of person to being named as about to become a
          director of the registrant